Filed pursuant to Rule 424(b)(5)
File No. 333-217472
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 3, 2020)
PIMCO Corporate & Income Strategy Fund
Up to $100,000,000 in Common Shares
PIMCO Corporate & Income Strategy Fund (the “Fund”) has entered into a sales agreement (the “Sales Agreement”) with JonesTrading Institutional
Services LLC (“JonesTrading”) relating to its common shares of beneficial interest, par value $0.00001 per share (“Common Shares”), offered by this
Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Fund may offer and sell its
Common Shares having an aggregate offering price of up to $100,000,000, from time to time through JonesTrading as its agent for the offer and sales of the Common Shares. As of December 30, 2022, in a prior “at the market” offering, the Fund sold through JonesTrading, as its agent pursuant to the current registration statement, an aggregate of 5,423,790 Common Shares, representing net proceeds to the Fund of $
83,569,302

after payments of commissions. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may not sell any Common Shares at a price below the current net asset value of such common shares, exclusive of any distributing commission or discount. The Fund’s primary investment objective is to seek high current income. Capital preservation and appreciation are secondary objectives.
The Fund’s outstanding Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PCN,” as will be the Common
Shares offered in this Prospectus Supplement and the accompanying Prospectus, subject to notice of issuance. The last reported sale price for the
Common Shares on December 30, 2022 was $11.85 per share. The net asset value of the Common Shares at the close of business on December 30,
2022, as reported by the NYSE, was $11.25 per share.
Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices.
JonesTrading will be entitled to compensation of up to 1.00% of the gross proceeds with respect to sales of the Common Shares actually effected by
JonesTrading under the Sales Agreement. In connection with the sale of the Common Shares on our behalf, JonesTrading may be deemed to be an
“underwriter” within the meaning of the 1933 Act and the compensation of JonesTrading may be deemed to be underwriting commissions or discounts.
JonesTrading is not required to sell any specific number or dollar amount of Common Shares, but will use its commercially reasonable efforts to sell the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. There is no arrangement for Common Shares to be received in an escrow, trust or similar arrangement.
You should review the information set forth under “Prospectus Supplement Summary - Risks” on page S-4 of this Prospectus
Supplement and “Principal Risks of the Fund” starting on page 50 of the accompanying Prospectus before investing in the
Common Shares.
Neither the U.S. Securities and Exchange Commission (“SEC”) nor the U.S. Commodity Futures Trading Commission have approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated January 27, 2023

January 27, 2023 |
Supplement

You should read this Prospectus Supplement and the accompanying Prospectus and the information incorporated by reference herein and therein before deciding whether to invest in the Common Shares and retain them for future reference. The Prospectus Supplement and the accompanying
Prospectus and the information incorporated by reference herein and therein contain important information about the Fund. Material that has been incorporated by reference and other information about us can be obtained from us by calling toll free (844) 33-PIMCO (844-337-4626) or by writing to the Fund at c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019. The Fund’s Statement of Additional
Information and most recent annual and semiannual reports are available, free of charge, on the Fund’s website (http://www.pimco.com/prospectuses).
You can obtain the same information, free of charge, from the SEC’s website (http://www.sec.gov).

Prospectus Supplement

Prospectus
Prospectus Summary	1
Summary of Fund Expenses	22
Financial Highlights	24
Use of Proceeds	27
The Fund	27
Investment Objectives and Policies	27
Portfolio Contents	28
Use of Leverage	48
Principal Risks of the Fund	50
How the Fund Manages Risk	70
Management of the Fund	72
Net Asset Value	74
Distributions	76
Dividend Reinvestment Plan	77
Description of Capital Structure	78
Plan of Distribution	82
Market and Net Asset Value Information	82
Anti-Takeover and Other Provisions in the Declaration of Trust	83
Repurchase of Common Shares; Conversion to Open-End Fund	84
Tax Matters	84
Custodian and Transfer Agent	86
Independent Registered Public Accounting Firm	86
Legal Matters	86
Incorporation by Reference	86
Appendix A—Description of Securities Ratings	A-1

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| PIMCO Corporate & Income Strategy Fund

About this Prospectus Supplement
The Fund has not, and JonesTrading has not, authorized anyone to provide you with information other than that contained or incorporated by reference in this Prospectus Supplement, the accompanying Prospectus, and any applicable free writing prospectus that the Fund distributes. The Fund does not, and JonesTrading does not, take any responsibility for, and does not provide any assurances as to the reliability of, any other information that others may give you. The Fund is not, and JonesTrading is not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date on the front hereof or thereof. The Fund’s business, financial condition, results of operations and prospects may have changed since that date.
This document has two parts. The first part is this Prospectus Supplement, which describes the terms of this offering of Common Shares and also adds to and updates information contained in the accompanying Prospectus. The second part is the accompanying Prospectus, which gives more general information and disclosure. To the extent the information contained in this Prospectus Supplement differs from or is additional to the information contained in the accompanying Prospectus, you should rely only on the information contained in this Prospectus Supplement. You should read this
Prospectus Supplement and the accompanying Prospectus before investing in the Common Shares.
Cautionary Notice Regarding Forward-Looking Statements
This Prospectus Supplement, the accompanying Prospectus and the Fund’s Statement of Additional Information, including documents incorporated by reference, contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,”
“estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which the Fund’s Common Shares will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC.
Although the Fund believes that the expectations expressed in any forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in any forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Principal Risks of the Fund” section of the accompanying Prospectus. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the Fund’s Statement of Additional
Information are excluded from the safe harbor protection provided by Section 27A of the 1933 Act.
Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Prospectus Supplement Summary -- Risks” on page S-4 of this Prospectus Supplement and “Principal Risks of the Fund” section of the accompanying Prospectus. The Fund urges you to review carefully those sections for a more detailed discussion of the risks of an investment in our securities.
Prospectus Supplement Summary
This is only a summary. This summary may not contain all of the information that you should consider before investing in the Fund’s common shares of beneficial interest, par value $0.00001 per share (the “Common Shares”). You should review the more detailed information contained in this
Prospectus Supplement and in the accompanying Prospectus and in the Statement of Additional Information, especially the information set forth under the heading “Prospectus Supplement Summary -- Risks” on page S-4 of this Prospectus Supplement and “Principal Risks of the Fund”
beginning on page 50 of the accompanying Prospectus.
The Fund
PIMCO Corporate & Income Strategy Fund (the “Fund”) is a diversified, closed-end management investment company. The Fund commenced operations on December 21, 2001, following the initial public offering of its Common Shares.
The Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PCN.” As of December 30, 2022, the net assets of the
Fund attributable to Common Shares were $520,534,733 and the Fund had outstanding 46,260,800 Common Shares and 941 auction rate preferred shares of beneficial interest (“ARPS” and, together with any other preferred shares issued by the Fund, “Preferred Shares”). The last reported sale price of the Common Shares, as reported by the NYSE on December 30, 2022, was $11.85 per Common Share. The net asset value of

January 27, 2023 |
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the Common Shares at the close of business on December 30, 2022 was $11.25 per Common Share. See “Description of Capital Structure” in the
accompanying Prospectus.
Investment Objectives
The Fund’s primary investment objective is to seek high current income. Capital preservation and appreciation are secondary objectives.
Investment Strategy
The Fund seeks to achieve its investment objectives by utilizing a dynamic asset allocation strategy among multiple fixed-income sectors in the global credit markets, including corporate debt (including, among other things, fixed-, variable- and floating-rate bonds, bank loans, convertible securities and stressed debt securities issued by U.S. or foreign (non-U.S.) corporations or other business entities, including emerging market issuers), mortgage-related and other asset-backed securities, government and sovereign debt, taxable municipal bonds and other fixed-, variable- and floating-rate income-producing securities of U.S. and foreign issuers, including emerging market issuers. The Fund may invest in investment grade debt securities and below investment grade debt securities (commonly referred to as “high yield” securities or “junk bonds”), including securities of stressed, distressed and/or defaulted issuers. The types of securities and instruments in which the Fund may invest are summarized under “Portfolio
Contents” in the accompanying Prospectus. The Fund cannot assure you that it will achieve its investment objectives, and you could lose all of your investment in the Fund.
Risks
Investment in the Fund’s Common Shares involves substantial risks arising from, among other strategies, the Fund’s ability to invest in debt instruments that are, at the time of purchase, rated below investment grade (below Baa3 by Moody’s Investors Service, Inc. or below BBB- by either
S&P Global Ratings or Fitch, Inc.) or unrated but determined by Pacific Investment Management Company LLC (“PIMCO” or the “Investment
Manager”) to be of comparable quality, the Fund’s exposure to foreign (including emerging markets) securities and currencies and to mortgage-related and other asset-backed securities, and the Fund’s use of leverage. Debt securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal, and are commonly referred to as
“high yield” securities or “junk bonds.” The Fund’s exposure to foreign securities and currencies, and particularly to emerging markets securities and currencies, involves special risks, including foreign currency risk and the risk that the securities may decline in response to unfavorable political and legal developments, unreliable or untimely information or economic and financial instability. Mortgage-related and other asset-backed securities are subject to extension and prepayment risk and often have complicated structures that make them difficult to value. Because of the risks associated with investing in high yield securities, foreign (including emerging market) securities (and related exposure to foreign currencies) and mortgage-related and other asset-backed securities, and using leverage, an investment in the Fund should be considered speculative. The sale of
Common Shares by the Fund (or the perception that such sales may occur), particularly if sold at a discount to the then-current market price of the
Common Shares, may have an adverse effect on the market price of the Common Shares. Before investing in the Common Shares, you should read the risk factors set forth below and the discussion of the principal risks of investing in the Fund in “Principal Risks of the Fund” in the accompanying
Prospectus and in our annual report on Form N-CSR for the year ended June 30, 2022, as modified by our other SEC filings filed after such annual report, which are incorporated by reference in this Prospectus Supplement. Certain of these risks are summarized in “Prospectus Summary—Principal
Risks of the Fund” in the accompanying Prospectus. The Fund cannot assure you that it will achieve its investment objectives, and you could lose all of your investment in the Fund.
Additional Risks Associated with the Fund’s Preferred Shares
The information under the heading or sub-heading “Additional Risks Associated with the Fund’s Preferred Shares” in the Prospectus, as applicable, is deleted and replaced with the following:
Although the Fund’s ARPS ordinarily would pay dividends at rates set at periodic auctions, the weekly auctions for the ARPS (and auctions for similar preferred shares issued by closed-end funds in the U.S.) have failed since February 2008. The dividend rates on the ARPS since that time have been paid, and the Fund expects that they will continue to be paid for the foreseeable future, at the “maximum applicable rate” under the Fund’s Bylaws
(i.e., a multiple of a reference rate, which is the applicable “AA” Financial Composite Commercial Paper Rate (for a dividend period of fewer than
184 days) or the applicable Treasury Index Rate (for a dividend period of 184 days or more)). An increase in market interest rates generally, therefore, could increase substantially the dividend rate required to be paid by the Fund to the holders of ARPS, which would increase the costs associated with the Fund’s leverage and reduce the Fund’s net income available for distribution to Common Shareholders.
In addition, the multiple used to calculate the maximum applicable rate is based in part on the credit rating assigned to the ARPS by the applicable rating agency (currently, Moody’s and Fitch), with the multiple generally increasing as the rating declines below certain levels. In September 2011,
Moody’s, a ratings agency that provides ratings for the Fund’s ARPS, downgraded its rating of the ARPS from “Aaa” to “Aa2,” citing what it believed to be persistently thin asset coverage levels, increased NAV volatility and concerns about secondary market liquidity for some assets supporting rated

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| PIMCO Corporate & Income Strategy Fund

obligations. In July 2012, Moody’s downgraded its rating of the ARPS from “Aa2” to “Aa3” pursuant to a revised ratings methodology adopted by
Moody’s. In May 2020, Fitch downgraded its rating of the ARPS from “AAA” to “AA,” indicating the downgrades reflected recent extreme market volatility and reduced asset liquidity, which it believed eroded asset coverage cushions for closed-end funds and challenged fund managers’ ability to deleverage. On December 4, 2020, Fitch published ratings criteria relating to closed-end fund obligations, including preferred shares, which effectively result in a rating cap of “AA” for debt and preferred stock issued by closed-end funds and a rating cap of “A” for (i) debt and preferred shares issued by closed-end funds exposed to corporate debt, emerging market debt, below-investment-grade and unrated debt, structured securities and equity,
(ii) and closed-end funds with material exposure to “BBB” category rated assets. Following the close of business on April 30, 2021, Fitch downgraded its rating of the ARPS from “AA” to “A” pursuant to the revised ratings methodology and related new rating caps. Under the Bylaws, the April 2021
Fitch downgrade resulted in an increase in the multiple used to calculate the maximum applicable rate from 150% to 160%, thereby increasing the dividend rate payable to ARPS holders and increasing the expenses to Common Shareholders associated with the Fund’s leverage. In December 2022,
Moody’s downgraded its rating of the ARPS from “Aa3” to “A1,” stating that the downgrades occurred because of, among other matters, trends in the Fund’s risk-adjusted asset coverage metrics and the evolution of its sector exposures. See “Use of Leverage” and “Description of Capital
Structure” in the accompanying Prospectus. It is possible for the ARPS to be further downgraded in the future, possibly resulting in further increases to the maximum applicable rate and, thereby, the expenses borne by the Fund’s Common Shareholders.
Therefore, it is possible that a substantial rise in market interest rates and/or further ratings downgrades of the ARPS could, by reducing income available for distribution to the Common Shareholders and otherwise detracting from the Fund’s investment performance, make the
Fund’s continued use of Preferred Shares for leverage purposes less attractive. In such case, the Fund may elect to redeem some or all of the Preferred
Shares outstanding, which may require it to dispose of investments at inopportune times and to incur losses on such dispositions. Such dispositions may adversely affect the Fund’s investment performance generally, and the resultant loss of leverage may materially and adversely affect the Fund’s investment returns to Common Shareholders. In 2008 and 2009, the Fund was effectively required to redeem a portion of its ARPS due to market dislocations that caused the value of the Fund’s portfolio securities and related asset coverage to decline. In order to increase and maintain the Fund’s asset coverage above the requisite 200% level, in December 2008 and March and April 2009, the Fund redeemed 1,048 shares ($26,200,000) of each series of its outstanding ARPS, in each case at face value (i.e., a total of 5,240 shares ($131,000,000) across all series).
On October 16, 2015, the Fund commenced a voluntary tender offer for up to 100% of its outstanding ARPS at a price equal to 82.5% of the
ARPS’ per share liquidation preference of $25,000. The Fund accepted 4,539 ARPS for payment, representing approximately 67% of its outstanding ARPS, such that on November 20, 2015, the expiration of the tender offer, the Fund had a total of 2,221 ARPS outstanding with a total liquidation value of $55,525,000. On June 25, 2019, the Fund commenced a voluntary tender offer for up to 100% of its outstanding ARPS at a price equal to 87% of the ARPS’ per share liquidation preference of $25,000. The Fund accepted 1,280 ARPS for payment, representing approximately 57.63% of its outstanding ARPS, such that on July 26, 2019, the expiration of the tender offer, the Fund had a total of 941 ARPS outstanding with a total liquidation value of $23,525,000.
The Fund is also subject to certain asset coverage tests associated with the rating agencies that rates the ARPS- currently Moody’s and Fitch.
Failure by the Fund to maintain the asset coverages (or to cure such failure in a timely manner) may require the Fund to redeem ARPS. See
“Description of Capital Structure” in this Prospectus Supplement and the accompanying Prospectus. Failure to satisfy ratings agency asset coverage tests or other guidelines could also result in the applicable ratings agency downgrading its then-current ratings on the ARPS, as described above. Moreover, the rating agency guidelines impose restrictions or limitations on the Fund’s use of certain financial instruments or investment techniques that the Fund might otherwise utilize in order to achieve its investment objective, which may adversely affect the Fund’s investment performance. Rating agency guidelines may be modified by the rating agencies in the future and, if adopted by the Fund, such modifications may make such guidelines substantially more restrictive, which could further negatively affect the Fund’s investment performance. The ratings agencies that have assigned ratings to the Fund’s preferred shares may change their rating methodologies, perhaps substantially. Such a change could adversely affect the ratings assigned to the Fund’s Preferred Shares, the dividend rates paid thereon, and the expenses borne by the Fund’s Common
Shareholders.
Investment Manager
PIMCO or the “Investment Manager”) serves as the investment manager of the Fund. Subject to the supervision of the Board of Trustees of the Fund,
PIMCO is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other administrative matters. The
Investment Manager receives an annual fee from the Fund, payable monthly, in an amount equal to 0.81% of the Fund’s average daily net assets
(including daily net assets attributable to any Preferred Shares that may be outstanding). Average daily net assets means an average of all the determinations of the Fund’s net assets (including net assets attributable to preferred shares) during a given month at the close of business on each business day during such month. Alfred T. Murata and Mohit Mittal are jointly and primarily responsible for the day-to-day management of the Fund.

January 27, 2023 |
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PIMCO is located at 650 Newport Center Drive, Newport Beach, CA, 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to registered investment companies. PIMCO is a majority-owned indirect subsidiary of Allianz SE, a publicly traded European insurance and financial services company. As of September 30, 2022, PIMCO had approximately $1.70 trillion in assets under management.
The Offering
The Fund and the Investment Manager have entered into the Sales Agreement with JonesTrading relating to the Common Shares offered by this
Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Fund may offer and sell its
Common Shares having an aggregate offering price of up to $100,000,000, through JonesTrading as its agent for the offer and sale of the Common
Shares.
As of December 30, 2022, in a prior “at the market” offering, the Fund sold through JonesTrading, as its agent pursuant to the current registration statement, an aggregate of 5,423,790 Common Shares, representing net proceeds to the Fund of $
83,569,302

after payments of commissions. The Fund’s outstanding Common Shares are listed on the NYSE under the symbol “PCN,” as will be the Common Shares offered in this Prospectus
Supplement and the accompanying Prospectus, subject to notice of issuance. The last reported sale price for the Common Shares, as reported by the
NYSE, on December 30, 2022 was $11.85 per share.
Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. See “Plan of
Distribution” in this Prospectus Supplement. The Fund may not sell any Common Shares through agents, underwriters or dealers without delivery or deemed delivery of a prospectus and a prospectus supplement describing the method and terms of the particular offering of the Fund’s securities.
Under the 1940 Act, the Fund may not sell any Common Shares at a price below the current net asset value of such Common Shares, exclusive of any distributing commission or discount.
Use of Proceeds.

The net proceeds of this offering will be invested in accordance with the Fund’s investment objectives and policies as set forth in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of this offering in accordance with its investment objectives and policies within approximately 30 days of receipt by the Fund, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund’s investment objectives and policies, and except to the extent proceeds are held in cash to pay dividends or expenses or for temporary defensive purposes. See “Use of Proceeds” in this Prospectus
Supplement.
Leverage
The information under the headings or sub-headings “Leverage” and “Use of Leverage” in the Prospectus, as applicable, is deleted and replaced with the following, which supersedes any information to the contrary in the Prospectus and the Statement of Additional Information relating to segregating, designating, earmarking, maintaining, setting aside or covering with cash or liquid assets with respect to derivatives transactions:
The Fund currently utilizes leverage principally through its outstanding ARPS and reverse repurchase agreements and may also obtain additional leverage through dollar rolls or borrowings, such as through bank loans, commercial paper, other credit facilities and/or other transactions. The amount of leverage the Fund utilizes may vary but total leverage resulting from the issuance of Preferred Shares and senior securities representing indebtedness of the Fund will not exceed 50% of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities. Information regarding the terms and features of the ARPS is provided under “Description of Capital Structure” in the accompanying
Prospectus.
The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, selling credit default swaps, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions. The Fund may also determine to issue other types of preferred shares and senior securities to add leverage to its portfolio. The Fund's Board of Trustees may authorize the issuance of other types of preferred shares without the approval of Common Shareholders.
Depending upon market conditions and other factors, the Fund may or may not determine to add leverage following an offering to maintain or increase the total amount of leverage (as a percentage of the Fund’s total assets) that the Fund currently maintains, taking into account the additional assets raised through the issuance of Common Shares in such offering. The Fund may utilize leverage opportunistically and may choose to increase or decrease, or eliminate entirely, its use of such leverage over time and from time to time based on PIMCO’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. The Fund may also determine to decrease the leverage it currently maintains through its outstanding Preferred Shares through Preferred Shares redemptions or tender offers and may or may not determine to replace such leverage through other sources. If the Fund determines to add leverage following an offering, it is not possible to predict with accuracy the precise

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| PIMCO Corporate & Income Strategy Fund

amount of leverage that would be added, in part because it is not possible to predict the number of Common Shares that ultimately will be sold in an offering or series of offerings. To the extent that the Fund does not add additional leverage following an offering, the Fund’s total amount of leverage as a percentage of its total assets will decrease, which could result in a reduction of investment income available for distribution to
Common Shareholders.
The Fund’s net assets attributable to its Preferred Shares and the net proceeds the Fund obtains from reverse repurchase agreements or other forms of leverage utilized, if any, will be invested in accordance with the Fund’s investment objectives and policies as described in this Prospectus and any
Prospectus Supplement. So long as the rate of return, net of applicable Fund expenses, on the debt obligations and other investments purchased by the Fund exceeds the dividend rates payable on the Preferred Shares together with the costs to the Fund of other leverage it utilizes, the investment of the Fund’s net assets attributable to leverage will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Common Shareholders than if the Fund were not so leveraged. There can be no assurance these circumstances will occur.
Regarding the costs associated with the Fund’s ARPS, the terms of the ARPS provide that they would ordinarily pay dividends at a rate set at auctions held every seven days, normally payable on the first business day following the end of the rate period, subject to a maximum applicable rate calculated as a function of the ARPS’ then-current rating and a reference interest rate. However, the weekly auctions for the ARPS, as well as auctions for similar preferred shares of other closed-end funds in the U.S., have failed since February 2008, and the dividend rates on the ARPS since that time have been paid at the maximum applicable rate (i.e., a multiple of a reference rate, which is the applicable “AA” Financial Composite Commercial
Paper Rate (for a dividend period of fewer than 184 days) or the applicable Treasury Index Rate (for a dividend period of 184 days or more)). In
September 2011, Moody’s, a ratings agency that provides ratings for the Fund’s ARPS, downgraded its rating of the ARPS from “Aaa” to “Aa2,” citing what it believed to be persistently thin asset coverage levels, increased NAV volatility and concerns about secondary market liquidity for some assets supporting rated obligations. In July 2012, Moody’s downgraded its rating of the ARPS from “Aa2” to “Aa3” pursuant to a revised ratings methodology adopted by Moody’s. In May 2020, Fitch downgraded its rating of the ARPS from “AAA” to “AA,” indicating the downgrades reflected recent extreme market volatility and reduced asset liquidity, which it believed eroded asset coverage cushions for closed-end funds and challenged fund managers’ ability to deleverage. On December 4, 2020, Fitch published ratings criteria relating to closed-end fund obligations, including preferred shares, which effectively result in a rating cap of “AA” for debt and preferred stock issued by closed-end funds and a rating cap of “A” for
(i) debt and preferred shares issued by closed-end funds exposed to corporate debt, emerging market debt, below-investment-grade and unrated debt, structured securities and equity, (ii) and closed-end funds with material exposure to “BBB” category rated assets. Following the close of business on April 30, 2021, Fitch downgraded its rating of the ARPS from “AA” to “A” pursuant to the revised ratings methodology and related new rating caps. In December 2022, Moody’s downgraded its rating of the ARPS from “Aa3” to “A1,” stating that the downgrades occurred because of, among other matters, trends in the Fund’s risk-adjusted asset coverage metrics and the evolution of its sector exposures. The Fund expects that the
ARPS will continue to pay dividends at the maximum applicable rate for the foreseeable future and cannot predict whether or when the auction markets for the ARPS may resume normal functioning. See “Use of Leverage,” “Principal Risks of the Fund—Leverage Risk,” “Principal Risks of the
Fund—Additional Risks Associated with the Fund’s Preferred Shares” and “Description of Capital Structure” in the accompanying Prospectus for more information.
Under the 1940 Act, and the rules and regulations thereunder, the Fund is not permitted to issue new preferred shares unless immediately after such issuance the value of the Fund’s total net assets is at least 200% of the liquidation value of the outstanding Preferred Shares and the newly issued preferred shares plus the aggregate amount of any senior securities of the Fund representing indebtedness (i.e., such liquidation value plus the aggregate amount of senior securities representing indebtedness may not exceed 50% of the Fund’s total net assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the value of the Fund’s total net assets satisfies the above-referenced 200% coverage requirement.
The Fund may enter into derivatives or other transactions that may provide leverage (other than through the issuance of Preferred Shares or bank borrowing). Rule 18f-4 under the 1940 Act (the “Derivatives Rule”) regulates a registered investment company's use of derivatives and certain other transactions that create future payment and/or delivery obligations by the Fund. This new rule became operative in August 2022. The Derivatives Rule prescribes specific value-at risk (“VaR”) leverage limits that apply to the Fund (although the Fund in the future could qualify as a limited derivatives user (as defined in the Derivatives Rule) and would therefore not be subject to the full requirements of the Derivatives Rule). VaR is an estimate of potential losses on an instrument or portfolio over a specified time horizon and at a given confidence level. The Fund may apply a relative VaR test or an absolute VaR test (if the Fund's derivatives risk manager determines that a designated reference portfolio would not provide an appropriate reference portfolio for purposes of the relative VaR test). The limit under the relative VaR test when a fund has outstanding preferred shares is 250%
(or 200% when no preferred shares are outstanding) of the VaR of a designated reference portfolio, which, very generally, may be a designated unleveraged index or the fund's securities portfolio excluding derivatives. If applicable, the limit under the absolute VaR test when a fund has outstanding preferred shares is 25% (or 20% when no preferred shares are outstanding) of the value of the fund's net assets. The Derivatives Rule generally also requires a fund to appoint a derivatives risk manager, maintain a derivatives risk management program designed to identify, assess, and reasonably manage the risks associated with transactions covered by the rule, and abide by certain board and other reporting obligations and

January 27, 2023 |
Supplement

recordkeeping requirements. With respect to reverse repurchase agreements or other similar financing transactions in particular, the Derivatives Rule permits a fund to enter into such transactions if the fund either (i) complies with the asset coverage requirements of Section 18 of the 1940 Act, and combines the aggregate amount of indebtedness associated with all reverse repurchase agreements and similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio, or (ii) treats all reverse repurchase agreements and similar financing transactions as derivatives transactions for all purposes under the Derivatives Rule. The Fund has adopted procedures for investing in derivatives and other transactions in compliance with the Derivatives Rule. Compliance with the Derivatives Rule could adversely affect the value or performance of the Fund. Limits or restrictions applicable to the counterparties or issuers, as applicable, with which the
Fund may engage in derivative transactions could also limit or prevent the Fund from using certain instruments.
Leveraging is a speculative technique and there are special risks and costs involved. The Fund cannot assure you that its Preferred Shares and use of any other forms of leverage (such as the use of reverse repurchase agreements or derivatives strategies), if any, will result in a higher yield on your
Common Shares. When leverage is used, the NAV and market price of the Common Shares and the yield to Common Shareholders will be more volatile. See “Principal Risks of the Fund—Leverage Risk” in the accompanying Prospectus. In addition, dividend, interest and other costs and expenses borne by the Fund with respect to its Preferred Shares and its use of any other forms of leverage are borne by the Common Shareholders
(and not by the holders of Preferred Shares) and result in a reduction of the NAV of the Common Shares. In addition, because the fees received by the
Investment Manager are based on the average daily net assets of the Fund (including daily net assets attributable to any preferred shares of the Fund that may be outstanding), the Investment Manager has a financial incentive for the Fund to use preferred shares to obtain leverage (as opposed to other available forms), which may create a conflict of interest between the Investment Manager, on the one hand, and the Common Shareholders, on the other hand. The fees received by the Investment Manager are not charged on assets attributable to leverage obtained by the Fund other than through preferred shares.
The Fund’s ability to utilize leverage is also limited by asset coverage requirements and other guidelines imposed by rating agencies
(currently Moody’s and Fitch) that provide ratings for the Preferred Shares, which may be more restrictive than the limitations imposed by the 1940
Act noted above. See “Description of Capital Structure” in the accompanying Prospectus for more information.
The Fund also may borrow money for temporary administrative purposes, to add leverage to the portfolio or for the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.
Summary of Fund Expenses
The following table is intended to assist investors in understanding the fees and expenses (annualized) that an investor in Common Shares of the
Fund would bear, directly or indirectly, as a result of an offering. The table reflects the use of leverage attributable to the Fund’s outstanding preferred shares (“Preferred Shares”) and reverse repurchase agreements in an amount equal to 37.79% of the Fund’s total average managed assets
(including assets attributable to such leverage), which reflects approximately the percentage of the Fund’s total managed assets attributable to such leverage averaged over the period ended June 30, 2022, and shows Fund expenses as a percentage of net assets attributable to Common Shares. The percentage above does not reflect the Fund’s use of other forms of economic leverage, such as credit default swaps or other derivative instruments.
The extent of the Fund’s assets attributable to leverage following an offering
, and the Fund’s associated expenses, are likely to vary (perhaps significantly) from these assumptions.
Shareholder Transaction Expenses

Sales load (as a percentage of offering price)	1.00% (1)
Offering Expenses Borne by Common Shareholders (as a percentage of offering price)	0.03%
Dividend Reinvestment Plan Fees	None (2)
1
Represents the maximum commission with respect to the Common Shares being sold in this offering that the Fund may pay to JonesTrading in connection with sales of Common
Shares effected by JonesTrading in this offering. This is the only sales load to be paid in connection with this offering. There is no guarantee that there will be any sales of Common
Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales of Common Shares under this Prospectus Supplement and the accompanying
Prospectus, if any, may be less than as set forth in this table. In addition, the price per share of any such sale may be greater or less than the price set forth in this table, depending on the market price of the Common Shares at the time of any such sale.
2
You will pay brokerage charges if you direct your broker or the plan agent to sell your Common Shares that you acquired pursuant to a dividend reinvestment plan. You may also pay a pro rata share of brokerage commissions incurred in connection with open-market purchases pursuant to the Fund’s Dividend Reinvestment Plan. See “Dividend Reinvestment Plan” in
the accompanying Prospectus.

Supplement
| PIMCO Corporate & Income Strategy Fund

Annual Expenses

Percentage of Net Assets Attributable to Common Shares (reflecting leverage attributable to ARPS and reverse repurchase agreements)
Management Fees (1)	0.84%
Dividend Cost on Preferred Shares (2)	0.30%
Interest Payments on Borrowed Funds (3)	2.28%
Other Expenses (4)	0.01%
Total Annual Expenses (5)	3.43%
1
Management Fees include fees payable to the
Investment
Manager for advisory services and for supervisory, administrative and other services. The Fund pays for the advisory, supervisory and administrative services it requires under what is essentially an all-in fee structure (the “unified management fee”). Pursuant to an investment management agreement,
PIMCO is paid a Management Fee of 0.81% based on the Fund’s average daily net assets (including daily net assets attributable to any Preferred Shares of the Fund that may be outstanding). The Fund (and not PIMCO) will be responsible for certain fees and expenses, which are reflected in the table above, that are not covered by the unified management fee under the investment management agreement. Please see “Management of the Fund– Investment Management Agreement” in the accompanying Prospectus for an explanation of the unified management fee and definition of “daily net assets.”
2
Reflects the Fund’s outstanding Preferred Shares averaged over the fiscal year ended June 30, 2022, which represented 2.50% of the Fund’s total average managed assets (including the liquidation preference of outstanding Preferred Shares and assets attributable to reverse repurchase agreements) at an estimated annual dividend of 6.91% as of December 30,
2022 and assumes the Fund will continue to pay Preferred Share dividends at the “maximum applicable rate” called for under the Fund’s Bylaws due to the ongoing failure of auctions for the ARPS. The actual dividend rate paid on the ARPS will vary over time in accordance with variations in market interest rates. See “Use of Leverage” and “Description of Capital
Structure” in the accompanying Prospectus.
3
Reflects the Fund’s use of leverage in the form of reverse repurchase agreements averaged over the fiscal year ended June 30, 2022, which represented 35.29% of the Fund’s total average managed assets (including the liquidation preference of outstanding Preferred Shares and assets attributable to reverse repurchase agreements), at an estimated annual interest rate of 4.02% as of December 30, 2022. See “Use of Leverage—Effects of Leverage” in the accompanying Prospectus. The actual amount of interest expense borne by the
Fund will vary over time in accordance with the level of the Fund’s use of reverse repurchase agreements, dollar rolls and/or borrowings and variations in market interest rates.
Borrowing expense is required to be treated as an expense of the Fund for accounting purposes. Any associated income or gains (or losses) realized from leverage obtained through such instruments is not reflected in the Annual Expenses table above, but would be reflected in the Fund’s performance results.
4
Other expenses are estimated for
th
e Fund’s current fiscal year ending June 30, 2023.
5
“Dividend Cost on Preferred Shares” and “Interest Payments on Borrowed Funds” are borne by the Fund separately from the management fees paid to PIMCO. Excluding such expenses, Total Annual Expenses are 0.85%.
Example
The following example illustrates the ex
pens
es that you would pay on a $1,000 investment in Common Shares of the Fund (including an assumed total sales load or commission of 1.00% and the other estimated costs of this offering to be borne by the Common Shareholders of 0.03%), assuming (1) that the Fund’s net assets do not increase or decrease, (2) that the Fund incurs total annual expenses of 3.43% of net assets attributable to Common Shares in years 1 through 10 (assuming outstanding Preferred Shares and assets attributable to reverse repurchase agreements represen
tin
g 37.79% of the Fund’s total managed assets) and (3) a 5% annual return
(1)
:

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$35	$106	$180	$374
1
The example
abo
ve should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown. The example assumes that the estimated
Interest Payments on Borrowed Funds, Dividend Cost on Preferred Shares and Other Expenses set forth in the Annual Expenses table are accurate, that the rate listed under Total
Annual Expenses remains the same each year and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the
Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.
Use of Proceeds
Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus.
Actual net proceeds the Fund receives from sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be more or less than the amount of net proceeds estimated in this Prospectus Supplement. In addition, the price per share of any such sale may be greater or less than the price set forth in this paragraph, depending on the market price of the Common Shares at the time of any such sale.
Assuming the sale of Common Shares having an aggregate offering price of $100,000,000 under this Prospectus Supplement and the accompanying
Prospectus, at an assumed price of $11.85 per share for the Common Shares (last reported sale price per share of the Common Shares on the NYSE

January 27, 2023 |
Supplement

on December 30, 2022), the Fund estimates that the net proceeds of this offering from the Common Shares to be sold will be approximately
$98,800,164 after deducting an assumed sales load of 1.00% and the estimated offering expenses payable by the Fund.
The net proceeds of this offering will be invested in accordance with the Fund’s investment objectives and policies as set forth in the accompanying
Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds in accordance with its investment objectives and policies within approximately 30 days of receipt by the Fund, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund’s investment objectives and policies, and except to the extent proceeds are held in cash to pay dividends or expenses or for temporary defensive purposes. Pending such investment, it is anticipated that the proceeds of this offering will be invested in high grade, short-term securities, credit-linked trust certificates, and/or high yield securities, index futures contracts or similar derivative instruments designed to give the Fund exposure to the securities and markets in which it intends to invest while PIMCO selects specific investments.
Capitalization
Pursuant to the Sales Agreement, the Fund may offer and sell Common Shares having an aggregate offering price of up to $100,000,000, from time to time through JonesTrading as its agent for the offer and sale of the Common Shares under this Prospectus Supplement and the accompanying
Prospectus. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement and the accompanying
Prospectus. The table below assumes that the Fund will sell 8,438,819 Common Shares at an assumed price of $11.85 per share (last reported sale price per share of the Common Shares on the NYSE on December 30, 2022). Actual sales, if any, of the Common Shares, and the actual application of the proceeds thereof, under this Prospectus Supplement and the accompanying Prospectus may be different than as set forth in the table below. In addition, the price per share of any such sale may be greater or less than $11.85, depending on the market price of the Common Shares at the time of any such sale. To the extent that the market price per share of the Common Shares on any given day is less than the net asset value per share on such day, the Fund will instruct JonesTrading not to make any sales on such day.
The following table sets forth the Fund’s capitalization at June 30, 2022:
◾
on a historical basis, and
◾
on a pro forma basis as adjusted to reflect (i) the assumed sale of the 8,438,819 Common Shares at an assumed price of $11.85 per share
(the last reported sale price per share of the Common Shares on the NYSE on December 30, 2022), in an offering under this Prospectus
Supplement and the accompanying Prospectus; (ii) the investment of net proceeds assumed from such offering in accordance with the Fund’s investment objectives and policies, after deducting the assumed commission of $1,000,000 (representing an estimated commission paid to
JonesTrading of 1.00% of the gross proceeds in connection with sales of Common Shares effected by JonesTrading in this offering) and estimated offering expenses payable by the Fund of $199,836; and (iii) investment of net proceeds received from the 2,038,098 Common
Shares sold between June 30, 2022 and December 30, 2022 in a prior “at the market” offering.
	As of June 30, 2022
	Actual	As Adjusted
Preferred Shares, ($0.00001 par value and $25,000 liquidation preference per share applicable to an aggregate of 941 shares issued and outstanding)	$23,525,000	$23,525,000
Composition of Net Assets:
Common Shares:
Common Shares, par value $0.00001 per share, unlimited shares authorized (43,941,769 shares outstanding as of June 30, 2022, and 54,757,401 (1) shares estimated issued and outstanding as adjusted)	439	548
Paid-in-capital in excess of par	$659,750,293	$788,996,699
Distributable earnings (accumulated loss)	$(150,207,843)	$(183,206,967)
Net Assets Applicable to Common Shareholders	$509,542,890	$605,790,280
Capitalization	$533,067,890	$629,315,280
(1)
This amount includes 338,715 shares issued pursuant to the Fund’s dividend reinvestment plan from July 1, 2022 to December 30, 2022 (see “Dividend Reinvestment Plan” in the
accompanying Prospectus).
Market and Net Asset Value Information
The following table sets forth, for each of the periods indicated, the high and low closing market prices of the Fund’s Common Shares on the NYSE, the high and low Net Asset Value (“NAV”) per Common Share and the high and low premium/discount to NAV per Common Share. See “Net Asset
Value” in the accompanying Prospectus for information as to how the Fund’s NAV is determined.

Supplement
| PIMCO Corporate & Income Strategy Fund

	Common share market price (1)		Common share net asset value		Premium (discount) as a % of net asset value
Quarter	High	Low	High	Low	High	Low
Quarter ended December 31, 2022	$12.94	$11.51	$11.58	$11.15	12.25%	2.49%
Quarter ended September 30, 2022	$14.52	$11.79	$12.20	$11.30	19.80%	3.31%
Quarter ended June 30, 2022 (2)	$16.02	$12.39	$13.43	$11.60	19.29%	4.38%
Quarter ended March 31, 2022	$16.19	$14.18	$14.02	$13.08	18.29%	8.16%
Quarter ended January 31, 2022	$18.78	$15.44	$14.53	$13.97	29.34%	10.04%
Quarter ended October 31, 2021	$ 19.43	$17.63	$14.68	$14.36	34.93%	20.84%
Quarter ended July 31, 2021	$18.99	$17.24	$14.56	$14.27	30.99%	20.81%
Quarter ended April 30, 2021	$18.03	$16.93	$14.53	$14.22	24.86%	18.64%
Quarter ended January 31, 2021	$17.36	$15.68	$14.39	$13.02	23.42%	18.56%
Quarter ended October 31, 2020	$16.37	$15.22	$13.10	$12.75	27.76%	16.99%
1
Such prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.
2
Effective April 1, 2022, the end of the Fund’s fiscal year changed from July 31 to June 30.
The Fund’s NAV per Common Share at the close of business on December 30, 2022 was $11.25 and the last reported sale price of a Common Share on the NYSE on that day was $11.85, representing a 5.33% premium to such NAV. As of December 30, 2022, the net assets of the Fund attributable to Common Shares were $520,534,733 and the Fund had outstanding 46,260,800 Common Shares and 941 Preferred Shares.
Plan of Distribution
Under the Sales Agreement among the Fund, the Investment Manager and JonesTrading, upon written instructions from the Fund, JonesTrading will use its commercially reasonable efforts consistent with its normal sales and trading practices, to sell the Fund’s Common Shares, under the terms and subject to the conditions set forth in the Sales Agreement. JonesTrading’s solicitation will continue until the Fund instructs JonesTrading to suspend the solicitations and offers or the solicitation is otherwise terminated in accordance with the Sales Agreement. The Fund will instruct JonesTrading as to the amount of Common Shares to be sold by JonesTrading. The Fund may instruct JonesTrading not to sell the Common Shares if the sales cannot be effected at or above the price designated by the Fund in any instruction. The Fund or JonesTrading may suspend the offering of Common Shares upon proper notice and subject to other conditions.
Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices.
JonesTrading will provide written confirmation to the Fund not later than the opening of the trading day on the NYSE following the trading day on which the Common Shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to the Fund and the compensation payable by the Fund to JonesTrading in connection with the sales.
The Fund will pay JonesTrading commissions for its services in acting as agent in the sale of the Common Shares. JonesTrading will be entitled to compensation of up to 1.00% of the gross proceeds with respect to sales of Common Shares actually effected by JonesTrading under the Sales
Agreement. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement and the accompanying
Prospectus.
Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be less than as set forth in this paragraph. In addition, the price per share of any such sale may be greater or less than the assumed offering price of $11.85 per Common Share (the last reported sale price per share of Common Shares on the NYSE on December 30, 2022). Assuming the sale of Common Shares having an aggregate offering price of $100,000,000 under this Prospectus Supplement and accompanying Prospectus, we estimate that the total expenses for the offering, excluding compensation payable to JonesTrading under the terms of the Sales Agreement, would be approximately $199,836.
Settlement for sales of any Common Shares will occur on the second business day following the date on which such sales are made, or on such earlier date that is agreed upon by the Fund and JonesTrading in connection with a particular transaction, whereupon the net proceeds of the sales will be delivered to the Fund. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of the Common Shares on behalf of the Fund, JonesTrading may, and will with respect to sales effected in an “at the market” offering, be deemed to be an “underwriter” within the meaning of the 1933 Act, and the compensation of JonesTrading may be deemed to be underwriting commissions or discounts. The Fund has agreed to provide indemnification and contribution to JonesTrading against certain civil liabilities, including certain liabilities under the 1933 Act.

January 27, 2023 |
Supplement

The offering of Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject the
Sales Agreement or (2) termination of the Sales Agreement. The Sales Agreement may be terminated by the Fund in its sole discretion at any time by giving notice to JonesTrading. In addition, JonesTrading may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion by giving notice to us at any time following the period of twelve (12) months after the date of the Sales Agreement.
The Fund and its affiliates may engage in brokerage and other dealings with JonesTrading in the ordinary course of business for which JonesTrading may receive customary fees and commissions for its services on these transactions.
The principal business address of JonesTrading is 211 East 43 rd
Street, 15
th
Floor, New York, New York 10017.
Description of Capital Structure
The first paragraph under the heading “Description of Capital Structure – Preferred Share Dividends” in the Prospectus is deleted and replaced with the following:
The ARPS have complete priority over the Common Shares as to distribution of assets. The terms of the ARPS provide that they would ordinarily pay dividends at a rate set at auctions held every seven days, normally payable on the first business day following the end of the rate period, subject to a
“maximum applicable rate” calculated as a function of the ARPS’ then-current ratings and a reference interest rate as described below. However, the weekly auctions for the ARPS, as well as auctions for similar preferred shares issued by closed-end funds in the U.S., have failed since February 2008, and the dividend rates on the ARPS since that time have been paid at the maximum applicable rate (i.e., a multiple of a reference rate, which is the applicable “AA” Financial Composite Commercial Paper Rate (for a dividend period of fewer than 184 days) or the applicable Treasury Index Rate (for a dividend period of 184 days or more)). In September 2011, Moody’s, a ratings agency that provides ratings for the Fund’s ARPS, downgraded its rating of the ARPS from “Aaa” to “Aa2,” citing what it believed to be persistently thin asset coverage levels, increased NAV volatility and concerns about secondary market liquidity for some assets supporting rated obligations. In July 2012, Moody’s downgraded its rating of the ARPS from “Aa2”
to “Aa3” pursuant to a revised ratings methodology adopted by Moody’s. In May 2020, Fitch downgraded its rating of the ARPS from “AAA” to “AA,”
indicating the downgrades reflected recent extreme market volatility and reduced asset liquidity, which it believed eroded asset coverage cushions for closed-end funds and challenged fund managers’ ability to deleverage. On December 4, 2020, Fitch published ratings criteria relating to closed-end fund obligations, including preferred shares, which effectively result in a rating cap of “AA” for debt and preferred stock issued by closed-end funds and a rating cap of “A” for (i) debt and preferred shares issued by closed-end funds exposed to corporate debt, emerging market debt, below-investment-grade and unrated debt, structured securities and equity, (ii) and closed-end funds with material exposure to “BBB” category rated assets. Following the close of business on April 30, 2021, Fitch downgraded its rating of the ARPS from “AA” to “A” pursuant to the revised ratings methodology and related new rating caps. In December 2022, Moody’s downgraded its rating of the ARPS from “Aa3” to “A1,” stating that the downgrades occurred because of, among other matters, trends in the Fund’s risk-adjusted asset coverage metrics and the evolution of its sector exposures. See “Use of Leverage” and “Description of Capital Structure.” The Fund expects that the ARPS will continue to pay dividends at the maximum applicable rate for the foreseeable future and cannot predict whether when the auction market for the ARPS may resume normal functioning.
Fitch Preferred Shares Asset Coverage
The first and second paragraphs under the heading “Fitch Preferred Shares Asset Coverage” in the Prospectus are deleted and replaced with the following:
Satisfaction of Fitch Preferred Shares Asset Coverage requires that the Fund satisfy both a “Fitch Total Overcollateralization Test (“Fitch Total OC”)
and a “Fitch Net Over Collateralization Test (“Fitch Net OC”), in each case to be consistent with the then-current rating assigned to the Preferred
Shares by Fitch pursuant to the Fitch Criteria (as defined below). Under the Bylaws, Fitch Preferred Shares Asset Coverage is satisfied if, as of a particular date or time, the Fund has sufficient asset coverage with respect to the Preferred Shares such that the Fund satisfies both the (i) Fitch Total
OC test and the (ii) Fitch Net OC test as of such date or time. The Fitch Total OC test and the Fitch Net OC test are satisfied if the Fund has Fitch Total
OC or Fitch Net OC, as the case may be, in excess of one-hundred percent (100%) pursuant to the applicable formula below.
The Fund’s Bylaws incorporate by reference the report issued by Fitch Ratings entitled “Closed-End Funds and Market Value Structures Rating
Criteria” or similar future report(s) regarding closed-end fund rating criteria most recently published by Fitch and approved for use by the Trust by resolution of the Board of Trustees of the Trust (the “Fitch Criteria”). The Fitch Criteria include, among other things, the current formulations for satisfaction of the Fitch Total OC test and the Fitch Net OC test, asset discount factors (used in part to calculate Fitch Total OC and Fitch Net OC), issuer and industry diversification and concentration thresholds and guidelines and a description of other rating considerations.
Legal Matters
Certain legal matters will be passed on for the Fund by Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199.

Supplement
| PIMCO Corporate & Income Strategy Fund

Incorporation by Reference
This Prospectus Supplement is part of a registration statement filed with the SEC. The Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. In addition, all documents subsequently filed by the Fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the
“Exchange Act”) (excluding any information furnished rather than filed) prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus Supplement. The information incorporated by reference is an important part of this Prospectus Supplement. Any statement in a document incorporated by reference into this Prospectus Supplement will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this Prospectus Supplement or (2) any other subsequently filed document that is incorporated by reference into this Prospectus Supplement modifies or supersedes such statement. The documents incorporated by reference herein include:
◾
the Fund’s Statement of Additional Information, dated December 3, 2020, filed with the accompanying Prospectus;
◾
the Fund’s
Annual Report on Form N-CSR
, filed on September 2, 2022, and the amended Annual Report on Form N-CSR, filed September 7,
2022;
◾
the Fund’s
description of Common Shares on Form 8-A
, filed on November 13, 2001.
You may obtain copies of any information incorporated by reference into this Prospectus Supplement, at no charge, by calling toll-free (844)
33-PIMCO (844-337-4626) or by writing to the Fund at c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York
10019. The Fund’s periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as this
Prospectus Supplement, accompanying Prospectus and the Statement of Additional Information, are available on the Fund’s website
http://www.pimco.com/prospectuses.
In addition, the SEC maintains a website at www.sec.gov, free of charge that contains these reports, the Fund’s proxy and information statements, and other information relating to the Fund.
Additional Information
This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Fund with the SEC under the
1933 Act and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the
Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the
Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).

January 27, 2023 |
Supplement

.

Base Prospectus
December 3, 2020

PIMCO Corporate & Income Strategy Fund
$200,000,000

Common Shares
PIMCO Corporate & Income Strategy Fund	PCN
Neither the U.S. Securities and Exchange Commission (“SEC”) nor the U.S. Commodity Futures
Trading Commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the Fund’s annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on the Fund’s website,
pimco.com/literature, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund electronically by visiting pimco.com/edelivery or by contacting your financial intermediary, such as a broker-dealer or bank.
You may elect to receive all future reports in paper free of charge. If you own these shares through a financial intermediary, such as a broker-dealer or bank, you may contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. If you invest directly with the Fund, you can inform the Fund that you wish to continue receiving paper copies of your shareholder reports by calling 844.337.4626. Your election to receive reports in paper will apply to all funds held with the fund complex if you invest directly with the Fund or to all funds held in your account if you invest through a financial intermediary, such as a broker-dealer or bank.
The Fund.
PIMCO Corporate & Income Strategy Fund (the “Fund”) is a diversified, closed-end management investment company that commenced operations on December 21, 2001, following the initial public offering of its common shares of beneficial interest, par value $0.00001 per share (the
“Common Shares”).
Investment Objectives.
The Fund’s primary investment objective is to seek high current income.
Capital preservation and appreciation are secondary objectives.
Investment Strategy.
The Fund seeks to achieve its investment objectives by utilizing a dynamic asset allocation strategy that focuses on duration management, credit quality analysis, risk management techniques and broad diversification among issuers, industries and sectors. The Fund normally invests in a portfolio that consists primarily of corporate debt obligations of varying maturities, other corporate income-producing securities, and income-producing securities of non-

corporate issuers. In managing the Fund, Pacific Investment Management Company LLC, the Fund’s investment manager (“PIMCO” or the “Investment
Manager”) employs an active approach to allocation among multiple fixed income sectors based on, among other things, market conditions, valuation assessments and economic outlook, credit market trends and other economic factors. PIMCO managed the Fund with a focus on seeking income generating investment ideas across multiple fixed income sectors, with an emphasis on seeking opportunities in developed and emerging global credit markets.
The Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PCN.” The last reported sale price of the Common Shares, as reported by the NYSE on
November 23, 2020, was $
16.74 per Common Share. The net asset value of the Common Shares at the close of business on
November 23, 2020, was $
13.58 per Common Share.
Investment in the Fund’s Common Shares involves substantial risks arising from, among other strategies, the Fund’s ability to invest in debt instruments that are, at the time of purchase, rated below investment grade (below Baa3 by Moody’s Investors Service, Inc. or below BBB-
by either S&P Global Ratings or Fitch, Inc.) or unrated but determined to be of comparable quality, the Fund’s exposure to foreign and emerging markets securities and currencies and to mortgage-related and other asset-backed securities, and the Fund’s use of leverage.

■
Debt securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal, and are commonly referred to as “high yield” securities or “junk bonds.”

■
The Fund’s exposure to foreign securities and currencies, and particularly to emerging markets securities and currencies, involves special risks, including foreign currency risk and the risk that the securities may decline in response to unfavorable political and legal developments, unreliable or untimely information or economic and financial instability.

■	Mortgage-related and other asset-backed securities are subject to extension and prepayment risk and often have complicated structures that make them difficult to value.

■
Because of the risks associated with investing in high yield securities, foreign and emerging market securities (and related exposure to foreign currencies) and mortgage-related and other asset-backed securities, and using leverage, an investment in the Fund should be considered speculative.

Before investing in the Common Shares, you should read the discussion of the principal risks of investing in the Fund in “Principal Risks of the Fund.” Certain of these risks are summarized in “Prospectus Summary—Principal Risks of the Fund.” The Fund cannot assure you that it will achieve its investment objectives, and you could lose all of your investment in the Fund.
Under normal circumstances, the Fund will have a short to intermediate average portfolio duration (i.e., within a zero to eight year range), as calculated by the Investment Manager, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors.
Portfolio Contents.
Under normal market conditions, the Fund seeks to achieve its investment objectives by investing at least 80% of its net assets plus borrowings for investment purposes in a combination of corporate debt obligations of varying maturities, other corporate income-producing securities, and income-producing securities of non-corporate issuers, such as U.S. Government securities, municipal securities and mortgage-backed and other asset-
backed securities issued on a public or private basis. Corporate income-producing securities include fixed-, variable- and floating-rate bonds, debentures, notes and other similar types of corporate debt instruments, such as preferred shares, convertible securities, bank loans (including covenant-lite obligations)
and loan participations and assignments, payment-in-kind securities, step-ups, zero-coupon bonds, bank capital securities, bank certificates of deposit, fixed time deposits and bankers’ acceptances, stressed debt securities, structured notes and other hybrid instruments. The Fund normally invests at least 25% of its total assets in corporate debt obligations and other corporate income-producing securities. The Fund may invest in investment grade debt securities and below investment grade debt securities (commonly referred to as “high yield” securities or “junk bonds”), including securities of stressed issuers. The Fund may invest up to 25% of its total assets (measured at the time of investment) in non-U.S. dollar denominated securities (of both developed and “emerging market” countries). The Fund may invest without limit in investment grade sovereign debt denominated in the relevant country’s local currency with less than
1 year remaining to maturity (“short-term investment grade sovereign debt”), including short-term investment grade sovereign debt issued by emerging market issuers. The Fund may invest up to 40% of its total assets in securities and instruments that are economically tied to “emerging market” countries other than investments in short-term investment grade sovereign debt issued by emerging market issuers, where as noted above there is no limit. The Fund may also invest directly in foreign currencies, including local emerging market currencies.
The Fund may invest up to 20% of its total assets in common stocks and other equity securities from time to time, including those it has received through the conversion of a convertible security held by the Fund or in connection with the restructuring of a debt security.
The Fund may, but is not required to, utilize various derivative strategies (both long and short positions) involving the purchase or sale of futures and forward contracts (including foreign currency exchange contracts), call and put options, credit default swaps, total return swaps, basis swaps and other swap agreements and other derivative instruments for investment purposes, leveraging purposes or in an attempt to hedge against market, credit, interest rate, currency and other risks in the portfolio. The Fund may purchase and sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.
The Fund will not normally invest more than 20% of its total assets in debt instruments, other than mortgage-related and other asset-backed securities, that are, at the time of purchase, rated CCC or lower by S&P and Fitch and Caa1 or lower by Moody’s, or that are unrated but determined by PIMCO to be of comparable quality. The Fund may invest without limit in mortgage-related and other asset-backed securities regardless of rating—i.e., of any credit quality.

ii

The Fund may invest in securities that have not been registered for public sale in the U.S. or relevant non-U.S. jurisdictions, including without limit securities eligible for purchase and sale pursuant to Rule 144A under the Securities Act of 1933, as amended (“1933 Act”), or relevant provisions of applicable non-
U.S. law, and other securities issued in private placements. The Fund may also invest in securities of other open- and closed-end investment companies, including, without limit, exchange-traded funds (“ETFs”), and may invest in foreign ETFs. The Fund may invest in real estate investment trusts. The Fund may invest in securities of companies with any market capitalization, including small and medium capitalizations.
The Fund may invest up to 15% of its total assets in illiquid investments (i.e., investments that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security).
Leverage.
The Fund currently utilizes leverage principally through its outstanding auction rate preferred shares (“ARPS” and, together with any other preferred shares the Fund may have outstanding, “Preferred Shares”) and reverse repurchase agreement and may also obtain additional leverage through dollar rolls or borrowings, such as through bank loans or commercial paper and/or other credit facilities. The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, selling credit default swaps, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions. The Fund may also determine to issue other types of preferred shares. Depending upon market conditions and other factors, the Fund may or may not determine to add leverage following an offering to maintain or increase the total amount of leverage (as a percentage of the Fund’s total assets) that the Fund currently maintains, taking into account the additional assets raised through the issuance of Common
Shares in such offering. The Fund utilizes certain kinds of leverage, such as reverse repurchase agreements and credit default swaps, opportunistically and may choose to increase or decrease, or eliminate entirely, its use of such leverage over time and from time to time based on PIMCO’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. The Fund may also determine to decrease the leverage it currently maintains through its outstanding Preferred Shares through Preferred Share redemptions or tender offers and may or may not determine to replace such leverage through other sources. If the Fund determines to add leverage following an offering, it is not possible to predict with accuracy the precise amount of leverage that would be added, in part because it is not possible to predict the number of Common Shares that ultimately will be sold in an offering or series of offerings. To the extent that the Fund does not add additional leverage following an offering, the Fund’s total amount of leverage as a percentage of its total assets will decrease, which could result in a reduction of investment income available for distribution to holders of the Fund’s Common Shares (“Common
Shareholders”). Leveraging is a speculative technique and there are special risks and costs involved. There can be no assurance that a leveraging strategy will be used or that it will be successful during any period in which it is employed. See “Use of Leverage” and “Principal Risks of the Fund—Leverage Risk.”
This prospectus is part of a registration statement that the Fund has filed with the SEC using the “shelf” registration process. The Fund may offer, from time to time, in one or more offerings, up to $200 million of the Common Shares through this registration statement on terms to be determined at the time of the offering. This prospectus provides you with a general description of the Common Shares that the Fund may offer. Each time the Fund uses this prospectus to offer Common Shares, the Fund will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, which contain important information about the Fund, carefully before you invest in the Common Shares. Common Shares may be offered directly to one or more purchasers, through agents designated from time to time by the Fund, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents, underwriters or dealers involved in the sale of Common Shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and its agents or underwriters, or among the Fund’s underwriters, or the basis upon which such amount may be calculated. See “Plan of Distribution.” The Fund may not sell any Common Shares through agents, underwriters or dealers without delivery or deemed delivery of a prospectus supplement describing the method and terms of the particular offering of the Common
Shares. You should retain this prospectus and any prospectus supplement for future reference. A Statement of Additional Information, dated December 3,
2020, containing additional information about the Fund has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. You may request a free copy of the Statement of Additional Information, request the Fund’s most recent annual and semiannual reports, request information about the Fund and make shareholder inquiries by calling toll-free (844)-337-4626 or by writing to the Fund at c/o Pacific Investment Management Company
LLC, 1633 Broadway, New York, New York 10019. The Fund’s Statement of Additional Information and most recent annual and semiannual reports are available, free of charge, on the Fund’s website (https://www.pimco.com/prospectuses). You can obtain the same information, free of charge, from the
SEC’s website (http://www.sec.gov).
The Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
The Fund has not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus or any applicable prospectus supplement, and any free writing prospectus that the Fund distributes. The Fund does not take any responsibility for, and does not provide any assurances as to the reliability of, any other information that others may give you. The Fund is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front hereof or thereof. The Fund’s business, financial condition, results of operations and prospects may have changed since that date.

iii

.
PIMCO Corporate & Income
Strategy Fund

Prospectus Summary
This is only a summary. This summary may not contain all of the information that you should consider before investing in the
Fund’s
common shares of beneficial interest, par value $0.00001 per share (the
“Common Shares”). You should review the more detailed information contained in this prospectus and in any related prospectus supplement and in the Statement of Additional Information, especially the information set forth under the heading “Principal Risks of the
Fund.”
The Fund
PIMCO Corporate & Income Strategy Fund (the “Fund”) is a diversified, closed-end management investment company. The Fund commenced operations on December 21, 2001, following the initial public offering of its
Common Shares. Effective February 1, 2012, the Fund changed its name from PIMCO Corporate Income Fund to its current name, PIMCO Corporate
& Income Strategy Fund.
The Common Shares are listed on the New York Stock Exchange (“NYSE”)
under the symbol “PCN.” As of
November 23, 2020, the net assets of the
Fund attributable to Common Shares were approximately $544 million and the Fund had outstanding approximately
40,029,867 Common Shares and
941 auction rate preferred shares of beneficial interest (“ARPS” and, together with any other preferred shares issued by the Fund, “Preferred
Shares”). The last reported sale price of the Common Shares, as reported by the NYSE on
November 23, 2020, was $
16.74 per Common Share. The
net asset value (“NAV”) of the Common Shares at the close of business on
November 23, 2020, was $
13.58 per Common Share. See “Description of
Capital Structure.”
The Offering
The Fund may offer, from time to time, in one or more offerings, up to
$200 million of the Common Shares through this registration statement on terms to be determined at the time of the offering. The Common Shares may be offered at prices and on terms to be set forth in one or more prospectus supplements. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the
Common Shares. Common Shares may be offered directly to one or more purchasers, through agents designated from time to time by the Fund, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents, underwriters or dealers involved in the sale of Common Shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and its agents or underwriters, or among the Fund’s underwriters, or the basis upon which such amount may be calculated. See “Plan of Distribution.” The Fund may not sell any Common Shares through agents, underwriters or dealers without delivery or deemed delivery of a prospectus supplement describing the method and terms of the particular offering of the Common Shares.
Use of Proceeds
The net proceeds of an offering will be invested in accordance with the
Fund’s investment objectives and policies as set forth below. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering in accordance with its investment objectives and policies within approximately 30 days of receipt by the Fund, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund’s investment objectives and policies, and except to the extent proceeds are held in cash to pay dividends or expenses, or for temporary defensive purposes. See “Use of
Proceeds.”
Investment Objectives and Policies
The Fund’s primary investment objective is to seek high current income.
Capital preservation and appreciation are secondary objectives. The Fund seeks to achieve its investment objectives by utilizing a dynamic asset allocation strategy among multiple fixed income sectors in the global credit markets, including corporate debt (including, among other things, fixed-, variable- and floating-rate bonds, bank loans, convertible securities and stressed debt securities issued by U.S. or foreign (non-U.S.) corporations or other business entities, including emerging market issuers), mortgage-
related and other asset-backed securities, government and sovereign debt, taxable municipal bonds and other fixed-, variable- and floating-rate income-producing securities of U.S. and foreign issuers, including emerging market issuers. The Fund may invest in investment grade debt securities and below investment grade debt securities (commonly referred to as “high yield” securities or “junk bonds”), including securities of stressed issuers.
The types of securities and instruments in which the Fund may invest are summarized under “Portfolio Contents” below. The Fund cannot assure you that it will achieve its investment objectives, and you could lose all of your investment in the Fund.
Portfolio Management Strategies
Dynamic Allocation Strategy.
In managing the Fund, the Fund’s
investment manager, Pacific Investment Management Company LLC
(“PIMCO” or the “Investment Manager”), employs an active approach to allocation among multiple fixed income sectors based on, among other things, market conditions, valuation assessments, economic outlook, credit market trends and other economic factors. With PIMCO’s macroeconomic analysis as the basis for top-down investment decisions, including geographic and credit sector emphasis, PIMCO manages the Fund with a focus on seeking income generating investment ideas across multiple fixed income sectors, with an emphasis on seeking opportunities in developed and emerging global credit markets. PIMCO may choose to focus on particular countries/regions (e.g., U.S. vs. foreign), asset classes, industries and sectors to the exclusion of others at any time and from time to time based on market conditions and other factors. For example, subject to the
Fund’s investment policies and limitations, the Fund may invest a substantial portion of its total assets in mortgage-related and other asset-
backed securities, which investments PIMCO may choose to increase or decrease, or eliminate entirely, over time and from time to time. The relative value assessment within fixed income sectors draws on PIMCO’s regional and sector specialist insights. The Fund will observe various investment guidelines as summarized below.
Investment Selection Strategies.
Once the Fund’s top-down, portfolio
positioning decisions have been made as described above, PIMCO selects particular investments for the Fund by employing a bottom-up, disciplined credit approach which is driven by fundamental, independent research within each sector/asset class represented in the Fund, with a focus on

 PIMCO Corporate & Income Strategy Fund
 |

PROSPECTUS

PIMCO Corporate & Income Strategy Fund

identifying securities and other instruments with solid and/or improving fundamentals.
PIMCO utilizes strategies that focus on credit quality analysis, duration management and other risk management techniques. PIMCO attempts to identify, through fundamental research driven by independent credit analysis and proprietary analytical tools, debt obligations and other income-
producing securities that provide current income and/or opportunities for capital appreciation based on its analysis of the issuer’s credit characteristics and the position of the security in the issuer’s capital structure.
Consideration of yield is only one component of the portfolio managers’
approach in managing the Fund. PIMCO also attempts to identify investments that may appreciate in value based on PIMCO’s assessment of the issuer’s credit characteristics, forecast for interest rates and outlook for particular countries/regions, currencies, industries, sectors and the global economy and bond markets generally.
Credit Quality.
The Fund may invest in debt instruments that are, at the
time of purchase, rated below investment grade, or that are unrated but determined by PIMCO to be of comparable quality. The Fund will not normally invest more than 20% of its total assets in debt instruments, other than mortgage-related and other asset-backed securities, that are, at the time of purchase, rated CCC or lower by S& P Global Ratings (“S&P”) and
Fitch, Inc. (“Fitch”) and Caa1 or lower by Moody’s Investors Services Inc.
(“Moody’s”), or that are unrated but determined by PIMCO to be of comparable quality. The Fund may invest without limit in mortgage-related and other asset-backed securities regardless of rating (i.e., of any credit quality). Subject to this 20% restriction, the Fund may invest in issuers of any credit quality (including bonds in the lowest ratings categories) if
PIMCO determines that the particular obligation is undervalued or offers an attractive yield relative to its risk profile. The Fund may also invest up to 5%
of its total assets in defaulted bonds when PIMCO believes that the issuer’s potential revenues and prospects for recovery are favorable, except that the
Fund may invest in mortgage-related and other asset-backed securities without regard to this limit, subject to the Fund’s other investment policies.
For purposes of applying the foregoing policies, in the case of securities with split ratings (i.e., a security receiving two different ratings from two different rating agencies), the Fund will apply the higher of the applicable ratings. Subject to the aforementioned investment restrictions, the Fund may invest in securities of stressed issuers, which include securities at risk of being in default as to the repayment of principal and/or interest at the time of acquisition by the Fund or that are rated in the lower rating categories by one or more nationally recognized statistical rating organizations (for example, Ca or lower by Moody’s or CC or lower by S&P or Fitch) or, if unrated, are determined by PIMCO to be of comparable quality. Debt instruments of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal, and are commonly referred to as “high yield” securities or “junk bonds.” Debt instruments in the lowest investment grade category also may be considered to possess some speculative characteristics. The Fund may, for hedging, investment or leveraging purposes, make use of credit default swaps, which are contracts whereby one party makes periodic payments to a counterparty in exchange for the right to receive from the counterparty a payment equal to the par (or other agreed-upon) value of a referenced debt obligation in the event of a default or other credit event by the issuer of the debt obligation.
Independent Credit Analysis.
PIMCO relies primarily on its own analysis
of the credit quality and risks associated with individual debt instruments considered for the Fund, rather than relying exclusively on rating agencies or third-party research. The Fund’s portfolio managers utilize this information in an attempt to manage credit risk and/or to identify issuers, industries and/or sectors that are undervalued or that offer attractive yields relative to PIMCO’s assessment of their credit characteristics. This aspect of
PIMCO’s capabilities will be particularly important to the extent that the
Fund invests in high yield securities and in securities of emerging market issuers.
Duration Management.
It is expected that the Fund normally will have a
short to intermediate average portfolio duration (i.e., within a zero to eight
(0 to 8) year range), as calculated by PIMCO, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. While the Fund seeks to maintain a short to intermediate average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, which would potentially benefit the portfolio in an environment of rising market interest rates, but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates. PIMCO may also utilize certain strategies, including without limit investments in structured notes or interest rate futures contracts or swap, cap, floor or collar transactions, for the purpose of reducing the interest rate sensitivity of the Fund’s portfolio, although there is no assurance that it will do so or that such strategies will be successful.
Portfolio Contents
Under normal market conditions, the Fund seeks to achieve its investment objectives by investing at least 80% of its net assets plus borrowings for investment purposes in a combination of corporate debt obligations of varying maturities, other corporate income-producing securities, and income-producing securities of non-corporate issuers, such as U.S.
Government securities, municipal securities and mortgage-backed and other asset-backed securities issued on a public or private basis (the “80%
Policy”). The Fund’s investments in derivatives and other synthetic instruments that have economic characteristics similar to corporate debt obligations of varying maturities, other corporate income-producing securities, and income-producing securities of non-corporate issuers will be counted toward satisfaction of this 80% Policy. The Fund will normally invest at least 25% of its total assets in corporate debt obligations and other corporate income-producing securities. Corporate income-producing securities include fixed-, variable- and floating-rate bonds, debentures, notes and other similar types of corporate debt instruments, such as preferred shares, convertible securities, bank loans (including covenant-lite obligations) and loan participations and assignments, payment-in-kind securities, step-ups, zero-coupon bonds, bank capital securities, bank certificates of deposit, fixed time deposits and bankers’ acceptances,

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

stressed debt securities, structured notes and other hybrid instruments.
Certain corporate income-producing securities, such as convertible bonds, also may include the right to participate in equity appreciation, and PIMCO will generally evaluate those instruments based primarily on their debt characteristics. In satisfying the Fund’s 80% Policy, the Fund may invest in mortgage-related securities, including mortgage pass-through securities, collateralized mortgage obligations (“CMOs”), commercial or residential mortgage-backed securities, mortgage dollar rolls, CMO residuals, adjustable rate mortgage-backed securities, stripped mortgage-backed securities (“SMBSs”) and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, debt instruments, including, without limitation, bonds, debentures, notes, and other debt securities of U.S. and foreign (non-U.S.)
corporate and other issuers, including commercial paper; obligations of foreign governments or their sub-divisions, agencies and government sponsored enterprises and obligations of international agencies and supranational entities; municipal securities and other debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises, including taxable municipal securities
(such as Build America Bonds); inflation-indexed bonds issued by both governments and corporations; structured notes, including hybrid or indexed securities; catastrophe bonds and other event-linked bonds; credit-
linked notes; credit-linked trust certificates; structured credit products; bank loans (including, among others, senior loans, delayed funding loans, revolving credit facilities and loan participations and assignments);
preferred securities and convertible debt securities (i.e., debt securities that may be converted at either a stated price or stated rate into underlying shares of common stock), including synthetic convertible debt securities
(i.e., instruments created through a combination of separate securities that possess the two principal characteristics of a traditional convertible security, such as an income-producing security and the right to acquire an equity security) and contingent convertible securities (“CoCos”). The Fund may invest in debt securities of stressed issuers. Subject to the investment limitations described under “Credit Quality” above, at any given time and from time to time, substantially all of the Fund’s portfolio may consist of below investment grade securities. The Fund may invest in any level of the capital structure of an issuer of mortgage-backed or asset-backed securities
(including collateralized bond obligations, collateralized loan obligations and other collateralized debt obligations), including the equity or “first loss” tranche. The rate of interest on an income-producing security may be fixed, floating or variable, and may move in the opposite direction to interest rates generally or the interest rate on another security or index (
i.e.,
inverse floaters).
The Fund may invest up to 25% of its total assets (measured at the time of investment) in non-U.S. dollar denominated securities (of both developed and “emerging market” countries), including obligations of non-U.S.
governments and their respective sub-divisions, agencies and government-
sponsored enterprises. The Fund may invest without limit in investment grade sovereign debt denominated in the relevant country’s local currency with less than 1 year remaining to maturity (“short-term investment grade sovereign debt”), including short-term investment grade sovereign debt issued by emerging market issuers. The Fund may invest up to 40% of its total assets in securities and instruments that are economically tied to
“emerging market” countries other than investments in short-term investment grade sovereign debt issued by emerging market issuers, where as noted above there is no limit. The Fund may also invest directly in foreign currencies, including local emerging market currencies.
The Fund may, but is not required to, utilize various derivative strategies
(both long and short positions) involving the purchase or sale of futures and forward contracts (including foreign currency exchange contracts), call and put options, credit default swaps, total return swaps, basis swaps and other swap agreements and other derivative instruments for investment purposes, leveraging purposes or in an attempt to hedge against market, credit, interest rate, currency and other risks in the portfolio. The Fund may purchase and sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.
The Fund may invest up to 20% of its total assets in common stocks and other equity securities from time to time, including those it has received through the conversion of a convertible security held by the Fund or in connection with the restructuring of a debt security.
The Fund may invest in securities that have not been registered for public sale in the U.S. or relevant non-U.S. jurisdictions, including without limit securities eligible for purchase and sale pursuant to Rule 144A under the
1933 Act, or relevant provisions of applicable non-U.S. law, and other securities issued in private placements. The Fund may also invest in securities of other open- and closed-end investment companies, including, without limit, exchange-traded funds (“ETFs”), and may invest in foreign
ETFs. The Fund may invest in real estate investment trusts (“REITs”). The
Fund may invest in securities of companies with any market capitalization, including small and medium capitalizations.
The Fund may invest up to 15% of its total assets in illiquid investments
(i.e., investments that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security).
Leverage
The Fund currently utilizes leverage principally through its outstanding
Preferred Shares and reverse repurchase agreements and may also obtain additional leverage through dollar rolls or borrowings, such as through bank loans or commercial paper and/ or other credit facilities. The amount of leverage the Fund utilizes may vary but total leverage resulting from the issuance of Preferred Shares and senior securities representing indebtedness of the Fund will not exceed 50% of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities.
Information regarding the terms and features of the ARPS is provided under
“Description of Capital Structure” in this Prospectus.
The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, selling credit default swaps, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions. The Fund may also determine to issue other types of preferred shares.

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

Depending upon market conditions and other factors, the Fund may or may not determine to add leverage following an offering to maintain or increase the total amount of leverage (as a percentage of the Fund’s total assets)
that the Fund currently maintains, taking into account the additional assets raised through the issuance of Common Shares in such offering. The Fund utilizes certain kinds of leverage, such as reverse repurchase agreements and credit default swaps, opportunistically and may choose to increase or decrease, or eliminate entirely, its use of such leverage over time and from time to time based on PIMCO’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. The Fund may also determine to decrease the leverage it currently maintains through its outstanding Preferred Shares through Preferred Shares redemptions or tender offers and may or may not determine to replace such leverage through other sources. If the Fund determines to add leverage following an offering, it is not possible to predict with accuracy the precise amount of leverage that would be added, in part because it is not possible to predict the number of Common Shares that ultimately will be sold in an offering or series of offerings. To the extent that the Fund does not add additional leverage following an offering, the Fund’s total amount of leverage as a percentage of its total assets will decrease, which could result in a reduction of investment income available for distribution to Common
Shareholders.
The Fund’s net assets attributable to its Preferred Shares and the net proceeds the Fund obtains from reverse repurchase agreements or other forms of leverage utilized, if any, will be invested in accordance with the
Fund’s investment objectives and policies as described in this prospectus and any prospectus supplement. So long as the rate of return, net of applicable Fund expenses, on the debt obligations and other investments purchased by the Fund exceeds the dividend rates payable on the Preferred
Shares together with the costs to the Fund of other leverage it utilizes, the investment of the Fund’s net assets attributable to leverage will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Common Shareholders than if the Fund were not so leveraged.
Regarding the costs associated with the Fund’s Preferred Shares, the terms of the ARPS provide that they would ordinarily pay dividends at a rate set at auctions held every seven days, normally payable on the first business day following the end of the rate period, subject to a maximum applicable rate calculated as a function of the ARPS’ then-current rating and a reference interest rate. However, the weekly auctions for the ARPS, as well as auctions for similar preferred shares of other closed-end funds in the U.S., have failed since February 2008, and the dividend rates on the ARPS since that time have been paid at the maximum applicable rate (i.e., a multiple of a reference rate, which is the applicable “AA” Financial Composite
Commercial Paper Rate (for a dividend period of fewer than 184 days) or the applicable Treasury Index Rate (for a dividend period of 184 days or more)). In September 2011, Moody’s, a ratings agency that provides ratings for the Fund’s ARPS, downgraded its rating of the ARPS from “Aaa” to
“Aa2,” citing persistently thin asset coverage levels, increased NAV volatility and concerns about secondary market liquidity for some assets supporting rated obligations. In July 2012, Moody’s downgraded its rating of the ARPS from “Aa2” to “Aa3” pursuant to a revised ratings methodology adopted by Moody’s. In May 2020, Fitch downgraded its rating of the ARPS from “AAA” to “AA.” The Fund expects that the ARPS will continue to pay dividends at the maximum applicable rate for the foreseeable future and cannot predict whether or when the auction markets for the ARPS may resume normal functioning. See “Use of Leverage,”
“Principal Risks of the Fund—Leverage Risk,” “Principal Risks of the
Fund—Additional Risks Associated with the Fund’s Preferred Shares” and
“Description of Capital Structure” for more information.
Under the Investment Company Act of 1940, as amended (the “1940
Act”), and the rules and regulations thereunder, the Fund is not permitted to issue new preferred shares unless immediately after such issuance the value of the Fund’s total net assets (as defined below) is at least 200% of the liquidation value of the outstanding Preferred Shares and the newly issued preferred shares plus the aggregate amount of any senior securities of the Fund representing indebtedness (i.e., such liquidation value plus the aggregate amount of senior securities representing indebtedness may not exceed 50% of the Fund’s total net assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common
Shares unless, at the time of such declaration, the value of the Fund’s total net assets satisfies the above-referenced 200% coverage requirement.
The 1940 Act also generally prohibits the Fund from engaging in most forms of leverage representing indebtedness other than preferred shares
(including the use of reverse repurchase agreements, dollar rolls, bank loans, commercial paper or other credit facilities, credit default swaps, total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, to the extent that these instruments are not covered as described below) unless immediately after the issuance of the leverage the
Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300%
of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33
1/3% of the Fund’s total net assets, including assets attributable to such leverage). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, this asset coverage test is satisfied. The Fund may (but is not required to) cover its commitments under reverse repurchase agreements, dollar rolls, derivatives and certain other instruments by the segregation of liquid assets, or by entering into offsetting transactions or owning positions covering its obligations. To the extent that certain of these instruments are so covered, they will not be considered “senior securities”
under the 1940 Act and therefore will not be subject to the 1940 Act
300% asset coverage requirement otherwise applicable to forms of senior securities representing indebtedness used by the Fund. However, reverse repurchase agreements, dollar rolls and other such instruments, even if covered, represent a form of economic leverage and create special risks.
The use of these forms of leverage increases the volatility of the Fund’s investment portfolio and could result in larger losses to Common
Shareholders than if these strategies were not used. See “Principal Risks of the Fund—Leverage Risk.” To the extent that the Fund engages in borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

coverage. Failure to maintain certain asset coverage requirements could result in an event of default.
Leveraging is a speculative technique and there are special risks and costs involved. The Fund cannot assure you that its Preferred Shares and use of any other forms of leverage (such as the use of reverse repurchase agreements or derivatives strategies), if any, will result in a higher yield on your Common Shares. When leverage is used, the NAV and market price of the Common Shares and the yield to Common Shareholders will be more volatile. See “Principal Risks of the Fund—Leverage Risk.” In addition, dividend, interest and other costs and expenses borne by the Fund with respect to its Preferred Shares and its use of any other forms of leverage are borne by the Common Shareholders (and not by the holders of Preferred
Shares) and result in a reduction of the NAV of the Common Shares. In addition, because the fees received by the Investment Manager are based on the average daily net assets of the Fund (including daily net assets attributable to any preferred shares of the Fund that may be outstanding), the Investment Manager has a financial incentive for the Fund to use preferred shares to obtain leverage (as opposed to other available forms), which may create a conflict of interest between the Investment Manager, on the one hand, and the Common Shareholders, on the other hand. The fees received by the Investment Manager are not charged on assets attributable to leverage obtained by the Fund other than through preferred shares.
The Fund’s ability to utilize leverage is also limited by asset coverage requirements and other guidelines imposed by rating agencies (currently
Moody’s and Fitch) that provide ratings for the Preferred Shares, which may be more restrictive than the limitations imposed by the 1940 Act noted
above. See “Description of Capital Structure” for more information.
The Fund also may borrow money for temporary administrative purposes, to add leverage to the portfolio or for the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.
Investment Manager
PIMCO serves as the investment manager of the Fund. Subject to the supervision of the Board of Trustees of the Fund (the “Board”) PIMCO is
responsible for managing the investment activities of the Fund and the
Fund’s business affairs and other administrative matters. Alfred Murata and
Mohit Mittal are jointly and primarily responsible for the day-to-day management of the Fund.
The Investment Manager receives an annual fee from the Fund, payable monthly, in an amount equal to 0.810% of the Fund’s average daily net assets, including daily net assets attributable to any preferred shares that may be outstanding. Average daily net assets means an average of all the determinations of the Fund’s net assets (including net assets attributable to preferred shares) during a given month at the close of business on each business day during such month. PIMCO is located at 650 Newport Center
Drive, Newport Beach, CA, 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to registered investment companies.
PIMCO is a majority-owned indirect subsidiary of Allianz SE, a publicly traded European insurance and financial services company. As of
September 30, 2020, PIMCO had approximately $2.03 trillion in assets under management.
Dividends and Distributions
The Fund makes regular monthly cash distributions to Common
Shareholders at a rate based upon the past and projected net income of the
Fund. Subject to applicable law, the Fund may fund a portion of its distributions with gains from the sale of portfolio securities and other sources. Distributions can only be made from net investment income after paying any accrued dividends to holders of the Preferred Shares. The Fund’s dividend policy, as well as the dividend rate that the Fund pays on its
Common Shares, may vary as portfolio and market conditions change, and will depend on a number of factors, including without limitation the amount of the Fund’s undistributed net investment income and net short-
and long-term capital gains, as well as the costs of any leverage obtained by the Fund (including interest or other expenses on any reverse repurchase agreements, credit default swaps, dollar rolls and borrowings and dividends payable on any preferred shares issued by the Fund). As portfolio and market conditions change, the rate of distributions on the Common Shares and the Fund’s dividend policy could change. For a discussion of factors that may cause the Fund’s income and capital gains (and therefore the dividend) to vary, see “Principal Risks of the Fund.” There can be no assurance that a change in market conditions or other factors will not result in a change in the Fund distribution rate or that the rate will be sustainable in the future.
The Fund generally distributes each year all of its net investment income and net short-term capital gains. In addition, at least annually, the Fund generally distributes net realized long-term capital gains not previously distributed, if any. The net investment income of the Fund consists of all income (other than net short-term and long-term capital gains) less all expenses of the Fund (after it pays accrued dividends on any outstanding preferred shares). The Fund may distribute less than the entire amount of net investment income earned in a particular period. The undistributed net investment income would be available to supplement future distributions.
As a result, the distributions paid by the Fund for any particular monthly period may be more or less than the amount of net investment income actually earned by the Fund during the period. Undistributed net investment income will be additive to the Fund’s NAV and, correspondingly, distributions from undistributed net investment income will be deducted from the Fund’s NAV. The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time because of the varied nature of the Fund’s investments.
The Fund may enter into opposite sides of interest rate swap and other derivatives for the principal purpose of generating distributable gains on the one side (characterized as ordinary income for tax purposes) that are not part of the Fund’s duration or yield curve management strategies (“paired swap transactions”), and with a substantial possibility that the Fund will experience a corresponding capital loss and decline in NAV with respect to the opposite side transaction (to the extent it does not have corresponding offsetting capital gains). Consequently, Common Shareholders may receive distributions and owe tax on amounts that are effectively a taxable return of the shareholder’s investment in the Fund, at a time when their investment in the Fund has declined in value, which tax may be at ordinary

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

income rates. The tax treatment of certain derivatives in which the Fund invests may be unclear and thus subject to recharacterization. Any recharacterization of payments made or received by the Fund pursuant to derivatives potentially could affect the amount, timing or character of Fund distributions. In addition, the tax treatment of such investment strategies may be changed by regulation or otherwise.
To the extent required by the 1940 Act and other applicable laws, absent an exemption, a notice will accompany each monthly distribution with respect to the estimated source (as between net income, gains or other capital source) of the distribution made. If the Fund estimates that a portion of one of its dividend distributions may be comprised of amounts from sources other than net income, in accordance with its policies and good accounting practices, the Fund will notify shareholders of record of the estimated composition of such distribution through a notice required by
Section 19 of the 1940 Act (a “Section 19 Notice”). For these purposes, the
Fund estimates the source or sources from which a distribution is paid, to the close of the period as of which it is paid, in reference to its internal accounting records and related accounting practices. If, based on such accounting records and practices, it is estimated that a particular distribution does not include capital gains or paid-in surplus or other capital sources, a Section 19 Notice generally would not be issued. It is important to note that differences exist between the Fund’s daily internal accounting records and practices, the Fund’s financial statements presented in accordance with U.S. GAAP, and recordkeeping practices under income tax regulations. For instance, the Fund’s internal accounting records and practices may take into account, among other factors, tax-related characteristics of certain sources of distributions that differ from treatment under U.S. GAAP. Examples of such differences may include, among others, the treatment of paydowns on mortgage-backed securities purchased at a discount and periodic payments under interest rate swap contracts.
Accordingly, among other consequences, it is possible that the Fund may not issue a Section 19 Notice in situations where the Fund’s financial statements prepared later and in accordance with U.S. GAAP and/or the final tax character of those distributions might later report that the sources of those distributions included capital gains and/or a return of capital.
The tax characterization of the Fund’s distributions made in a taxable year cannot finally be determined until at or after the end of such taxable year.
As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net realized capital gains (as reduced by any capital loss carry-
forwards) for the relevant year. For example, the Fund may distribute amounts early in the year that are derived from short-term capital gains, but incur net short-term capital losses later in the year, thereby offsetting short-term capital gains out of which the Fund has already made distributions. In such a situation, the amount by which the Fund’s total distributions exceed net investment income and net realized capital gains would generally be treated as a tax-free return of capital up to the amount of a shareholder’s tax basis in his or her Common Shares, with any amounts exceeding such basis treated as gain from the sale of Common
Shares. In general terms, a return of capital would occur where the Fund distribution (or portion thereof) represents a return of a portion of your investment, rather than net income or capital gains generated from your investment during a particular period. Although return of capital distributions are not taxable, such distributions would reduce the basis of a shareholder’s Common Shares and therefore may increase a shareholder’s capital gains, or decrease a shareholder’s capital loss, upon a sale of
Common Shares, thereby potentially increasing a shareholder’s tax liability.
The Fund will prepare and make available to shareholders detailed tax information with respect to the Fund’s distributions annually. See “Tax
Matters.”
The 1940 Act currently limits the number of times the Fund may distribute long-term capital gains in any tax year, which may increase the variability of the Fund’s distributions and result in certain distributions being comprised more or less heavily than others of long-term capital gains currently eligible for favorable income tax rates. The Fund, as well as several other PIMCO-
managed closed end funds, has received exemptive relief from the SEC permitting it to make a greater number of capital gains distributions to holders of the ARPS than would otherwise be permitted by Section 19(b) of the 1940 Act and Rule 19b-1 under the 1940 Act.
Unless a Common Shareholder elects to receive distributions in cash, all distributions of Common Shareholders whose shares are registered with the plan agent will be automatically reinvested in additional Common Shares of the Fund under the Fund’s Dividend Reinvestment Plan. For more information on the Fund’s dividends and distributions, see “Distributions”
and “Dividend Reinvestment Plan.”
Custodian And Transfer Agent
State Street Bank and Trust Company serves as custodian of the Fund’s assets and also provides certain fund accounting and sub-administrative services to the Investment Manager on behalf of the Fund. American Stock
Transfer & Trust Company, LLC serves as the Fund’s transfer agent and dividend disbursement agent. See “Custodian and Transfer Agent.”
Listing
The Fund’s outstanding Common Shares are listed on the NYSE under the trading or “ticker” symbol “PCN,” as will be the Common Shares offered in this prospectus, subject to notice of issuance.
Market Price of Shares
Shares of closed-end investment companies frequently trade at prices lower than NAV. Shares of closed-end investment companies have during some periods traded at prices higher than NAV and during other periods traded at prices lower than NAV. The Fund cannot assure you that Common
Shares will trade at a price equal to or higher than NAV in the future. NAV will be reduced immediately following an offering by any sales load and/ or commissions and the amount of offering expenses paid or reimbursed by the Fund. See “Use of Proceeds.” In addition to NAV, market price may be affected by factors relating to the Fund such as dividend levels and stability
(which will in turn be affected by Fund expenses, including the costs of any leverage used by the Fund, levels of interest payments by the Fund’s portfolio holdings, levels of appreciation/depreciation of the Fund’s portfolio holdings, regulation affecting the timing and character of Fund distributions and other factors), portfolio credit quality, liquidity, call protection, market supply and demand and similar factors relating to the Fund’s portfolio holdings. See “Use of Leverage,” “Principal Risks of the Fund,”

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

“Description of Shares” and “Repurchase of Common Shares; Conversion
to Open-End Fund” in this prospectus, and see “Repurchase of Common
Shares; Conversion to Open-End Fund” in the Statement of Additional
Information. The Common Shares are designed for long-term investors and should not be treated as trading vehicles.
Principal Risks of the Fund
The following is a summary of the principal risks associated with an investment in Common Shares of the Fund. Investors should also refer to
“Principal Risks of the Fund” in this prospectus and “Investment Objectives and Policies” in the Statement of Additional Information for a more detailed explanation of these and other risks associated with investing in the Fund.
Market Discount Risk
The price of the Fund’s Common Shares will fluctuate with market conditions and other factors. If you sell your Common Shares, the price received may be more or less than your original investment. NAV of the
Fund’s Common Shares will be reduced immediately following an offering by any sales load and/or commissions and offering expenses paid or reimbursed by the Fund in connection with such offering. The completion of an offering may result in an immediate dilution of the NAV per Common
Share for all existing Common Shareholders. The Common Shares are designed for long-term investors and should not be treated as trading vehicles. Shares of closed-end management investment companies frequently trade at a discount from their NAV. The Common Shares may trade at a price that is less than the offering price for Common Shares issued pursuant to an offering. This risk may be greater for investors who sell their Common Shares relatively shortly after completion of an offering.
The sale of Common Shares by the Fund (or the perception that such sales may occur), particularly if sold at a discount to the then current market price of the Common Shares, may have an adverse effect on the market price of the Common Shares.
Credit Risk
The Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities is unable or unwilling, or is perceived as unable or unwilling, to make timely principal and/or interest payments or to otherwise honor its obligations. The downgrade of the credit of a security held by the Fund may decrease its value. Measures such as average credit quality may not accurately reflect the true credit risk of the
Fund. This is especially the case if the Fund consists of securities with widely varying credit ratings. This risk is greater to the extent the Fund uses leverage or derivatives in connection with the management of the Fund.
High Yield Securities Risk
To the extent that the Fund invests in high yield securities and unrated securities of similar credit quality (commonly known as “high yield securities” or “junk bonds”), the Fund may be subject to greater levels of credit risk, call risk and liquidity risk than funds that do not invest in such securities, which could have a negative effect on the NAV of the Fund’s
Common Shares or Common Share dividends. These securities are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments, and may be more volatile than other types of securities. An economic downturn or individual corporate developments could adversely affect the market for these securities and reduce the Fund’s ability to sell these securities at an advantageous time or price. The Fund may purchase distressed securities that are in default or the issuers of which are in bankruptcy, which involve heightened risks.
In general, lower rated debt securities carry a greater degree of risk that the issuer will lose its ability to make interest and principal payments, which could have a negative effect on the Fund. Securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal, and are commonly referred to as “high yield” securities or “junk bonds.”
High yield securities involve a greater risk of default and their prices are generally more volatile and sensitive to actual or perceived negative developments. An economic downturn could severely affect the ability of issuers (particularly those that are highly leveraged) to service or repay their debt obligations. The Fund may purchase distressed securities that are in default or the issuers of which are in bankruptcy, which involve heightened risks. Lower-rated securities are generally less liquid than higher-rated securities, which may have an adverse effect on the Fund’s ability to dispose of a particular security. To the extent the Fund focuses on below investment grade debt obligations, PIMCO’s capabilities in analyzing credit quality and associated risks will be particularly important, and there can be no assurance that PIMCO will be successful in this regard. Due to the risks involved in investing in high yield securities, an investment in the Fund should be considered speculative.
The Fund’s credit quality policies apply only at the time a security is purchased, and the Fund is not required to dispose of a security in the event that a rating agency or PIMCO downgrades its assessment of the credit characteristics of a particular issue. Analysis of creditworthiness may be more complex for issuers of high yield securities than for issuers of higher quality debt securities.
Market Risk
The market price of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. In addition, market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. The current contentious domestic political environment, as well as political and diplomatic events within the United States and abroad, such as presidential elections in the
U.S. or abroad or the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown or otherwise adversely

December 3, 2020
 |

PROSPECTUS

PIMCO Corporate & Income Strategy Fund

affect the U.S. regulatory landscape, the general market environment and/
or investor sentiment, which could have an adverse impact on the Fund’s investments and operations. Additional and/or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Any market disruptions could also prevent the Fund from executing advantageous investment decisions in a timely manner.
Current market conditions may pose heightened risks with respect to the
Fund’s investment in fixed income securities. Interest rates in the U.S. are near historically low levels. Any interest rate increases in the future could cause the value of the Fund to decrease. As such, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk.
Exchanges and securities markets may close early, close late or issue trading halts on specific securities, which may result in, among other things, the Fund being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments.
Interest Rate Risk
Interest rate risk is the risk that fixed income securities and other instruments in the Fund’s portfolio will decline in value because of a change in interest rates. Interest rate changes can be sudden and unpredictable, and the Fund may lose money as a result of movements in interest rates.
A wide variety of factors can cause interest rates to rise (e.g., central bank monetary policies, inflation rates, general economic conditions). This risk may be particularly acute in the current market environment because market interest rates are currently near historically low levels. Thus, the
Fund currently faces a heightened level of interest rate risk.
Rising interest rates may result in a decline in value of the Fund’s fixed income investments and in periods of volatility.
Issuer Risk
The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets.
A change in the financial condition of a single issuer may affect securities markets as a whole. These risks can apply to the Common Shares issued by the Fund and to the issuers of securities and other instruments in which the
Fund invests.
Leverage Risk
The Fund’s use of leverage, if any, creates the opportunity for increased
Common Share net income, but also creates special risks for Common
Shareholders. To the extent used, there is no assurance that the Fund’s leveraging strategies will be successful. Leverage is a speculative technique that may expose the Fund to greater risk and increased costs. The Fund’s assets attributable to leverage, if any, will be invested in accordance with the Fund’s investment objectives and policies. Interest expense payable by the Fund with respect to derivatives and other forms of leverage, and dividends payable with respect to preferred shares outstanding, if any, will generally be based on shorter-term interest rates that would be periodically reset. So long as the Fund’s portfolio investments provide a higher rate of return (net of applicable Fund expenses) than the interest expenses and other costs to the Fund of such leverage, the investment of the proceeds thereof will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Common Shareholders than if the Fund were not so leveraged. If, however, shorter-term interest rates rise relative to the rate of return on the Fund’s portfolio, the interest and other costs to the Fund of leverage could exceed the rate of return on the debt obligations and other investments held by the Fund, thereby reducing return to Common
Shareholders. In addition, fees and expenses of any form of leverage used by the Fund will be borne entirely by the Common Shareholders (and not by preferred shareholders, if any) and will reduce the investment return of the
Common Shares. Therefore, there can be no assurance that the Fund’s use of leverage will result in a higher yield on the Common Shares, and it may result in losses. In addition, any preferred shares issued by the Fund are expected to pay cumulative dividends, which may tend to increase leverage risk. Leverage creates several major types of risks for Common
Shareholders, including:

■	the likelihood of greater volatility of NAV and market price of Common Shares, and of the investment return to Common Shareholders, than a comparable portfolio without leverage;

■
the possibility either that Common Share dividends will fall if the interest and other costs of leverage rise, or that dividends paid on
Common Shares will fluctuate because such costs vary over time;
and

■
the effects of leverage in a declining market or a rising interest rate environment, as leverage is likely to cause a greater decline in the NAV of the Common Shares than if the Fund were not
leveraged and may result in a greater decline in the market value of the Common Shares.

In addition, the counterparties to the Fund’s leveraging transactions and any preferred shareholders of the Fund will have priority of payment over the Fund’s Common Shareholders.
Reverse repurchase agreements involve the risks that the interest income earned on the investment of the proceeds will be less than the interest expense and Fund expenses associated with the repurchase agreement, that the market value of the securities sold by the Fund may decline below the price at which the Fund is obligated to repurchase such securities and that the securities may not be returned to the Fund. There is no assurance that reverse repurchase agreements can be successfully employed. Dollar roll transactions involve the risk that the market value of the securities the
Fund is required to purchase may decline below the agreed upon repurchase price of those securities. Successful use of dollar rolls may depend upon the Investment Manager’s ability to correctly predict interest rates and prepayments. There is no assurance that dollar rolls can be successfully employed. In connection with reverse repurchase agreements and dollar rolls, the Fund will also be subject to counterparty risk with respect to the purchaser of the securities. If the broker/dealer to whom the

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

Fund sells securities becomes insolvent, the Fund’s right to purchase or repurchase securities may be restricted.
The Fund may engage in total return swaps, reverse repurchases, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, credit default swaps, basis swaps and other swap agreements, purchases or sales of futures and forward contracts (including foreign currency exchange contracts), call and put options or other derivatives. The Fund’s use of such transactions gives rise to associated leverage risks described above, and may adversely affect the
Fund’s income, distributions and total returns to Common Shareholders. To the extent that any offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it is leveraged through use of these derivative strategies.
Any total return swaps, reverse repurchases, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, credit default swaps, basis swaps and other swap agreements, purchases or sales of futures and forward contracts (including foreign currency exchange contracts), call and put options or other derivatives by the Fund or counterparties to the Fund’s other leveraging transactions, if any, would have seniority over the Fund’s Common Shares.
On October 28, 2020, the SEC adopted Rule 18f-4 under the 1940 Act relating to a registered investment company’s use of derivatives and related instruments. Rule 18f-4 under the 1940 Act may require the Fund to observe more stringent asset coverage and related requirements than were previously imposed by the 1940 Act, which could adversely affect the value or performance of the Fund and the Common Shares and/or distribution rate.
Because the fees received by the Investment Manager may increase depending on the types of leverage utilized by the Fund, the Investment
Manager has a financial incentive for the Fund to use certain forms of leverage, which may create a conflict of interest between the Investment
Manager, on the one hand, and the Common Shareholders, on the other hand.
Additional Risks Associated with the Fund’s Preferred Shares
Although the Fund’s ARPS ordinarily would pay dividends at rates set at periodic auctions, the weekly auctions for the ARPS (and auctions for similar preferred shares issued by closed-end funds in the U.S.) have failed since February 2008. The dividend rates on the ARPS since that time have been paid, and the Fund expects that they will continue to be paid for the foreseeable future, at the “maximum applicable rate” under the Fund’s
Bylaws (i.e., a multiple of a reference rate, which is the applicable “AA”
Financial Composite Commercial Paper Rate (for a dividend period of fewer than 184 days) or the applicable Treasury Index Rate (for a dividend period of 184 days or more)). An increase in market interest rates generally, therefore, could increase substantially the dividend rate required to be paid by the Fund to the holders of ARPS, which would increase the costs associated with the Fund’s leverage and reduce the Fund’s net income available for distribution to Common Shareholders.
In addition, the multiple used to calculate the maximum applicable rate is based in part on the credit rating assigned to the ARPS by the applicable rating agencies (currently, Moody’s and Fitch), with the multiple generally increasing as the rating declines. In September 2011, Moody’s, a ratings agency that provides ratings for the Fund’s ARPS, downgraded its rating of the ARPS from “Aaa” to “Aa2,” citing persistently thin asset coverage levels, increased NAV volatility and concerns about secondary market liquidity for some assets supporting rated obligations. In July 2012,
Moody’s downgraded its rating of the ARPS from “Aa2” to “Aa3”
pursuant to a revised ratings methodology adopted by Moody’s. In May
2020, Fitch downgraded its rating of the ARPS from “AAA” to “AA,” indicating the downgrades reflected recent extreme market volatility and reduced asset liquidity, which have quickly eroded asset coverage cushions for closed-end funds and challenged fund managers' ability to deleverage. See “Use of Leverage” and “Description of Capital Structure.” The
ARPS could be subject to further ratings downgrades in the future, possibly resulting in further increases to the maximum applicable rate.
Therefore, it is possible that a substantial rise in market interest rates and/
or further ratings downgrades of the ARPS could, by reducing income available for distribution to the Common Shareholders and otherwise detracting from the Fund’s investment performance, make the Fund’s continued use of Preferred Shares for leverage purposes less attractive than such use is currently considered to be. In such case, the Fund may elect to redeem some or all of the Preferred Shares outstanding, which may require it to dispose of investments at inopportune times and to incur losses on such dispositions. Such dispositions may adversely affect the Fund’s investment performance generally, and the resultant loss of leverage may materially and adversely affect the Fund’s investment returns to Common
Shareholders. In 2008 and 2009, the Fund was effectively required to redeem a portion of its ARPS due to market dislocations that caused the value of the Fund’s portfolio securities and related asset coverage to decline. In order to increase and maintain the Fund’s asset coverage above the requisite 200% level, in December 2008 and March and April 2009, the Fund redeemed 1,048 shares ($26,200,000) of each series of its outstanding ARPS, in each case at face value (i.e., a total of 5,240 shares
($131,000,000) across all series).
On October 16, 2015, the Fund commenced a voluntary tender offer for up to 100% of its outstanding ARPS at a price equal to 82.5% of the ARPS’
per share liquidation preference of $25,000. The Fund accepted 4,539
ARPS for payment, representing approximately 67% of its outstanding
ARPS, such that on November 20, 2015, the expiration of the tender offer, the Fund had a total of 2,221 ARPS outstanding with a total liquidation value of $55,525,000. On June 25, 2019, the Fund commenced a voluntary tender offer for up to 100% of its outstanding ARPS at a price equal to 87% of the ARPS’ per share liquidation preference of $25,000.
The Fund accepted 1,280 ARPS for payment, representing approximately
57.63% of its outstanding ARPS, such that on July 26, 2019, the expiration of the tender offer, the Fund had a total of 941 ARPS outstanding with a total liquidation value of $23,525,000.
The Fund is also subject to certain asset coverage tests associated with the rating agencies that rates the ARPS— currently Moody’s and Fitch. Failure by the Fund to maintain the asset coverages (or to cure such failure in a timely manner) may require the Fund to redeem ARPS. See “Description of
Capital Structure.” Failure to satisfy ratings agency asset coverage tests or other guidelines could also result in the applicable ratings agency downgrading its then-current ratings on the ARPS, as described above.
Moreover, the rating agency guidelines impose restrictions or limitations on the Fund’s use of certain financial instruments or investment techniques that the Fund might otherwise utilize in order to achieve its investment

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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

objectives, which may adversely affect the Fund’s investment performance.
Rating agency guidelines may be modified by the rating agencies in the future and, if adopted by the Fund, such modifications may make such guidelines substantially more restrictive, which could further negatively affect the Fund’s investment performance.
Liquidity Risk
Liquidity risk exists when particular investments are difficult to purchase or sell. Illiquid investments are investments that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may become harder to value, especially in changing markets. The Fund’s investments in illiquid securities may reduce the returns of the Fund because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the
Fund from taking advantage of other investment opportunities.
Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer.
Fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity. The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s operations require cash (such as in connection with repurchase offers) and could result in the
Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as the Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.
Asset Allocation Risk
The Fund’s investment performance depends upon how its assets are allocated and reallocated. A principal risk of investing in the Fund is that
PIMCO may make less than optimal or poor asset allocation decisions.
PIMCO employs an active approach to allocation among multiple fixed-
income sectors, but there is no guarantee that such allocation techniques will produce the desired results. It is possible that PIMCO will focus on an investment that performs poorly or underperforms other investments under various market conditions. You could lose money on your investment in the
Fund as a result of these allocation decisions.
Management Risk
The Fund is subject to management risk because it is an actively managed investment portfolio. PIMCO and each individual portfolio manager will apply investment techniques and risk analysis in making investment decisions for the Fund, but there can be no guarantee that these decisions will produce the desired results. Certain securities or other instruments in which the Fund seeks to invest may not be available in the quantities desired. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. In such circumstances, PIMCO or the individual portfolio managers may determine to purchase other securities or instruments as substitutes. Such substitute securities or instruments may not perform as intended, which could result in losses to the Fund. The Fund is also subject to the risk that deficiencies in the internal systems or controls of PIMCO or another service provider will cause losses for the Fund or hinder Fund operations. For example, trading delays or errors (both human and systemic) could prevent the Fund from purchasing a security expected to appreciate in value. Additionally, legislative, regulatory, or tax restrictions, policies or developments may affect the investment techniques available to PIMCO and each individual portfolio manager in connection with managing the Fund and may also adversely affect the ability of the
Fund to achieve its investment objectives. There also can be no assurance that all of the personnel of PIMCO will continue to be associated with
PIMCO for any length of time. The loss of the services of one or more key employees of PIMCO could have an adverse impact on the Fund’s ability to realize its investment objectives.
In addition, the Fund may rely on various third-party sources to calculate its
NAV. As a result, the Fund is subject to certain operational risks associated with reliance on service providers and service providers’ data sources. In particular, errors or systems failures and other technological issues may adversely impact the Fund’s calculations of its NAV, and such NAV calculation issues may result in inaccurately calculated NAVs, delays in NAV calculation and/or the inability to calculate NAVs over extended periods.
The Fund may be unable to recover any losses associated with such failures.
Call Risk
Call risk refers to the possibility that an issuer may exercise its right to redeem a fixed income security earlier than expected. Issuers may call outstanding securities prior to their maturity for a number of reasons. If an issuer calls a security in which the Fund has invested, the Fund may not recoup the full amount of its initial investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.
Foreign (Non-U.S.) Investment Risk
The Fund may invest in foreign (non-U.S.) securities and may experience more rapid and extreme changes in value than a fund that invests exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign
(non-U.S.) securities are usually not subject to the same degree of regulation as U.S. issuers. Reporting, accounting, auditing and custody standards of foreign countries differ, in some cases significantly, from U.S.

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

standards. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Also, nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect the Fund’s investments in a foreign country. In the event of nationalization, expropriation or other confiscation, the Fund could lose its entire investment in foreign (non-U.S.) securities.
Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that the Fund invests a significant portion of its assets in a specific geographic region, the Fund will generally have more exposure to regional economic risks associated with foreign (non-U.S.) investments. Foreign
(non-U.S.) securities may also be less liquid and more difficult to value than securities of U.S. issuers.
On January 31, 2020, the United Kingdom officially withdrew from the EU
(commonly known as “Brexit”). Upon the United Kingdom’s withdrawal, the EU and the United Kingdom entered into a transition phase, which is scheduled to conclude on December 31, 2020, but may be extended.
During this transition phase, EU law will still apply in the UK as the two parties attempt to negotiate a new trade deal. It is not possible to anticipate what the nature of such deal will be or whether the UK and EU will be able to come to an agreement at all. During the transition period and afterwards, the UK, EU and broader global economy may experience substantial volatility in foreign exchange markets and a sustained weakness in the British pound’s exchange rate against the United States dollar, the euro and other currencies, which may impact Fund returns. Brexit may also destabilize some or all of the other EU member countries and/or the
Eurozone. These developments could result in losses to the Fund, as there may be negative effects on the value of the Fund’s investments and/or on the Fund’s ability to enter into certain transactions or value certain investments, and these developments may make it more difficult for the
Fund to exit certain investments at an advantageous time or price. Such events could result from, among other things, increased uncertainty and volatility in the United Kingdom, the EU and other financial markets;
fluctuations in asset values; fluctuations in exchange rates; decreased liquidity of investments located, traded or listed within the United Kingdom, the EU or elsewhere; changes in the willingness or ability of financial and other counterparties to enter into transactions or the price and terms on which other counterparties are willing to transact; and/or changes in legal and regulatory regimes to which Fund investments are or become subject.
Any of these events, as well as an exit or expulsion of an EU member state other than the United Kingdom from the EU, could negatively impact Fund returns.
The Fund may invest in securities and instruments that are economically tied to Russia. Investments in Russia are subject to various risks such as political, economic, legal, market and currency risks. The risks include uncertain political and economic policies, short term market volatility, poor accounting standards, corruption and crime, an inadequate regulatory system, and unpredictable taxation. Investments in Russia are particularly subject to the risk that economic sanctions may be imposed by the United
States and/or other countries. Such sanctions—which may impact companies in many sectors, including energy, financial services and defense, among others—may negatively impact the Fund’s performance and/or ability to achieve its investment objectives. The Russian securities market, as compared to U.S. markets, has significant price volatility, less liquidity, a smaller market capitalization and a smaller number of traded securities.
Emerging Markets Risk
Foreign investment risk may be particularly high to the extent that the Fund invests in securities of issuers based in or doing business in emerging market countries or invests in securities denominated in the currencies of emerging market countries. Investing in securities of issuers based in or doing business in emerging markets entails all of the risks of investing in foreign securities noted above, but to a heightened degree.
Investments in emerging market countries pose a greater degree of systemic risk (i.e., the risk of a cascading collapse of multiple institutions within a country, and even multiple national economies). The inter-
relatedness of economic and financial institutions within and among emerging market economies has deepened over the years, with the effect that institutional failures and/or economic difficulties that are of initially limited scope may spread throughout a country, a region or all or most emerging market countries.
This may undermine any attempt by the Fund to reduce risk through geographic diversification of its portfolio.
There is also a greater risk that an emerging market government may take action that impedes or prevents the Fund from taking income and/or capital gains earned in the local currency and converting into U.S. dollars (i.e.,
“repatriating” local currency investments or profits). Certain emerging market countries have sought to maintain foreign exchange reserves and/or address the economic volatility and dislocations caused by the large international capital flows by controlling or restricting the conversion of the local currency into other currencies. This risk tends to become more acute when economic conditions otherwise worsen. There can be no assurance that if the Fund earns income or capital gains in an emerging market currency or PIMCO otherwise seeks to withdraw the Fund’s investments from a given emerging market country, capital controls imposed by such country will not prevent, or cause significant expense in, doing so.
Emerging market countries typically have less established legal, accounting and financial reporting systems than those in more developed markets, which may reduce the scope or quality of financial information available to investors. Governments in emerging market countries are often less stable and more likely to take extra-legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets. Moreover, it can be more difficult for investors to bring litigation or enforce judgments against issuers in emerging markets or for U.S.
regulators to bring enforcement actions against such issuers. The Fund may also be subject to Emerging Markets Risk if it invests in derivatives or other securities or instruments whose value or return are related to the value or returns of emerging markets securities.
The economy of some emerging markets may be particularly exposed to or affected by a certain industry or sector, and therefore issuers and/or securities of such emerging markets may be more affected by the performance of such industries or sectors.

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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

Smaller Company Risk
The general risks associated with fixed income securities and equity securities are particularly pronounced for securities issued by companies with small market capitalizations. Small capitalization companies involve certain special risks. They are more likely than larger companies to have limited product lines, markets or financial resources, or to depend on a small, inexperienced management group. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more sharply than other securities.
They may also have limited liquidity. These securities may therefore be more vulnerable to adverse developments than securities of larger companies, and the Fund may have difficulty purchasing or selling securities positions in smaller companies at prevailing market prices. Also, there may be less publicly available information about smaller companies or less market interest in their securities as compared to larger companies. Companies with medium-sized market capitalizations may have risks similar to those of smaller companies.
Derivatives Risk
The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk, and management risk, as well as risks arising from changes in applicable requirements. See also “Principal Risks of the
Fund—Segregation and Coverage Risk.” They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index.
The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.
The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives or may otherwise adversely affect the value or performance of derivatives.
Credit Default Swaps Risk
Credit default swap agreements may involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller (if any), coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller.
When the Fund acts as a seller of a credit default swap, it is exposed to many of the same risks of leverage described herein since if an event of default occurs, the seller must pay the buyer the full notional value of the reference obligation.
Although the Fund may seek to realize gains by selling credit default swaps that increase in value, to realize gains on selling credit default swaps, an active secondary market for such instruments must exist or the Fund must otherwise be able to close out these transactions at advantageous times. In addition to the risk of losses described above, if no such secondary market exists or the Fund is otherwise unable to close out these transactions at advantageous times, selling credit default swaps may not be profitable for the Fund.
The market for credit default swaps has become more volatile as the creditworthiness of certain counterparties has been questioned and/or downgraded. The Fund will be subject to credit risk with respect to the counterparties to the credit default swap contract (whether a clearing corporation or another third party). If a counterparty’s credit becomes significantly impaired, multiple requests for collateral posting in a short period of time could increase the risk that the Fund may not receive adequate collateral. The Fund may exit its obligations under a credit default swap only by terminating the contract and paying applicable breakage fees, or by entering into an offsetting credit default swap position, which may cause the Fund to incur more losses.
Counterparty Risk
The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts and other instruments entered into by the Fund or held by special purpose or structured vehicles in which the Fund invests. In the event that the Fund enters into a derivative transaction with a counterparty that subsequently becomes insolvent or becomes the subject of a bankruptcy case, the derivative transaction may be terminated in accordance with its terms and the Fund’s ability to realize its rights under the derivative instrument and its ability to distribute the proceeds could be adversely affected. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery (including recovery of any collateral it has provided to the counterparty) in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy or other analogous proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative transaction would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative transaction and its claim is unsecured, the
Fund will be treated as a general creditor of such counterparty and will not have any claim with respect to any underlying security or asset. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. While the Fund may seek to manage its counterparty risk by transacting with a number of counterparties, concerns about the solvency of, or a default by, one large market participant could lead to significant impairment of liquidity and other adverse consequences for other counterparties.
“Covenant-Lite” Obligations Risk
Covenant-lite obligations contain fewer maintenance covenants than other obligations, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite loans may carry more

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.
Mortgage-Related and Other Asset-Backed Instruments Risk
Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related assets, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Fund to lose money. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause the Fund to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Fund because the Fund may have to reinvest that money at the lower prevailing interest rates. The Fund’s investments in other asset-backed instruments are subject to risks similar to those associated with mortgage-related assets, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed instruments may be largely dependent upon the cash flows generated by the assets backing the instruments, and asset-backed instruments may not have the benefit of any security interest in the related assets.
Subordinate mortgage-backed or asset-backed instruments are paid interest only to the extent that there are funds available to make payments.
To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate mortgage-
backed or asset-backed instruments will not be fully paid.
There are multiple tranches of mortgage-backed and asset-backed instruments, offering investors various maturity and credit risk characteristics. Tranches are categorized as senior, mezzanine, and subordinated/equity or “first loss,” according to their degree of risk. The most senior tranche of a mortgage-backed or asset-backed instrument has the greatest collateralization and pays the lowest interest rate. If there are defaults or the collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. Lower tranches represent lower degrees of credit quality and pay higher interest rates intended to compensate for the attendant risks. The return on the lower tranches is especially sensitive to the rate of defaults in the collateral pool. The lowest tranche (i.e., the
“equity” or “residual” tranche) specifically receives the residual interest payments (i.e., money that is left over after the higher tranches have been paid and expenses of the issuing entities have been paid) rather than a fixed interest rate. The Fund expects that investments in subordinate mortgage-backed and other asset-backed instruments will be subject to risks arising from delinquencies and foreclosures, thereby exposing its investment portfolio to potential losses. Subordinate securities of mortgage-
backed and other asset-backed instruments are also subject to greater credit risk than those mortgage-backed or other asset-backed instruments that are more highly rated.
The mortgage markets in the United States and in various foreign countries have experienced extreme difficulties in the past that adversely affected the performance and market value of certain of the Fund’s mortgage-related investments. Delinquencies and losses on residential and commercial mortgage loans (especially subprime and second-lien mortgage loans) may increase, and a decline in or flattening of housing and other real property values may exacerbate such delinquencies and losses. In addition, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.
Preferred Securities Risk
In addition to equity securities risk, credit risk and possibly high yield risk, investment in preferred securities involves certain other risks. Certain preferred securities contain provisions that allow an issuer under certain conditions to skip or defer distributions. If the Fund owns a preferred security that is deferring its distribution, the Fund may be required to include the amount of the deferred distribution in its taxable income for tax purposes although it does not currently receive such amount in cash. In order to receive the special treatment accorded to regulated investment companies and their shareholders under the Internal Revenue Code of
1986, as amended (the “Code”) and to avoid U.S. federal income and/or excise taxes at the Fund level, the Fund may be required to distribute this income to shareholders in the tax year in which the income is recognized
(without a corresponding receipt of cash). Therefore, the Fund may be required to pay out as an income distribution in any such tax year an amount greater than the total amount of cash income the Fund actually received and to sell portfolio securities, including at potentially disadvantageous times or prices, to obtain cash needed for these income distributions. Preferred securities often are subject to legal provisions that allow for redemption in the event of certain tax or legal changes or at the issuer’s call. In the event of redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return. Preferred securities are subordinated to bonds and other debt securities in an issuer’s capital structure in terms of priority for corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt securities. Preferred securities may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than many other securities.
Inflation-Indexed Security Risk
Inflation risk is the risk that the value of assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the real value of the
Fund’s portfolio could decline. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

likely, which may result in a decline in the value of the Fund’s portfolio and
Common Shares.
Senior Debt Risk
The Fund may be subject to greater levels of credit risk than funds that do not invest in below investment grade senior debt. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in senior debt. Restrictions on transfers in loan agreements, a lack of publicly available information and other factors may, in certain instances, make senior debt more difficult to sell at an advantageous time or price than other types of securities or instruments. Additionally, if the issuer of senior debt prepays, the Fund will have to consider reinvesting the proceeds in other senior debt or similar instruments that may pay lower interest rates.
Loans and Other Indebtedness; Loan Participations and
Assignments Risk
Loan interests may take the form of direct interests acquired during a primary distribution and may also take the form of assignments of, novations of or participations in all or a portion of a loan acquired in secondary markets. In addition to credit risk and interest rate risk, the
Fund’s exposure to loan interests may be subject to additional risks. For example, purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund’s share price and yield could be adversely affected. The collateral underlying a loan may be unavailable or insufficient to satisfy a borrower’s obligation, and the
Fund could become part owner of any collateral if a loan is foreclosed, subjecting the Fund to costs associated with owning and disposing of the collateral.
Investments in loans through a purchase of a loan or a direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Fund. For example, if a loan is foreclosed, the Fund could become owner, in whole or in part, of any collateral, which could include, among other assets, real or personal property, and would bear the costs and liabilities associated with owning or disposing of the collateral.
The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.
In connection with purchasing loan participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off against the borrower, and the Fund may not directly benefit from any collateral supporting the loan in which it has purchased the loan participation. As a result, the Fund may be subject to the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling a participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower. Certain loan participations may be structured in a manner designed to prevent purchasers of participations from being subject to the credit risk of the lender, but even under such a structure, in the event of the lender’s insolvency, the lender’s servicing of the participation may be delayed and the assignability of the participation impaired.
The Fund may have difficulty disposing of loans and loan participations because to do so it will have to assign or sell such securities to a third party.
Because there is no liquid market for many such securities, the Fund anticipates that such securities could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such securities and the Fund’s ability to dispose of particular loans and loan participations when that would be desirable, including in response to a specific economic event such as a deterioration in the creditworthiness of the borrower. The lack of a liquid secondary market for loans and loan participations also may make it more difficult for the Fund to assign a value to these securities for purposes of valuing the Fund’s portfolio.
To the extent the Fund invests in loans, including bank loans, the residual or equity tranches of mortgage-related and other asset-backed securities, which may be referred to as subordinate mortgage-backed or asset-backed securities and interest-only mortgage-backed or asset-backed securities, and other investments, the Fund may be subject to greater levels of credit risk, call risk, settlement risk and liquidity risk. These instruments are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments and may be more volatile than other types of securities. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in loans. In addition, the loans in which the Fund invests may not be listed on any exchange and a secondary market for such loans may be comparatively illiquid relative to markets for other more liquid fixed income securities. Consequently, transactions in loans may involve greater costs than transactions in more actively traded securities. In connection with certain loan transactions, transaction costs that are borne by the Fund may include the expenses of third parties that are retained to assist with reviewing and conducting diligence, negotiating, structuring and servicing a loan transaction, and/or providing other services in connection therewith. Furthermore, the Fund may incur such costs in connection with loan transactions that are pursued by the Fund but not ultimately consummated (so-called “broken deal costs”). Restrictions on transfers in loan agreements, a lack of publicly-
available information, irregular trading activity and wide bid/ask spreads, among other factors, may, in certain circumstances, make loans more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in the Fund being unable to realize full value for the loans and/or may result in the Fund not receiving the proceeds from a sale of a loan for an extended period after such sale, each of which could result in losses to the Fund. Some loans may have extended trade settlement periods, including settlement periods of greater than seven days, which may result in cash not being immediately available to the Fund. If an issuer of a loan prepays or redeems the loan prior to maturity, the Fund may have to reinvest the proceeds in other loans or similar instruments that may pay lower interest rates. Because of the risks involved in investing in loans, an investment in the Fund should be considered speculative.

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

The Fund’s investments in subordinated and unsecured loans generally are subject to similar risks as those associated with investments in secured loans. Subordinated or unsecured loans are lower in priority of payment to secured loans and are subject to the additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Subordinated and unsecured loans generally have greater price volatility than secured loans and may be less liquid. There is also a possibility that originators will not be able to sell participations in subordinated or unsecured loans, which would create greater credit risk exposure for the holders of such loans. Subordinate and unsecured loans share the same risks as other below investment grade securities.
There may be less readily available information about most loans and the underlying borrowers than is the case for many other types of securities.
Loans may be issued by companies that are not subject to SEC reporting requirements and therefore may not be required to file reports with the SEC or may file reports that are not required to comply with SEC form requirements. In addition, such companies may be subject to a less stringent liability disclosure regime than companies subject to SEC reporting requirements. Loans may not be considered “securities,” and purchasers, such as the Fund, therefore may not be entitled to rely on the anti-fraud protections of the federal securities laws. Because there is limited public information available regarding loan investments, the Fund is particularly dependent on the analytical abilities of the Fund’s portfolio managers.
Economic exposure to loan interests through the use of derivative transactions may involve greater risks than if the Fund had invested in the loan interest directly during a primary distribution or through assignments of, novations of or participations in a loan acquired in secondary markets since, in addition to the risks described above, certain derivative transactions may be subject to leverage risk and greater illiquidity risk, counterparty risk, valuation risk and other risks.
Reinvestment Risk
Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. The Fund also may choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification, because the portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund from its investments is likely to have a negative effect on dividend levels and the market price, NAV and/or overall return of the Common Shares.
Inflation/Deflation Risk
Inflation risk is the risk that the value of assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the real value of the
Fund’s portfolio could decline. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio and
Common Shares.
Tax Risk
The Fund has elected to be treated as a “regulated investment company”
(a “RIC”) under the Code and intends each year to qualify and be eligible to be treated as such, so that it generally will not be subject to U.S. federal income tax on its net investment income or net short-term or long-term capital gains, that are distributed (or deemed distributed, as described below) to shareholders. In order to qualify and be eligible for such treatment, the Fund must meet certain asset diversification tests, derive at least 90% of its gross income for such year from certain types of qualifying income, and distribute to its shareholders at least 90% of its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest and the excess of any net short-term capital gains over net long-term capital losses, as reduced by certain deductible expenses).
The Fund’s investment strategy will potentially be limited by its intention to continue qualifying for treatment as a RIC, and can limit the Fund’s ability to continue qualifying as such. The tax treatment of certain of the Fund’s investments under one or more of the qualification or distribution tests applicable to regulated investment companies is uncertain. An adverse determination or future guidance by the IRS or a change in law might affect the Fund’s ability to qualify or be eligible for treatment as a RIC.
If, in any year, the Fund were to fail to qualify for treatment as a RIC under the Code, and were ineligible to or did not otherwise cure such failure, the
Fund would be subject to tax on its taxable income at corporate rates and, when such income is distributed, shareholders would be subject to a further tax to the extent of the Fund’s current or accumulated earnings and profits.
Segregation and Coverage Risk
Certain portfolio management techniques, such as, among other things, entering into reverse repurchase agreement transactions, swap agreements, futures contracts or other derivative transactions, purchasing securities on a when-issued or delayed delivery basis or engaging in short sales may be considered senior securities unless steps are taken to segregate the Fund’s assets or otherwise cover its obligations. To avoid having these instruments considered senior securities, the Fund may segregate liquid assets with a value equal (on a daily mark-to-market basis) to its obligations under these types of leveraged transactions, enter into offsetting transactions or otherwise cover such transactions. At times, all or a substantial portion of the Fund’s liquid assets may be segregated for purposes of various portfolio transactions. The Fund may be unable to use such segregated assets for certain other purposes, which could result in the Fund earning a lower return on its portfolio than it might otherwise earn if it did not have to segregate those assets in respect of, or otherwise cover, such portfolio positions. To the extent the Fund’s assets are segregated or committed as cover, it could limit the Fund’s investment flexibility. Segregating assets and covering positions will not limit or offset losses on related positions.
Contingent Convertible Securities Risk
The risks of investing in CoCos include, without limitation, the risk that interest payments will be cancelled by the issuer or a regulatory authority,

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

the risk of ranking junior to other creditors in the event of a liquidation or other bankruptcy-related event as a result of holding subordinated debt, the risk of the Fund’s investment becoming further subordinated as a result of conversion from debt to equity, the risk that the principal amount due can be written down to a lesser amount, and the general risks applicable to fixed income investments, including interest rate risk, credit risk, market risk and liquidity risk, any of which could result in losses to the Fund. CoCos may experience a loss absorption mechanism trigger event, which would likely be the result of, or related to, the deterioration of the issuer’s financial condition (e.g., a decrease in the issuer’s capital ratio) and status as a going concern. In such a case, with respect to contingent convertible securities that provide for conversion into common stock upon the occurrence of the trigger event, the market price of the issuer’s common stock received by the
Fund will have likely declined, perhaps substantially, and may continue to decline, which may adversely affect the Fund’s NAV.
Valuation Risk
Certain securities in which the Fund invests may be less liquid and more difficult to value than other types of securities. When market quotations or pricing service prices are not readily available or are deemed to be unreliable, the Fund values its investments at fair value as determined in good faith pursuant to policies and procedures approved by the Board. Fair value pricing may require subjective determinations about the value of a security or other asset. As a result, there can be no assurance that fair value pricing will result in adjustments to the prices of securities or other assets or that fair value pricing will reflect actual market value, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset.
Currency Risk
Investments denominated in foreign (non-U.S.) currencies that trade in, and receive revenues in, foreign (non-U.S.) currencies or derivatives that provide exposure to foreign (non-U.S.) currencies, are subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.
Currency rates in foreign (non-U.S.) countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, rates of inflation, balance of payments and governmental surpluses or deficits, intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad.
These fluctuations may have a significant adverse impact on the value of the Fund’s portfolio and/or the level of Fund distributions made to Common
Shareholders. There is no assurance that a hedging strategy, if used, will be successful. As a result, the Fund’s investments in foreign currency-
denominated securities may reduce the returns of the Fund.
Continuing uncertainty as to the status of the euro and the European
Monetary Union (“EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets, and on the values of the Fund’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, the Fund’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.
There can be no assurance that if the Fund earns income or capital gains in a non-U.S. country or PIMCO otherwise seeks to withdraw the Fund’s investments from a given country, capital controls imposed by such country will not prevent, or cause significant expense in, doing so.
U.S. Government Securities Risk
The Fund may invest in debt securities issued or guaranteed by agencies, instrumentalities and sponsored enterprises of the U.S. Government. Some
U.S. Government securities, such as U.S. Treasury bills, notes, bonds, and mortgage-related securities guaranteed by the Government National
Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks
(“FHLBs”) or the Federal Home Loan Mortgage Corporation (“FHLMC”),
are supported by the right of the issuer to borrow from the U.S. Treasury;
others, such as those of the Federal National Mortgage Association
(“FNMA”), are supported by the discretionary authority of the U.S.
Government to purchase the agency’s obligations; and still others are supported only by the credit of the issuing agency, instrumentality or corporation. Although legislation has been enacted to support certain government sponsored entities, including the FHLBs, FHLMC and FNMA, there is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the government sponsored entities and the values of their related securities or obligations. In addition, certain governmental entities, including FNMA and FHLMC, have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued by these entities. See “Investment Objectives and Policies—Mortgage-Related and
Other Asset-Backed Securities” in the Statement of Additional Information.
U.S. Government debt securities generally involve lower levels of credit risk than other types of debt securities of similar maturities, although, as a result, the yields available from U.S. Government debt securities are generally lower than the yields available from such other securities. Like other debt securities, the values of U.S. Government securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.
Privately-Issued Mortgage-Related Securities Risk
There are no direct or indirect government or agency guarantees of payments in pools created by nongovernmental issuers. Privately-issued mortgage-related securities are also not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-
sponsored entity guarantee.
Privately-issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors.
Without an active trading market, mortgage-related securities held in the
Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Subprime Risk
Loans, and debt instruments collateralized by loans, acquired by the Fund may be subprime in quality, or may become subprime in quality. Although there is no specific legal or market definition of “subprime,” subprime loans are generally understood to refer to loans made to borrowers that display poor credit histories and other characteristics that correlate with a higher default risk. Accordingly, subprime loans, and debt instruments secured by such loans, have speculative characteristics and are subject to heightened risks, including the risk of nonpayment of interest or repayment of principal, and the risks associated with investments in high yield securities. In addition, these instruments could be subject to increased regulatory scrutiny. The Fund is not restricted by any particular borrower credit criteria when acquiring loans or debt instruments collateralized by loans.
Portfolio Turnover Risk
The Investment Manager manages the Fund without regard generally to restrictions on portfolio turnover. The use of futures contracts and other derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for the Fund. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts and other derivative instruments may involve the payment of commissions to futures commission merchants or other intermediaries.
Higher portfolio turnover involves correspondingly greater expenses to the
Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Fund, the higher these transaction costs borne by the Fund generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains, which are generally taxed to shareholders at ordinary income tax rates when distributed net of short-term capital losses and net long-term capital losses), and may adversely impact the Fund’s after-tax returns.
Confidential Information Access Risk
In managing the Fund (and other PIMCO clients), PIMCO may from time to time have the opportunity to receive material, non-public information
(“Confidential Information”) about the issuers of certain investments, including, without limitation, senior floating rate loans, other loans and related investments being considered for acquisition by the Fund or held in the Fund’
s portfolio. For example, an issuer of privately placed loans co
nsidered by the Fund may offer to provide information and related documentation regarding the issuer that is not publicly available. Pursuant to applicable policies and procedures, PIMCO may (but is not required to)
seek to avoid receipt of Confidential Information from the issuers so as to avoid possible restrictions on its ability to purchase and sell investments on behalf of the Fund and other clients to which such Confidential Information relates. In such circumstances, the Fund (and other PIMCO clients) may be disadvantaged in comparison to other investors, including with respect to the price the Fund pays or receives when it buys or sells an investment.
Further, PIMCO’s and the Fund’s abilities to assess the desirability of proposed consents, waivers or amendments with respect to certain investments may be compromised if they are not privy to available
Confidential Information. PIMCO may also determine to receive such
Confidential Information in certain circumstances under its applicable policies and procedures. If PIMCO intentionally or unintentionally comes into possession of Confidential Information, it may be unable, potentially for a substantial period of time, to purchase or sell investments to which such Confidential Information relates.
Equity Securities and Related Market Risk
The market price of common stocks and other equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally, particular industries represented in those markets, or the issuer itself. The values of equity securities may decline due to real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to labor shortages or increased production costs and competitive conditions within an industry. Equity securities generally have greater price volatility than bonds and other debt securities.
Focused Investment Risk
To the extent that the Fund focuses its investments in a particular industry, the NAV of the Common Shares will be more susceptible to events or factors affecting companies in that industry. These may include, but are not limited to, governmental regulation, inflation, rising interest rates, cost increases in raw materials, fuel and other operating expenses, technological innovations that may render existing products and equipment obsolete, competition from new entrants, high research and development costs, increased costs associated with compliance with environmental or other regulation and other economic, market, political or other developments specific to that industry. Also, the Fund may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens and whose securities may react similarly to the types of events and factors described above, which will subject the Fund to greater risk. The
Fund also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular country or geographic region. See “Principal Risks of the Fund—Foreign (Non-U.S.)

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

Investment Risk,” “Principal Risks of the Fund—Emerging Markets Risk”
and “Principal Risks of the Fund—Currency Risk.”
Operational Risk
An investment in the Fund, like any fund, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on the Fund. While the
Fund seeks to minimize such events through controls and oversight, there may still be failures that could cause losses to the Fund.
Market Disruptions Risk
The Fund is subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from war, terrorism, market manipulation, government interventions, defaults and shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters, which can all negatively impact the securities markets and cause the Fund to lose value. These events can also impair the technology and other operational systems upon which the Fund’s service providers, including PIMCO as the Fund’s investment adviser, rely, and could otherwise disrupt the Fund’s service providers’ ability to fulfill their obligations to the Fund.
In March 2020, the U.S. Federal Reserve made two emergency interest-rate cuts, moving short-term rates to near zero, issued forward guidance that rates will remain low until the economy weathers the COVID-19 crisis, and resumed quantitative easing. Additionally, Congress approved a $2 trillion stimulus package to offset the severity and duration of a potential COVID-
19-related recession. Dozens of central banks across Europe, Asia, and elsewhere announced similar economic relief packages.
Cybersecurity Risk
As the use of technology has become more prevalent in the course of business, the Fund has become potentially more susceptible to operational and informational security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause the Fund to lose proprietary information, suffer data corruption and/or destruction or lose operational capacity, result in the unauthorized release or other misuse of confidential information, or otherwise disrupt normal business operations.
Cyber security failures or breaches may result in financial losses to the Fund and its shareholders. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses;
interference with the Fund’s ability to calculate its NAV, process shareholder transactions or otherwise transact business with shareholders;
impediments to trading; violations of applicable privacy and other laws;
regulatory fines; penalties; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in an attempt to prevent any cyber incidents in the future. There is also a risk that cyber security breaches may not be detected. The Fund and its Common Shareholders could be negatively impacted as a result.
Distressed and Defaulted Securities Risk
Investments in the securities of financially distressed issuers involve substantial risks, including the risk of default, or may be in default at the time of investment. In addition, these securities may fluctuate more in price, and are typically less liquid. The Fund also will be subject to significant uncertainty as to when, and in what manner, and for what value obligations evidenced by securities of financially distressed issuers will eventually be satisfied. Defaulted obligations might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings.
Also among the risks inherent in investments in a troubled issuer is that it frequently may be difficult to obtain information as to the true financial condition of such issuer. PIMCO’s judgments about the credit quality of a financially distressed issuer and the relative value of its securities may prove to be wrong.
Potential Conflicts of Interest Risk—Allocation of Investment
Opportunities
The Investment Manager is involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which interests or the interests of clients may conflict with those of the Fund. The Investment Manager may provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the
Fund. Subject to the requirements of the 1940 Act, the Investment
Manager intends to engage in such activities and may receive compensation from third parties for its services. The results of the Fund’s investment activities may differ from those of the Fund’s affiliates, or another account managed by the Fund’s affiliates, and it is possible that the
Fund could sustain losses during periods in which one or more of the
Fund’s affiliates and/or other accounts managed by the Investment
Manager or its affiliates, including proprietary accounts, achieve profits on their trading. The Investment Manager has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.
Real Estate Risk
To the extent that the Fund invests in real estate related investments, including REITs, real estate-related loans or real-estate linked derivative instruments, it will be subject to the risks associated with owning real estate and with the real estate industry generally. To the extent that the
Fund invests in REITs, it will also be subject to the risk that a REIT may default on its obligations or go bankrupt. By investing in REITs indirectly through the Fund, a shareholder will indirectly bear his or her proportionate share of the expenses of the REITs. The Fund’s investments in REITs could cause the Fund to recognize income in excess of cash received from those

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

securities and, as a result, the Fund may be required to sell portfolio securities, including when it is not advantageous to do so, in order to make distributions. An investment in a REIT or a real estate-linked derivative instrument that is linked to the value of a REIT is subject to additional risks, such as poor performance by the manager of the REIT, adverse changes to the tax laws or failure by the REIT to qualify for favorable tax treatment under the Code.
Risk of Regulatory Changes
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention.
Government regulation and/or intervention may change the way the Fund is regulated, affect the expenses incurred directly by the Fund and the value of its investments, and limit and /or preclude the Fund’s ability to achieve its investment objectives. Government regulation may change frequently and may have significant adverse consequences. The Fund and the Investment
Manager have historically been eligible for exemptions from certain regulations. However, there is no assurance that the Fund and the
Investment Manager will continue to be eligible for such exemptions.
Actions by governmental entities may also impact certain instruments in which the Fund invests.
Moreover, government regulation may have unpredictable and unintended effects. Legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Fund’s ability to pursue its investment objectives or utilize certain investment strategies and techniques.
Current rules related to credit risk retention requirements for asset-backed securities may increase the cost to originators, securitizers and, in certain cases, asset managers of securitization vehicles in which the Fund may invest. The impact of the risk retention rules on the securitization markets is uncertain. These requirements may increase the costs to originators, securitizers, and, in certain cases, collateral managers of securitization vehicles in which the Fund may invest, which costs could be passed along to such Fund as an investor in such vehicles. In addition, the costs imposed by the risk retention rules on originators, securitizers and/or collateral managers may result in a reduction of the number of new offerings of asset-backed securities and thus in fewer investment opportunities for the
Fund. A reduction in the number of new securitizations could also reduce liquidity in the markets for certain types of financial assets, which in turn could negatively affect the returns on the Fund’s investment.
Regulatory Risk - London Interbank Offered Rate (“LIBOR”)
The Fund may invest in certain instruments including, but not limited to, repurchase agreements, collateralized loan obligations and mortgage-
backed securities, that rely in some fashion upon LIBOR. LIBOR is an average interest rate, determined by the ICE Benchmark Administration, that banks charge one another for the use of short-term money. The United
Kingdom’s Financial Conduct Authority, which regulates LIBOR, has announced plans to phase out the use of LIBOR by the end of 2021. There remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate (e.g., the Secured Overnight Financing Rate, which is intended to replace U.S. dollar LIBOR and measures the cost of overnight borrowings through repurchase agreement transactions collateralized with
U.S. Treasury securities). Any potential effects of the transition away from
LIBOR on the Fund or on certain instruments in which the Fund invests can be difficult to ascertain, and they may vary depending on factors that include, but are not limited to: (i) existing fallback or termination provisions in individual contracts and (ii) whether, how, and when industry participants develop a nd adopt new reference rates and fallbacks for both
legacy and new
products and instruments. For example, certain of the
Fund’s investments may involve individual contracts that have no existing fallback provision or language that contemplates the discontinuation of
LIBOR, and those investments could experience increased volatility or illiquidity as a result of the transition process. In addition, interest rate provisions included in such contracts, or in contracts or other arrangements entered into by the Fund, may need to be renegotiated in contemplation of the transition away from LIBOR. The transition may also result in a reduction in the value of certain instruments held by the Fund, a change in the cost of borrowing or the dividend rate for any preferred shares that may be issued by the Fund, or a reduction in the effectiveness of related Fund transactions such as hedges. Any such effects of the transition away from
LIBOR, as well as other unforeseen effects, could result in losses to the
Fund.
Regulatory Risk – Commodity Pool Operator
The CFTC has adopted regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures or commodities swaps, or other financial instruments regulated under the Commodity Exchange Act
(“CEA”) and the rules thereunder (“commodity interests”), or if the Fund markets itself as providing investment exposure to such instruments. As of the date of this prospectus, pursuant to CFTC Rule 4.5, PIMCO has claimed an exclusion from the definition of commodity pool operator (“CPO”) under the Commodity Exchange Act with respect to the Fund, and is therefore not subject to registration or regulation as a CPO with respect to the Fund. To remain eligible for this exclusion, the Fund must comply with certain limitations, including limits on its ability to use any commodity interests and limits on the manner in which the Fund holds out its use of such commodity interests. These limitations may restrict the Fund’s ability to pursue its investment objectives and strategies, increase the costs of implementing its strategies, result in higher expenses for the Fund, and/or adversely affect the Fund’s total return.
Structured Investments Risk
Holders of structured products, including structured notes, credit-linked notes and other types of structured products, bear the risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized.
Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) are generally influenced by the same types of political and economic events that affect issuers of securities and

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

capital markets generally. Structured products generally entail risk
s
as
sociated with derivative instruments.
Collateralized Loan Obligations Risk
CLOs may charge management fees and administrative expenses. The cash flows from a CLO trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the equity tranche which generally bears losses in connection with the first defaults, if any, on the bonds or loans in the trust. A senior tranche from a CLO trust typically has higher credit ratings and lower yields than the underlying securities. CLO tranches, even senior ones, can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities. The risks of an investment in a CLO depend largely on the type of the collateral securities and the class/tranche of the
CLO in which the Fund invests. Normally, CLOs are privately offered and sold, and thus are not registered under the securities laws. Investments in
CLOs may be or become illiquid. In addition to the normal risks associated with debt instruments (e.g., interest rate risk and credit risk), CLOs carry additional risks including, but not limited to: (i) the possibility that distributions from the collateral will not be adequate to make interest or other payments; (ii) the risk that the quality of the collateral may decline in value or default; (iii) the risk that the Fund may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; and (iv) the risk that the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or others and may produce unexpected investment results.
Private Placements Risk
A private placement involves the sale of securities that have not been registered under the 1933 Act, or relevant provisions of applicable non-U.S.
law, to certain institutional and qualified individual purchasers, such as the
Fund. Securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities. See “Principal Risks of the Fund—
Liquidity Risk.” Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price.
Private placements may also raise valuation risks. See “Principal Risks of the Fund—Valuation Risk.”
Privacy and Data Security Risk
The Fund generally does not intend to obtain or hold borrowers’ non-public personal information, and the Fund intends to implement procedures designed to prevent the disclosure of borrowers’ non-public personal information to the Fund. However, service providers to the Fund or its direct or indirect fully-owned subsidiaries, including their custodians and the platforms acting as loan servicers for the Fund or its direct or indirect fully-
owned subsidiaries, may obtain, hold or process such information. The
Fund cannot guarantee the security of non-public personal information in the possession of such a service provider and cannot guarantee that service providers have been and will continue to comply with the Gramm-Leach
Bliley Act (“GLBA”), other data security and privacy laws and any other related regulatory requirements. Violations of GLBA and other laws could subject the Fund to litigation and/or fines, penalties or other regulatory action, which, individually or in the aggregate, could have an adverse effect on the Fund. The Fund may also face regul ations related to privacy and
data security in the other jur
isdictions in which the Fund invests.
Convertible Securities Risk
The values of synthetic convertible securities will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value. Synthetic convertible securities are also subject to the risks associated with derivatives. In addition, if the value of the underlying common stock or the level of the index involved in the convertible element falls below the strike price of the warrant or option, the warrant or option may lose all value.
Zero-Coupon Bond, Step-Ups and Payment-in-Kind Securities
Risk
Investments in zero-coupon and payment-in-kind securities are subject to certain risks, including that market prices of zero-coupon and payment-in-
kind securities generally are more volatile than the prices of securities that pay interest periodically and in cash, and are likely to respond to changes in interest rates to a greater degree than other types of debt securities with similar maturities and credit quality. Because zero-coupon securities bear no interest, their prices are especially volatile. And because zero-coupon bondholders do not receive interest payments, the prices of zero-coupon securities generally fall more dramatically than those of bonds that pay interest on a current basis when interest rates rise. Under many market and other conditions, the market for zero-coupon and payment-in-kind securities may suffer decreased liquidity making it difficult for the Fund to dispose of them or to determine their current value. In addition, as these securities may not pay cash interest, the Fund’s investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund’s portfolio. Further, to maintain its qualification for treatment as a RIC and to avoid Fund-level U.S. federal income and/or excise taxes, the Fund is required to distribute to its shareholders any income it is deemed to have received in respect of such investments, notwithstanding that cash has not been received currently, and the value of paid-in-kind interest. Consequently, the Fund may have to dispose of portfolio securities under disadvantageous circumstances to generate the cash, or may have to leverage itself by borrowing the cash to satisfy this distribution requirement. The required distributions, if any, would result in an increase in the Fund’s exposure to these securities.
Debt Securities Risk
Debt securities are generally subject to the risks described below and further herein:
Issuer risk.
The value of fixed income securities may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer.
Interest rate risk.
The market value of debt securities changes in
response to interest rate changes and other factors. Interest rate risk is the risk that prices of debt securities will increase as interest rates fall and

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

decrease as interest rates rise, which would be reflected in the Fund’s NAV.
The Fund may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by the Fund’s management. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the
NAV of the Fund to the extent that it invests in floating rate debt securities.
Prepayment risk.
During periods of declining interest rates, borrowers
may prepay principal. This may force the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions.
Credit risk.
Credit risk is the risk that one or more debt securities in the
Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates.
Reinvestment risk.
Reinvestment risk is the risk that income from the
Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed income securities at market interest rates that are below the portfolio’s current earnings rate.
Duration and maturity risk.
The Fund may seek to adjust the duration
or maturity of its investments in debt securities based on its assessment of current and projected market conditions. The Fund may incur costs in seeking to adjust the average duration or maturity of its portfolio of debt securities. There can be no assurances that the Fund’s assessment of current and projected market conditions will be correct or that any strategy to adjust duration or maturity will be successful.
Other Investment Companies Risk
The Fund may invest in securities of other open- or closed-end investment companies, including without limitation ETFs, to the extent that such investments are consistent with the Fund’s investment objectives, strategies and policies and permissible under the 1940 Act. The Fund may invest in other investment companies to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash
(such as the period shortly after the Fund receives the proceeds of the offering of its Common Shares) or when PIMCO believes share prices of other investment companies offer attractive values. As a shareholder in an investment company, the Fund would bear its ratable share of that investment company’s expenses and would remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested. Common Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. The securities of other investment companies may be leveraged, in which case the NAV and/or market value of the investment company’s shares will be more volatile than unleveraged investments. See “Principal Risks of the
Fund— Leverage Risk.”
Restricted Securities Risk
A private placement involves the sale of securities that have not been registered under the 1933 Act or relevant provisions of applicable non-U.S.
law to certain institutional and qualified individual purchasers, such as the
Fund. In addition to the general risks to which all securities are subject, securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities. Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price. Private placements may also raise valuation risks. Restricted securities are often purchased at a discount from the market price of unrestricted securities of the same issuer reflecting the fact that such securities may not be readily marketable without some time delay. Such securities are often more difficult to value and the sale of such securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of liquid securities trading on national securities exchanges or in the over-the-counter markets. Until the Fund can sell such securities into the public markets, its holdings will be less liquid and any sales will need to be made pursuant to an exemption under the
1933 Act.
Sovereign Debt Risk
In addition to the other risks applicable to debt investments, sovereign debt may decline in value as a result of default or other adverse credit event resulting from an issuer’s inability or unwillingness to make principal or interest payments in a timely fashion. A sovereign entity’s failure to make timely payments on its debt can result from many factors, including, without limitation, insufficient foreign currency reserves or an inability to sufficiently manage fluctuations in relative currency valuations, an inability or unwillingness to satisfy the demands of creditors and/or relevant supranational entities regarding debt service or economic reforms, the size of the debt burden relative to economic output and tax revenues, cash flow difficulties, and other political and social considerations. The risk of loss to the Fund in the event of a sovereign debt default or other adverse credit event is heightened by the unlikelihood of any formal recourse or means to enforce its rights as a holder of the sovereign debt. In addition, sovereign debt restructurings, which may be shaped by entities and factors beyond the Fund’s control, may result in a loss in value of the Fund’s sovereign debt holdings.
Repurchase Agreements Risk
The Fund may enter into repurchase agreements, in which the Fund purchases a security from a bank or broker-dealer, which agrees to repurchase the security at the Fund’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Fund will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements may be or become illiquid.
These events could also trigger adverse tax consequences for the Fund.
Synthetic Convertible Securities Risk
The values of synthetic convertible securities will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value. Synthetic convertible securities are also subject to the risks associated with derivatives. In addition, if the value of the underlying common stock or the level of the

December 3, 2020
 |

PROSPECTUS

PIMCO Corporate & Income Strategy Fund

index involved in the convertible element falls below the strike price of the warrant or option, the warrant or option may lose all value.
Certain Affiliations
Certain broker-dealers may be considered to be affiliated persons of the
Fund and/or the Investment Manager due to their possible affiliations with
Allianz SE, the ultimate parent of the Investment Manager. Absent an exemption from the SEC or other regulatory relief, the Fund is generally precluded from effecting certain principal transactions with affiliated brokers, and its ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker, or to utilize affiliated brokers for agency transactions, is subject to restrictions. This could limit the Fund’s ability to engage in securities transactions and take advantage of market opportunities.
Anti-Takeover Provisions
The Fund’s Amended and Restated Agreement and Declaration of Trust
(the “Declaration”) includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status. See “Anti-Takeover and Other Provisions in the
Declaration of Trust.” These provisions in the Declaration could have the effect of depriving the Common Shareholders of opportunities to sell their
Common Shares at a premium over the then-current market price of the
Common Shares or at NAV.
Fund Distribution Rates
Although the Fund may seek to maintain level distributions, the Fund’s distribution rates may be affected by numerous factors, including but not limited to changes in realized and projected market returns, fluctuations in market interest rates, Fund performance, and other factors. There can be no assurance that a change in market conditions or other factors will not result in a change in the Fund’s distribution rate or that the rate will be sustainable in the future.
For instance, during periods of low or declining interest rates, the Fund’s distributable income and dividend levels may decline for many reasons. For example, the Fund may have to deploy uninvested assets (whether from purchases of Fund shares, proceeds from matured, traded or called debt obligations or other sources) in new, lower yielding instruments.
Additionally, payments from certain instruments that may be held by the
Fund (such as variable and floating rate securities) may be negatively impacted by declining interest rates, which may also lead to a decline in the
Fund’s distributable income and dividend levels.
Summary of Fund Expenses
The following table is intended to assist investors in understanding the fees and expenses (annualized) that an investor in Common Shares of the Fund would bear, directly or indirectly, as a result of an offering. The table reflects the use of leverage attributable to the Fund’s outstanding Preferred Shares and reverse repurchase agreements in an amount equal to
26.88% of the
Fund’s total managed assets (including assets attributable to such leverage), which reflects approximately the percentage of the Fund’s total managed assets attributable to such leverage as of
July 31, 2020, and
shows Fund expenses as a percentage of net assets attributable to
Common Shares. The percentage above and information below do not reflect the Fund’s use of other forms of economic leverage, such as credit default swaps or other derivative instruments. The table and example below are based on the
Fund’s capital structure as of
July 31, 2020. The extent of the Fund’s assets
attributable to leverage following an offering, and the Fund’s associated expenses, are likely to vary (perhaps significantly) from these assumptions.
Shareholder Transaction Expenses

Sales load (as a percentage of offering price) (1)	[-] %
Offering Expenses Borne by Common Shareholders ( as a percentage of offering price ) (2)	[-] %
Dividend Reinvestment Plan Fees (3)	None
1
In the event that the Common Shares to which this prospectus relates are sold to or through underwriters or dealer managers, a corresponding prospectus supplement will disclose the applicable sales load and/or commission.

2
The related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by the Fund and indirectly by all of its Common Shareholders as a percentage of the offering price.

3
You will pay brokerage charges if you direct your broker or the plan agent to sell your
Common Shares that you acquired pursuant to a dividend reinvestment plan. You may also pay a pro rata share of brokerage commissions incurred in connection with open-
market purchases pursuant to the Fund’s Dividend Reinvestment Plan. See “Dividend
Reinvestment Plan.”

Annual Expenses

Percentage of Net Assets Attributable to Common Shares (reflecting leverage attributable to ARPS and reverse repurchase agreements)
Management Fees (1)	0.85%
Dividend Cost on Preferred Shares (2)	0.09%
Interest Payments on Borrowed Funds (3)	0.70%
Other Expenses (4)	0.01%
Total Annual Expenses (5)	1.65%
1
Management Fees include fees payable to the Investment Manager for advisory services and for supervisory, administrative and other services. The Fund pays for the advisory, supervisory and administrative services it requires under what is essentially an all-in fee structure (the “unified management fee”). Pursuant to an investment management agreement, PIMCO is paid a Management Fee of 0.81% based on the Fund’s average daily net assets (including daily net assets attributable to any preferred shares of the
Fund that may be outstanding). The Fund (and not PIMCO) will be responsible for certain fees and expenses, which are reflected in the table above, that are not covered by the unified management fee under the investment management agreement. Please

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

see “Management of the Fund–Investment Management Agreement” in this Prospectus for an explanation of the unified management fee.
2
Reflects the Fund’s outstanding Preferred Shares as of
July 31, 2020, which represented
3.38% of the Fund’s total managed assets (including the liquidation preference of outstanding Preferred Shares and assets attributable to reverse repurchase agreements)
as of that date, at an annual dividend cost to the Fund of
0.12%, which is based on
current market conditions, and assumes the Fund will continue to pay Preferred Share dividends at the “maximum applicable rate” called for under the Fund’s Bylaws due to the ongoing failure of auctions for the ARPS. The actual dividend rate paid on the ARPS will vary over time in accordance with variations in market interest rates. See “Use of
Leverage” and “Description of Capital Structure.”

3
Reflects the Fund’s use of leverage in the form of reverse repurchase agreements as of
July 31, 2020, which represented
23.50% of the Fund’s total managed assets
(including assets attributable to reverse repurchase agreements) as of that date, at an estimated annual interest rate cost to the Fund of
2.02% (based on current market
conditions). See “Use of Leverage—Effects of Leverage.” The actual amount of interest expense borne by the Fund will vary over time in accordance with the level of the Fund’s use of reverse repurchase agreements, dollar rolls and/or borrowings and variations in market interest rates. Borrowing expense is required to be treated as an expense of the
Fund for accounting purposes. Any associated income or gains (or losses) realized from leverage obtained through such instruments is not reflected in the Annual Expenses table above, but would be reflected in the Fund’s performance results.

4	Other expenses are estimated for the Fund’s current fiscal year ending July 31, 2021.
5
“Dividend Cost on Preferred Shares” and “Interest Payments on Borrowed Funds” are
borne by the Fund separately from the management fees paid to PIMCO. Excluding such expenses, Total Annual Expenses are
0.86%.

Example
The following example illustrates the expenses that you would pay on a
$1,000 investment in Common Shares of the Fund, assuming (1) that the
Fund’s net assets do not increase or decrease, (2) that the Fund incurs total annual expenses of 1.65% of net assets attributable to Common Shares in years 1 through 10 (assuming outstanding Preferred Shares and reverse repurchase agreements representing
26.88% of the Fund’s total managed
assets) and (3) a 5% annual return
(1)
:

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$17	$52	$90	$196
(1)
The example above should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown.
The
example assumes that the estimated Interest Payments on Borrowed Funds, Dividend Cost on Preferred Shares and Other Expenses set forth in the Annual Expenses table are accurate, that the rate listed under Total Annual Expenses remains the same each year and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example. The example does not include commissions or estimated offering expenses, which would cause the expenses shown in the example to increase. In connection with an offering of Common Shares, the prospectus supplement will set forth an example including sales load and estimated offering costs.

December 3, 2020
 |

PROSPECTUS

PIMCO Corporate & Income Strategy Fund

Financial Highlights
The information in the table below for the fiscal years ended July 31, 2020, July 31, 2019, July 31, 2018, July 31, 2017, and July 31, 2016 is derived from the Fund’s financial statements for the fiscal year ended July 31, 2020 audited by PricewaterhouseCoopers LLP (“PwC”), whose report on such financial statements is contained in the Fund’s July 31, 2020 Annual Report and is incorporated by reference into the Statement of Additional Information. The information in the table below for the fiscal period ended July 31, 2015
(1)
and the fiscal years ended October 31, 2014, 2013, 2012 and 2011 is derived from the Fund’s financial statements for the fiscal period ended July 31, 2015.
1
On December 16, 2014, the Board approved a change of the Fund’s fiscal year end from October 31 to July 31. Information is provided for the “stub” period from November 1, 2014 through the Fund’s new fiscal year end of July 31, 2015.

		Investment Operations		Less Distributions to ARPS (c)			Less Distributions to Common Shareholders (d)
Selected Per Share Data for the Year or Period Ended^:	Net Asset Value Beginning of Year or Period (a)	Net Investment Income (Loss) (b)	Net Realized/ Unrealized Gain (Loss)	From Net Investment Income	From Net Realized Capital Gains	Net Increase (Decrease) in Net Assets Applicable to Common Shareholders Resulting from Operations	From Net Investment Income	From Net Realized Capital Gains	Tax Basis Return of Capital	Total	Increase resulting from at-the- market Offering

PIMCO Corporate & Income Strategy Fund
7/31/2020	$14.94	$1.31	$(2.07)	$(0.01)	$0.00	$(0.77)	$(1.41)	$0.00	$0.00	$(1.41)	N/A
7/31/2019	14.90 (l)	1.22	0.20	(0.05)	0.00	1.37	(1.43)	0.00	0.00	(1.43)	N/A
7/31/2018	15.32	1.20	(0.24)	(0.03)	0.00	0.93	(1.35)	0.00	0.00	(1.35)	N/A
7/31/2017	14.28	1.12	1.70	(0.01)	0.00	2.81	(1.75)	0.00	(0.02)	(1.77)	N/A
7/31/2016	14.75	1.24	(0.84) (j)	(0.01)	0.00	0.39 (k)	(1.37)	0.00	0.00	(1.37)	N/A
11/01/2014 - 07/31/2015 (h)	15.60	0.73	(0.21)	(0.00)	0.00	0.52	(1.37)	0.00	0.00	(1.37) (i)	N/A
10/31/2014	16.04	0.99	0.87	(0.00)	(0.00)	1.86	(1.35)	(0.95)	0.00	(2.30)	N/A
10/31/2013	15.90	1.28	0.44	(0.01)	0.00	1.71	(1.57)	0.00	0.00	(1.57)	N/A
10/31/2012	13.67	1.57	2.47	(0.01)	0.00	4.03	(1.80)	0.00	0.00	(1.80)	N/A
10/31/2011	15.51	1.72	(1.87)	(0.01)	0.00	(0.16)	(1.68)	0.00	0.00	(1.68)	N/A

^	A zero balance may reflect actual amounts rounding to less than $0.01 or 0.01%.
*	Annualized
(a)	Includes adjustments required by U.S. GAAP and may differ from net asset values and performance reported elsewhere by the Fund.
(b)	Per share amounts based on average number of common shares outstanding during the year or period.
(c)
Auction Rate Preferred Shareholders (“ARPS”) asset coverage per share is disclosed as the product of the asset coverage ratio as of period end and the current liquidation preference. See
Note 14, Auction Rate Preferred Shares, in the Notes to Financial Statements for more information.

(d)
The tax characterization of distributions is determined in accordance with Federal income tax regulations. See Note 2, Distributions—Common Shares, in the Notes to Financial
Statements for more information.

(e)
Total investment return is calculated assuming a purchase of a common share at the market price on the first day and a sale of a common share at the market price on the last day of each year reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested at prices obtained under the Funds’ dividend reinvestment plan.
Total investment return does not

(f)
Calculated on the basis of income and expenses applicable to both common and preferred shares relative to the average net assets of common shareholders. The expense ratio and net investment income do not reflect the effects of dividend payments to preferred shareholders.

(g)
Ratio includes interest expense which primarily relates to participation in borrowing and financing transactions. See Note 5, Borrowings and Other Financing Transactions, in the Notes to
Financial Statements for more information.

(h)	Fiscal year end changed from October 31st to July 31st.
(i)
Total distributions for the period ended July 31, 2015 may be lower than prior fiscal years due to fiscal year end changes resulting in a reduction of the amount of days in the period ended July 31, 2015.

(j)
The amount previously reported in the Funds’ 2016 Annual Report has been revised due to a misstatement. The misstatement was not considered material to the prior period Annual
Report. In the Funds’ 2016 Annual Report, the Fund reported an amount of (0.33).

(k)
The amount previously reported in the Funds’ 2016 Annual Report has been revised due to a misstatement. The misstatement was not considered material to the prior period Annual
Report. In the Funds’ 2016 Annual Report, the Fund reported an amount of 0.90.

(l)	The NAV presented may differ from the NAV reported for the same period in other Fund materials.

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

27755

		Common Share			Ratios/Supplemental Data
						Ratios to Average Net Assets (f)

Offering Cost Charged to Paid in Capital	Increase Resulting from Tender of ARPS (c)	Net Asset Value End of Year or Period (a)	Market Price End of Year or Period	Total Investment Return (e)	Net Assets Applicable to Common Shareholders (000s)	Expenses (g)	Expenses Excluding Waivers (g)	Expenses Excluding Interest Expense	Expenses Excluding Interest Expense and Waivers	Net Investment Income (Loss)	ARPS Asset Coverage Per Share (c)	Portfolio Turnover Rate

N/A	$0.00	$12.76	$15.29	(7.72)%	$509,488	1.57%	1.57%	0.87%	0.87%	9.57%	$566,423	31%
N/A	0.10	14.94	18.08	9.20	591,931	1.60	1.60	0.94	0.94	8.39	653,838	18
N/A	0.00	14.90 (l)	18.09	9.61	586,592	1.36	1.36	0.94	0.94	7.97	289,023	20
N/A	0.00	15.32	17.92	30.63	599,266	1.17	1.17	0.93	0.93	7.65	294,755	38
N/A	0.51	14.28	15.43	24.21	553,569	1.10	1.10	1.02	1.02	8.91	274,223	43
N/A	0.00	14.75	13.71	(7.12)	570,122	1.07 *	1.07 *	1.07 *	1.07 *	6.51 *	109,336	40
N/A	0.00	15.60	16.18	8.84	599,980	1.09	1.09	1.09	1.09	6.32	113,753	48
N/A	0.00	16.04	17.15	3.48	612,225	1.10	1.10	1.09	1.09	7.91	115,565	108
N/A	0.00	15.90	18.17	33.21	603,483	1.32	1.32	1.14	1.14	11.03	114,270	28
N/A	0.00	13.67	15.27	4.78	515,041	1.30	1.30	1.16	1.16	11.56	101,188	32

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

The following table sets forth certain information regarding the Fund’s outstanding ARPS as of the end of the last ten of the Fund’s fiscal years and most recently completed fiscal period.

Fiscal Year Ended	Total Amount Outstanding	Asset Coverage per Preferred Share (1)	Involuntary Liquidating Preference per ARPS (2)	Average Market Value per Preferred Share (3)
July 31, 2020	$23,525,000	$566,423	$25,000	N/A
July 31, 2019	$23,525,000	$653,838	$25,000	N/A
July 31, 2018	$55,525,000	$289,023	$25,000	N/A
July 31, 2017	$55,525,000	$294,755	$25,000	N/A
July 31, 2016	$55,525,000	$274,223	$25,000	N/A
July 31, 2015 (4)	$169,000,000	$109,336	$25,000	N/A
October 31, 2014	$169,000,000	$113,753	$25,000	N/A
October 31, 2013	$169,000,000	$115,565	$25,000	N/A
October 31, 2012	$169,000,000	$114,270	$25,000	N/A
October 31, 2011	$169,000,000	$101,188	$25,000	N/A
October 31, 2010	$169,000,000	$110,790	$25,000	N/A
1
“Asset Coverage per Preferred Share” means the ratio that the value of the total assets of the Fund, less all liabilities and indebtedness not represented by ARPS, bears to the aggregate of the involuntary liquidation preference of ARPS, expressed as a dollar amount per ARPS.

2
“Involuntary Liquidating Preference per ARPS” means the amount to which a holder of ARPS would be entitled upon the involuntary liquidation of the Fund in preference to the Common
Shareholders, expressed as a dollar amount per Preferred Share.

3
The ARPS have no readily ascertainable market value. As discussed herein under “Use of Leverage,” auctions for the ARPS have failed since February 2008, there is currently no active trading market for the ARPS and the Fund is not able to reliably estimate what their value would be in a third-party market sale.

4
On December 16, 2014, the Board approved a change of the Fund’s fiscal year end from October 31 to July 31. Information is provided for the “stub” period from November 1, 2014 through the Fund’s new fiscal year end of July 31, 2015.

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

Use of Proceeds
The net proceeds of an offering will be invested in accordance with the
Fund’s investment objectives and policies as set forth below. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering in accordance with its investment objectives and policies within approximately 30 days of receipt by the Fund, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund’s investment objectives and policies, and except to the extent proceeds are held in cash to pay dividends or expenses, or for temporary defensive purposes. Pending such investment, it is anticipated that the proceeds of an offering will be invested in high grade, short-term securities, credit-linked trust certificates, and/or high yield securities, index futures contracts or similar derivative instruments designed to give the Fund exposure to the securities and markets in which it intends to invest while the Investment Manager selects specific investments.
The Fund
The Fund is a diversified, closed-end management investment company.
The Fund was organized as a Massachusetts business trust on October 17,
2001, pursuant to an Agreement and Declaration of Trust governed by the laws of the Commonwealth of Massachusetts. The Fund commenced operations on December 21, 2001, following the initial public offering of its
Common Shares. Effective February 1, 2012, the Fund changed its name from PIMCO Corporate Strategy Fund to its current name, PIMCO
Corporate & Income Strategy Fund.
Investment Objectives and Policies
The Fund’s primary investment objective is to seek high current income.
Capital preservation and appreciation are secondary objectives. The Fund seeks to achieve its investment objectives by utilizing a dynamic asset allocation strategy among multiple fixed income sectors in the global credit markets, including corporate debt (including, among other things, fixed-, variable- and floating-rate bonds, bank loans, convertible securities and stressed debt securities issued by U.S. or foreign (non-U.S.) corporations or other business entities, including emerging market issuers), mortgage-
related and other asset-backed securities, government and sovereign debt, taxable municipal bonds and other fixed-, variable- and floating-rate income-producing securities of U.S. and foreign issuers, including emerging market issuers. The Fund may invest in investment grade debt securities and below investment grade debt securities (commonly referred to as “high yield” securities or “junk bonds”), including securities of stressed issuers.
The types of securities and instruments in which the Fund may invest are summarized under “Portfolio Contents” below. The Fund cannot assure you that it will achieve its investment objectives, and you could lose all of your investment in the Fund.
The Fund cannot change its investment objectives without the approval of the holders of a “majority of the outstanding” Common Shares and any
Preferred Shares voting together as a single class, and of the holders of a
“majority of the outstanding” Preferred Shares voting as a separate class. A
“majority of the outstanding” shares (whether voting together as a single class or voting as a separate class) means (i) 67% or more of such shares present at a meeting, if the holders of more than 50% of those shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less. See “Description of Shares—Preferred Shares—Voting
Rights” for additional information with respect to the voting rights of holders of Preferred Shares. The Fund may not change its policy to invest at least 80% of its net assets plus borrowings for investment purposes in a combination of corporate debt obligations of varying maturities, other corporate income-producing securities, and income-producing securities of non-corporate issuers, such as U.S. Government securities, municipal securities and mortgage-backed and other asset-backed securities issued on a public or private basis unless it provides shareholders with at least 60 days’ written notice of such change.
Portfolio Management Strategies
Dynamic Allocation Strategy.
 In managing the Fund, the Investment
Manager employs an active approach to allocation among multiple fixed income sectors based on, among other things, market conditions, valuation assessments, economic outlook, credit market trends and other economic factors. With PIMCO’s macroeconomic analysis as the basis for top-down investment decisions, including geographic and credit sector emphasis,
PIMCO manages the Fund with a focus on seeking income generating investment ideas across multiple fixed income sectors, with an emphasis on seeking opportunities in developed and emerging global credit markets.
PIMCO may choose to focus on particular countries/regions, asset classes, industries and sectors to the exclusion of others at any time and from time to time based on market conditions and other factors. For example, subject to the Fund’s investment policies and limitations, the Fund may invest a substantial portion of its total assets in mortgage-related and other asset-
backed securities, which investments PIMCO may choose to increase or decrease, or eliminate entirely, over time and from time to time. The relative value assessment within fixed income sectors draws on PIMCO’s regional and sector specialist insights. The Fund will observe various investment guidelines as summarized below.
Investment Selection Strategies.
Once the Fund’s top-down, portfolio
positioning decisions have been made as described above, PIMCO selects particular investments for the Fund by employing a bottom-up, disciplined credit approach which is driven by fundamental, independent research within each sector/asset class represented in the Fund, with a focus on identifying securities and other instruments with solid and/or improving fundamentals.
PIMCO utilizes strategies that focus on credit quality analysis, duration management and other risk management techniques. PIMCO attempts to identify, through fundamental research driven by independent credit analysis and proprietary analytical tools, debt obligations and other income-
producing securities that provide current income and/or opportunities for capital appreciation based on its analysis of the issuer’s credit characteristics and the position of the security in the issuer’s capital structure.
Consideration of yield is only one component of the portfolio managers’
approach in managing the Fund. PIMCO also attempts to identify investments that may appreciate in value based on PIMCO’s assessment of the issuer’s credit characteristics, forecast for interest rates and outlook for

December 3, 2020
 |

PROSPECTUS

PIMCO Corporate & Income Strategy Fund

particular countries/regions, currencies, industries, sectors and the global economy and bond markets generally.
Credit Quality.
The Fund may invest in debt instruments that are, at the
time of purchase, rated below investment grade, or that are unrated but determined to be of comparable quality. The Fund will not normally invest more than 20% of its total assets in debt instruments, other than mortgage-related and other asset-backed securities, that are, at the time of purchase, rated CCC or lower by S&P and Fitch and Caa1 or lower by
Moody’s, or that are unrated but determined by PIMCO to be of comparable quality. The Fund may invest without limit in mortgage-related and other asset-backed securities regardless of rating (i.e., of any credit quality). Subject to this 20% restriction, the Fund may invest in issuers of any credit quality (including bonds in the lowest ratings categories). The
Fund may also invest up to 5% of its total assets in defaulted bonds except that the Fund may invest in mortgage-related and other asset-backed securities without regard to this limit, subject to the Fund’s other investment policies. For purposes of applying the foregoing policies, in the case of securities with split ratings (i.e., a security receiving two different ratings from two different rating agencies), the Fund will apply the higher of the applicable ratings. Subject to the aforementioned investment restrictions, the Fund may invest in securities of stressed issuers, which include securities at risk of being in default as to the repayment of principal and/or interest at the time of acquisition by the Fund or that are rated in the lower rating categories by one or more nationally recognized statistical rating organizations (for example, Ca or lower by Moody’s or CC or lower by S&P or Fitch) or, if unrated, are determined by PIMCO to be of comparable quality. Debt instruments of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal, and are commonly referred to as “high yield” securities or “junk bonds.” Debt instruments in the lowest investment grade category also may be considered to possess some speculative characteristics. The Fund may, for hedging, investment or leveraging purposes, make use of credit default swaps, which are contracts whereby one party makes periodic payments to a counterparty in exchange for the right to receive from the counterparty a payment equal to the par (or other agreed-upon) value of a referenced debt obligation in the event of a default or other credit event by the issuer of the debt obligation.
Independent Credit Analysis.
PIMCO relies primarily on its own analysis
of the credit quality and risks associated with individual debt instruments considered for the Fund, rather than relying exclusively on rating agencies or third-party research. The Fund’s portfolio managers utilize this information in an attempt to manage credit risk and/or to identify issuers, industries or sectors that are undervalued and/or offer attractive yields relative to PIMCO’s assessment of their credit characteristics. This aspect of
PIMCO’s capabilities will be particularly important to the extent that the
Fund invests in high yield securities and in securities of emerging market issuers.
Duration Management.
It is expected that the Fund normally will have a
short to intermediate average portfolio duration (i.e., within a zero to eight year range), as calculated by PIMCO, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. While the Fund seeks to maintain a short to intermediate average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, which would potentially benefit the portfolio in an environment of rising market interest rates, but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates. PIMCO may also utilize certain strategies, including without limit investments in structured notes or interest rate futures contracts or swap, cap, floor or collar transactions, for the purpose of reducing the interest rate sensitivity of the Fund’s portfolio, although there is no assurance that it will do so or that such strategies will be successful.
Portfolio Contents
Under normal market conditions, the Fund seeks to achieve its investment objectives by investing at least 80% of its net assets plus borrowings for investment purposes in a combination of corporate debt obligations of varying maturities, other corporate income-producing securities, and income-producing securities of non-corporate issuers, such as U.S.
Government securities, municipal securities and mortgage-backed and other asset-backed securities issued on a public or private basis. The Fund’s investments in derivatives and other synthetic instruments that have economic characteristics similar to corporate debt obligations of varying maturities, other corporate income-producing securities, and income-
producing securities of non-corporate issuers will be counted toward satisfaction of this 80% Policy. The Fund will normally invest at least 25%
of its total assets in corporate debt obligations and other corporate income-
producing securities. Corporate income-producing securities include fixed-, variable- and floating-rate bonds, debentures, notes and other similar types of corporate debt instruments, such as preferred shares, convertible securities, bank loans (including covenant-lite obligations) and loan participations and assignments, payment-in-kind securities, step-ups, zero-
coupon bonds, bank capital securities, bank certificates of deposit, fixed time deposits and bankers’ acceptances, stressed debt securities, structured notes and other hybrid instruments. Certain corporate income-producing securities, such as convertible bonds, also may include the right to participate in equity appreciation, and PIMCO will generally evaluate those instruments based primarily on their debt characteristics. In satisfying the
Fund’s 80% Policy, the Fund may invest in mortgage-related securities, including mortgage pass-through securities, CMOs, commercial or residential mortgage-backed securities, mortgage dollar rolls, CMO residuals, adjustable rate mortgage-backed securities, SMBSs and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, debt instruments, including, without limitation, bonds, debentures, notes, and other debt securities of U.S. and foreign (non-U.S.) corporate and other issuers, including commercial paper; obligations of foreign governments or their sub-divisions, agencies and government sponsored enterprises and obligations of international agencies and supranational entities; municipal securities and other debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises, including taxable municipal securities (such as Build America

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

Bonds); inflation-indexed bonds issued by both governments and corporations; catastrophe bonds and other event-linked bonds; structured notes, including hybrid or indexed securities; credit-linked notes; credit-
linked trust certificates; structured credit products; bank loans (including, among others, senior loans, delayed funding loans, revolving credit facilities and loan participations and assignments); preferred securities and convertible debt securities (i.e., debt securities that may be converted at either a stated price or stated rate into underlying shares of common stock), including synthetic convertible debt securities (i.e., instruments created through a combination of separate securities that possess the two principal characteristics of a traditional convertible security, such as an income-
producing security and the right to acquire an equity security) and contingent convertible securities. The Fund may invest in debt securities of stressed issuers. Subject to the investment limitations described under
“Credit Quality” above, at any given time and from time to time, substantially all of the Fund’s portfolio may consist of below investment grade securities. The Fund may invest in any level of the capital structure of an issuer of mortgage-backed or asset-backed securities (including collateralized bond obligations, collateralized loan obligations and other collateralized debt obligations), including the equity or “first loss” tranche.
The rate of interest on an income-producing security may be fixed, floating or variable, and may move in the opposite direction to interest rates generally or the interest rate on another security or index (i.e., inverse floaters).
The Fund may invest up to 25% of its total assets (measured at the time of investment) in non-U.S. dollar denominated securities (of both developed and “emerging market” countries), including obligations of non-U.S.
governments and their respective sub-divisions, agencies and government-
sponsored enterprises. The Fund may invest without limit in short-term investment grade sovereign debt, including short-term investment grade sovereign debt issued by emerging market issuers. The Fund may invest up to 40% of its total assets in securities and instruments that are economically tied to “emerging market” countries other than investments in short-term investment grade sovereign debt issued by emerging market issuers, where as noted above there is no limit. The Fund may also invest directly in foreign currencies, including local emerging market currencies.
The Fund may, but is not required to, utilize various derivative strategies
(both long and short positions) involving the purchase or sale of futures and forward contracts (including foreign currency exchange contracts), call and put options, credit default swaps, total return swaps, basis swaps and other swap agreements and other derivative instruments for investment purposes, leveraging purposes or in an attempt to hedge against market, credit, interest rate, currency and other risks in the portfolio. The Fund may purchase and sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.
The Fund may invest up to 20% of its total assets in common stocks and other equity securities from time to time, including those it has received through the conversion of a convertible security held by the Fund or in connection with the restructuring of a debt security.
The Fund may invest in securities that have not been registered for public sale in the U.S. or relevant non-U.S. jurisdictions, including without limit securities eligible for purchase and sale pursuant to Rule 144A under the
1933 Act, or relevant provisions of applicable non-U.S. law, and other securities issued in private placements. The Fund may also invest in securities of other open- and closed-end investment companies, including, without limit, ETFs, and may invest in foreign ETFs. The Fund may invest in
REITs. The Fund may invest in securities of companies with any market capitalization, including small and medium capitalizations.
The Fund may invest up to 15% of its total assets in illiquid investments
(i.e., investments that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security).
The Fund will treat the assets of wholly-owned and controlled subsidiaries formed by the Fund (each, a “Subsidiary”) as assets of the Fund for purposes of determining compliance with various provisions of the 1940 Act applicable to the Fund, including those relating to investment policies (Section 8), affiliated transactions and custody (Section 17) and capital structure and leverage (Section 18). In addition, PIMCO and the Fund’s Board of Trustees will comply with the provisions of Section 15 of the 1940 Act with respect to a Subsidiary’s investment advisory contract.
Temporary defensive investments.
In attempting to respond to
adverse market, economic, political, or other conditions, as determined by
PIMCO, when PIMCO deems it appropriate to do so, the Fund may, for temporary defensive purposes, deviate from its investment objectives and policies and invest some or all of its net assets in investments of non-
corporate issuers, including high quality, short-term debt securities. The
Fund may not achieve its investment objectives when it does so.
The following provides additional information regarding the types of securities and other instruments in which the Fund will ordinarily invest. A more detailed discussion of these and other instruments and investment techniques that may be used by the Fund is provided under “Investment
Objectives and Policies” in the Statement of Additional Information. The
ability of the Fund to use some of the strategies discussed below and in the
Statement of Additional Information, such as derivatives, is limited by the
Rating Agency guidelines. See “Description of Capital Structure” below.
Corporate Bonds
The Fund may invest in a wide variety of bonds of varying maturities issued by U.S. and foreign corporations and other business entities. Bonds are fixed or variable rate debt obligations, including bills, notes, debentures, money market instruments and similar instruments and securities. Bonds generally are used by corporations as well as governments and other issuers to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and normally must repay the amount borrowed on or before maturity. Certain bonds are “perpetual” in that they have no maturity date.
High Yield Securities
As noted above, the Fund will not normally invest more than 20% of its total assets in debt instruments, other than mortgage-related and other asset-backed securities, that are, at the time of purchase, rated CCC or lower by S&P and Fitch and Caa1 or lower by Moody’s, or that are unrated but determined by PIMCO to be of comparable quality to securities so

December 3, 2020
 |

PROSPECTUS

PIMCO Corporate & Income Strategy Fund

rated. The Fund may invest without limit in mortgage-related and other asset-backed securities regardless of rating (i.e., of any credit quality). For purposes of applying the foregoing policies, in the case of securities with split ratings (i.e., a security receiving two different ratings from two different rating agencies), the Fund will apply the higher of the applicable ratings.
Subject to the aforementioned investment restrictions, the Fund may invest in securities of stressed or distressed issuers, which include securities at risk of being in default as to the repayment of principal and/or interest at the time of acquisition by the Fund or that are rated in the lower rating categories by one or more nationally recognized statistical rating organizations (for example, Ca or lower by Moody’s or CC or lower by S&P or Fitch) or, if unrated, are determined by PIMCO to be of comparable quality. The Fund may also invest in defaulted securities and debtor-in-
possession financings (commonly known as “DIP financings”). Securities rated lower than Baa3 by Moody’s or BBB- by S&P or Fitch, and unrated securities judged to be of comparable quality by PIMCO are sometimes referred to as “high yield” securities or “junk bonds.” High yield securities involve a greater degree of risk (in particular, a greater risk of default) than, and special risks in addition to the risks associated with, investment grade debt obligations. While offering a greater potential opportunity for capital appreciation and higher yields, high yield securities typically entail greater potential price volatility and may be less liquid than higher-rated securities.
High yield securities may be regarded as predominantly speculative with respect to the issuer’s continuing ability to make timely principal and interest payments. They also may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities. Debt securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain ratings agencies.
The market values of high yield securities tend to reflect individual developments of the issuer to a greater extent than do higher-quality securities, which tend to react mainly to fluctuations in the general level of interest rates. In addition, lower-quality debt securities tend to be more sensitive to general economic conditions. Certain emerging market governments that issue high yield securities in which the Fund may invest are among the largest debtors to commercial banks, foreign governments and supranational organizations, such as the World Bank, and may not be able or willing to make principal and/or interest payments as they come due.
Credit ratings and unrated securities.
Rating agencies are private
services that provide ratings of the credit quality of debt obligations.
Appendix A to this prospectus describes the various ratings assigned to debt obligations by Moody’s, S&P and Fitch. As noted in Appendix A,
Moody’s, S&P and Fitch may modify their ratings of securities to show relative standing within a rating category, with the addition of numerical modifiers (1, 2 or 3) in the case of Moody’s, and with the addition of a plus
(+) or minus (-) sign in the case of S&P and Fitch. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. The Fund will not necessarily sell a security when its rating is reduced below its rating at the time of purchase. The ratings of a debt security may change over time. Moody’s, S&P and Fitch monitor and evaluate the ratings assigned to securities on an ongoing basis. As a result, debt instruments held by the Fund could receive a higher rating (which would tend to increase their value) or a lower rating (which would tend to decrease their value) during the period in which they are held by the Fund.
The Fund may purchase unrated securities (which are not rated by a rating agency) if PIMCO determines, in its sole discretion, that the security is of comparable quality to a rated security that the Fund may purchase. In making ratings determinations, PIMCO may take into account different factors than those taken into account by rating agencies, and PIMCO’s rating of a security may differ from the rating that a rating agency may have given the same security. Unrated securities may be less liquid than comparable rated securities and involve the risk that the portfolio manager may not accurately evaluate the security’s comparative credit rating. The
Fund may invest a substantial portion of its assets in unrated securities and therefore may be particularly subject to the associated risks. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities. To the extent that the Fund invests in high yield and/or unrated securities, the Fund’s success in achieving its investment objectives may depend more heavily on the portfolio manager’s creditworthiness analysis than if the Fund invested exclusively in higher-quality and rated securities.
Credit Default Swaps
The Fund may enter into credit default swaps for both investment and risk management purposes, as well as to add leverage to the Fund’s portfolio.
A credit default swap may have as reference obligations one or more securities that are not currently held by the Fund. The protection “buyer” in a credit default swap is generally obligated to pay the protection “seller”
an upfront or a periodic stream of payments over the term of the contract provided that no credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional value of the swap from the seller, who, in turn, generally will recover an amount significantly lower than the equivalent face amount of the obligations of the reference entity, whose value may have significantly decreased, through (i) physical delivery of such obligations by the buyer, (ii) cash settlement or (iii) an auction process. As a seller, the Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap.
The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market perceived credit risk rises and when spreads fall, market perceived

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swaps on asset-backed securities and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.
Credit default swaps involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk, among other risks associated with derivative instruments. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. The Fund’s obligations under a credit default swap will be accrued daily (offset against any amounts owing to the Fund).
In connection with credit default swaps in which the Fund is the buyer, the
Fund may segregate or “earmark” cash assets determined to be liquid, or enter into certain offsetting positions, with a value at least equal to the
Fund’s exposure (any accrued but unpaid net amounts owed by the Fund to any counterparty), on a marked-to-market basis. In connection with credit default swaps in which the Fund is the seller, if the Fund covers its position through asset segregation, the Fund will segregate or “earmark” cash or liquid assets with a value at least equal to the full notional amount of the
Fund’s obligation under the swap. Such segregation or “earmarking” will not limit the Fund’s exposure to loss. See “Principal Risks of the Fund—
Segregation and Coverage Risk” and “Principal Risks of the
Fund—Regulatory Risk—Commodity Pool Operator.”
Commercial Paper
Commercial paper represents short-term unsecured promissory notes issued in bearer form by corporations such as banks or bank holding companies and finance companies. The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.
Preferred Securities
Preferred securities represent an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from liquidation of the company. Unlike common stocks, preferred securities usually do not have voting rights. Preferred securities in some instances are convertible into common stock. Some preferred securities also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in the company. Some preferred securities offer a fixed rate of return with no maturity date. Because they never mature, these preferred securities may act like long-term bonds, can be more volatile than other types of preferred securities and may have heightened sensitivity to changes in interest rates. Other preferred securities have a variable dividend, generally determined on a quarterly or other periodic basis, either according to a formula based upon a specified premium or discount to the yield on particular U.S. Treasury securities or based on an auction process, involving bids submitted by holders and prospective purchasers of such securities. Although they are equity securities, preferred securities have certain characteristics of both debt securities and common stock. They are like debt securities in that their stated income is generally contractually fixed. They are like common stocks in that they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments. Furthermore, preferred securities have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows. Because preferred securities represent an equity ownership interest in a company, their value usually will react more strongly than bonds and other debt instruments to actual or perceived changes in a company’s financial condition or prospects, or to fluctuations in the equity markets.
In order to be payable, dividends on preferred securities must be declared by the issuer’s board of directors. In addition, distributions on preferred securities may be subject to deferral and thus may not be automatically payable. Income payments on some preferred securities are cumulative, causing dividends and distributions to accrue even if they are not declared by the board of directors of the issuer or otherwise made payable. Other preferred securities are non-cumulative, meaning that skipped dividends and distributions do not continue to accrue. There is no assurance that dividends on preferred securities in which the Fund invests will be declared or otherwise made payable.
Preferred securities have a liquidation value that generally equals their original purchase price at the date of issuance. The market values of preferred securities may be affected by favorable and unfavorable changes affecting the issuers’ industries or sectors. They also may be affected by actual and anticipated changes or ambiguities in the tax status of the security and by actual and anticipated changes or ambiguities in tax laws, such as changes in corporate and individual income tax rates or the rates applicable to dividends. The dividends paid on the preferred securities in which the Fund invests might not be eligible for the favorable tax treatment accorded to “qualified dividend income.” See “Taxation” in the Statement of Additional Information. Because the claim on an issuer’s earnings represented by preferred securities may become disproportionately large when interest rates fall below the rate payable on the securities or for other reasons, the issuer may redeem preferred securities, generally after an initial period of call protection in which the security is not redeemable. Thus, in declining interest rate environments in particular, the Fund’s holdings of higher dividend-paying preferred securities may be reduced and the Fund may be unable to acquire securities paying comparable rates with the redemption proceeds.
Convertible Securities and Synthetic Convertible Securities
Convertible securities (i.e., debt securities that may be converted at either a stated price or stated rate into underlying shares of common stock) have general characteristics similar to both debt securities and equity securities.
Although to a lesser extent than with debt obligations, the market value of

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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.
Convertible securities are investments that provide for a stable stream of income with generally higher yields than common stocks. There can be no assurance of current income because the issuers of the convertible securities may default on their obligations. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for equity-related capital appreciation. A convertible security, in addition to providing current income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock.
The Fund may invest in synthetic convertible securities, which are created through a combination of separate securities that possess the two principal characteristics of a traditional convertible security, that is, an income-
producing component and the right to acquire a convertible component.
The income-producing component is achieved by investing in non-
convertible, income-producing securities such as bonds, preferred securities and money market instruments. The convertible component is achieved by purchasing warrants or options to buy common stock at a certain exercise price, or options on a stock index. The Fund may also purchase synthetic securities created by other parties, typically investment banks, including convertible structured notes. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times. The values of synthetic convertible securities will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value.
Synthetic convertible securities are also subject to the risks associated with derivatives. See “Principal Risks of the Fund—Derivatives Risk.” In
addition, if the value of the underlying common stock or the level of the index involved in the convertible element falls below the strike price of the warrant or option, the warrant or option may lose all value.
Contingent Convertible Securities
CoCos are a form of hybrid debt security issued primarily by non-U.S.
issuers, which have loss absorption mechanisms built into their terms.
CoCos have no stated maturity, have fully discretionary coupons and are typically issued in the form of subordinated debt instruments. CoCos generally either convert into equity of the issuer or have their principal written down upon the occurrence of certain triggering events (“triggers”)
linked to regulatory capital thresholds or regulatory actions relating to the issuer’s continued viability. In certain scenarios, investors in CoCos may suffer a loss of capital ahead of equity holders or when equity holders do not. There is no guarantee that the Fund will receive a return of principal on
CoCos. Any indication that an automatic write-down or conversion event may occur can be expected to have an adverse effect on the market price of
CoCos. CoCos are often rated below investment grade and are subject to the risks of high yield securities.
Because CoCos are issued primarily by financial institutions, CoCos may present substantially increased risks at times of financial turmoil, which could affect financial institutions more than companies in other sectors and industries. Further, the value of an investment in CoCos is unpredictable and will be influenced by many factors and risks, including interest rate risk, credit risk, market risk and liquidity risk. An investment by the Fund in
CoCos may result in losses to the Fund.
Some additional risks associated with CoCos include, but are not limited to:
Loss absorption risk.
CoCos may be subject to an automatic write-down
(i.e., the automatic write-down of the principal amount or value of the securities, potentially to zero, and the cancellation of the securities) under certain circumstances, which could result in the Fund losing a portion or all of its investment in such securities. In addition, the Fund may not have any rights with respect to repayment of the principal amount of the securities that has not become due or the payment of interest or dividends on such securities for any period from (and including) the interest or dividend payment date falling immediately prior to the occurrence of such automatic write-down. An automatic write-down could also result in a reduced income rate if the dividend or interest payment is based on the security’s par value. In addition, CoCos have fully discretionary coupons. This means coupons can potentially be cancelled at the issuer’s discretion or at the request of the relevant regulatory authority in order to help the issuer absorb losses and may be suspended in the event there are insufficient distributable reserves.
Subordinated instruments.
CoCos will, in the majority of circumstances, be
issued in the form of subordinated debt instruments in order to provide the appropriate regulatory capital treatment prior to a conversion. Accordingly, in the event of liquidation, dissolution or winding-up of an issuer prior to a conversion having occurred, the rights and claims of the holders of the
CoCos, such as the Fund, against the issuer in respect of or arising under the terms of the CoCos shall generally rank junior to the claims of all holders of unsubordinated obligations of the issuer. In addition, if the
CoCos are converted into the issuer’s underlying equity securities following a conversion event (i.e., a “trigger”), each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument.
Market value will fluctuate based on unpredictable factors.
The trading
behavior of a given issuer’s CoCos may be strongly impacted by the trading behavior of other issuers’ CoCos, such that negative information from an unrelated CoCo may cause a decline in value of one or more CoCos held by the Fund. Accordingly, the trading behavior of CoCos may not follow the trading behavior of other similarly structured securities. The value of CoCos is unpredictable and could be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer’s applicable capital ratios; (ii) supply and demand for the CoCos; (iii)
general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general.
Bank Capital Securities and Bank Obligations
The Fund may invest in bank capital securities of both non-U.S. (foreign)
and U.S. issuers. Bank capital securities are issued by banks to help fulfill

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

their regulatory capital requirements. There are three common types of bank capital: Lower Tier II, Upper Tier II and Tier I. Upper Tier II securities are commonly thought of as hybrids of debt and preferred stock. Upper Tier
II securities are often perpetual (with no maturity date), callable and have a cumulative interest deferral feature. This means that under certain conditions, the issuer bank can withhold payment of interest until a later date. However, such deferred interest payments generally earn interest. Tier
I securities often take the form of trust preferred securities. The Fund may also invest in other bank obligations including without limitation certificates of deposit, bankers’ acceptances and fixed time deposits. Certificates of deposit are negotiable certificates that are issued against funds deposited in a commercial bank for a definite period of time and that earn a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity.
Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are generally no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is generally no market for such deposits. The Fund may also hold funds on deposit with its custodian bank in an interest-
bearing account for temporary purposes.
Loans and Other Indebtedness; Loan Participations and
Assignments
The Fund may purchase indebtedness and participations in loans held by private financial institutions, including commercial mortgage loans, corporate loans and consumer loans, as well as interests and/or servicing or similar rights in such loans. Such instruments may be secured or unsecured and may be newly-originated (and may be specifically designed for the
Fund). Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public whereas indebtedness may not be a security, and may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, the Fund assumes the credit risk associated with the borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations that the Fund may acquire may not be rated by any nationally recognized rating service.
A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Fund has direct recourse against the borrower, the Fund may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a borrower.
A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement would likely remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of the Fund were determined to be subject to the claims of the agent bank’s general creditors, the Fund might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions
(e.g., an insurance company or governmental agency) similar risks may arise.
Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the borrower for payment of principal and interest. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the NAV, market share price and/or yield of the Common Shares could be adversely affected. Loans that are fully secured offer the Fund more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the borrower’s obligation, or that the collateral could be liquidated.
In the event of the bankruptcy of a borrower, the Fund could experience delays or limitations in its ability to realize the benefits of any collateral securing a loan.
The Fund may acquire loans and loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor and/or subprime in quality involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when acquiring indebtedness of companies with poor credit, the Fund bears a substantial risk of losing the entire amount invested of the instrument acquired. The Fund may make purchases of indebtedness and loan participations to achieve income and/
or capital appreciation, rather than to seek income.
The Fund will limit the amount of its total assets that it will invest in any one issuer and the Fund will limit the amount of its total assets that it will invest in issuers within the same industry. For purposes of this limit, the
Fund generally will treat the borrower as the “issuer” of indebtedness held by the Fund. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between the Fund and the borrower, if the participation does not shift to the Fund the direct debtor-creditor relationship with the borrower, the Fund will treat both the lending bank or other lending institution and the borrower as “issuers.”
Treating a financial intermediary as an issuer of indebtedness may restrict the Fund’s ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries.
Loans and other types of direct indebtedness (which the Fund may purchase or otherwise gain exposure to) may not be readily marketable and

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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

may be subject to restrictions on resale. In connection with certain loan transactions, transaction costs that are borne by the Fund may include the expenses of third parties that are retained to assist with reviewing and conducting diligence, negotiating, structuring and servicing a loan transaction, and/or providing other services in connection therewith.
Furthermore, the Fund may incur such costs in connection with loan transactions that are pursued by the Fund but not ultimately consummated
(so-called “broken deal costs”). In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the
Fund’s net asset value than if that value were based on available market quotations, and could result in significant variations in the Fund’s daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. Acquisitions of loan participations are considered to be debt obligations for purposes of the Fund’s investment restriction relating to the lending of funds or assets by the Fund.
Acquisition of loans through a purchase of a loan or direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Fund. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. If a loan is foreclosed, the Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Fund could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation.
The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.
The Fund may make, participate in or acquire debtor-in-possession financings (commonly known as “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter
11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and be forced to liquidate its assets under
Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, the
Fund’s only recourse will be against the property securing the DIP financing.
Various state licensing requirements could apply to the Fund with respect to the origination, acquisition, holding, servicing, foreclosure and/or disposition of loans and similar assets. The licensing requirements could apply depending on the location of the borrower, the location of the collateral securing the loan, or the location where the Fund or PIMCO operates or has offices. In states in which it is licensed, the Fund or PIMCO will be required to comply with applicable laws and regulations, including consumer protection and anti-fraud laws, which could impose restrictions on the Fund’s or PIMCO’s ability to take certain actions to protect the value of its holdings in such assets and impose compliance costs. Failure to comply with such laws and regulations could lead to, among other penalties, a loss of the Fund’s or PIMCO’s license, which in turn could require the Fund to divest assets located in or secured by real property located in that state. These risks will also apply to issuers and entities in which the Fund invests that hold similar assets, as well as any origination company or servicer in which the Fund owns an interest.
Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state
Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent the Fund seeks to engage in servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, the Fund will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, the Fund may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect the Fund and its holdings.
“
Covenant-Lite” Obligations
. The Fund may invest in, or obtain exposure to, obligations that may be “covenant-lite,” which means such obligations lack, or possess fewer, financial covenants that protect lenders. Covenant-lite agreements feature incurrence covenants, as opposed to the more restrictive maintenance covenants. Under a maintenance covenant, the borrower would need to meet regular, specific financial tests, while under an incurrence covenant, the borrower only would be required to comply with the financial tests at the time it takes certain actions (e.g., issuing additional debt, paying a dividend, making an acquisition). A covenant-lite obligation contains fewer maintenance covenants than other obligations, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached.
Zero-Coupon Bonds, Step-Ups and Payment-In-Kind Securities
Zero-coupon bonds pay interest only at maturity rather than at intervals during the life of the security. Like zero-coupon bonds, “step up” bonds pay no interest initially but eventually begin to pay a coupon rate prior to maturity, which rate may increase at stated intervals during the life of the security. PIKs are debt obligations that pay “interest” in the form of other debt obligations, instead of in cash. Each of these instruments is normally issued and traded at a deep discount from face value. Zero-coupon bonds, step-ups and PIKs allow an issuer to avoid or delay the need to generate cash to meet current interest payments and, as a result, may involve greater credit risk than bonds that pay interest currently or in cash. The Fund would be required to distribute the income on these instruments as it accrues, even though the Fund will not receive the income on a current basis or in cash. Thus, the Fund may have to sell investments, including when it may not be advisable to do so, to make income distributions to its shareholders.
Foreign (Non-U.S.) Investments
The Fund may invest some or all of its assets in U.S. dollar-denominated debt obligations of foreign corporate issuers and of supra-national

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

government entities. Supra-national entities include international organizations that are organized or supported by one or more government entities to promote economic reconstruction or development and by international banking institutions and related governmental agencies. The
Fund also may invest up to 25% of its total assets in non-U.S. dollar denominated securities (of both developed and “emerging market”
countries), including obligations of non-U.S. governments and their respective sub-divisions, agencies and government-sponsored enterprises.
Investing in foreign securities involves special risks and considerations not typically associated with investing in U.S. securities. See “Principal Risks of the Fund—Foreign (Non-U.S.) Investment Risk.”
PIMCO generally considers an instrument to be economically tied to a non-
U.S. country if the issuer is a foreign (non-U.S.) government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of money market instruments, other than commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-
U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), or instruments or securities that are issued by foreign governments or issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market instruments other than commercial paper and certificates of deposit, the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the
“country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii)
sales or revenue attributable to the country; and (iv) reporting currency of the issuer.
The Fund may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with a debt restructuring. Investments in
Brady Bonds may be viewed as speculative. Brady Bonds acquired by the
Fund may be subject to restructuring arrangements or to requests for new credit, which may cause the Fund to realize a loss of interest or principal on any of its portfolio holdings.
The foreign securities in which the Fund may invest include without limit
Eurodollar obligations and “Yankee Dollar” obligations. Eurodollar obligations are U.S. dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S.
banks and by foreign banks. Yankee Dollar obligations are U.S. dollar-
denominated obligations issued in the U.S. capital markets by foreign banks. Eurodollar and Yankee Dollar obligations are generally subject to the same risks that apply to domestic debt issues, notably credit risk, interest rate risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent, Yankee Dollar) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of U.S. dollars, from flowing across its borders. Other risks include adverse political and economic developments; the extent and quality of government regulation of financial markets and institutions; the imposition of foreign withholding or other taxes; and the expropriation or nationalization of foreign issuers.
Emerging Markets Investments
The Fund may invest without limit in short-term investment grade sovereign debt, including short-term investment grade sovereign debt issued by emerging market issuers. The Fund may invest up to 40% of its total assets in securities and instruments that are economically tied to “emerging market” countries other than investments in short-term investment grade sovereign debt issued by emerging market issuers, where as noted above there is no limit. PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below.
With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or an instrument’s
“country of exposure” is an emerging market country. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, the Fund emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the
Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies,

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trade and current account balances, legal and political developments and any other specific factors it believes to be relevant.
Investing in emerging market securities imposes risks different from, or greater than, risks of investing in domestic securities or in foreign, developed countries. The securities and currency markets of emerging market countries are generally smaller, less developed, less liquid, and more volatile than the securities and currency markets of the United States and other developed markets and disclosure and regulatory standards in many respects are less stringent. There also may be a lower level of monitoring and regulation of securities markets in emerging market countries and the activities of investors in such markets and enforcement of existing regulations may be extremely limited. Government enforcement of existing securities regulations is limited, and any enforcement may be arbitrary and the results may be difficult to predict. In addition, reporting requirements of emerging market countries with respect to the ownership of securities are more likely to be subject to interpretation or changes without prior notice to investors than more developed countries.
Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on such countries’ economies and securities markets.
Economies of emerging market countries generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. The economies of emerging market countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of emerging market countries may also be predominantly based on only a few industries or dependent on revenues from particular commodities. In addition, custodial services and other investment-related costs may be more expensive in emerging markets than in many developed markets, which could reduce the Fund’s income from securities or debt instruments of emerging market country issuers.
Governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In some cases, the government owns or controls many companies, including some of the largest in the country. Accordingly, government actions could have a significant effect on economic conditions in an emerging country and on market conditions, prices and yields of securities in the Fund’s portfolio.
Emerging market countries are more likely than developed market countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect investments in these countries. No assurance can be given that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments in emerging market countries or interest/dividend income thereon.
Foreign investment in certain emerging market country securities is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in certain emerging market country securities and increase the costs and expenses of the Fund.
Certain emerging market countries require governmental approval prior to investments by foreign persons, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors. Certain emerging market countries may also restrict investment opportunities in issuers in industries deemed important to national interests. Emerging market countries may require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors.
As reflected in the above discussion, investments in emerging market securities involve a greater degree of risk than, and special risks in addition to the risks associated with, investments in domestic securities or in securities of foreign developed countries. See “Principal Risks of the
Fund—Emerging Markets Risk.”
Foreign Currencies and Related Transactions
The Fund’s Common Shares are priced in U.S. dollars and the distributions paid by the Fund to Common Shareholders are paid in U.S. dollars.
However, a significant portion of the Fund’s assets may be denominated in foreign (non-U.S.) currencies and the income received by the Fund from many foreign debt obligations will be paid in foreign currencies. The Fund also may invest in or gain exposure to foreign currencies themselves for investment or hedging purposes. The Fund’s investments in securities that trade in, or receive revenues in, foreign currencies will be subject to currency risk, which is the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. See “Principal Risks of the Fund—Currency Risk.” The Fund
may (but is not required to) hedge some or all of its exposure to foreign currencies through the use of derivative strategies. For instance, the Fund may enter into forward foreign currency exchange contracts, and may buy and sell foreign currency futures contracts and options on foreign currencies and foreign currency futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract, may reduce the Fund’s exposure to changes in the value of the currency it will deliver and increase its exposure to changes in the value of the currency it will receive for the duration of the contract. The effect on the value of the Fund is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. Foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict the Fund’s ability to enter into foreign currency transactions, force the Fund to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Fund, any of which may result in a loss to the Fund. Contracts to sell foreign currency would limit any potential gain that might be realized by the Fund if the value of the hedged currency increases. The Fund may enter into these contracts to hedge against foreign exchange risk arising from the Fund’s investment or anticipated investment in securities denominated in foreign currencies. Suitable hedging

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PIMCO Corporate & Income Strategy Fund

Base Prospectus

transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in such transactions at any given time or from time to time when they would be beneficial. Although PIMCO has the flexibility to engage in such transactions for the Fund, it may determine not to do so or to do so only in unusual circumstances or market conditions.
Also, these transactions may not be successful and may eliminate any chance for the Fund to benefit from favorable fluctuations in relevant foreign currencies.
The Fund may also use derivatives contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. To the extent that it does so, the
Fund will be subject to the additional risk that the relative value of currencies will be different than anticipated by PIMCO.
Please see “Investment Objectives and Policies—Non-U.S. Securities,”
“Investment Objectives and Policies— Foreign Currency Transactions” and
“Investment Objectives and Policies—Foreign Currency Exchange-Related
Securities” in the Statement of Additional Information for a more detailed description of the types of foreign investments and foreign currency transactions in which the Fund may invest or engage and their related risks.
Derivatives
The Fund may, but is not required to, utilize a variety of derivative strategies
(both long and short positions) for investment purposes, leveraging purposes, or in an attempt to hedge against market, credit, interest rate, currency and other risks in the portfolio. See “Use of Leverage.” Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to, among others, individual debt instruments, interest rates, currencies or currency exchange rates, commodities, and related indexes.
Examples of derivative instruments that the Fund may use include, without limitation, futures and forward contracts (including foreign currency exchange contracts), call and put options (including options on futures contracts), credit default swaps, total return swaps, basis swaps and other swap agreements. The Fund’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investment directly in securities and other more traditional investments. See “Principal
Risks of the Fund— Derivatives Risk.” Certain types of derivative instruments that the Fund may utilize are described elsewhere in this section, including those described under “—Certain Interest Rate
Transactions,” “—Hybrid Instruments,” “—Structured Notes and Related
Instruments” and “—Credit Default Swaps.” Please see “Investment
Objectives and Policies—Derivative Instruments” in the Statement of
Additional Information for additional information about these and other derivative instruments that the Fund may use and the risks associated with such instruments. There is no assurance that these derivative strategies will be available at any time or that PIMCO will determine to use them for the
Fund or, if used, that the strategies will be successful. In addition, the Fund is subject to certain restrictions on its use of derivative strategies imposed by guidelines of Moody’s, which issues ratings for ARPS.
Mortgage-Related and Other Asset-Backed Securities
The Fund may invest in a variety of mortgage-related and other asset-
backed securities issued by government agencies or other governmental entities or by private originators or issuers.
Mortgage-related securities include mortgage pass-through securities,
CMOs, commercial mortgage-backed securities (“CMBSs”), mortgage dollar rolls, CMO residuals, adjustable rate mortgage-backed securities
(“ARMs”), SMBSs and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property.
Mortgage Pass-Through Securities.
Interests in pools of mortgage-
related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs that may be incurred. Some mortgage-
related securities (such as securities issued by GNMA) are described as
“modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.
The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of prepayment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The mortgage market in the United
States has experienced heightened difficulties over the past several years that may adversely affect the performance and market value of mortgage-
related investments. Delinquencies and losses on residential and commercial mortgage loans (especially subprime and second-lien residential mortgage loans) generally have increased recently and may continue to increase, and a decline in or flattening of property values (as has recently been experienced and may continue to be experienced in many markets)
may exacerbate such delinquencies and losses. Borrowers with adjustable-
rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. Also, a number of residential mortgage loan originators have recently experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

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The principal U.S. governmental guarantor of mortgage-related securities is
GNMA. GNMA is a wholly owned U.S. Government corporation within the
Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the
Department of Veterans Affairs (the “VA”). Government-related guarantors
(i.e., not backed by the full faith and credit of the U.S. Government) include
FNMA and FHLMC. FNMA is a government-sponsored corporation the common stock of which is owned entirely by private stockholders. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers.
Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the U.S. Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues
Participation Certificates (“PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages.
FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S.
Government. Instead, they are supported only by the discretionary authority of the U.S. Government to purchase the agency’s obligations.
On September 6, 2008, the Federal Housing Finance Agency (“FHFA”)
placed FNMA and FHLMC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC. In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock
Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise.
This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the
U.S. Treasury received $1 billion of each enterprise’s senior preferred stock and warrants to purchase 79.9% of each enterprise’s common stock. On
February 18, 2009, the U.S. Treasury announced that it was doubling the size of its commitment to each enterprise under the Senior Preferred Stock
Program to $200 billion. The U.S. Treasury’s obligations under the Senior
Preferred Stock Program are for an indefinite period of time for a maximum amount of $200 billion per enterprise. On December 24, 2009, the U.S.
Treasury announced further amendments to the Senior Preferred Stock
Purchase Agreements which included additional financial support to certain governmentally supported entities, including the FHLBs, FNMA and FHLMC.
There is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the FNMA, FHLMC and the FHLBs, and the values of their related securities or obligations.
FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities.
Under the Federal Housing Finance Regulatory Reform Act of 2008 (the
“Reform Act”), which was included as part of the Housing and Economic
Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of
FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver. FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or
FHLMC, were to repudiate any such guaranty obligation, the
conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of
FNMA’s or FHLMC’s assets available therefor. In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-
backed security holders. Further, in its capacity as conservator or receiver,
FHFA has the right to transfer or sell any asset or liability of FNMA or
FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party. In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide
(or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

declare an event of default under certain contracts to which FNMA or
FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or
FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.
FHFA and the White House have made public statements regarding plans to consider ending the conservatorships of FNMA and FHLMC. In the event that FNMA and FHLMC are taken out of conservatorship, it is unclear how the capital structure of FNMA and FHLMC would be constructed and what effects, if any, there may be on FNMA’s and FHLMC’s creditworthiness and guarantees of certain mortgage-backed securities. It is also unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock Programs. Should FNMA’s and
FHLMC’s conservatorship end, there could be an adverse impact on the value of their securities, which could cause losses to the Fund.
Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-
related security should be purchased for the Fund. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Fund may, however, invest in mortgage-related securities without insurance or guarantees if PIMCO believes that the securities will help to achieve the
Fund’s investment objectives. Securities issued by certain private organizations may not be readily marketable.
Privately-Issued Mortgage-Related Securities.
Commercial banks,
savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-
through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools.
However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the
Fund’s investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Fund may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originators/servicers and poolers,
PIMCO determines that the securities meet the Fund’s quality standards.
Securities issued by certain private organizations may not be readily marketable.
Privately-issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately-issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-
related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately-issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government-sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans.
Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans.
For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.
The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment.
A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately-issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. The substantial decline in real property values across the U.S. has exacerbated the level of losses that investors in privately-issued mortgage-
related securities have experienced. It is not certain when these trends may reverse. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.
Privately-issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors.
Without an active trading market, mortgage-related securities held in the
Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

The Fund may purchase privately-issued mortgage-related securities that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders (such as the Fund) could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities (such as the Fund) could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust.
Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms. To the extent third party entities involved with privately issued mortgage-related securities are involved in litigation relating to the securities, actions may be taken that are adverse to the interests of holders of the mortgage-related securities, including the
Fund. For example, third parties may seek to withhold proceeds due to holders of the mortgage-related securities, including the Fund, to cover legal or related costs. Any such action could result in losses to the Fund.
PIMCO seeks to manage the portion of the Fund’s assets committed to privately-issued mortgage-related securities in a manner consistent with the
Fund’s investment objectives, policies and overall portfolio risk profile. In determining whether and how much to invest in privately-issued mortgage-
related securities, and how to allocate those assets, PIMCO will consider a number of factors. These may include, but are not limited to: (1) the nature of the borrowers (e.g., residential vs. commercial); (2) the collateral loan type (e.g., for residential: First Lien - Jumbo/Prime, First Lien - Alt-A, First
Lien - Subprime, First Lien - Pay-Option or Second Lien; for commercial:
Conduit, Large Loan or Single Asset / Single Borrower); and (3) in the case of residential loans, whether they are fixed rate or adjustable mortgages.
Each of these criteria can cause privately-issued mortgage-related securities to have differing primary economic characteristics and distinguishable risk factors and performance characteristics.
Collateralized Mortgage Obligations.
A CMO is a debt obligation of a
legal entity that is collateralized by mortgages and divided into classes.
Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are generally collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC or FNMA and their income streams. CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated
maturity and entitled to a different schedule for payments of principal and interest, including prepayments. The riskiest portion is the “equity” tranche which bears the bulk of defaults and serves to protect the other, more senior tranches from default in all but the most severe circumstances.
Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as
“sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including prepayments, are applied to the classes of
CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.
Commercial Mortgage-Backed Securities.
CMBSs include securities
that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in CMBSs reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments and the ability of a property to attract and retain tenants. CMBSs may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.
CMO Residuals.
CMO residuals are mortgage securities issued by
agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. The cash flow generated by the mortgage assets underlying a series of a CMO is applied first to make required payments of principal and interest on the
CMO and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only (or IO) class of SMBSs (described below). In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to
SMBSs, in certain circumstances the Fund may fail to recoup fully its initial investment in a CMO residual. CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. CMO residuals may, or pursuant to an exemption therefrom, may not, have been registered under the
Securities Act. CMO residuals, whether or not registered under the
Securities Act, may be subject to certain restrictions on transferability.
Adjustable Rate Mortgage-Backed Securities.
ARMs have interest
rates that reset at periodic intervals. Acquiring ARMs permits the Fund to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which
ARMs are based. Such ARMs generally have higher current yield and lower

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Fund can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, the Fund, when holding an ARM, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMs behave more like fixed income securities and less like adjustable-rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable-rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.
Stripped Mortgage-Backed Securities.
SMBSs are derivative multi-
class mortgage securities. SMBSs may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. SMBSs are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the IO class), while the other class will receive all of the principal (the principal-only or PO class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.
Collateralized Bond Obligations, Collateralized Loan Obligations,
and Other Collateralized Debt Obligations.
The Fund may invest in
each of CBOs, CLOs, other CDOs and other similarly structured securities.
CBOs, CLOs and CDOs are types of asset-backed securities. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities such as high-yield debt, residential privately-issued mortgage-related securities, commercial privately-issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CBOs, CLOs and other CDOs may charge management fees and administrative expenses. For CBOs, CLOs and CDOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since they are partially protected from defaults, senior tranches from a CBO trust, CLO trust or trust of another CDO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche,
CBO,CLO or other CDO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class. The risks of an investment in a CBO, CLO or other CDO depend largely on the type of the collateral securities and the class of the instrument in which the Fund invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CBOs, CLOs and other CDOs may be characterized by the
Fund as illiquid investments; however, an active dealer market may exist for
CBOs, CLOs and other CDOs allowing them to qualify for Rule 144A under the Securities Act. In addition to the normal risks associated with debt instruments discussed elsewhere in this prospectus and in the Statement of
Additional Information (e.g., prepayment risk, credit risk, liquidity risk, market risk, structural risk, legal risk, interest rate risk (which may be exacerbated if the interest rate payable on a structured financing changes based on multiples of changes in interest rates or inversely to changes in interest rates) and default risk), CBOs, CLOs and other CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the risk that the Fund may invest in CBOs, CLOs and other
CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.
Asset-Backed Securities.
Asset-backed securities (“ABS”) are bonds
backed by pools of loans or other receivables. ABS are created from many types of assets, including auto loans, credit card receivables, home equity loans and student loans. ABS are typically issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. The credit quality of an ABS transaction depends on the performance of the underlying assets. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement. Some ABS, particularly home equity loan ABS, are subject to interest rate risk and prepayment risk. A change in interest can affect the pace of payments on the underlying loans, which in turn affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS. In addition, ABS have structural risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses.
These triggers are unique to each transaction and can include a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level or even the bankruptcy of the originator. Once early amortization

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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment. The Fund may invest in any tranche, including the equity tranche, of ABS.
The Fund may invest in other types of asset-backed securities that are offered in the marketplace, including Enhanced Equipment Trust
Certificates (“EETCs”). EETCs are typically issued by specially-created trusts established by airlines, railroads, or other transportation corporations. The proceeds of EETCs are used to purchase equipment, such as airplanes, railroad cars, or other equipment, which in turn serve as collateral for the related issue of the EETCs. The equipment generally is leased by the airline, railroad or other corporation, which makes rental payments to provide the projected cash flow for payments to EETC holders. Holders of EETCs must look to the collateral securing the certificates, typically together with a guarantee provided by the lessee corporation or its parent company for the payment of lease obligations, in the case of default in the payment of principal and interest on the EETCs. However, because principal and interest payments on EETCs are funded in the ordinary course by the lessee corporation, the Fund treats EETCs as corporate bonds/obligations for purposes of compliance testing and related classifications.
Please see “Investment Objectives and Policies—Mortgage-Related and
Other Asset-Backed Securities” in the Statement of Additional Information
and “Principal Risks of the Fund—Mortgage-Related and Other Asset-
Backed Instruments Risk” in this prospectus for a more detailed description of the types of mortgage-related and other asset-backed securities in which the Fund may invest and their related risks.
Inflation-Indexed Bonds
Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) are fixed income securities the principal value of which is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of TIPS. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal. TIPS may also be divided into individual zero-coupon instruments for each coupon or principal payment (known as
“iSTRIPS”). An iSTRIP of the principal component of a TIPS issue will retain the embedded deflation floor that will allow the holder of the security to receive the greater of the original principal or inflation-adjusted principal value at maturity. iSTRIPS may be less liquid than conventional TIPS because they are a small component of the TIPS market. Municipal inflation-indexed securities are municipal bonds that pay coupons based on a fixed rate plus CPI. With regard to municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, the inflation adjustment is typically reflected in the semi-annual coupon payment. As a result, the principal value of municipal inflation-indexed bonds and such corporate inflation-indexed bonds does not adjust according to the rate of inflation.
At the same time, the value of municipal inflation-indexed securities and such corporate inflation-indexed securities generally will not increase if the rate of inflation decreases. Because municipal inflation-indexed securities and corporate inflation-indexed securities are a small component of the municipal bond and corporate bond markets, respectively, they may be less liquid than conventional municipal and corporate bonds.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity. See “Taxation” in the Statement of Additional
Information.
Event-Linked Instruments
The Fund may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies.” Event-linked exposure results in gains or losses that typically are contingent upon, or formulaically related to, defined trigger events.
Examples of trigger events include hurricanes, earthquakes, weather-
related phenomena or statistics relating to such events. Some event-linked bonds are commonly referred to as “catastrophe bonds.” If a trigger event occurs, the Fund may lose a portion or its entire principal invested in the bond or notional amount on a swap. Event-linked exposure often provides for an extension of maturity to process and audit loss claims when a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. Event-linked exposure may also expose the Fund to certain other risks including credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations and adverse tax consequences. Event-linked exposures may also be subject to liquidity risk.
Credit-Linked Trust Certificates
The Fund may invest in credit-linked trust certificates, which are investments in a limited purpose trust or other vehicle which, in turn, invests in a basket of derivative instruments, such as credit default swaps, total return swaps, interest rate swaps or other securities, in order to provide exposure to the high yield or another debt securities market. Like an investment in a bond, investments in credit-linked trust certificates represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the certificate. However, these payments are conditioned on the trust’s receipt of payments from, and the trust’s potential obligations to, the counterparties to the derivative instruments and other securities in which the trust invests. For instance, the trust may sell one or more credit default swaps, under which the trust would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the trust would be obligated to pay to the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that the Fund would receive as an investor in the trust. The Fund’s investments in these instruments are

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk, valuation risk and management risk. It is expected that the trusts that issue credit-linked trust certificates will constitute “private” investment companies, exempt from registration under the 1940 Act. Therefore, the certificates will not be subject to applicable investment limitations and other regulation imposed by the 1940 Act (although the Fund will remain subject to such limitations and regulation, including with respect to its investments in the certificates).
Although the trusts are typically private investment companies, they generally are not actively managed such as a “hedge fund” might be. It also is expected that the certificates will be exempt from registration under the 1933 Act. Accordingly, there may be no established trading market for the certificates and they may constitute illiquid investments. See “Principal
Risks of the Fund—Liquidity Risk.” If market quotations are not readily available for the certificates, they will be valued by the Fund at fair value as determined by the Board or persons acting at its direction. See “Net Asset
Value.” The Fund may lose its entire investment in a credit-linked trust certificate.
Inverse Floaters
An inverse floater is a type of debt instrument that bears a floating or variable interest rate that moves in the opposite direction to interest rates generally or the interest rate on another security or index. Changes in interest rates generally, or the interest rate of the other security or index, inversely affect the interest rate paid on the inverse floater, with the result that the inverse floater’s price will be considerably more volatile than that of a fixed-rate bond. The Fund may invest without limit in inverse floaters, which brokers typically create by depositing an income-producing instrument, which may be a mortgage-related security, in a trust. The trust in turn issues a variable rate security and inverse floaters. The interest rate for the variable rate security is typically determined by an index or an auction process, while the inverse floater holder receives the balance of the income from the underlying income-producing instrument less an auction fee. The market prices of inverse floaters may be highly sensitive to changes in interest rates and prepayment rates on the underlying securities, and may decrease significantly when interest rates increase or prepayment rates change. In a transaction in which the Fund purchases an inverse floater from a trust, and the underlying bond was held by the Fund prior to being deposited into the trust, the Fund typically treats the transaction as a secured borrowing for financial reporting purposes. As a result, for financial reporting purposes, the Fund will generally incur a non-cash interest expense with respect to interest paid by the trust on the variable rate securities, and will recognize additional interest income in an amount directly corresponding to the non-cash interest expense. Therefore, the
Fund’s NAV per Common Share and performance are not affected by the non-cash interest expense. This accounting treatment does not apply to inverse floaters acquired by the Fund when the Fund did not previously own the underlying bond.
Hybrid Instruments
A hybrid instrument is a type of potentially high-risk derivative that combines a traditional bond, stock or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a hybrid is tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate or some other economic factor (each a “benchmark”). The interest rate or (unlike most fixed income securities) the principal amount payable at maturity of a hybrid security may be increased or decreased, depending on changes in the value of the benchmark. An example of a hybrid could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a hybrid instrument would be a combination of a bond and a call option on oil.
Hybrids can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management and increased total return. Hybrids may not bear interest or pay dividends. The value of a hybrid or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid could be zero. Thus, an investment in a hybrid may entail significant market risks that are not associated with a similar investment in a traditional, U.S.
dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of hybrids also exposes the Fund to the credit risk of the issuer of the hybrids. These risks may cause significant fluctuations in the NAV of the Common Shares if the Fund invests in hybrid instruments.
Certain hybrid instruments may provide exposure to the commodities markets. These are derivative securities with one or more commodity-linked components that have payment features similar to commodity futures contracts, commodity options or similar instruments. Commodity-linked hybrid instruments may be either equity or debt securities, leveraged or unleveraged, and are considered hybrid instruments because they have both security and commodity-like characteristics. A portion of the value of these instruments may be derived from the value of a commodity, futures contract, index or other economic variable.
Certain issuers of structured products such as hybrid instruments may be deemed to be investment companies as defined in the 1940 Act. As a result, the Fund’s investments in these products may be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act.
The Fund’s use of commodity-linked instruments may be limited by the
Fund’s intention to qualify as a “regulated investment company” and may limit the Fund’s ability to so qualify. In order to qualify for the special tax treatment accorded RICs and their shareholders, the Fund must, among other things, derive at least 90% of its income from certain specified sources (qualifying income). Income from certain commodity-linked instruments does not constitute qualifying income to the Fund. The tax treatment of certain other commodity-linked instruments in which the Fund might invest is not certain, in particular with respect to whether income and gains from such instruments constitute qualifying income. If the Fund were to treat income from a particular instrument as qualifying income and the

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

income were later determined not to constitute qualifying income and, together with any other nonqualifying income, caused the Fund’s nonqualifying income to exceed 10% of its gross income in any taxable year, the Fund would fail to qualify as a RIC unless it is eligible to and does pay a tax at the Fund level. See “Tax Matters.”
Variable and Floating Rate Debt Securities
Variable- and floating-rate instruments are instruments that pay interest at rates that adjust whenever a specified interest rate changes and/or that reset on predetermined dates (such as the last day of a month or calendar quarter). In addition to senior loans, variable- and floating-rate instruments may include, without limitation, instruments such as catastrophe and other event-linked bonds, instruments such as bank capital securities, unsecured bank loans, corporate bonds, money market instruments and certain types of mortgage-related and other asset-backed securities. Due to their variable- or floating-rate features, these instruments will generally pay higher levels of income in a rising interest rate environment and lower levels of income as interest rates decline. For the same reason, the market value of a variable- or floating-rate instrument is generally expected to have less sensitivity to fluctuations in market interest rates than a fixed-rate instrument, although the value of a variable- or floating-rate instrument may nonetheless decline as interest rates rise and due to other factors, such as changes in credit quality.
The Fund also may engage in credit spread trades. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities, in which the value of the investment position is determined by changes in the difference between the prices or interest rates, as the case may be, of the respective securities.
Bonds
The Fund may invest in a wide variety of bonds of varying maturities issued by non-U.S. (foreign) and U.S. corporations and other business entities, governments and quasi-governmental entities and municipalities and other issuers. Bonds may include, among other things, fixed or variable/floating-
rate debt obligations, including bills, notes, debentures, money market instruments and similar instruments and securities. Bonds generally are used by corporations as well as governments and other issuers to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and normally must repay the amount borrowed on or before maturity. Certain bonds are “perpetual” in that they have no maturity date.
Delayed Funding Loans and Revolving Credit Facilities
The Fund may enter into, or acquire participations in, delayed funding loans and revolving credit facilities, in which a bank or other lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. These commitments may have the effect of requiring the Fund to increase its investment in a company at a time when it might not be desirable to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid).
Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.
Certain Interest Rate Transactions
In order to reduce the interest rate risk inherent in the Fund’s underlying investments and capital structure, the Fund may (but is not required to)
enter into interest rate swap transactions. Interest rate swaps involve the exchange by the Fund with a counterparty of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments. These transactions generally involve an agreement with the swap counterparty to pay a fixed or variable rate payment in exchange for the counterparty paying the Fund the other type of payment stream (i.e., variable or fixed). The payment obligation would be based on the notional amount of the swap. Other forms of interest rate swap agreements in which the Fund may invest include, without limitation interest rate caps, under which, in return for a premium one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap;” interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor;” and interest rate
“collars,” under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. The Fund may (but is not required to) use interest rate swap transactions with the intent to reduce or eliminate the risk that an increase in short-term interest rates could pose for the performance of the Common Shares as a result of leverage, and also may use these instruments for other hedging or investment purposes. The
Fund may choose or be required to redeem some or all of the ARPS. This redemption would likely result in the Fund seeking to terminate early all or a portion of any swap or cap transaction. Such early termination of a swap could result in a termination payment by or to the Fund. Any termination of a cap could result in a termination payment to the Fund.
Structured Notes and Related Instruments
The Fund may invest in “structured” notes and other related instruments, which are privately negotiated debt obligations in which the principal and/
or interest is determined by reference to the performance of a benchmark asset, market or interest rate (an “embedded index”), such as selected securities, an index of securities or specified interest rates, or the differential performance of two assets or markets, such as indexes reflecting bonds.
Structured instruments may be issued by corporations, including banks, as well as by governmental agencies. Structured instruments frequently are assembled in the form of medium-term notes, but a variety of forms are available and may be used in particular circumstances. The terms of such structured instruments normally provide that their principal and/or interest payments are to be adjusted upwards or downwards (but ordinarily not below zero) to reflect changes in the embedded index while the structured instruments are outstanding. As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the embedded index and the effect of changes in the embedded index on principal and/or interest payments. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of the referenced index(es) or other asset(s). Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss.

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

The Fund may use structured instruments for investment purposes and also for risk management purposes, such as to reduce the duration and interest rate sensitivity of the Fund’s portfolio, and for leveraging purposes. While structured instruments may offer the potential for a favorable rate of return from time to time, they also entail certain risks. Structured instruments may be less liquid than other debt securities, and the price of structured instruments may be more volatile. In some cases, depending on the terms of the embedded index, a structured instrument may provide that the principal and/or interest payments may be adjusted below zero. Structured instruments also may involve significant credit risk and risk of default by the counterparty. Structured instruments may also be illiquid. Like other sophisticated strategies, the Fund’s use of structured instruments may not work as intended. If the value of the embedded index changes in a manner other than that expected by PIMCO, principal and/or interest payments received on the structured instrument may be substantially less than expected. Also, if PIMCO chooses to use structured instruments to reduce the duration of the Fund’s portfolio, this may limit the Fund’s return when having a longer duration would be beneficial (for instance, when interest rates decline).
U.S. Government Securities
U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The
U.S. Government does not guarantee the NAV of the Fund’s shares. Some
U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by GNMA, are supported by the full faith and credit of the United States; others, such as those of the FHLBs, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury
(the “U.S. Treasury”); others, such as those of FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others are supported only by the credit of the instrumentality. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.
Municipal Bonds
Municipal bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-
state agencies or authorities, and may be either taxable or tax-exempt instruments. The municipal bonds that the Fund may purchase include without limit general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source or annual revenues. Tax-
exempt private activity bonds and industrial development bonds generally are also limited obligation bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).
The Fund may invest in Build America Bonds, which are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorizes state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on
Build America Bonds equal to 35% of the total coupon interest paid to investors (or 45% in the case of Recovery Zone Economic Development
Bonds). The state or local government issuer can elect to either take the federal subsidy or pass the 35% tax credit along to bondholders. The
Fund’s investments in Build America Bonds will result in taxable income and the Fund may elect to pass through to shareholders the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Build America Bonds involve similar risks as municipal bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt municipal bonds. For example, taxable funds, such as the Fund, may choose to invest in Build America Bonds. Although Build America Bonds were only authorized for issuance during 2009 and 2010, the program may have resulted in reduced issuance of tax-exempt municipal bonds during the same period. The Build America Bond program expired on December 31,
2010, at which point no further issuance of new Build America Bonds was permitted. As of the date of this prospectus, there is no indication that
Congress will renew the program to permit issuance of new Build America
Bonds.
The Fund may invest in pre-refunded municipal bonds. Pre-refunded municipal bonds are bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded municipal bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded municipal bonds held by the Fund is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government
(including its agencies and instrumentalities (“Agency Securities”)). Interest payments of pre-funded municipal bonds issued on or prior to December
31, 2017 are exempt from federal income tax; pre-funded municipal bonds issued after December 31, 2017 will not qualify for such tax-advantaged treatment. Pre-refunded municipal bonds will bear an AAA/Aaa rating (if a re-rating has been requested and paid for) because they are backed by U.S.
Treasury securities or Agency Securities. Because the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded municipal bond do not guarantee the price movement of the bond before maturity. Issuers of municipal bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investment in pre-refunded municipal bonds held by the Fund may subject the Fund to interest rate risk and market risk.
In addition, while a secondary market exists for pre-refunded municipal bonds, if the Fund sells pre-refunded municipal bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale.
The Fund may invest in municipal lease obligations. A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government’s unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states, and, from time to time, certain municipalities have considered not appropriating money for lease payments. In deciding whether to purchase a lease obligation for the Fund, PIMCO will assess the financial condition of the borrower or obligor, the merits of the project, the level of public support for the project, other credit characteristics of the obligor and the legislative history of lease financing in the state. These securities may be less readily marketable than other municipal securities.
Some longer-term municipal bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request—usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the Fund would hold the longer-term security, which could experience substantially more volatility.
The Fund may invest in municipal warrants, which are essentially call options on municipal bonds. In exchange for a premium, municipal warrants give the purchaser the right, but not the obligation, to purchase a municipal bond in the future. The Fund may purchase a warrant to lock in forward supply in an environment in which the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and may have reduced liquidity.
The Fund may invest in municipal bonds with credit enhancements such as letters of credit, municipal bond insurance and standby bond purchase agreements (“SBPAs”). Letters of credit are issued by a third party, usually a bank, to enhance liquidity and to ensure repayment of principal and any accrued interest if the underlying municipal bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured municipal bonds have been low to date and municipal bond insurers have met their claims, there is no assurance that this will continue. A higher-than expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. Because a significant portion of insured municipal bonds that have been issued and are outstanding is insured by a small number of insurance companies, not all of which have the highest credit rating, an event involving one or more of these insurance companies, such as a credit rating downgrade, could have a significant adverse effect on the value of the municipal bonds insured by such insurance company or companies and on the municipal bond markets as a whole. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed.
The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be re-marketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.
Common Stocks and Other Equity Securities
The Fund may invest up to 20% of its total assets in common stocks and other equity securities from time to time, including those it has received through the conversion of a convertible security held by the Fund or in connection with the restructuring of a debt security. See “Convertible
Securities and Synthetic Convertible Securities” above.
For instance, in connection with the restructuring of a debt instrument, either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept common stocks or other equity securities in exchange for all or a portion of the debt instrument. Depending upon, among other things, PIMCO’s evaluation of the potential value of such securities in relation to the price that could be obtained by the Fund at any given time upon sale thereof, the Fund may determine to hold these equity securities in its portfolio.
Although common stocks and other equity securities have historically generated higher average returns than debt securities over the long term, they also have experienced significantly more volatility in those returns and in certain years have significantly underperformed relative to debt securities.
An adverse event, such as an unfavorable earnings report, may depress the value of a particular equity security held by the Fund. Also, prices of common stocks and other equity securities are sensitive to general movements in the equity markets and a decline in those markets may depress the prices of the equity securities held by the Fund. The prices of equity securities fluctuate for many different reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market or when political or economic events affecting the issuer occur. In addition, prices of equity securities may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. The Fund may invest in common shares of pooled vehicles, such as those of other open- and closed- end investment companies, and in common shares of REITs.
When-Issued, Delayed Delivery and Forward Commitment
Transactions
The Fund may purchase securities that it is eligible to purchase on a when-
issued basis, may purchase and sell such securities for delayed delivery and may make contracts to purchase such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. The risk is in addition to the risk that the Fund’s other assets will decline in value. Therefore, these transactions may result in a form of

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

leverage and increase the Fund’s overall investment exposure. Typically, no income accrues on securities the Fund has committed to purchase prior to the time delivery of the securities is made, although the Fund may earn income on securities it has segregated to cover these positions. When the
Fund has sold a security on a when-issued, delayed delivery or forward commitment basis, the Fund does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Fund could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery or forward commitment basis without owning the security, the Fund will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed-upon price on the settlement date.
Repurchase Agreements
The Fund may enter into repurchase agreements, in which the Fund purchases a security from a bank or broker-dealer and the bank or broker-
dealer agrees to repurchase the security at the Fund’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Fund will seek to sell the securities it holds. This could involve transaction costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days are considered to be illiquid investments.
Reverse Repurchase Agreements and Dollar Rolls
As described under “Use of Leverage,” the Fund may use, among other things, reverse repurchase agreements and/or dollar rolls to add leverage to its portfolio. Under a reverse repurchase agreement, the Fund sells securities to a bank or broker dealer and agrees to repurchase the securities at a mutually agreed future date and price. A dollar roll is similar to a reverse repurchase agreement except that the counterparty with which the
Fund enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Fund, but only securities that are
“substantially identical.” Generally, the effect of a reverse repurchase agreement or dollar roll transaction is that the Fund can recover and reinvest all or most of the cash invested in the portfolio securities involved during the term of the agreement and still be entitled to the returns associated with those portfolio securities, thereby resulting in a transaction similar to a borrowing and giving rise to leverage for the Fund. The Fund will incur interest expense as a cost of utilizing reverse repurchase agreements and dollar rolls. In the event the buyer of securities under a reverse repurchase agreement or dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.
Other Investment Companies
The Fund may invest in securities of other open- or closed-end investment companies, including without limit ETFs and money market funds, to the extent that such investments are consistent with the Fund’s investment objectives and policies and permissible under the 1940 Act. As a shareholder in an investment company, the Fund will bear its ratable share of that investment company’s expenses, and would remain subject to payment of the Fund’s investment management fees with respect to the assets so invested. Common Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. In addition, these other investment companies may utilize leverage, in which case an investment would subject the Fund to additional risks associated with leverage. See “Principal Risks of the Fund —Leverage
Risk.”
Short Sales
A short sale is a transaction in which the Fund sells a security or other instrument that it does not own in anticipation that the market price will decline. The Fund may use short sales for investment purposes or for hedging and risk management purposes. The Fund may also take short positions with respect to the performance of securities, indexes, interest rates, currencies and other assets or markets through the use of derivative or forward instruments. When the Fund engages in a short sale of a security, it must borrow the security sold short and deliver it to the counterparty. The Fund may have to pay a fee to borrow particular securities and would often be obligated to pay over any payments received on such borrowed securities. The Fund’s obligation to replace the borrowed security will be secured by collateral deposited with the Fund’s custodian in the name of the lender. The Fund may not receive any payments (including interest) on its collateral. Short sales expose the Fund to the risk that it will be required to cover its short position at a time when the securities have appreciated in value, thus resulting in a loss to the Fund. The Fund may engage in so-called “naked” short sales when it does not own or have the immediate right to acquire the security sold short at no additional cost, in which case the Fund’s losses theoretically could be unlimited. If the price of the security sold short increases between the time of the short sale and the time that the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and securities being hedged if the short sale is being used for hedging purposes. See “Principal Risks of the Fund—Derivatives”
and “Principal Risks of the Fund—Short Sales Risk.” See also “Principal
Risks of the Fund—Leverage Risk” and “Principal Risks of the Fund—
Segregation and Coverage Risk.” The Fund may engage in short selling to the extent permitted by the 1940 Act and other federal securities laws.
Lending of Portfolio Securities
For the purpose of achieving income, the Fund may lend its portfolio securities to brokers, dealers or other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. See “Investment Objectives and Policies—Loans of Portfolio
Securities” in the Statement of Additional Information for details. When the
Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned. The Fund will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent, or the risk of loss due to the investment performance of the collateral. The Fund may pay lending fees to the party arranging the loan. See “Principal Risks of the
Fund—Securities Lending Risk.”

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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

Rule 144A Securities
The Fund may invest in securities that have not been registered for public sale, but that are eligible for purchase and sale pursuant to Rule 144A under the 1933 Act. Rule 144A permits certain qualified institutional buyers, such as the Fund, to trade in privately placed securities that have not been registered for sale under the 1933 Act. Rule 144A Securities may be deemed illiquid, although the Fund may determine that certain Rule
144A Securities are liquid.
Private Placements
A private placement involves the sale of securities that have not been registered under the 1933 Act, or relevant provisions of applicable non-U.S.
law, to certain institutional and qualified individual purchasers, such as the
Fund. Securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities. Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price. Private placements may also raise valuation risks.
Portfolio Turnover
The length of time the Fund has held a particular security is not generally a consideration in investment decisions. A change in the securities held by the
Fund is known as “portfolio turnover.” The Fund may engage in frequent and active trading of portfolio securities to achieve its investment objectives, particularly during periods of volatile market movements. High portfolio turnover (e.g., over 100%) generally involves correspondingly greater expenses to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Sales of portfolio securities may also result in realization of taxable capital gains, including short-term capital gains
(which are generally treated as ordinary income upon distribution in the form of dividends). The trading costs and tax effects associated with portfolio turnover may adversely affect the Fund’s performance.
Rating Agency Requirements
In connection with rating the ARPS, Moody’s and Fitch will impose asset coverage tests and other restrictions that may limit the Fund’s ability to engage in certain of the transactions described above. See “Description of
Capital Structure”.
Please see “Investment Objectives and Policies” in the Statement of
Additional Information for additional information regarding the investments of the Fund and their related risks.
Use of Leverage
The Fund currently utilizes leverage principally through its outstanding
Preferred Shares and reverse repurchase agreements and may also obtain additional leverage through dollar rolls or borrowings, such as through bank loans or commercial paper and/ or other credit facilities. The amount of leverage the Fund utilizes may vary but total leverage resulting from the issuance of Preferred Shares and senior securities representing indebtedness of the Fund will not exceed 50% of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities.
Information regarding the terms and features of the Preferred Shares is provided under “Description of Capital Structure” in this prospectus.
The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, selling credit default swaps, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions. The Fund may also determine to issue other types of preferred shares.
Depending upon market conditions and other factors, the Fund may or may not determine to add leverage following an offering to maintain or increase the total amount of leverage (as a percentage of the Fund’s total assets)
that the Fund currently maintains, taking into account the additional assets raised through the issuance of Common Shares in such offering. The Fund utilizes certain kinds of leverage, such as reverse repurchase agreements and credit default swaps, opportunistically and may choose to increase or decrease, or eliminate entirely, its use of such leverage over time and from time to time based on PIMCO’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. The Fund may also determine to decrease the leverage it currently maintains through its outstanding Preferred Shares through Preferred Shares redemptions or tender offers and may or may not determine to replace such leverage through other sources. If the Fund determines to add leverage following an offering, it is not possible to predict with accuracy the precise amount of leverage that would be added, in part because it is not possible to predict the number of Common Shares that ultimately will be sold in an offering or series of offerings. To the extent that the Fund does not add additional leverage following an offering, the Fund’s total amount of leverage as a percentage of its total assets will decrease, which could result in a reduction of investment income available for distribution to Common
Shareholders.
The Fund’s net assets attributable to its Preferred Shares and the net proceeds the Fund obtains from reverse repurchase agreements or other forms of leverage utilized, if any, will be invested in accordance with the
Fund’s investment objectives and policies as described in this prospectus and any prospectus supplement. So long as the rate of return, net of applicable Fund expenses, on the debt obligations and other investments purchased by the Fund exceeds the dividend rates payable on the Preferred
Shares together with the costs to the Fund of other leverage it utilizes, the investment of the Fund’s net assets attributable to leverage will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Common Shareholders than if the Fund were not so leveraged.
Regarding the costs associated with the Fund’s Preferred Shares, the terms of the ARPS provide that they would ordinarily pay dividends at a rate set at auctions held every seven days, normally payable on the first business day following the end of the rate period, subject to a maximum applicable rate calculated as a function of the ARPS’ then-current rating and a reference interest rate, as described below. However, the weekly auctions for the
ARPS, as well as auctions for similar preferred shares of other closed-end funds in the U.S., have failed since February 2008, and the dividend rates on the ARPS since that time have been paid at the maximum applicable

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

rate (i.e. a multiple of a reference rate, which is the applicable “AA”
Financial Composite Commercial Paper Rate (for a dividend period of fewer than 184 days) or the applicable Treasury Index Rate (for a dividend period of 184 days or more)). In September 2011, Moody’s, a ratings agency that provides ratings for the Fund’s ARPS, downgraded its rating of the ARPS from “Aaa” to “Aa2,” citing persistently thin asset coverage levels, increased NAV volatility and concerns about secondary market liquidity for some assets supporting rated obligations. In July 2012, Moody’s downgraded its rating of the ARPS from “Aa2” to “Aa3” pursuant to a revised ratings methodology adopted by Moody’s. In May 2020, Fitch downgraded its rating of the ARPS from “AAA” to “AA,” indicating the downgrades reflected recent extreme market volatility and reduced asset liquidity, which have quickly eroded asset coverage cushions for closed-end funds and challenged fund managers' ability to deleverage. See “Use of Leverage” and “Description of Capital Structure.” The Fund expects that the ARPS will continue to pay dividends at the maximum applicable rate for the foreseeable future and cannot predict whether or when the auction markets for the ARPS may resume normal functioning. See
“Principal Risks of the Fund—Leverage Risk,” “Principal Risks of the
Fund— Additional Risks Associated with the Fund’s Preferred Shares” and
“Description of Capital Structure” for more information.
Under the 1940 Act, the Fund is not permitted to issue new preferred shares unless immediately after such issuance the value of the Fund’s total net assets (as defined below) is at least 200% of the liquidation value of the outstanding Preferred Shares and the newly issued preferred shares plus the aggregate amount of any senior securities of the Fund representing indebtedness (i.e., such liquidation value plus the aggregate amount of senior securities representing indebtedness may not exceed 50% of the
Fund’s total net assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the value of the Fund’s total net assets satisfies the above-referenced 200% coverage requirement.
The 1940 Act also generally prohibits the Fund from engaging in most forms of leverage representing indebtedness other than preferred shares
(including the use of reverse repurchase agreements, dollar rolls, bank loans, commercial paper or other credit facilities, credit default swaps, total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, to the extent that these instruments are not covered as described below) unless immediately after the issuance of the leverage the
Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300%
of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33
1/3% of the Fund’s total net assets, including assets attributable to such leverage). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, this asset coverage test is satisfied. The Fund may (but is not required to) cover its commitments under reverse repurchase agreements, credit default swaps, dollar rolls, derivatives and certain other instruments by the segregation of liquid assets, or by entering into offsetting transactions or owning positions covering its obligations. To the extent that certain of these instruments are so covered, they will not be considered “senior securities” under the 1940 Act and therefore will not be subject to the 1940 Act 300% asset coverage requirement otherwise applicable to forms of senior securities representing indebtedness used by the Fund. However, reverse repurchase agreements, dollar rolls and other such instruments, even if covered, may represent a form of economic leverage and create special risks. The use of these forms of leverage increases the volatility of the Fund’s investment portfolio and could result in larger losses to Common Shareholders than if these strategies were not used. See “Principal Risks of the Fund—Leverage Risk.” To the extent that the Fund engages in borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default.
Leveraging is a speculative technique and there are special risks and costs involved. The Fund cannot assure you that its Preferred Shares and use of any other forms of leverage (such as the use of reverse repurchase agreements or derivatives strategies), if any, will result in a higher yield on your Common Shares. When leverage is used, the NAV and market price of the Common Shares and the yield to Common Shareholders will be more volatile. See “Principal Risks of the Fund—Leverage Risk.” In addition, dividend, interest and other costs and expenses borne by the Fund with respect to its Preferred Shares and its use of any other forms of leverage are borne by the Common Shareholders (and not by the holders of Preferred
Shares) and result in a reduction of the NAV of the Common Shares. In addition, because the fees received by the Investment Manager are based on the average daily net assets of the Fund (including daily net assets attributable to any preferred shares of the Fund that may be outstanding), the Investment Manager has a financial incentive for the Fund to use
Preferred Shares to obtain leverage (as opposed to other available forms), which may create a conflict of interest between the Investment Manager, on the one hand, and the Common Shareholders, on the other hand. The fees received by the Investment Manager are not charged on assets attributable to leverage obtained by the Fund other than through preferred shares.
The Fund’s ability to utilize leverage is also limited by asset coverage requirements and other guidelines imposed by rating agencies (currently
Moody’s and Fitch) that provide ratings for the ARPS, which may be more restrictive than the limitations imposed by the 1940 Act noted above. See
“Description of Capital Structure” for more information.
The Fund also may borrow money for temporary administrative purposes, to add leverage to the portfolio or for the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.
Effects of Leverage
The following table is furnished in response to requirements of the SEC. It is designed to, among other things, illustrate the effects of leverage through the use of senior securities, as that term is defined under Section 18 of the
1940 Act, on Common Share total return, assuming investment portfolio total returns (consisting of income and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. The table below assumes the Fund’s continued use of Preferred Shares as of
July 31,
2020, representing approximately 3.38% of the Fund’s total managed assets, and, although not senior securities under the 1940 Act, covered

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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

reverse repurchase agreements as of
July 31, 2020, representing
approximately 23.50% of the Fund’s total managed assets. The table below also assumes that the Fund will pay dividends on Preferred Shares at an estimated annual effective Preferred Share dividend rate of 0.12%
(based on the Preferred Share dividend rate as of
July 31, 2020) and
interest on reverse repurchase agreements at an estimated annual effective interest expense rate of 2.02% (based on market interest rates as of
July
31, 2020). Based on such estimates, the annual return that the Fund’s portfol
io must experience (net of expenses) in order to cover such costs is
0.48%. The information below does not reflect the Fund’s use of certain other forms of economic leverage achieved through the use of other instruments or transactions not considered to be senior securities under the
1940 Act, such as covered credit default swaps or other derivative instruments.
These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Fund. Your actual returns may be greater or less than those appearing below. In addition, actual borrowing expenses associated with reverse repurchase agreements (or dollar rolls or borrowings, if any) used by the Fund may vary frequently and may be significantly higher or lower than the rate used for the example below.

Assumed Return on Portfolio (Net of Expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Corresponding Return to Common Shareholders	(14.33)%	(7.49)%	(0.65)%	6.18%	13.02%
Principal Risks of the Fund
The Fund is subject to the principal risks noted below, whether through the
Fund’s direct investments, investments by a Subsidiary or derivatives positions.
Market Discount Risk
The price of the Fund’s Common Shares will fluctuate with market conditions and other factors. If you sell your Common Shares, the price received may be more or less than your original investment. NAV of the
Fund’s Common Shares will be reduced immediately following an offering by any sales load and/or commissions and offering expenses paid or reimbursed by the Fund in connection with such offering. The completion of an offering may result in an immediate dilution of the NAV per Common
Share for all existing Common Shareholders. The Common Shares are designed for long-term investors and should not be treated as trading vehicles. Shares of closed-end management investment companies frequently trade at a discount from their NAV. The Common Shares may trade at a price that is less than the offering price for Common Shares issued pursuant to an offering. This risk may be greater for investors who sell their Common Shares relatively shortly after completion of an offering.
The sale of Common Shares by the Fund (or the perception that such sales may occur), particularly if sold at a discount to the then current market price of the Common Shares, may have an adverse effect on the market price of the Common Shares.
Market Risk
The market price of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry.
During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities held by the Fund. Even when markets perform well, there is no assurance that the investments held by the Fund will increase in value along with the broader market.
In addition, market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, war, terrorism, market manipulation, government defaults, government shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters can all negatively impact the securities markets, which could cause the Fund to lose value. These events could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and significantly adversely impact the economy. The current contentious domestic political environment, as well as political and diplomatic events within the United
States and abroad, such as presidential elections in the U.S. or abroad or the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S.
regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Fund’s investments and operations. Additional and/or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Governmental and quasi-
governmental authorities and regulators throughout the world have previously responded to serious economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect the Fund’s investments.
Any market disruptions could also prevent the Fund from executing advantageous investment decisions in a timely manner. To the extent the
Fund focuses its investments in a region enduring geopolitical market disruption, it will face higher risks of loss. Thus, investors should closely monitor current market conditions to determine whether the Fund meets their individual financial needs and tolerance for risk.

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

Current market conditions may pose heightened risks with respect to the
Fund’s investment in fixed income securities. Interest rates in the U.S. are near historically low levels. Any interest rate increases in the future could cause the value of the Fund to decrease. As such, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk.
Exchanges and securities markets may close early, close late or issue trading halts on specific securities, which may result in, among other things, the Fund being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments.
Asset Allocation Risk
The Fund’s investment performance depends upon how its assets are allocated and reallocated. A principal risk of investing in the Fund is that
PIMCO may make less than optimal or poor asset allocation decisions.
PIMCO employs an active approach to allocation among multiple fixed-
income sectors, but there is no guarantee that such allocation techniques will produce the desired results. It is possible that PIMCO will focus on an investment that performs poorly or underperforms other investments under various market conditions. You could lose money on your investment in the
Fund as a result of these allocation decisions.
Management Risk
The Fund is subject to management risk because it is an actively managed investment portfolio. PIMCO and each individual portfolio manager will apply investment techniques and risk analysis in making investment decisions for the Fund, but there can be no guarantee that these decisions will produce the desired results. Certain securities or other instruments in which the Fund seeks to invest may not be available in the quantities desired. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. In such circumstances, PIMCO or the individual portfolio managers may determine to purchase other securities or instruments as substitutes. Such substitute securities or instruments may not perform as intended, which could result in losses to the Fund. The Fund is also subject to the risk that deficiencies in the internal systems or controls of PIMCO or another service provider will cause losses for the Fund or hinder Fund operations. For example, trading delays or errors (both human and systemic) could prevent the Fund from purchasing a security expected to appreciate in value. Additionally, legislative, regulatory, or tax restrictions, policies or developments may affect the investment techniques available to PIMCO and each individual portfolio manager in connection with managing the Fund and may also adversely affect the ability of the
Fund to achieve its investment objectives. There also can be no assurance that all of the personnel of PIMCO will continue to be associated with
PIMCO for any length of time. The loss of the services of one or more key employees of PIMCO could have an adverse impact on the Fund’s ability to realize its investment objectives.
In addition, the Fund may rely on various third-party sources to calculate its
NAV. As a result, the Fund is subject to certain operational risks associated with reliance on service providers and service providers’ data sources. In particular, errors or systems failures and other technological issues may adversely impact the Fund’s calculations of its NAV, and such NAV calculation issues may result in inaccurately calculated NAVs, delays in NAV calculation and/or the inability to calculate NAVs over extended periods.
The Fund may be unable to recover any losses associated with such failures.
Issuer Risk
The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets.
A change in the financial condition of a single issuer may affect securities markets as a whole. These risks can apply to the Common Shares issued by the Fund and to the issuers of securities and other instruments in which the
Fund invests.
Interest Rate Risk
Interest rate risk is the risk that fixed income securities and other instruments in the Fund’s portfolio will decline in value because of a change in interest rates. As nominal interest rates rise, the value of certain fixed income securities held by the Fund is likely to decrease. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Interest rate changes can be sudden and unpredictable, and the Fund may lose money as a result of movements in interest rates. The
Fund may not be able to effectively hedge against changes in interest rates or may choose not to do so for cost or other reasons.
A wide variety of factors can cause interest rates to rise (e.g., central bank monetary policies, inflation rates, general economic conditions). This risk may be particularly acute in the current market environment because market interest rates are currently near historically low levels. Thus, the
Fund currently faces a heightened level of interest rate risk.
Fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates that incorporates a security’s yield, coupon, final maturity and call features, among other characteristics. Duration is useful primarily as a measure of the sensitivity of a fixed income security’s market price to interest rate (i.e., yield) movements. All other things remaining equal, for each one percentage point increase in interest rates, the value of a portfolio of fixed income investments would generally be expected to decline by one percent for every year of the portfolio’s average duration above zero. For example, the value of a portfolio of fixed income securities with an average duration of eight years would generally be expected to decline by approximately 8% if interest rates rose by one percentage point.
Variable and floating rate securities may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general.
Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value if interest rates increase. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality.
When the Fund holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the
NAV of the Fund’s shares.

December 3, 2020
 |

PROSPECTUS

PIMCO Corporate & Income Strategy Fund

During periods of very low or negative interest rates, the Fund may be unable to maintain positive returns. Interest rates in the United States and many parts of the world are at or near historically low levels. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from Fund performance to the extent the Fund is exposed to such interest rates.
Measures such as average duration may not accurately reflect the true interest rate sensitivity of the Fund. This is especially the case if the Fund consists of securities with widely varying durations. Therefore, if the Fund has an average duration that suggests a certain level of interest rate risk, the Fund may in fact be subject to greater interest rate risk than the average would suggest. This risk is greater to the extent the Fund uses leverage or derivatives in connection with the management of the Fund.
Convexity measures the rate of change of duration in response to changes in interest rates. With respect to a security’s price, a larger convexity
(positive or negative) may imply more dramatic price changes in response to changing interest rates. Negative convexity implies that interest rate increases result in increased duration, meaning increased sensitivity in prices in response to rising interest rates. Thus, securities with negative convexity, which may include bonds with traditional call features and certain mortgage-backed securities, may experience greater losses in periods of rising interest rates. Accordingly, if the Fund holds such securities, the Fund may be subject to a greater risk of losses in periods of rising interest rates.
Rising interest rates may result in a decline in value of the Fund’s fixed income investments and in periods of volatility. Further, while U.S. bond markets have steadily grown over the past three decades, dealer “market making” ability has remained relatively stagnant. As a result, dealer inventories of certain types of bonds and similar instruments, which provide a core indication of the ability of financial intermediaries to “make markets,” are at or near historic lows in relation to market size. Because market makers provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets.
Such issues may be exacerbated during periods of economic uncertainty. All of these factors, collectively and/or individually, could cause the Fund to lose value.
Credit Risk
The Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities is unable or unwilling, or is perceived as unable or unwilling, to make timely principal and/or interest payments or to otherwise honor its obligations. The downgrade of the credit of a security held by the Fund may decrease its value. Measures such as average credit quality may not accurately reflect the true credit risk of the
Fund. This is especially the case if the Fund consists of securities with widely varying credit ratings. This risk is greater to the extent the Fund uses leverage or derivatives in connection with the management of the Fund.
Mortgage-Related and Other Asset-Backed Instruments Risk
Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related assets, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Fund to lose money. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause the Fund to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Fund because the Fund may have to reinvest that money at the lower prevailing interest rates. The Fund’s investments in other asset-backed instruments are subject to risks similar to those associated with mortgage-related assets, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed instruments may be largely dependent upon the cash flows generated by the assets backing the instruments, and asset-backed instruments may not have the benefit of any security interest in the related assets.
Subordinate mortgage-backed or asset-backed instruments are paid interest only to the extent that there are funds available to make payments.
To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate mortgage-
backed or asset-backed instruments will not be fully paid.
There are multiple tranches of mortgage-backed and asset-backed instruments, offering investors various maturity and credit risk characteristics. Tranches are categorized as senior, mezzanine, and subordinated/equity or “first loss,” according to their degree of risk. The most senior tranche of a mortgage-backed or asset-backed instrument has the greatest collateralization and pays the lowest interest rate. If there are defaults or the collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. Lower tranches represent lower degrees of credit quality and pay higher interest rates intended to compensate for the attendant risks. The return on the lower tranches is especially sensitive to the rate of defaults in the collateral pool. The lowest tranche (i.e., the
“equity” or “residual” tranche) specifically receives the residual interest payments (i.e., money that is left over after the higher tranches have been paid and expenses of the issuing entities have been paid) rather than a fixed interest rate. The Fund expects that investments in subordinate mortgage-backed and other asset-backed instruments will be subject to risks arising from delinquencies and foreclosures, thereby exposing its investment portfolio to potential losses. Subordinate securities of mortgage-
backed and other asset-backed instruments are also subject to greater credit risk than those mortgage-backed or other asset-backed instruments that are more highly rated.
The mortgage markets in the United States and in various foreign countries have experienced extreme difficulties in the past that adversely affected the

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

performance and market value of certain of the Fund’s mortgage-related investments. Delinquencies and losses on residential and commercial mortgage loans (especially subprime and second-lien mortgage loans) may increase, and a decline in or flattening of housing and other real property values may exacerbate such delinquencies and losses. In addition, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.
Privately-Issued Mortgage-Related Securities Risk
There are no direct or indirect government or agency guarantees of payments in pools created by non-governmental issuers. Privately-issued mortgage-related securities are also not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-
sponsored entity guarantee.
Privately-issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors.
Without an active trading market, mortgage-related securities held in the
Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
High Yield Securities Risk
To the extent that the Fund invests in high yield securities and unrated securities of similar credit quality (commonly known as “high yield securities” or “junk bonds”), the Fund may be subject to greater levels of credit risk, call risk and liquidity risk than funds that do not invest in such securities, which could have a negative effect on the NAV of the Fund’s
Common Shares or Common Share dividends. These securities are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments, and may be more volatile than other types of securities. An economic downturn or individual corporate developments could adversely affect the market for these securities and reduce the Fund’s ability to sell these securities at an advantageous time or price. The Fund may purchase distressed securities that are in default or the issuers of which are in bankruptcy, which involve heightened risks.
Issuers of high yield securities may have the right to “call” or redeem the issue prior to maturity, which may result in the Fund having to reinvest the proceeds in other high yield securities or similar instruments that may pay lower interest rates. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in high yield securities.
Consequently, transactions in high yield securities may involve greater costs than transactions in more actively traded securities. These factors may result in the Fund being unable to realize full value for these securities and/or may result in the Fund not receiving the proceeds from a sale of a high yield security for an extended period after such sale, each of which could result in losses to the Fund. Because of the risks involved in investing in high yield securities, an investment in the Fund should be considered speculative.
In general, lower rated debt securities carry a greater degree of risk that the issuer will lose its ability to make interest and principal payments, which could have a negative effect on the Fund. Securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal and are commonly referred to as “high yield” securities or “junk bonds.”
High yield securities involve a greater risk of default and their prices are generally more volatile and sensitive to actual or perceived negative developments. Debt securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. The Fund may purchase stressed or distressed securities that are in default or the issuers of which are in bankruptcy, which involve heightened risks.
An economic downturn could severely affect the ability of issuers
(particularly those that are highly leveraged) to service or repay their debt obligations. Lower-rated securities are generally less liquid than higher-
rated securities, which may have an adverse effect on the Fund’s ability to dispose of them. For example, under adverse market or economic conditions, the secondary market for below investment grade securities could contract further, independent of any specific adverse changes in the condition of a particular issuer, and certain securities in the Fund’s portfolio may become illiquid or less liquid. As a result, the Fund could find it more difficult to sell these securities or may be able to sell these securities only at prices lower than if such securities were widely traded. To the extent the
Fund focuses on below investment grade debt obligations, PIMCO’s capabilities in analyzing credit quality and associated risks will be particularly important, and there can be no assurance that PIMCO will be successful in this regard. Due to the risks involved in investing in high yield securities, an investment in the Fund should be considered speculative.
The Fund’s credit quality policies apply only at the time a security is purchased, and the Fund is not required to dispose of a security in the event that a rating agency or PIMCO downgrades its assessment of the credit characteristics of a particular issue. Analysis of creditworthiness may be more complex for issuers of high yield securities than for issuers of higher quality debt securities.
Distressed and Defaulted Securities Risk
Investments in the securities of financially distressed issuers involve substantial risks, including the risk of default, or may be in default at the time of investment. In addition, these securities may fluctuate more in price, and are typically less liquid. The Fund also will be subject to significant uncertainty as to when, and in what manner, and for what value obligations evidenced by securities of financially distressed issuers will eventually be satisfied. Defaulted obligations might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. In any such proceeding relating to a defaulted obligation, the Fund may lose its entire investment or may be required to accept cash or securities with a value substantially less than its original investment. Moreover, any securities received by the Fund upon completion of a workout or bankruptcy proceeding may be less liquid, speculative or restricted as to resale. Similarly, if the Fund participates in negotiations with respect to any exchange offer or plan of reorganization with respect to the securities of a distressed issuer, the Fund may be

December 3, 2020
 |

PROSPECTUS

PIMCO Corporate & Income Strategy Fund

restricted from disposing of such securities. To the extent that the Fund becomes involved in such proceedings, the Fund may have a more active participation in the affairs of the issuer than that assumed generally by an investor. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings.
Also among the risks inherent in investments in a troubled issuer is that it frequently may be difficult to obtain information as to the true financial condition of such issuer. PIMCO’s judgments about the credit quality of a financially distressed issuer and the relative value of its securities may prove to be wrong.
Inflation-Indexed Security Risk
Inflation-indexed debt securities are subject to the effects of changes in market interest rates caused by factors other than inflation (real interest rates). In general, the value of an inflation-indexed security, including
Treasury Inflation-Protected Securities (“TIPS”), tends to decrease when real interest rates increase and can increase when real interest rates decrease. Thus generally, during periods of rising inflation, the value of inflation-indexed securities will tend to increase and during periods of deflation, their value will tend to decrease. Interest payments on inflation-
indexed securities are unpredictable and will fluctuate as the principal and interest are adjusted for inflation. There can be no assurance that the inflation index used (
i.e.
, the Consumer Price Index (“CPI”)) will accurately
measure the real rate of inflation. Increases in the principal value of TIPS due to inflation are considered taxable ordinary income. Any increase in the principal amount of an inflation-indexed debt security will be considered taxable ordinary income, even though the Fund will not receive the principal until maturity. Additionally, a CPI swap can potentially lose value if the realized rate of inflation over the life of the swap is less than the fixed market implied inflation rate (fixed breakeven rate) that the investor agrees to pay at the initiation of the swap. With municipal inflation-indexed securities, the inflation adjustment is integrated into the coupon payment, which is federally tax exempt (and may be state tax exempt). For municipal inflation-indexed securities, there is no adjustment to the principal value.
Because municipal inflation-indexed securities are a small component of the municipal bond market, they may be less liquid than conventional municipal bonds.
Senior Debt Risk
The Fund may be subject to greater levels of credit risk than funds that do not invest in below investment grade senior debt. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in senior debt. Restrictions on transfers in loan agreements, a lack of publicly available information and other factors may, in certain instances, make senior debt more difficult to sell at an advantageous time or price than other types of securities or instruments. Additionally, if the issuer of senior debt prepays, the Fund will have to consider reinvesting the proceeds in other senior debt or similar instruments that may pay lower interest rates.
Loans and Other Indebtedness; Loan Participations and
Assignments Risk
Loan interests may take the form of direct interests acquired during a primary distribution and may also take the form of assignments of, novations of or participations in all or a portion of a loan acquired in secondary markets. In addition to credit risk and interest rate risk, the
Fund’s exposure to loan interests may be subject to additional risks. For example, purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund’s share price and yield could be adversely affected. The collateral underlying a loan may be unavailable or insufficient to satisfy a borrower’s obligation, and the
Fund could become part owner of any collateral if a loan is foreclosed, subjecting the Fund to costs associated with owning and disposing of the collateral.
Investments in loans through a purchase of a loan or a direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Fund. For example, if a loan is foreclosed, the Fund could become owner, in whole or in part, of any collateral, which could include, among other assets, real or personal property, and would bear the costs and liabilities associated with owning and disposing of the collateral.
In addition, it is conceivable that the Fund could be held liable as co-lender.
It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Fund will rely on PIMCO’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Fund. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.
In connection with purchasing loan participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off against the borrower, and the Fund may not directly benefit from any collateral supporting the loan in which it has purchased the loan participation. As a result, the Fund may be subject to the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling a participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower. Certain loan participations may be structured in a manner designed to prevent purchasers of participations from being subject to the credit risk of the lender, but even under such a structure, in the event of the lender’s insolvency, the lender’s servicing of the participation may be delayed and the assignability of the participation impaired.
The Fund may have difficulty disposing of loans and loan participations because to do so it will have to assign or sell such securities to a third party.
Because there is no liquid market for many such securities, the Fund anticipates that such securities could be sold only to a limited number of

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such securities and the Fund’s ability to dispose of particular loans and loan participations when that would be desirable, including in response to a specific economic event such as a deterioration in the creditworthiness of the borrower. The lack of a liquid secondary market for loans and loan participations also may make it more difficult for the Fund to assign a value to these securities for purposes of valuing the Fund’s portfolio.
To the extent the Fund invests in loans, including bank loans, the Fund may be subject to greater levels of credit risk, call risk, settlement risk and liquidity risk. These instruments are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments and may be more volatile than other types of securities. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in loans. In addition, the loans in which the Fund invests may not be listed on any exchange and a secondary market for such loans may be comparatively illiquid relative to markets for other more liquid fixed income securities. Consequently, transactions in loans may involve greater costs than transactions in more actively traded securities. Restrictions on transfers in loan agreements, a lack of publicly-available information, irregular trading activity and wide bid/ask spreads, among other factors, may, in certain circumstances, make loans more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in the Fund being unable to realize full value for the loans and/or may result in the Fund not receiving the proceeds from a sale of a loan for an extended period after such sale, each of which could result in losses to the Fund. Some loans may have extended trade settlement periods, including settlement periods of greater than seven days, which may result in cash not being immediately available to the Fund. If an issuer of a loan prepays or redeems the loan prior to maturity, the Fund may have to reinvest the proceeds in other loans or similar instruments that may pay lower interest rates. Because of the risks involved in investing in loans, an investment in the Fund should be considered speculative.
The Fund’s investments in subordinated and unsecured loans generally are subject to similar risks as those associated with investments in secured loans. Subordinated or unsecured loans are lower in priority of payment to secured loans and are subject to the additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Subordinated and unsecured loans generally have greater price volatility than secured loans and may be less liquid. There is also a possibility that originators will not be able to sell participations in subordinated or unsecured loans, which would create greater credit risk exposure for the holders of such loans. Subordinate and unsecured loans share the same risks as other below investment grade securities.
There may be less readily available information about most loans and the underlying borrowers than is the case for many other types of securities.
Loans may be issued by companies that are not subject to SEC reporting requirements and therefore may not be required to file reports with the SEC or may file reports that are not required to comply with SEC form requirements. In addition, such companies may be subject to a less stringent liability disclosure regime than companies subject to SEC reporting requirements. Loans may not be considered “securities,” and purchasers, such as the Fund, therefore may not be entitled to rely on the anti-fraud protections of the federal securities laws. Because there is limited public information available regarding loan investments, the Fund is particularly dependent on the analytical abilities of the Fund’s portfolio managers.
Economic exposure to loan interests through the use of derivative transactions may involve greater risks than if the Fund had invested in the loan interest directly during a primary distribution or through assignments of, novations of or participations in a loan acquired in secondary markets since, in addition to the risks described above, certain derivative transactions may be subject to leverage risk and greater illiquidity risk, counterparty risk, valuation risk and other risks.
“Covenant-Lite” Obligations Risk
Covenant-lite obligations contain fewer maintenance covenants than other obligations, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite loans may carry more risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.
Subprime Risk
Loans, and debt instruments collateralized by loans, acquired by the Fund may be subprime in quality, or may become subprime in quality. Although there is no specific legal or market definition of “subprime,” subprime loans are generally understood to refer to loans made to borrowers that display poor credit histories and other characteristics that correlate with a higher default risk. Accordingly, subprime loans, and debt instruments secured by such loans, have speculative characteristics and are subject to heightened risks, including the risk of nonpayment of interest or repayment of principal, and the risks associated with investments in high yield securities. In addition, these instruments could be subject to increased regulatory scrutiny. The Fund is not restricted by any particular borrower credit criteria when acquiring loans or debt instruments collateralized by loans.
Privacy and Data Security Risk
The Fund generally does not intend to obtain or hold borrowers’ non-public personal information, and the Fund intends to implement procedures designed to prevent the disclosure of borrowers’ non-public personal information to the Fund. However, service providers to the Fund or its direct or indirect fully-owned Subsidiaries, including their custodians and the platforms acting as loan servicers for the Fund or its direct or indirect fully-
owned Subsidiaries, may obtain, hold or process such information. The
Fund cannot guarantee the security of non-public personal information in the possession of such a service provider and cannot guarantee that service providers have been and will continue to comply with the Gramm-Leach-
Bliley Act (“GLBA”), other data security and privacy laws and any other

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

related regulatory requirements. Violations of GLBA and other laws could subject the Fund to litigation and/or fines, penalties or other regulatory action, which, individually or in the aggregate, could have an adverse effect on the Fund. The Fund may also face regulations related to privacy and data security in the other jurisdictions in which the Fund invests.
Reinvestment Risk
Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. The Fund also may choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification, because the portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund from its investments is likely to have a negative effect on dividend levels and the market price, NAV and/or overall return of the Common Shares.
Call Risk
Call risk refers to the possibility that an issuer may exercise its right to redeem a fixed income security earlier than expected. Issuers may call outstanding securities prior to their maturity for a number of reasons. If an issuer calls a security in which the Fund has invested, the Fund may not recoup the full amount of its initial investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.
Foreign (Non-U.S.) Investment Risk
Foreign (non-U.S.) securities may experience more rapid and extreme changes in value than securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign (non-U.S.) securities are usually not subject to the same degree of regulation as U.S. issuers. Reporting, accounting, auditing and custody standards of foreign countries differ, in some cases significantly, from U.S.
standards. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Also, nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect the Fund’s investments in a foreign country. In the event of nationalization, expropriation or other confiscation, the Fund could lose its entire investment in foreign (non-U.S.) securities.
Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that the Fund invests a significant portion of its assets in a specific geographic region, the Fund will generally have more exposure to regional economic risks associated with foreign (non-U.S.) investments. Foreign
(non-U.S.) securities may also be less liquid and more difficult to value than securities of U.S. issuers.
The Fund may face potential risks associated with the United Kingdom’s departure from the European Union (“EU”). The departure may result in substantial volatility in financial and foreign exchange markets and a sustained weakness in the British pound, the euro and other currencies, which may impact Fund returns. It may also destabilize some or all of the other EU member countries and/or the Eurozone. These developments could result in losses to the Fund, as there may be negative effects on the value of the Fund’s investments and/or on the Fund’s ability to enter into certain transactions or value certain investments, and these developments may make it more difficult for the Fund to exit certain investments at an advantageous time or price. Adverse events triggered by the departure, as well as an exit or expulsion of an EU member state other than the United
Kingdom from the EU, could negatively impact Fund returns.
The Fund may invest in securities and instruments that are economically tied to Russia. Investments in Russia are subject to various risks such as political, economic, legal, market and currency risks. The risks include uncertain political and economic policies, short term market volatility, poor accounting standards, corruption and crime, an inadequate regulatory system and unpredictable taxation. Investments in Russia are particularly subject to the risk that economic sanctions may be imposed by the United
States and/or other countries. Such sanctions—which may impact companies in many sectors, including energy, financial services and defense, among others—may negatively impact the Fund’s performance and/or ability to achieve its investment objectives. The Russian securities market is characterized by limited volume of trading, resulting in difficulty in obtaining accurate prices. The Russian securities market, as compared to
U.S. markets, has significant price volatility, less liquidity, a smaller market capitalization and a smaller number of traded securities. There may be little publicly available information about issuers. Settlement, clearing and registration of securities transactions are subject to risks because of registration systems that may not be subject to effective government supervision. This may result in significant delays or problems in registering the transfer of securities. Russian securities laws may not recognize foreign nominee accounts held with a custodian bank, and therefore the custodian may be considered the ultimate owner of securities they hold for their clients. Ownership of securities issued by Russian companies is recorded by companies themselves and by registrars instead of through a central registration system. It is possible that the ownership rights of the Fund could be lost through fraud or negligence. While applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for the Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. Adverse currency exchange rates are a risk and there may be a lack of available currency hedging instruments. Investments in Russia may be subject to the risk of nationalization or expropriation of assets. Oil, natural gas, metals and timber account for a significant portion of Russia’s exports, leaving the country vulnerable to swings in world prices.
Emerging Markets Risk
Foreign investment risk may be particularly high to the extent that the Fund invests in securities of issuers based in or doing business in emerging market countries or invests in securities denominated in the currencies of emerging market countries. Investing in securities of issuers based in or doing business in emerging markets entails all of the risks of investing in foreign securities noted above, but to a heightened degree.
Investments in emerging market countries pose a greater degree of systemic risk (i.e., the risk of a cascading collapse of multiple institutions

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

within a country, and even multiple national economies). The inter-
relatedness of economic and financial institutions within and among emerging market economies has deepened over the years, with the effect that institutional failures and/or economic difficulties that are of initially limited scope may spread throughout a country, a region or all or most emerging market countries. This may undermine any attempt by the Fund to reduce risk through geographic diversification of its portfolio.
There is a heightened possibility of imposition of withholding taxes on interest or dividend income generated from emerging market securities.
Governments of emerging market countries may engage in confiscatory taxation or expropriation of income and/or assets to raise revenues or to pursue a domestic political agenda. In the past, emerging market countries have nationalized assets, companies and even entire sectors, including the assets of foreign investors, with inadequate or no compensation to the prior owners. There can be no assurance that the Fund will not suffer a loss of any or all of its investments, or interest or dividends thereon, due to adverse fiscal or other policy changes in emerging market countries.
There is also a greater risk that an emerging market government may take action that impedes or prevents the Fund from taking income and/or capital gains earned in the local currency and converting into U.S. dollars (i.e.,
“repatriating” local currency investments or profits). Certain emerging market countries have sought to maintain foreign exchange reserves and/or address the economic volatility and dislocations caused by the large international capital flows by controlling or restricting the conversion of the local currency into other currencies. This risk tends to become more acute when economic conditions otherwise worsen. There can be no assurance that if the Fund earns income or capital gains in an emerging market currency or PIMCO otherwise seeks to withdraw the Fund’s investments from a given emerging market country, capital controls imposed by such country will not prevent, or cause significant expense in, doing so.
Bankruptcy law and creditor reorganization processes may differ substantially from those in the United States, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights, reorganization timing and the classification, seniority and treatment of claims. In certain emerging market countries, although bankruptcy laws have been enacted, the process for reorganization remains highly uncertain.
In addition, it may be impossible to seek legal redress against an issuer that is a sovereign state.
Emerging market countries typically have less established legal, accounting and financial reporting systems than those in more developed markets, which may reduce the scope or quality of financial information available to investors. Governments in emerging market countries are often less stable and more likely to take extra-legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets. Moreover, it can be more difficult for investors to bring litigation or enforce judgments against issuers in emerging markets or for U.S.
regulators to bring enforcement actions against such issuers. The Fund may also be subject to Emerging Markets Risk if it invests in derivatives or other securities or instruments whose value or return are related to the value or returns of emerging markets securities.
Other heightened risks associated with emerging markets investments include without limit (i) risks due to less social, political and economic stability; (ii) the smaller size of the market for such securities and a lower volume of trading, resulting in a lack of liquidity and in price volatility; (iii)
certain national policies which may restrict the Fund’s investment opportunities, including restrictions on investing in issuers or industries deemed sensitive to relevant national interests and requirements that government approval be obtained prior to investment by foreign persons;
(iv) certain national policies that may restrict the Fund’s repatriation of investment income, capital or the proceeds of sales of securities, including temporary restrictions on foreign capital remittances; (v) the lack of uniform accounting and auditing standards and/or standards that may be significantly different from the standards required in the United States; (vi)
less publicly available financial and other information regarding issuers; (vii)
potential difficulties in enforcing contractual obligations; and (viii) higher rates of inflation, higher interest rates and other economic concerns. The
Fund may invest to a substantial extent in emerging market securities that are denominated in local currencies, subjecting the Fund to a greater degree of foreign currency risk. Also, investing in emerging market countries may entail purchases of securities of issuers that are insolvent, bankrupt or otherwise of questionable ability to satisfy their payment obligations as they become due, subjecting the Fund to a greater amount of credit risk and/or high yield risk. The economy of some emerging markets may be particularly exposed to or affected by a certain industry or sector, and therefore issuers and/or securities of such emerging markets may be more affected by the performance of such industries or sectors.
Currency Risk
Investments denominated in foreign (non-U.S.) currencies or that trade in and receive revenues in, foreign (non-U.S.) currencies or derivatives that provide exposure to foreign (non-U.S.) currencies, are subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.
Currency rates in foreign (non-U.S.) countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, rates of inflation, balance of payments and governmental surpluses or deficits, intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad.
These fluctuations may have a significant adverse impact on the value of the Fund’s portfolio and/or the level of Fund distributions made to Common
Shareholders. There is no assurance that a hedging strategy, if used, will be successful. As a result, the Fund’s investments in foreign currency-
denominated securities may reduce the returns of the Fund.
Currency risk may be particularly high to the extent that the Fund invests in foreign (non-U.S.) currencies or engages in foreign currency transactions that are economically tied to emerging market countries. These currency transactions may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed foreign (non-U.S.) currencies or engaging in foreign currency transactions that are economically tied to developed foreign countries.

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

Continuing uncertainty as to the status of the euro and the European
Monetary Union (“EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets, and on the values of the Fund’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, the Fund’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.
There can be no assurance that if the Fund earns income or capital gains in a non-U.S. country or PIMCO otherwise seeks to withdraw the Fund’s investments from a given country, capital controls imposed by such country will not prevent, or cause significant expense in, doing so.
U.S. Government Securities Risk
Certain U.S. Government Securities, such as U.S. Treasury bills, notes, bonds and mortgage-related securities guaranteed by the GNMA, are supported by the full faith and credit of the United States; others, such as those of Federal Home Loan Banks (“FHLBs”) or the Federal Home Loan
Mortgage Corporation (“FHLMC”), are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others are supported only by the credit of the agency, instrumentality or corporation. Although legislation has been enacted to support certain government sponsored entities, including the FHLBs, FHLMC and FNMA, there is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the government sponsored entities and the values of their related securities or obligations. In addition, certain governmental entities, including FNMA and FHLMC, have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued by these entities. Yields available from U.S. Government debt securities are generally lower than the yields available from such other securities. The values of U.S. Government
Securities change as interest rates fluctuate.
Convertible Securities Risk
The market values of convertible securities may decline as interest rates increase and, conversely, may increase as interest rates decline. A convertible security’s market value, however, tends to reflect the market price of the common stock of the issuing company when that stock price approaches or is greater than the convertible security’s “conversion price.”
The conversion price is defined as the predetermined price at which the convertible security could be exchanged for the associated stock. As the market price of the underlying common stock declines, the price of the convertible security tends to be influenced more by the yield of the convertible security. Thus, it may not decline in price to the same extent as the underlying common stock. In the event of a liquidation of the issuing company, holders of convertible securities may be paid before the company’s common stockholders but after holders of any senior debt obligations of the company. Consequently, the issuer’s convertible securities generally entail less risk than its common stock but more risk than its debt obligations. Convertible securities are often rated below investment grade or not rated.
Synthetic Convertible Securities Risk
The values of synthetic convertible securities will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value. Synthetic convertible securities are also subject to the risks associated with derivatives. In addition, if the value of the underlying common stock or the level of the index involved in the convertible element falls below the strike price of the warrant or option, the warrant or option may lose all value.
Contingent Convertible Securities Risk
The risks of investing in CoCos include, without limitation, the risk that interest payments will be cancelled by the issuer or a regulatory authority, the risk of ranking junior to other creditors in the event of a liquidation or other bankruptcy-related event as a result of holding subordinated debt, the risk of the Fund’s investment becoming further subordinated as a result of conversion from debt to equity, the risk that the principal amount due can be written down to a lesser amount, and the general risks applicable to fixed income investments, including interest rate risk, credit risk, market risk and liquidity risk, any of which could result in losses to the Fund. CoCos may experience a loss absorption mechanism trigger event, which would likely be the result of, or related to, the deterioration of the issuer’s financial condition (e.g., a decrease in the issuer’s capital ratio) and status as a going concern. In such a case, with respect to contingent convertible securities that provide for conversion into common stock upon the occurrence of the trigger event, the market price of the issuer’s common stock received by the
Fund will have likely declined, perhaps substantially, and may continue to decline, which may adversely affect the Fund’s NAV.
Valuation Risk
Certain securities in which the Fund invests may be less liquid and more difficult to value than other types of securities. When market quotations or pricing service prices are not readily available or are deemed to be unreliable, the Fund values its investments at fair value as determined in good faith pursuant to policies and procedures approved by the Board. Fair value pricing may require subjective determinations about the value of a security or other asset. As a result, there can be no assurance that fair value pricing will result in adjustments to the prices of securities or other assets or that fair value pricing will reflect actual market value, and it is possible that

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset.
Leverage Risk
The Fund’s use of leverage, if any, creates the opportunity for increased
Common Share net income, but also creates special risks for Common
Shareholders. To the extent used, there is no assurance that the Fund’s leveraging strategies will be successful. Leverage is a speculative technique that may expose the Fund to greater risk and increased costs. The Fund’s assets attributable to leverage, if any, will be invested in accordance with the Fund’s investment objectives and policies. Interest expense payable by the Fund with respect to derivatives and other forms of leverage, and dividends payable with respect to preferred shares outstanding, if any, will generally be based on shorter-term interest rates that would be periodically reset. So long as the Fund’s portfolio investments provide a higher rate of return (net of applicable Fund expenses) than the interest expenses and other costs to the Fund of such leverage, the investment of the proceeds thereof will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Common Shareholders than if the Fund were not so leveraged. If, however, shorter-term interest rates rise relative to the rate of return on the Fund’s portfolio, the interest and other costs to the Fund of leverage could exceed the rate of return on the debt obligations and other investments held by the Fund, thereby reducing return to Common
Shareholders. In addition, fees and expenses of any form of leverage used by the Fund will be borne entirely by the Common Shareholders (and not by preferred shareholders, if any) and will reduce the investment return of the
Common Shares. Therefore, there can be no assurance that the Fund’s use of leverage will result in a higher yield on the Common Shares, and it may result in losses. In addition, any preferred shares issued by the Fund are expected to pay cumulative dividends, which may tend to increase leverage risk. Leverage creates several major types of risks for Common
Shareholders, including:

■	the likelihood of greater volatility of NAV and market price of Common Shares, and of the investment return to Common Shareholders, than a comparable portfolio without leverage;

■
the possibility either that Common Share dividends will fall if the interest and other costs of leverage rise, or that dividends paid on
Common Shares will fluctuate because such costs vary over time;
and

■
the effects of leverage in a declining market or a rising interest rate environment, as leverage is likely to cause a greater decline in the NAV of the Common Shares than if the Fund were not
leveraged and may result in a greater decline in the market value of the Common Shares.

In addition, the counterparties to the Fund’s leveraging transactions and any preferred shareholders of the Fund will have priority of payment over the Fund’s Common Shareholders.
Reverse repurchase agreements involve the risks that the interest income earned on the investment of the proceeds will be less than the interest expense and Fund expenses associated with the repurchase agreement, that the market value of the securities sold by the Fund may decline below the price at which the Fund is obligated to repurchase such securities and that the securities may not be returned to the Fund. There is no assurance that reverse repurchase agreements can be successfully employed. Dollar roll transactions involve the risk that the market value of the securities the
Fund is required to purchase may decline below the agreed upon repurchase price of those securities. Successful use of dollar rolls may depend upon the Investment Manager’s ability to correctly predict interest rates and prepayments. There is no assurance that dollar rolls can be successfully employed. In connection with reverse repurchase agreements and dollar rolls, the Fund will also be subject to counterparty risk with respect to the purchaser of the securities. If the broker/dealer to whom the
Fund sells securities becomes insolvent, the Fund’s right to purchase or repurchase securities may be restricted.
The Fund may engage in total return swaps, reverse repurchases, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, credit default swaps, basis swaps and other swap agreements, purchases or sales of futures and forward contracts (including foreign currency exchange contracts), call and put options or other derivatives. The Fund’s use of such transactions gives rise to associated leverage risks described above, and may adversely affect the
Fund’s income, distributions and total returns to Common Shareholders. To the extent that any offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it is leveraged through use of these derivative strategies.
Any total return swaps, reverse repurchases, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, credit default swaps, basis swaps and other swap agreements, purchases or sales of futures and forward contracts (including foreign currency exchange contracts), call and put options or other derivatives by the Fund or counterparties to the Fund’s other leveraging transactions, if any, would have seniority over the Fund’s Common Shares.
On October 28, 2020, the SEC adopted Rule 18f-4 under the 1940 Act relating to a registered investment company’s use of derivatives and related instruments. Rule 18f-4 under the 1940 Act may require the Fund to observe more stringent asset coverage and related requirements than were previously imposed by the 1940 Act, which could adversely affect the value or performance of the Fund and the Common Shares and/or distribution rate.
Because the fees received by the Investment Manager may increase depending on the types of leverage utilized by the Fund, the Investment
Manager has a financial incentive for the Fund to use certain forms of leverage, which may create a conflict of interest between the Investment
Manager, on the one hand, and the Common Shareholders, on the other hand.
Additional Risks Associated with the Fund’s Preferred Shares
Although the Fund’s ARPS ordinarily would pay dividends at rates set at periodic auctions, the weekly auctions for the ARPS (and auctions for similar preferred shares issued by closed-end funds in the U.S.) have failed since February 2008. The dividend rates on the ARPS since that time have

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

been paid, and the Fund expects that they will continue to be paid for the foreseeable future, at the “maximum applicable rate” under the Fund’s
Bylaws (i.e., a multiple of a reference rate, which is the applicable “AA”
Financial Composite Commercial Paper Rate (for a dividend period of fewer than 184 days) or the applicable Treasury Index Rate (for a dividend period of 184 days or more)). An increase in market interest rates generally, therefore, could increase substantially the dividend rate required to be paid by the Fund to the holders of ARPS, which would increase the costs associated with the Fund’s leverage and reduce the Fund’s net income available for distribution to Common Shareholders.
In addition, the multiple used to calculate the maximum applicable rate is based in part on the credit rating assigned to the ARPS by the applicable rating agencies (currently, Moody’s and Fitch), with the multiple generally increasing as the rating declines. In September 2011, Moody’s, a ratings agency that provides ratings for the Fund’s ARPS, downgraded its rating of the ARPS from “Aaa” to “A2,” citing persistently thin asset coverage levels, increased NAV volatility and concerns about secondary market liquidity for some assets supporting rated obligations.
Under the Bylaws, the 2011 downgrade resulted in an increase in the multiple used to calculate the maximum applicable rate from 150% to
200%, thereby increasing the dividend rate payable to ARPS holders and increasing the costs to Common Shareholders associated with the Fund’s leverage. In July 2012, Moody’s downgraded its rating of the ARPS from
“A2” to “A3” pursuant to a revised ratings methodology adopted by
Moody’s. Also, in May 2014, Moody’s upgraded its rating of the Fund’s
ARPS from A3 to A2, citing changes in the Fund’s asset coverage ratio and economic leverage. In May 2020, Fitch downgraded its rating of the ARPS from “AAA” to
“AA,” indicating the downgrades reflected recent extreme market volatility and reduced asset liquidity, which have quickly eroded asset coverage cushions for closed-end funds and challenged fund managers' ability to deleverage. See “Use of Leverage” and “Description of Capital Structure.”
See “Use of Leverage” and “Description of Capital
Structure.” The Fund expects that the ARPS will continue to pay dividends at the maximum applicable rate for the foreseeable future and cannot predict whether or when the auction markets for the ARPS may resume normal functioning. The ARPS could be subject to further ratings downgrades in the future, possibly resulting in further increases to the maximum applicable rate.
Therefore, it is possible that a substantial rise in market interest rates and/
or further ratings downgrades of the ARPS could, by reducing income available for distribution to the Common Shareholders and otherwise detracting from the Fund’s investment performance, make the Fund’s continued use of Preferred Shares for leverage purposes less attractive than such use is currently considered to be. In such case, the Fund may elect to redeem some or all of the Preferred Shares outstanding, which may require it to dispose of investments at inopportune times and to incur losses on such dispositions. Such dispositions may adversely affect the Fund’s investment performance generally, and the resultant loss of leverage may materially and adversely affect the Fund’s investment returns to Common
Shareholders. In 2008 and 2009, the Fund was effectively required to redeem a portion of its ARPS due to market dislocations that caused the value of the Fund’s portfolio securities and related asset coverage to decline. In order to increase and maintain the Fund’s asset coverage above the requisite 200% level, in December 2008 and March and April 2009, the Fund redeemed 1,048 shares ($26,200,000) of each series of its outstanding ARPS, in each case at face value (i.e., a total of 5,240 shares
($131,000,000) across all series).
On October 16, 2015, the Fund commenced a voluntary tender offer for up to 100% of its outstanding ARPS at a price equal to 82.5% of the ARPS’
per share liquidation preference of $25,000. The Fund accepted 4,539
ARPS for payment, representing approximately 67% of its outstanding
ARPS, such that on November 20, 2015, the expiration of the tender offer, the Fund had a total of 2,221 ARPS outstanding with a total liquidation value of $55,525,000. On June 25, 2019, the Fund commenced a voluntary tender offer for up to 100% of its outstanding ARPS at a price equal to 87% of the ARPS’ per share liquidation preference of $25,000.
The Fund accepted 1,280 ARPS for payment, representing approximately
57.63% of its outstanding ARPS, such that on July 26, 2019, the expiration of the tender offer, the Fund had a total of 941 ARPS outstanding with a total liquidation value of $23,525,000.
The Fund is also subject to certain asset coverage tests associated with the rating agencies that rates the ARPS— currently Moody’s and Fitch. Failure by the Fund to maintain the asset coverages (or to cure such failure in a timely manner) may require the Fund to redeem ARPS. See “Description of
Capital Structure.” Failure to satisfy ratings agency asset coverage tests or other guidelines could also result in the applicable ratings agency downgrading its then-current ratings on the ARPS, as described above.
Moreover, the rating agency guidelines impose restrictions or limitations on the Fund’s use of certain financial instruments or investment techniques that the Fund might otherwise utilize in order to achieve its investment objective, which may adversely affect the Fund’s investment performance.
Rating agency guidelines may be modified by the rating agencies in the future and, if adopted by the Fund, such modifications may make such guidelines substantially more restrictive, which could further negatively affect the Fund’s investment performance. The ratings agencies that have assigned ratings to the Fund’s preferred shares may change their rating methodologies, perhaps substantially. Such a change could adversely affect the ratings assigned to the Fund’s Preferred Shares, the dividend rates paid thereon, and the expenses borne by the Fund’s Common Shareholders. For instance, in the summer of 2020, Fitch announced that it was considering material changes to its criteria for rating closed-end fund securities that it noted would result in many closed-end fund ratings to be lowered by at least one rating category.
Segregation and Coverage Risk
Certain portfolio management techniques, such as, among other things, entering into reverse repurchase agreement transactions, swap agreements, futures contracts or other derivative transactions, purchasing securities on a when-issued or delayed delivery basis or engaging in short sales may be considered senior securities unless steps are taken to segregate the Fund’s assets or otherwise cover its obligations. To avoid having these instruments considered senior securities, the Fund may segregate liquid assets with a value equal (on a daily mark-to-market basis) to its obligations under these types of leveraged transactions, enter into offsetting transactions or otherwise cover such transactions. At times, all or a substantial portion of the Fund’s liquid assets may be segregated for purposes of various portfolio transactions. The Fund may be unable to use such segregated assets for certain other purposes, which could result in the Fund earning a lower

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PIMCO Corporate & Income Strategy Fund

Base Prospectus

return on its portfolio than it might otherwise earn if it did not have to segregate those assets in respect of, or otherwise cover, such portfolio positions. To the extent the Fund’s assets are segregated or committed as cover, it could limit the Fund’s investment flexibility. Segregating assets and covering positions will not limit or offset losses on related positions.
Derivatives Risk
The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate or index. By investing in a derivative instrument, it could lose more than the amount invested and derivatives may increase the volatility of the Fund, especially in unusual or extreme market conditions. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful.
In addition, the Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.
Over-the-counter (“OTC”) derivatives are also subject to the risk that a counterparty to the transaction will not fulfill its contractual obligations to the other party, as many of the protections afforded to centrally-cleared derivatives might not be available for OTC derivatives transactions. For derivatives traded on an exchange or through a central counterparty, credit risk resides with the Fund’s clearing broker, or the clearinghouse itself, rather than with a counterparty in an OTC derivative transaction. The primary credit risk on derivatives that are exchange-traded or traded through a central clearing counterparty resides with the Fund’s clearing broker, or the clearinghouse. Participation in the markets for derivative instruments involves investment risks and transaction costs to which the Fund may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Fund incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Fund might have been in a better position if the Fund had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments, it is important to consider that certain derivative transactions may be modified or terminated only by mutual consent of the Fund and its counterparty.
It may not be possible for the Fund to modify, terminate, or offset the
Fund’s obligations or the Fund’s exposure to the risks associated with a derivative transaction prior to its scheduled termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Fund. Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that the Fund’s hedging transactions will be effective. In such case, the Fund may lose money.
Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, appropriate derivative transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, the Fund may wish to retain the Fund’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. When such markets are unavailable, the Fund will be subject to increased liquidity and investment risk. When a derivative is used as a hedge against a position that the Fund holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. Although hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that the Fund’s hedging transactions will be effective.
The Fund may enter into opposite sides of interest rate swap and other derivatives for the principal purpose of generating distributable gains on the one side (characterized as ordinary income for tax purposes) that are not part of the Fund’s duration or yield curve management strategies (“paired swap transactions”), and with a substantial possibility that the Fund will experience a corresponding capital loss and decline in NAV with respect to the opposite side transaction (to the extent it does not have corresponding offsetting capital gains). Consequently, Common Shareholders may receive distributions and owe tax on amounts that are effectively a taxable return of the shareholder’s investment in the Fund, at a time when their investment in the Fund has declined in value, which tax may be at ordinary income rates. The tax treatment of certain derivatives in which the Fund invests may be unclear and thus subject to recharacterization. Any recharacterization of payments made or received by the Fund pursuant to derivatives potentially could affect the amount, timing or character of Fund distributions. In addition, the tax treatment of such investment strategies may be changed by regulation or otherwise.
The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of the Fund’s derivative transactions, impede the employment of the Fund’s derivatives strategies, or adversely affect the Fund’s performance and cause the Fund to lose value. For instance, in October 2020, the SEC adopted a final rule related to the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies. In connection with the final rule, the SEC and its staff will rescind and withdraw applicable guidance and relief regarding asset segregation and coverage transactions reflected in the Fund’s asset segregation and cover practices discussed herein. Subject to certain exceptions, and after an eighteen-month transition period, the final rule requires the Fund to trade

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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions) subject to a value-at-risk leverage limit and certain derivatives risk management program and reporting requirements. These requirements may limit the ability of the Fund to invest in derivatives, short sales, reverse repurchase agreements and similar financing transactions, limit the Fund’s ability to employ certain strategies that use these instruments and/or adversely affect the Fund’s performance, efficiency in implementing its strategy, liquidity and/or ability to pursue its investment objective and may increase the cost of the Fund’s investments and costs of doing business, which could adversely affect investors.
Credit Default Swaps Risk
Credit default swap agreements may involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller (if any), coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller.
When the Fund acts as a seller of a credit default swap, it is exposed to many of the same risks of leverage described herein since if an event of default occurs, the seller must pay the buyer the full notional value of the reference obligation.
Although the Fund may seek to realize gains by selling credit default swaps that increase in value, to realize gains on selling credit default swaps, an active secondary market for such instruments must exist or the Fund must otherwise be able to close out these transactions at advantageous times. In addition to the risk of losses described above, if no such secondary market exists or the Fund is otherwise unable to close out these transactions at advantageous times, selling credit default swaps may not be profitable for the Fund.
The market for credit default swaps has become more volatile as the creditworthiness of certain counterparties has been questioned and/or downgraded. The Fund will be subject to credit risk with respect to the counterparties to the credit default swap contract (whether a clearing corporation or another third party). If a counterparty’s credit becomes significantly impaired, multiple requests for collateral posting in a short period of time could increase the risk that the Fund may not receive adequate collateral. The Fund may exit its obligations under a credit default swap only by terminating the contract and paying applicable breakage fees, or by entering into an offsetting credit default swap position, which may cause the Fund to incur more losses.
Counterparty Risk
The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts and other instruments entered into by the Fund or held by special purpose or structured vehicles in which the Fund invests. In the event that the Fund enters into a derivative transaction with a counterparty that subsequently becomes insolvent or becomes the subject of a bankruptcy case, the derivative transaction may be terminated in accordance with its terms and the Fund’s ability to realize its rights under the derivative instrument and its ability to distribute the proceeds could be adversely affected. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery (including recovery of any collateral it has provided to the counterparty) in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy or other analogous proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative transaction would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative transaction and its claim is unsecured, the
Fund will be treated as a general creditor of such counterparty and will not have any claim with respect to any underlying security or asset. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. While the Fund may seek to manage its counterparty risk by transacting with a number of counterparties, concerns about the solvency of, or a default by, one large market participant could lead to significant impairment of liquidity and other adverse consequences for other counterparties.
Equity Securities and Related Market Risk
The market price of common stocks and other equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally, particular industries represented in those markets, or the issuer itself. The values of equity securities may decline due to real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to labor shortages or increased production costs and competitive conditions within an industry. Equity securities generally have greater price volatility than bonds and other debt securities.
Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. In addition to common stock, equity securities may include preferred securities, convertible securities and warrants. Equity securities other than common stock are subject to many of the same risks as common stock, although possibly to different degrees. The risks of equity securities are generally magnified in the case of equity investments in distressed companies.
Preferred Securities Risk
In addition to equity securities risk, credit risk and possibly high yield risk, investment in preferred securities involves certain other risks. Certain preferred securities contain provisions that allow an issuer under certain conditions to skip or defer distributions. If the Fund owns a preferred security that is deferring its distribution, the Fund may be required to include the amount of the deferred distribution in its taxable income for tax purposes although it does not currently receive such amount in cash. In order to receive the special treatment accorded to regulated investment companies and their shareholders under the Code and to avoid U.S. federal income and/or excise taxes at the Fund level, the Fund may be required to

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PIMCO Corporate & Income Strategy Fund

Base Prospectus

distribute this income to shareholders in the tax year in which the income is recognized (without a corresponding receipt of cash). Therefore, the Fund may be required to pay out as an income distribution in any such tax year an amount greater than the total amount of cash income the Fund actually received and to sell portfolio securities, including at potentially disadvantageous times or prices, to obtain cash needed for these income distributions. Preferred securities often are subject to legal provisions that allow for redemption in the event of certain tax or legal changes or at the issuer’s call. In the event of redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return. Preferred securities are subordinated to bonds and other debt securities in an issuer’s capital structure in terms of priority for corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt securities. Preferred securities may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than many other securities.
Private Placements Risk
A private placement involves the sale of securities that have not been registered under the 1933 Act or relevant provisions of applicable non-U.S.
law to certain institutional and qualified individual purchasers, such as the
Fund. Securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities. Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price. Private placements may also raise valuation risks.
Confidential Information Access Risk
In managing the Fund (and other PIMCO clients), PIMCO may from time to time have the opportunity to receive material, non-public information
(“Confidential Information”) about the issuers of certain investments, including, without limit, senior floating rate loans, other loans and related investments being considered for acquisition by the Fund or held in the
Fund’s portfolio. For example, an issuer of privately placed loans considered by the Fund may offer to provide PIMCO with financial information and related documentation regarding the issuer that is not publicly available.
Pursuant to applicable policies and procedures, PIMCO may (but is not required to) seek to avoid receipt of Confidential Information from the issuer so as to avoid possible restrictions on its ability to purchase and sell investments on behalf of the Fund and other clients to which such
Confidential Information relates. In such circumstances, the Fund (and other
PIMCO clients) may be disadvantaged in comparison to other investors, including with respect to the price the Fund pays or receives when it buys or sells an investment. Further, PIMCO’s and the Fund’s abilities to assess the desirability of proposed consents, waivers or amendments with respect to certain investments may be compromised if they are not privy to available
Confidential Information. PIMCO may also determine to receive such
Confidential Information in certain circumstances under its applicable policies and procedures. If PIMCO intentionally or unintentionally comes into possession of Confidential Information, it may be unable, potentially for a substantial period of time, to purchase or sell investments to which such Confidential Information relates.
Inflation/Deflation Risk
Inflation risk is the risk that the value of assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the real value of the
Fund’s portfolio could decline. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio and
Common Shares.
Market Disruptions Risk
The Fund is subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from war, terrorism, market manipulation, government interventions, defaults and shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters, which can all negatively impact the securities markets and cause the Fund to lose value. These events can also impair the technology and other operational systems upon which the Fund’s service providers, including PIMCO as the Fund’s investment adviser, rely, and could otherwise disrupt the Fund’s service providers’ ability to fulfill their obligations to the Fund.
In March 2020, the U.S. Federal Reserve made two emergency interest-rate cuts, moving short-term rates to near zero, issued forward guidance that rates will remain low until the economy weathers the COVID-19 crisis, and resumed quantitative easing. Additionally, Congress approved a $2 trillion stimulus package to offset the severity and duration of a potential COVID-
19-related recession. Dozens of central banks across Europe, Asia, and elsewhere announced similar economic relief packages.
Risk of Regulatory Changes
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention.
Government regulation and/or intervention may change the way the Fund is regulated, affect the expenses incurred directly by the Fund and the value of its investments, and limit and /or preclude the Fund’s ability to achieve its investment objectives. Government regulation may change frequently and may have significant adverse consequences. The Fund and the Investment
Manager have historically been eligible for exemptions from certain regulations. However, there is no assurance that the Fund and the
Investment Manager will continue to be eligible for such exemptions.
Actions by governmental entities may also impact certain instruments in which the Fund invests.
Moreover, government regulation may have unpredictable and unintended effects. Legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Fund’s ability to pursue its investment objectives or utilize certain investment strategies and techniques.
Current rules related to credit risk retention requirements for asset-backed securities may increase the cost to originators, securitizers and, in certain

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

cases, asset managers of securitization vehicles in which the Fund may invest. The impact of the risk retention rules on the securitization markets is uncertain. These requirements may increase the costs to originators, securitizers, and, in certain cases, collateral managers of securitization vehicles in which the Fund may invest, which costs could be passed along to such Fund as an investor in such vehicles. In addition, the costs imposed by the risk retention rules on originators, securitizers and/or collateral managers may result in a reduction of the number of new offerings of asset-backed securities and thus in fewer investment opportunities for the
Fund. A reduction in the number of new securitizations could also reduce liquidity in the markets for certain types of financial assets, which in turn could negatively affect the returns on the Fund’s investment.
Regulatory Risk - LIBOR
The Fund’s investments, payment obligations and financing terms may rely in some fashion on LIBOR. LIBOR is expected to be phased out by the end of 2021 and there remains uncertainty regarding the future utilization of
LIBOR and the nature of any replacement rate. Any potential effects of the transition away from LIBOR on the Fund or on certain instruments in which the Fund invests can be difficult to ascertain, and they may vary depending on factors that include, but are not limited to: (i) existing fallback or termination provisions in individual contracts and (ii) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new products and instruments. For example, certain of the Fund’s investments may involve individual contracts that have no existing fallback provision or language that contemplates the discontinuation of LIBOR, and those investments could experience increased volatility or illiquidity as a result of the transition process. In addition, interest rate provisions included in such contracts, or in contracts or other arrangements entered into by the Fund, may need to be renegotiated. The transition may also result in a reduction in the value of certain instruments held by the Fund, a change in the cost of borrowing or the dividend rate for any preferred shares that may be issued by the Fund, or a reduction in the effectiveness of related Fund transactions such as hedges. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses to the Fund.
Regulatory Risk – Commodity Pool Operator
The CFTC has adopted regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures or commodities, swaps, or other financial instruments regulated under the CEA and the rules thereunder (“commodity interests”), or if the Fund markets itself as providing investment exposure to such instruments. The Investment
Manager is registered as a “commodity pool operator” (“CPO”) under the
CEA, however, with respect to the Fund, the Investment Manager has claimed an exclusion from registration as a CPO pursuant to CFTC Rule 4.5.
For the Investment Manager to remain eligible for this exclusion, the Fund must comply with certain limitations, including limits on its ability to use any commodity interests and limits on the manner in which the Fund holds out its use of such commodity interests. These limitations may restrict the
Fund’s ability to pursue its investment objectives and strategies, increase the costs of implementing its strategies, result in higher expenses for the
Fund, and/or adversely affect the Fund’s total return. Further, in the event the Investment Manager becomes unable to rely on the exclusion in CFTC
Rule 4.5 with respect to the Fund and is required to register as a CPO with respect to the Fund, the Investment Manager will be subject to additional regulation and its expenses may increase.
Liquidity Risk
Liquidity risk exists when particular investments are difficult to purchase or sell. Illiquid investments are investments that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may become harder to value, especially in changing markets. The Fund’s investments in illiquid securities may reduce the returns of the Fund because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the
Fund from taking advantage of other investment opportunities.
Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Bond markets have consistently grown over the past three decades while the capacity for traditional dealer counterparties to engage in fixed income trading has not kept pace and in some cases has decreased. As a result, dealer inventories of corporate bonds, which provide a core indication of the ability of financial intermediaries to “make markets,” are at or near historic lows in relation to market size. Because market makers seek to provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets. Such issues may be exacerbated during periods of economic uncertainty. In such cases, the
Fund, due to limitations on investments in illiquid investments and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector.
Fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity. The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s operations require cash (such as in connection with repurchase offers) and could result in the
Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as the Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.

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PIMCO Corporate & Income Strategy Fund

Base Prospectus

Structured Investments Risk
Holders of structured products, including structured notes, credit-linked notes and other types of structured products, bear the risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized.
Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) are generally influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. Structured products generally entail risks associated with derivative instruments.
Tax Risk
The Fund has elected to be treated as a “regulated investment company”
(a “RIC”) under the Code and intends each year to qualify and be eligible to be treated as such, so that it generally will not be subject to U.S. federal income tax on its net investment income or net short-term or long-term capital gains, that are distributed (or deemed distributed, as described below) to shareholders. In order to qualify and be eligible for such treatment, the Fund must meet certain asset diversification tests, derive at least 90% of its gross income for such year from certain types of qualifying income, and distribute to its shareholders at least 90% of its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest and the excess of any net short-term capital gains over net long-term capital losses, as reduced by certain deductible expenses).
The Fund’s investment strategy will potentially be limited by its intention to continue qualifying for treatment as a RIC, and can limit the Fund’s ability to continue qualifying as such. The tax treatment of certain of the Fund’s investments under one or more of the qualification or distribution tests applicable to regulated investment companies is uncertain. An adverse determination or future guidance by the IRS or a change in law might affect the Fund’s ability to qualify or be eligible for treatment as a RIC.
If, in any year, the Fund were to fail to qualify for treatment as a RIC under the Code, and were ineligible to or did not otherwise cure such failure, the
Fund would be subject to tax on its taxable income at corporate rates and, when such income is distributed, shareholders would be subject to a further tax to the extent of the Fund’s current or accumulated earnings and profits.
Subsidiary Risk
To the extent the Fund invests through one or more of its Subsidiaries, the
Fund would be exposed to the risks associated with such Subsidiary’s investments. Such Subsidiaries would likely not be registered as investment companies under the 1940 Act and therefore would not be subject to all of the investor protections of the 1940 Act. Changes in the laws of the United
States and/or the jurisdiction in which a Subsidiary is organized could result in the inability of the Fund and/or the Subsidiary to operate as intended and could adversely affect the Fund.
Portfolio Turnover Risk
The Investment Manager manages the Fund without regard generally to restrictions on portfolio turnover. The use of futures contracts and other derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for the Fund. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts and other derivative instruments may involve the payment of commissions to futures commission merchants or other intermediaries.
Higher portfolio turnover involves correspondingly greater expenses to the
Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Fund, the higher these transaction costs borne by the Fund generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains, which are generally taxed to shareholders at ordinary income tax rates when distributed net of short-term capital losses and net long-term capital losses), and may adversely impact the Fund’s after-tax returns.
Operational Risk
An investment in the Fund, like any fund, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on the Fund. While the
Fund seeks to minimize such events through controls and oversight, there may still be failures that could cause losses to the Fund.
Cybersecurity Risk
As the use of technology has become more prevalent in the course of business, the Fund has become potentially more susceptible to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause the Fund to lose proprietary information, suffer data corruption and/or destruction or lose operational capacity, result in the unauthorized release or other misuse of confidential information or otherwise disrupt normal business operations. Cyber security breaches may involve unauthorized access to the Fund’s digital information systems (e.g., through “hacking” or malicious software coding), but may also result from outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users). In addition, cyber security breaches involving the Fund’s third party service providers
(including but not limited to advisers, administrators, transfer agents, custodians, distributors and other third parties), trading counterparties or issuers in which the Fund invests can also subject the Fund to many of the same risks associated with direct cyber security breaches. Moreover, cyber security breaches involving trading counterparties or issuers in which the
Fund invests could adversely impact such counterparties or issuers and cause the Fund’s investments to lose value.
Cyber security failures or breaches may result in financial losses to the Fund and its shareholders. These failures or breaches may also result in

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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

disruptions to business operations, potentially resulting in financial losses;
interference with the Fund’s ability to calculate its NAV, process shareholder transactions or otherwise transact business with shareholders;
impediments to trading; violations of applicable privacy and other laws;
regulatory fines; penalties; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in an attempt to prevent any cyber incidents in the future.
Like with operational risk in general, the Fund has established risk management systems and business continuity plans designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Fund does not directly control the cyber security systems of issuers in which the Fund may invest, trading counterparties or third party service providers to the Fund. There is also a risk that cyber security breaches may not be detected. The Fund and its shareholders could be negatively impacted as a result.
Potential Conflicts of Interest Risk—Allocation of Investment
Opportunities
The Investment Manager is involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund. The Investment
Manager may provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Fund. Subject to the requirements of the 1940 Act, the
Investment Manager intends to engage in such activities and may receive compensation from third parties for its services. The results of the Fund’s investment activities may differ from those of the Fund’s affiliates, or another account managed by the Fund’s affiliates, and it is possible that the
Fund could sustain losses during periods in which one or more of the
Fund’s affiliates and/or other accounts managed by the Investment
Manager or its affiliates, including proprietary accounts, achieve profits on their trading.
Collateralized Loan Obligations Risk
CLOs may charge management fees and administrative expenses. The cash flows from a CLO trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the equity tranche which generally bears losses in connection with the first defaults, if any, on the bonds or loans in the trust. A senior tranche from a CLO trust typically has higher credit ratings and lower yields than the underlying securities. CLO tranches, even senior ones, can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities. The risks of an investment in a CLO depend largely on the type of the collateral securities and the class/tranche of the
CLO in which the Fund invests. Normally, CLOs are privately offered and sold, and thus are not registered under the securities laws. Investments in
CLOs may be or become illiquid. In addition to the normal risks associated with debt instruments (e.g., interest rate risk and credit risk), CLOs carry additional risks including, but not limited to: (i) the possibility that distributions from the collateral will not be adequate to make interest or other payments; (ii) the risk that the quality of the collateral may decline in value or default; (iii) the risk that the Fund may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; and (iv) the risk that the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or others and may produce unexpected investment results.
Smaller Company Risk
The general risks associated with debt instruments or equity securities are particularly pronounced for securities issued by companies with small market capitalizations. Small capitalization companies involve certain special risks. They are more likely than larger companies to have limited product lines, markets or financial resources, or to depend on a small, inexperienced management group. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more sharply than other securities. They may also have limited liquidity. These securities may therefore be more vulnerable to adverse developments than securities of larger companies, and the Fund may have difficulty purchasing or selling securities positions in smaller companies at prevailing market prices. Also, there may be less publicly available information about smaller companies or less market interest in their securities as compared to larger companies. Companies with medium-sized market capitalizations may have risks similar to those of smaller companies.
Other Investment Companies Risk
When investing in an investment company, the Fund will bear its ratable share of that investment company’s expenses and would remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested. Common Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. In addition, the securities of other investment companies may also be leveraged and will therefore be subject to same leverage risks.
Debt Securities Risk
Debt securities are generally subject to the risks described below and further herein:
Issuer risk.
The value of fixed income securities may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer.
Interest rate risk.
The market value of debt securities changes in
response to interest rate changes and other factors. Interest rate risk is the risk that prices of debt securities will increase as interest rates fall and decrease as interest rates rise, which would be reflected in the Fund’s NAV.
The Fund may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by the Fund’s management. Moreover, because rates on certain floating rate debt securities typically reset only

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the
NAV of the Fund to the extent that it invests in floating rate debt securities.
Prepayment risk.
During periods of declining interest rates, borrowers
may prepay principal. This may force the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions.
Credit risk.
Credit risk is the risk that one or more debt securities in the
Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates.
Reinvestment risk.
Reinvestment risk is the risk that income from the
Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed income securities at market interest rates that are below the portfolio’s current earnings rate.
Duration and maturity risk.
The Fund may seek to adjust the duration
or maturity of its investments in debt securities based on its assessment of current and projected market conditions. The Fund may incur costs in seeking to adjust the average duration or maturity of its portfolio of debt securities. There can be no assurances that the Fund’s assessment of current and projected market conditions will be correct or that any strategy to adjust duration or maturity will be successful.
Restricted Securities Risk
A private placement involves the sale of securities that have not been registered under the 1933 Act or relevant provisions of applicable non-U.S.
law to certain institutional and qualified individual purchasers, such as the
Fund. In addition to the general risks to which all securities are subject, securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities. Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price. Private placements may also raise valuation risks. Restricted securities are often purchased at a discount from the market price of unrestricted securities of the same issuer reflecting the fact that such securities may not be readily marketable without some time delay. Such securities are often more difficult to value and the sale of such securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of liquid securities trading on national securities exchanges or in the over-the-counter markets. Until the Fund can sell such securities into the public markets, its holdings will be less liquid and any sales will need to be made pursuant to an exemption under the
1933 Act.
Sovereign Debt Risk
In addition to the other risks applicable to debt investments, sovereign debt may decline in value as a result of default or other adverse credit event resulting from an issuer’s inability or unwillingness to make principal or interest payments in a timely fashion. A sovereign entity’s failure to make timely payments on its debt can result from many factors, including, without limitation, insufficient foreign currency reserves or an inability to sufficiently manage fluctuations in relative currency valuations, an inability or unwillingness to satisfy the demands of creditors and/or relevant supranational entities regarding debt service or economic reforms, the size of the debt burden relative to economic output and tax revenues, cash flow difficulties, and other political and social considerations. The risk of loss to the Fund in the event of a sovereign debt default or other adverse credit event is heightened by the unlikelihood of any formal recourse or means to enforce its rights as a holder of the sovereign debt. In addition, sovereign debt restructurings, which may be shaped by entities and factors beyond the Fund’s control, may result in a loss in value of the Fund’s sovereign debt holdings.
Certain Affiliations
Certain broker-dealers may be considered to be affiliated persons of the
Fund and/or the Investment Manager due to their possible affiliations with
Allianz SE, the ultimate parent of the Investment Manager. Absent an exemption from the SEC or other regulatory relief, the Fund is generally precluded from effecting certain principal transactions with affiliated brokers, and its ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker, or to utilize affiliated brokers for agency transactions, is subject to restrictions. This could limit the Fund’s ability to engage in securities transactions and take advantage of market opportunities.
Anti-Takeover Provisions
The Fund’s Declaration includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the
Fund to open-end status. See “Anti-Takeover and Other Provisions in the
Declaration of Trust.” These provisions in the Declaration could have the effect of depriving the Common Shareholders of opportunities to sell their
Common Shares at a premium over the then-current market price of the
Common Shares or at NAV.
Fund Distribution Rates
Although the Fund may seek to maintain level distributions, the Fund’s distribution rates may be affected by numerous factors, including but not limited to changes in realized and projected market returns, fluctuations in market interest rates, Fund performance, and other factors. There can be no assurance that a change in market conditions or other factors will not result in a change in the Fund’s distribution rate or that the rate will be sustainable in the future.
For instance, during periods of low or declining interest rates, the Fund’s distributable income and dividend levels may decline for many reasons. For example, the Fund may have to deploy uninvested assets (whether from purchases of Fund shares, proceeds from matured, traded or called debt obligations or other sources) in new, lower yielding instruments.
Additionally, payments from certain instruments that may be held by the
Fund (such as variable and floating rate securities) may be negatively impacted by declining interest rates, which may also lead to a decline in the
Fund’s distributable income and dividend levels.

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

Zero-Coupon Bond, Step-Ups and Payment-in-Kind Securities
Risk
The market prices of zero-coupon, step-ups and payment-in-kind securities are generally are more volatile than the prices of securities that pay interest periodically and in cash, and are likely to respond to changes in interest rates to a greater degree than other types of debt securities with similar maturities and credit quality. Because zero-coupon securities bear no interest, their prices are especially volatile. And because zero-coupon bondholders do not receive interest payments, the prices of zero-coupon securities generally fall more dramatically than those of bonds that pay interest on a current basis when interest rates rise. The market for zero-
coupon and payment-in-kind securities may suffer decreased liquidity. In addition, as these securities may not pay cash interest, the Fund’s investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund’s portfolio. Further, to maintain its qualification for treatment as a RIC and to avoid Fund-level U.S. federal income and/or excise taxes, the Fund is required to distribute to its shareholders any income it is deemed to have received in respect of such investments, notwithstanding that cash has not been received currently, and the value of paid-in-kind interest.
Consequently, the Fund may have to dispose of portfolio securities under disadvantageous circumstances to generate the cash, or may have to leverage itself by borrowing the cash to satisfy this distribution requirement.
The required distributions, if any, would result in an increase in the Fund’s exposure to these securities. Zero coupon bonds, step-ups and payment-in-
kind securities allow an issuer to avoid or delay the need to generate cash to meet current interest payments and, as a result, may involve greater credit risk than bonds that pay interest currently or in cash. The Fund would be required to distribute the income on these instruments as it accrues, even though the Fund will not receive the income on a current basis or in cash. Thus, the Fund may sell other investments, including when it may not be advisable to do so, to make income distributions to its shareholders.
Real Estate Risk
To the extent that the Fund invests in real estate related investments, including REITs, real estate-related loans or real-estate linked derivative instruments, it will be subject to the risks associated with owning real estate and with the real estate industry generally. These include difficulties in valuing and disposing of real estate, the possibility of declines in the value of real estate, risks related to general and local economic conditions, the possibility of adverse changes in the climate for real estate, environmental liability risks, the risk of increases in property taxes and operating expenses, possible adverse changes in zoning laws, the risk of casualty or condemnation losses, limitations on rents, the possibility of adverse changes in interest rates and in the credit markets and the possibility of borrowers paying off mortgages sooner than expected, which may lead to reinvestment of assets at lower prevailing interest rates. To the extent that the Fund invests in REITs, it will also be subject to the risk that a
REIT may default on its obligations or go bankrupt. By investing in REITs indirectly through the Fund, a shareholder will indirectly bear his or her proportionate share of the expenses of the REITs. The Fund’s investments in
REITs could cause the Fund to recognize income in excess of cash received from those securities and, as a result, the Fund may be required to sell portfolio securities, including when it is not advantageous to do so, in order to make distributions. An investment in a REIT or a real estate-linked derivative instrument that is linked to the value of a REIT is subject to additional risks, such as poor performance by the manager of the REIT, adverse changes to the tax laws or failure by the REIT to qualify for favorable tax treatment under the Code. In addition, some REITs have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property. Also, the organizational documents of a REIT may contain provisions that make changes in control of the REIT difficult and time-consuming. Finally, private
REITs are not traded on a national securities exchange. As such, these products are generally illiquid. This reduces the ability of the Fund to redeem its investment early. Private REITs are also generally harder to value and may bear higher fees than public REITs.
Securities Lending Risk
For the purpose of achieving income, the Fund may lend its portfolio securities to brokers, dealers, and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. Please see “Investment Objectives and Policies—Loans of
Portfolio Securities” in the Statement of Additional Information for more details. When the Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Fund will also receive a fee or interest on the collateral.
Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. The Fund may pay lending fees to a party arranging the loan. Cash collateral received by the Fund in securities lending transactions may be invested in short-term liquid fixed income instruments or in money market or short-term mutual funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. The
Fund bears the risk of such investments.
Smaller Company Risk
The general risks associated with fixed-income securities or equity securities are particularly pronounced for securities issued by companies with small market capitalizations. Small capitalization companies involve certain special risks. They are more likely than larger companies to have limited product lines, markets or financial resources, or to depend on a small, inexperienced management group. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more sharply than other securities. They may also have limited liquidity. These securities may therefore be more vulnerable to adverse developments than securities of larger companies, and the Fund may have difficulty purchasing or selling securities positions in smaller companies at prevailing market prices. Also, there may be less publicly available information about smaller companies or less market interest in their securities as compared to larger companies. Companies with medium-sized market capitalizations may have risks similar to those of smaller companies.
Focused Investment Risk
To the extent that the Fund focuses its investments in a particular industry, the NAV of the Common Shares will be more susceptible to events or

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

factors affecting companies in that industry. These may include, but are not limited to, governmental regulation, inflation, rising interest rates, cost increases in raw materials, fuel and other operating expenses, technological innovations that may render existing products and equipment obsolete, competition from new entrants, high research and development costs, increased costs associated with compliance with environmental or other regulation and other economic, market, political or other developments specific to that industry. Also, the Fund may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens and whose securities may react similarly to the types of events and factors described above, which will subject the Fund to greater risk. The
Fund also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular country or geographic region. See “Principal Risks of the Fund—Foreign (Non-U.S.)
Investment Risk,” “Principal Risks of the Fund—Emerging Markets Risk”
and “Principal Risks of the Fund—Currency Risk.”

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

How the Fund Manages Risk
Investment Limitations
The Fund has adopted certain investment limitations designed to limit investment risk and maintain portfolio diversification. These limitations are fundamental and may not be changed without the approval of the holders of a majority of the outstanding Common Shares and Preferred Shares voting together as a single class, and the approval of the holders of a majority of the Preferred Shares voting as a separate class. The Fund may not:

1.
Concentrate its investments in a particular “industry,” as that term is used in the Investment Company Act of 1940, as
amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

2.
With respect to 75% of the Fund’s total assets, purchase the securities of any issuer, except securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities or securities issued by other investment companies, if, as a result, (i) more than 5% of the Fund’s total assets would be invested in the securities of that issuer, or (ii) the Fund would hold more than 10% of the outstanding voting securities of that issuer. For the purpose of this restriction, each state and each separate political subdivision, agency, authority or
instrumentality of such state, each multi-state agency or
authority, and each obligor, if any, is treated as a separate issuer of municipal bonds.

3.	Purchase or sell real estate, although it may purchase securities secured by real estate or interests therein, or securities issued by companies that invest in real estate, or interests therein.

4.
Purchase or sell commodities or commodities contracts or oil, gas or mineral programs. This restriction shall not prohibit the Fund, subject to restrictions described elsewhere in this Prospectus and in the Statement of Additional Information, from purchasing, selling or entering into futures contracts, options on futures contracts, forward contracts, or any interest rate, securities-
related or other hedging instrument, including swap agreements and other derivative instruments, subject to compliance with any applicable provisions of the federal securities or commodities laws.

5.
Borrow money or issue any senior security, except to the extent permitted under the Investment Company Act of 1940, as
amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

6.
Make loans, except to the extent permitted under the Investment
Company Act of 1940, as amended, and as interpreted,
modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

7.
Act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio
securities, it may be deemed to be an underwriter under the
federal securities laws.

The Fund would be deemed to “concentrate” its investments in a particular industry if it invested more than 25% of its net assets in that industry. The
Fund’s industry concentration policy does not preclude it from focusing investments in issuers in a group of related industrial sectors (such as different types of utilities).
See “Investment Objectives and Policies” and “Investment Restrictions” in
the Statement of Additional Information for a complete list of the fundamental investment policies of the Fund.
The Fund is subject to asset coverage and other guidelines which are more limiting than the investment restrictions set forth above and other restrictions set forth in the Statement of Additional Information in order to obtain and maintain a rating or ratings from Moody’s on the ARPS. See
“Description of Capital Structure.” See also “Investment Objectives and
Policies” and “Investment Restrictions” in the Statement of Additional
Information for a complete list of the fundamental investment policies of the Fund.
Management of Investment Portfolio And Capital Structure To
Limit Leverage Risk
The Fund may take certain actions if short-term interest rates increase or market conditions otherwise change (or the Fund anticipates such an increase or change) and the Fund’s leverage begins (or is expected) to adversely affect Common Shareholders. In order to attempt to offset such a negative impact of leverage on Common Shareholders, the Fund may shorten the average maturity or duration of its investment portfolio (by investing in short-term, high quality securities or implementing certain hedging strategies). The Fund also may attempt to reduce leverage by redeeming or otherwise purchasing preferred shares (subject to any restrictions discussed under “Description of Capital Structure–Preferred
Shares Redemption”) or by reducing any holdings in other instruments that create leverage. As explained above under “Principal Risks of the Fund—
Leverage Risk,” the success of any such attempt to limit leverage risk depends on PIMCO’s ability to accurately predict interest rate or other market changes. Because of the difficulty of making such predictions, the
Fund may not be successful in managing its interest rate exposure in the manner described above.
If market conditions suggest that additional leverage would be beneficial, the Fund may issue additional preferred shares or utilize other forms of leverage, such as reverse repurchase agreements, dollar rolls, credit default swaps and other derivative instruments. See “Investment Objectives and
Policies—Portfolio Contents” and “Principal Risks of the Fund—Liquidity
Risk.”
Hedging and Related Strategies
The Fund may (but is not required to) use various investment strategies to seek exposure to foreign currencies, or attempt to hedge exposure to reduce the risk of loss and preserve capital, due to fluctuations in currency exchange rates relative to the U.S. dollar. See “The Fund’s Investment
Objectives and Strategies—Portfolio Contents and Other Information—
Foreign Currencies and Related Transactions.” The Fund may also purchase credit default swaps for the purpose of hedging the Fund’s credit exposure to certain issuers and, thereby, seek to decrease its exposure to credit risk, and it may invest in structured notes or interest rate futures contracts or swap, cap, floor or collar transactions for the purpose of reducing the interest rate sensitivity of the Fund’s portfolio and, thereby, seek to

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

decrease the Fund’s exposure to interest rate risk. See “Portfolio
Contents—Credit Default Swaps,” “Portfolio Contents—Structured Notes
and Related Instruments” and “Portfolio Contents—Certain Interest Rate
Transactions” in this prospectus. Other derivatives strategies and instruments that the Fund may use include without limitation: financial futures contracts; short sales; other types of swap agreements or options thereon; options on financial futures; and options based on either an index or individual debt securities whose prices, PIMCO believes, correlate with the prices of the Fund’s investments. Income earned by the Fund from its hedging and related transactions may be subject to one or more special
U.S. federal income tax rules that can affect the amount, timing or character of distributions to, and taxes payable by, Common Shareholders.
For instance, income earned by the Fund from its foreign currency hedging activities, if any, may give rise to ordinary income that, to the extent not offset by losses from such activities, may be distributed to Common
Shareholders and taxable at ordinary income rates. Therefore, any foreign currency hedging activities by the Fund can increase the amount of distributions taxable to Common Shareholders as ordinary income. See
“Tax Matters.” There is no assurance that these hedging strategies will be available at any time or that PIMCO will determine to use them for the
Fund or, if used, that the strategies will be successful. PIMCO may determine not to engage in hedging strategies or to do so only in unusual circumstances or market conditions. In addition, the Fund may be subject to certain restrictions on its use of hedging strategies imposed by guidelines of one or more ratings agencies that may issue ratings on any preferred shares issued by the Fund.

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

Management of the Fund
Trustees and Officers
The business of the Fund is managed under the direction of the Fund’s Board. The Board is responsible for the management of the Fund, including supervision of the duties performed by the Investment Manager. The Board is currently composed of nine Trustees of the Fund, seven of whom are not
“interested persons” of the Fund (as that term is defined by Section 2(a)(19) of the 1940 Act). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Fund and to oversee the Fund’s activities, including its investment performance, compliance program and risks associated with its activities. The names and business addresses of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the Statement of Additional Information.
Investment Manager
PIMCO serves as the investment manager of the Fund. Subject to the supervision of the Board, PIMCO is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other administrative matters. PIMCO is located at 650 Newport Center Drive, Newport Beach, CA 92660.
Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to registered investment companies. PIMCO is a majority-owned indirect subsidiary of Allianz SE, a publicly traded European insurance and financial services company. As of September 30, 2020, PIMCO had approximately $2.03 trillion in assets under management.
The following individuals are jointly and primarily responsible for the day-to-day portfolio management of the Fund:

Portfolio Manager	Since	Title	Recent Professional Experience
Alfred T. Murata	2014	Portfolio Manager and Managing Director
Mr. Murata is a managing director and portfolio manager in the Newport
Beach office, managing income-oriented, multi-sector credit, opportunistic and securitized strategies. Morningstar named him Fixed-Income Fund
Manager of the Year (U.S.) for 2013. Prior to joining PIMCO in 2001, he researched and implemented exotic equity and interest rate derivatives at
Nikko Financial Technologies. He has 20 years of investment experience and holds a Ph.D. in engineering-economic systems and operations research from Stanford University. He also earned a J.D. from Stanford Law
School and is a member of the State Bar of California.

Mohit Mittal	2014	Portfolio Manager and Managing Director
Mr. Mittal is a managing director and portfolio manager in the Newport
Beach office. He manages multi-sector portfolios and is a senior member of
LDI, Total Return, Dynamic Bond and Credit portfolio management teams.
He also serves as the head of the U.S. investment grade, high yield and emerging market credit trading desks. Previously, he was a specialist on
PIMCO’s interest rates and derivatives desk. Mr. Mittal also serves on the board of Orangewood Foundation. He joined the firm in 2007 and holds an MBA from the Wharton School of the University of Pennsylvania and an
undergraduate degree in computer science from Indian Institute of
Technology (IIT) in Delhi, India.

Please see the Statement of Additional Information for additional information about other accounts managed by the portfolio managers, the portfolio managers’ compensation and the portfolio managers’ ownership of shares of the Fund.
Control Persons
A control person is a person who owns, either directly or indirectly, beneficially more than 25% of the voting securities of a company. As of
November 27,
2020, the Fund did not know of any person or entity who “controlled” the Fund.
Additional Information
The Trustees are responsible generally for overseeing the management of the Fund. The Trustees authorize the Fund to enter into service agreements with the Investment Manager and other service providers in order to provide, and in some cases authorize service providers to procure through other parties, necessary or desirable services on behalf of the Fund. Shareholders are not intended to be third-party beneficiaries of such service agreements.
Neither this prospectus, the Fund’s Statement of Additional Information, any contracts filed as exhibits to the Fund’s registration statement, nor any other communications or disclosure documents from or on behalf of the Fund creates a contract between any shareholders of the Fund and the Fund, a service provider to the Fund, and/or the Trustees or officers of the Fund. The Trustees may amend this prospectus, the Statement of Additional Information, and any other contracts to which the Fund is a party, and interpret the investment objective(s), policies, restrictions and contractual provisions applicable to the Fund without shareholder input or approval, except in circumstances in which shareholder approval is specifically required by law (such changes to fundamental investment policies) or where a shareholder approval requirement is specifically disclosed in the Fund’s prospectus or Statement of Additional Information.

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

Investment Management Agreement
Pursuant to an investment management agreement between the Investment Manager and the Fund (the “Investment Management Agreement”), the Fund
has agreed to pay the Investment Manager an annual fee, payable monthly, in an amount equal to 0.810% of the Fund’s average daily net assets, including daily net assets attributable to any preferred shares that may be outstanding. Average daily net assets means an average of all the determinations of the
Fund’s net assets during a given month at the close of business on each business day during such month.
Pursuant to the Investment Management Agreement, PIMCO shall provide to the Fund investment guidance and policy direction in connection with the management of the Fund, including oral and written research, analysis, advice and statistical and economic data and information. In addition, under the terms of the Investment Management Agreement, subject to the general supervision of the Board of Trustees, PIMCO shall provide or cause to be furnished all supervisory and administrative and other services reasonably necessary for the operation of the Fund under what is essentially an all-in fee structure, including but not limited to the supervision and coordination of matters relating to the operation of the Fund, including any necessary coordination among the custodian, transfer agent, dividend disbursing agent, and recordkeeping agent (including pricing and valuation of the Fund), accountants, attorneys, auction agents and other parties performing services or operational functions for the Fund; the provision of adequate personnel, office space, communications facilities, and other facilities necessary for the effective supervision and administration of the Fund, as well as the services of a sufficient number of persons competent to perform such supervisory and administrative and clerical functions as are necessary for compliance with federal securities laws and other applicable laws; the maintenance of the books and records of the Fund; the preparation of all federal, state, local and foreign tax returns and reports for the Fund; the provision of administrative services to shareholders for the Fund including the maintenance of a shareholder information telephone number, the provision of certain statistical information and performance of the Fund, an internet website (if requested), and maintenance of privacy protection systems and procedures; the preparation and filing of such registration statements and other documents with such authorities as may be required to register and maintain the listing of the shares of the Fund; the taking of other such actions as may be required by applicable law (including establishment and maintenance of a compliance program for the Fund); and the preparation, filing and distribution of proxy materials, periodic reports to shareholders and other regulatory filings.
In addition, under the Investment Management Agreement, PIMCO will procure, at its own expense, the following services, and will bear expenses associated with the following for the Fund: a custodian or custodians for the Fund to provide for the safekeeping of the Fund’s assets; a recordkeeping agent to maintain the portfolio accounting records for the Fund; a transfer agent for the Fund; a dividend disbursing agent and/or registrar for the Fund; all audits by the Fund’s independent public accountant (except fees to auditors associated with satisfying rating agency requirements for preferred shares or other securities issued by the Fund and other related requirements in the Fund’s organizational documents); valuation services; maintaining the Fund’s tax records; all costs and/or fees incident to meetings of the Fund’s shareholders, the preparation, printing and mailing of the Fund’s prospectuses (although the
Fund will bear such expenses in connection with the offerings made pursuant to this prospectus as noted below), notices and proxy statements, press releases and reports to its Shareholders, the filing of reports with regulatory bodies, the maintenance of the Fund’s existence and qualification to do business, the expense of issuing, redeeming, registering and qualifying for sale, common shares with the federal and state securities authorities, and the expense of qualifying and listing Shares with any securities exchange or other trading system; legal services (except for extraordinary legal expenses); costs of printing certificates representing Shares of the Fund; the Fund’s pro rata portion of its fidelity bond and other insurance premiums; and association membership dues.
The Fund (and not PIMCO) will be responsible for certain fees and expenses that are not covered by the unified fee under the Investment Management
Agreement. These include fees and expenses, including travel expenses, and fees and expenses of legal counsel retained for their benefit, of Trustees who are not officers, employees, partners, shareholders or members of PIMCO or its subsidiaries or affiliates; the salaries and other compensation or expenses, including travel expenses, of the Fund’s executive officers and employees, if any, who are not officers, directors, shareholders, members, partners or employees of PIMCO or its subsidiaries or affiliates; taxes and governmental fees, if any, levied against the Fund; brokerage fees and commissions, and other portfolio transaction expenses incurred by or for the Fund (including, without limitation, fees and expenses of outside legal counsel or third-party consultants retained in connection with reviewing, negotiating and structuring specialized loan and other investments made by the Fund, subject to specific or general authorization by the Fund’s Board of Trustees (for example, so-called “broken-deal costs” (e.g., fees, costs, expenses and liabilities, including, for example, due diligence-related fees, costs, expenses and liabilities, with respect to unconsummated investments))); expenses of the Fund’s securities lending
(if any), including any securities lending agent fees, as governed by a separate securities lending agreement; costs, including interest expenses, of borrowing money or engaging in other types of leverage financing including, without limitation, through the use by the Fund of reverse repurchase agreements, tender option bonds, bank borrowings and credit facilities; costs, including dividend cost and/or interest expenses and other costs (including, without limitation, offering and related legal costs, fees to brokers, fees to auction agents, fees to transfer agents, fees to ratings agencies and fees to auditors associated with satisfying ratings agency requirements for preferred shares or other securities issued by the Fund and other related requirements in the Fund’s organizational documents) associated with the Fund’s issuance, offering, redemption and maintenance of preferred shares, commercial paper or other senior securities for the purpose of incurring leverage; fees and expenses of any underlying funds or other pooled vehicles in which the Fund invests; dividend and interest expenses on short positions taken by the Fund; organizational and offering expenses of the Fund, including with respect to share offerings following the
Fund’s initial offering, such as rights and shelf offerings (including expenses associated with offerings made pursuant to this prospectus), and expenses associated with tender offers and other share repurchases and redemptions; extraordinary expenses, including extraordinary legal expenses as may arise,

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

including expenses incurred in connection with litigation, proceedings, other claims, and the legal obligations of the Fund to indemnify its Trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and expenses of the Fund which are capitalized in accordance with generally accepted accounting principles.
Because the fees received by the Investment Manager are based on the average daily net assets of the Fund (including assets attributable to the ARPS and any other preferred shares that may be outstanding), the Investment Manager has a financial incentive for the Fund to maintain and utilize preferred shares, which may create a conflict of interest between the Investment Manager, on the one hand, and the holders of the Fund’s Common Shares, on the other hand. The fees received by the Investment Manager are not, charged on asset attributable to leverage obtained by the Fund other than through preferred shares.
A discussion regarding the basis for the Board’s most recent continuation of the Investment Management Agreement is available in the Fund’s annual report to shareholders for the fiscal year ended July 31, 2020.
Net Asset Value
The NAV of the Fund’s Common Shares is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, by the total number of shares outstanding.
On each day that the NYSE is open, Fund shares are ordinarily valued as of the close of regular trading (normally 4:00 p.m., Eastern time) (“NYSE Close”).
Information that becomes known to the Fund or its agents after the time as of which NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day. If regular trading on the NYSE closes earlier than scheduled, the Fund may calculate its NAV as of the earlier closing time or calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day. The
Fund generally does not calculate its NAV on days on which the NYSE is not open for business. If the NYSE is closed on a day it would normally be open for business, the Fund may calculate its NAV as of the normally scheduled NYSE Close or such other time that the Fund may determine.
For purposes of calculating NAV, portfolio securities and other assets for which market quotes are readily available are valued at market value. Market value is generally determined on the basis of official closing prices or the last reported sales prices, or if no sales are reported, based on quotes obtained from established market makers or prices (including evaluated prices) supplied by the Fund’s approved pricing services, quotation reporting systems and other third-party sources (together, “Pricing Services”). The Fund will normally use pricing data for domestic equity securities received shortly after the NYSE Close and does not normally take into account trading, clearances or settlements that take place after the NYSE Close. A foreign (non-U.S.) equity security traded on a foreign exchange or on more than one exchange is typically valued using pricing information from the exchange considered by PIMCO to be the primary exchange. If market value pricing is used, a foreign (non-U.S.) equity security will be valued as of the close of trading on the foreign exchange, or the NYSE Close, if the NYSE Close occurs before the end of trading on the foreign exchange. Domestic and foreign (non-U.S.) fixed income securities, non-
exchange traded derivatives, and equity options are normally valued on the basis of quotes obtained from brokers and dealers or Pricing Services using data reflecting the earlier closing of the principal markets for those securities. Prices obtained from Pricing Services may be based on, among other things, information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Certain fixed income securities purchased on a delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Exchange-traded options, except equity options, futures and options on futures are valued at the settlement price determined by the relevant exchange. Swap agreements are valued on the basis of bid quotes obtained from brokers and dealers or market-based prices supplied by Pricing Services or other pricing sources. With respect to any portion of the Fund’s assets that are invested in one or more open-end management investment companies (other than ETFs), the Fund’s NAV will be calculated based upon the NAVs of such investments.
If a foreign (non-U.S.) equity security’s value has materially changed after the close of the security’s primary exchange or principal market but before the
NYSE Close, the security may be valued at fair value based on procedures established and approved by the Board. Foreign (non-U.S.) equity securities that do not trade when the NYSE is open are also valued at fair value. With respect to foreign (non-U.S.) equity securities, the Fund may determine the fair value of investments based on information provided by Pricing Services and other third-party vendors, which may recommend fair value or adjustments with reference to other securities, indexes or assets. In considering whether fair valuation is required and in determining fair values, the Fund may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indexes) that occur after the close of the relevant market and before the NYSE Close. The Fund may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S.
securities. For these purposes, any movement in the applicable reference index or instrument (“zero trigger”) between the earlier close of the applicable foreign market and the NYSE Close may be deemed to be a significant event, prompting the application of the pricing model (effectively resulting in daily fair valuations). Foreign (non-U.S.) exchanges may permit trading in foreign (non-U.S.) equity securities on days when the Fund is not open for business, which may result in the Fund’s portfolio investments being affected when shareholders are unable to buy or sell shares.
Senior secured floating rate loans for which an active secondary market exists to a reliable degree will be valued at the mean of the last available bid/ask prices in the market for such loans, as provided by a Pricing Service. Senior secured floating rate loans for which an active secondary market does not exist to a reliable degree will be valued at fair value, which is intended to approximate market value. In valuing a senior secured floating rate loan at fair value, the factors considered may include, but are not limited to, the following: (a) the creditworthiness of the borrower and any intermediate participants, (b) the

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

terms of the loan, (c) recent prices in the market for similar loans, if any, and (d) recent prices in the market for instruments of similar quality, rate, period until next interest rate reset and maturity.
Investments valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates obtained from Pricing Services. As a result, the value of such investments and, in turn, the NAV of the Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar.
The value of investments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the Fund is not open for business. As a result, to the extent that the Fund holds foreign (non-U.S.) investments, the value of those investments may change at times when shareholders are unable to buy or sell shares and the value of such investments will be reflected in the Fund’s next calculated
NAV.
Investments for which market quotes or market-based valuations are not readily available are valued at fair value as determined in good faith by the Board or persons acting at their direction. The Board has adopted methods for valuing securities and other assets in circumstances where market quotes are not readily available, and has delegated to PIMCO the responsibility for applying the fair valuation methods. In the event that market quotes or market-based valuations are not readily available, and the security or asset cannot be valued pursuant to a Board approved valuation method, the value of the security or asset will be determined in good faith by the Valuation Oversight Committee of the Board, generally based on recommendations provided by PIMCO.
Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, indicative market quotations, Pricing Services’ prices), including where events occur after the close of the relevant market, but prior to the NYSE Close, that materially affect the values of the Fund’s securities or assets. In addition, market quotes are considered not readily available when, due to extraordinary circumstances, the exchanges or markets on which the securities trade do not open for trading for the entire day and no other market prices are available. The Board has delegated to PIMCO the responsibility for monitoring significant events that may materially affect the values of the Fund’s securities or assets and for determining whether the value of the applicable securities or assets should be reevaluated in light of such significant events.
When the Fund uses fair valuation to determine the value of a portfolio security or other asset for purposes of calculating its NAV, such investments will not be priced on the basis of quotes from the primary market in which they are traded, but rather may be priced by another method that the Board or persons acting at their direction believe reflects fair value. Fair valuation may require subjective determinations about the value of a security. While the Fund’s policy is intended to result in a calculation of the Fund’s NAV that fairly reflects security values as of the time of pricing, the Fund cannot ensure that fair values determined by the Board or persons acting at their direction would accurately reflect the price that the Fund could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the securities were sold.

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

Distributions
The Fund makes regular monthly cash distributions to Common
Shareholders at a rate based upon the past and projected net income of the
Fund. Subject to applicable law, the Fund may fund a portion of its distributions with gains from the sale of portfolio securities and other sources. Distributions can only be made from net investment income after paying any accrued dividends to holders of the Preferred Shares. The dividend rate that the Fund pays on its Common Shares may vary as portfolio and market conditions change, and will depend on a number of factors, including without limit the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains, as well as the costs of any leverage obtained by the Fund (including the amount of the costs and dividend rates on the outstanding ARPS (and any other preferred shares issued by the Fund) and interest or other expenses on any reverse repurchase agreements, credit default swaps, dollar rolls and borrowings).
As portfolio and market conditions change, the rate of distributions on the
Common Shares and the Fund’s dividend policy could change. There can be no assurance that a change in market conditions or other factors will not result in a change in the Fund distribution rate or that the rate will be sustainable in the future. See “Principal Risks of the Fund—Fund
Distribution Rates.” For a discussion of factors that may cause the Fund’s income and capital gains (and therefore the dividend) to vary, see
“Principal Risks of the Fund.” The Fund generally distributes each year all of its net investment income and net short-term capital gains. In addition, at least annually, the Fund generally distributes net realized long-term capital gains not previously distributed, if any. The net investment income of the Fund consists of all income (other than net short-term and long-term capital gains) less all expenses of the Fund (after it pays accrued dividends on the outstanding Preferred Shares).
To permit the Fund to maintain a more level monthly distribution, the Fund may distribute less than the entire amount of net investment income earned in a particular period. The undistributed net investment income would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular monthly period may be more or less than the amount of net investment income actually earned by the Fund during the period. Undistributed net investment income will be additive to the Fund’s NAV and, correspondingly, distributions from undistributed net investment income will be deducted from the Fund’s NAV.
The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time because of the varied nature of the Fund’s investments. The Fund may enter into opposite sides of interest rate swap and other derivatives for the principal purpose of generating distributable gains on the one side (characterized as ordinary income for tax purposes)
that are not part of the Fund’s duration or yield curve management strategies (“paired swap transactions”), and with a substantial possibility that the Fund will experience a corresponding capital loss and decline in
NAV with respect to the opposite side transaction (to the extent it does not have corresponding offsetting capital gains). Consequently, Common
Shareholders may receive distributions and owe tax on amounts that are effectively a taxable return of the shareholder’s investment in the Fund at a time when their investment in the Fund has declined in value, which tax may be at ordinary income rates. The tax treatment of certain derivatives in which the Fund invests may be unclear and thus subject to
recharacterization. Any recharacterization of payments made or received by the Fund pursuant to derivatives potentially could affect the amount, timing or character of Fund distributions. In addition, the tax treatment of such investment strategies may be changed by regulation or otherwise.
To the extent required by the 1940 Act and other applicable laws, absent an exemption, a notice will accompany each monthly distribution with respect to the estimated source (as between net income, gains or other capital source) of the distribution made. If the Fund estimates that a portion of one of its dividend distributions may be comprised of amounts from sources other than net income in accordance with its policies and good accounting practices, the Fund will notify shareholders of record of the estimated composition of such distribution through a Section 19 Notice. For these purposes, the Fund estimates the source or sources from which a distribution is paid, to the close of the period as of which it is paid, in reference to its internal accounting records and related accounting practices. If, based on such accounting records and practices, it is estimated that a particular distribution does not include capital gains or paid-in surplus or other capital sources, a Section 19 Notice generally would not be issued. It is important to note that differences exist between the Fund’s daily internal accounting records and practices, the Fund’s financial statements presented in accordance with U.S. GAAP, and recordkeeping practices under income tax regulations. For instance, the Fund’s internal accounting records and practices may take into account, among other factors, tax-related characteristics of certain sources of distributions that differ from treatment under U.S. GAAP. Examples of such differences may include, among others, the treatment of paydowns on mortgage-backed securities purchased at a discount and periodic payments under interest rate swap contracts. Accordingly, among other consequences, it is possible that the Fund may not issue a Section 19 Notice in situations where the
Fund’s financial statements prepared later and in accordance with U.S.
GAAP and/or the final tax character of those distributions might later report that the sources of those distributions included capital gains and/or a return of capital.
The tax characterization of the Fund’s distributions made in a taxable year cannot finally be determined until at or after the end of such taxable year.
As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net realized capital gains (as reduced by any capital loss carry-
forwards) for the relevant year. For example, the Fund may distribute amounts early in the year that are derived from short-term capital gains, but incur net short-term capital losses later in the year, thereby offsetting short-term capital gains out of which the Fund has already made distributions. In such a situation, the amount by which the Fund’s total distributions exceed net investment income and net realized capital gains would generally be treated as a tax-free return of capital up to the amount of a shareholder’s tax basis in his or her Common Shares, with any amounts exceeding such basis treated as gain from the sale of Common
Shares. In general terms, a return of capital would occur where the Fund distribution (or portion thereof) represents a return of a portion of your investment, rather than net income or capital gains generated from your investment during a particular period. A return of capital distribution is not taxable, but it reduces a shareholder’s tax basis in the Common Shares,

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of the Common Shares, thereby potentially increasing a shareholder’s tax liability. The Fund will prepare and make available to shareholders detailed tax information with respect to the
Fund’s distributions annually. See “Tax Matters.”
The 1940 Act currently limits the number of times the Fund may distribute long-term capital gains in any tax year, which may increase the variability of the Fund’s distributions and result in certain distributions being comprised more or less heavily than others of long-term capital gains currently eligible for favorable income tax rates. The Fund, as well as several other PIMCO-
managed closed end funds, has received exemptive relief from the SEC permitting it to make a greater number of capital gains distributions to holders of the ARPS than would otherwise be permitted by Section 19(b) of the 1940 Act and Rule 19b-1 under the 1940 Act.
Unless a Common Shareholder elects to receive distributions in cash, all distributions of Common Shareholders whose shares are registered with the plan agent will be automatically reinvested in additional Common Shares of the Fund under the Fund’s Dividend Reinvestment Plan.
Dividend Reinvestment Plan
The Fund has adopted a Dividend Reinvestment Plan (the “Plan”) which allows Common Shareholders to reinvest Fund distributions in additional
Common Shares of the Fund. American Stock Transfer & Trust Company,
LLC (the “Plan Agent”) serves as agent for Common Shareholders in administering the Plan. It is important to note that participation in the Plan and automatic reinvestment of Fund distributions does not ensure a profit, nor does it protect against losses in a declining market.
Automatic Enrollment/Voluntary Participation
Under the Plan, Common Shareholders whose shares are registered with the Plan Agent (“registered shareholders”) are automatically enrolled as participants in the Plan and will have all Fund distributions of income, capital gains and returns of capital (together, “distributions”) reinvested by the Plan Agent in additional Common Shares of the Fund, unless the
Common Shareholder elects to receive cash. Registered shareholders who elect not to participate in the Plan will receive all distributions in cash paid by check and mailed directly to the Common Shareholder of record (or if the shares are held in street or other nominee name, to the nominee) by the
Plan Agent.
Participation in the Plan is voluntary. Participants may obtain further information about the Plan or terminate or resume their enrollment in the
Plan at any time without penalty by notifying the Plan Agent online at
www.astfinancial.com, by calling (844) 33-PIMCO (844 337-4626), by writing to the Plan Agent, American Stock Transfer & Trust Company, LLC,
at P.O. Box 922, Wall Street Station, New York, NY 10269-0560, or, as
applicable, by completing and returning the transaction form attached to a
Plan statement. A proper notification will be effective immediately and apply to the Fund’s next distribution if received by the Plan Agent at least three (3) days prior to the record date for the distribution; otherwise, a notification will be effective shortly following the Fund’s next distribution and will apply to the Fund’s next succeeding distribution thereafter. If you withdraw from the Plan and so request, the Plan Agent will arrange for the sale of your shares and send you the proceeds, minus a transaction fee and brokerage commissions.
How Shares Are Purchased Under The Plan
For each Fund distribution, the Plan Agent will acquire Common Shares for participants either (i) through receipt of newly issued Common Shares from the Fund (“newly issued shares”) or (ii) by purchasing Common Shares of the Fund on the open market (“open market purchases”). If, on a distribution payment date, the NAV is equal to or less than the market price per Common Share plus estimated brokerage commissions (often referred to as a “market premium”), the Plan Agent will invest the distribution amount on behalf of participants in newly issued shares at a price equal to the greater of (i) NAV or (ii) 95% of the market price per Common Share on the payment date. If the NAV is greater than the market price per Common
Share plus estimated brokerage commissions (often referred to as a
“market discount”) on a distribution payment date, the Plan agent will instead attempt to invest the distribution amount through open market purchases. If the Plan Agent is unable to invest the full distribution amount in open market purchases, or if the market discount shifts to a market premium during the purchase period, the Plan Agent will invest any un-
invested portion of the distribution in newly issued shares at a price equal to the greater of (i) NAV or (ii) 95% of the market price per share as of the last business day immediately prior to the purchase date (which, in either case, may be a price greater or lesser than the NAV per Common Share on the distribution payment date). No interest will be paid on distributions awaiting reinvestment.
Under the Plan, the market price of Common Shares on a particular date is the last sales price on the exchange where the Common Shares are listed on that date or, if there is no sale on the exchange on that date, the mean between the closing bid and asked quotations for the Common Shares on the exchange on that date. The NAV per Common Share on a particular date is the amount calculated on that date (normally at NYSE Close) in accordance with the Fund’s then current policies.
Fees and Expenses
No brokerage charges are imposed on reinvestments in newly issued shares under the Plan. However, all participants will pay a pro rata share of brokerage commissions incurred by the Plan Agent when it makes open market purchases. There are currently no direct service charges imposed on participants in the Plan, although the Fund reserves the right to amend the
Plan to include such charges. The Plan Agent imposes a transaction fee (in addition to brokerage commissions that are incurred) if it arranges for sale of your Common Shares held under the Plan. If the Plan is amended to include such service charges, the Plan Agent will include a notification with the Plan statement to registered holders of Common Shares with the Plan
Agent
Shares Held Through Nominees
In the case of a registered shareholder such as a broker, bank or other nominee (together, a “nominee”) that holds Common Shares for others who are the beneficial owners, the Plan Agent will administer the Plan on the basis of the number of Common Shares certified by the nominee/record shareholder as representing the total amount registered in such

December 3, 2020
 |

PROSPECTUS

PIMCO Corporate & Income Strategy Fund

shareholder’s name and held for the account of
benefic
ial owners who are
to participate in the Plan. If your Common Shares are held through a nominee and are not registered with the Plan Agent, neither you nor the nominee will be participants in or have distributions reinvested under the
Plan. If you are a beneficial owner of Common Shares and wish to participate in the Plan, and your nominee is unable or unwilling to become a registered shareholder and a Plan participant on your behalf, you may request that your nominee arrange to have all or a portion of your shares re-registered with the Plan Agent in your name so that you may be enrolled as a participant in the Plan. Please contact your nominee for details or for other possible alternatives. Registered shareholders whose shares are registered in the name of one nominee firm may not be able to transfer the shares to another firm and continue to participate in the Plan.
Tax Consequences
Automatically reinvested dividends and distributions are taxed in the same manner as cash dividends and distributions—i.e., automatic reinvestment in additional shares does not relieve Common Shareholders of, or defer the need to pay, any income tax that may be payable (or that is required to be withheld) on Fund dividends and distributions.
The Fund and the Plan Agent reserve the right to amend or terminate the
Plan. Additional information about the Plan, as well as a copy of the full
Plan itself, may be obtained from the Plan Agent, American Stock Transfer
& Trust Company, LLC, at P.O. Box 922, Wall Street Station, New York, NY
10269-0560; telephone number: (844) 33-PIMCO (844-337-4626);

web

site:

www.astfinancial.com.
Description of Capital Structure
The following is a brief description of the capital structure of the Fund. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration and the Fund’s Bylaws, as amended and restated through the date hereof (the “Bylaws”). The
Declaration and Bylaws are each exhibits to the registration statement of which this prospectus is a part.
The Fund is an unincorporated voluntary association with transferable shares of beneficial interest (commonly referred to as a “Massachusetts business trust”) established under the laws of the Commonwealth of
Massachusetts by the Declaration. The Declaration provides that the
Trustees of the Fund may authorize separate classes of shares of beneficial interest. Preferred shares (such as the ARPS) are permitted to be issued in one or more series, with such par value and with such rights as determined by the Board, by action of the Board without the approval of the Common
Shareholders.
The following table shows, for each class of authorized securities of the
Fund, the amount of (i) shares authorized and (ii) shares outstanding, each as of
November 23, 2020.

Title of Class	Amount Authorized	Amount Outstanding
Common Shares	Unlimited	40,029,867
Preferred Shares—ARPS
Class M	2,400	242
Class T	2,400	180

Title of Class	Amount Authorized	Amount Outstanding
Class W	2,400	214
Class TH	2,400	138
Class F	2,400	167
The Common Shares of the Fund c
ommen
ced trading on the NYSE in
December 2001, under the trading or “ticker” symbol “PCN.” As of the close of trading on the NYSE on November 23, 2020, the NAV per
Common Share was $
13.58, and the closing price per Common Share on
the NYSE was $
16.74.
Common Shareholders are entitled to share equally in dividends declared by the Board to Common Shareholders and in the net assets of the Fund available for distribution to Common Shareholders after payment of the preferential amounts payable to holders of Preferred Shares and any other outstanding preferred shares of beneficial interest. See “Preferred Shares
Dividends” below. All Common Shares of the Fund have equal rights to the payment of dividends and the distribution of assets upon liquidation.
Common Shares of the Fund are fully paid and, subject to matters discussed in “Anti-Takeover and Other Provisions in the Declaration of
Trust,” non-assessable, and have no pre-emptive or conversion rights or rights to cumulative voting, and have no right to cause the Fund to redeem their shares. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund and the liquidation preference with respect to the holders of any outstanding preferred shares
(including the ARPS), and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the
Trustees may distribute the remaining assets of the Fund among the Fund’s
Common Shareholders.
For so long as any ARPS are outstanding, the Fund generally may not declare, pay or set apart for payment any dividend or other distribution
(other than a dividend or distribution paid in shares of additional Common
Shares or options, warrants or rights to subscribe for or purchase Common
Shares or other shares ranking junior to the ARPS as to dividends or upon liquidation) in respect of Common Shares or any other shares of the Fund ranking junior to or on a parity with the ARPS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares
(except by conversion into or exchange for shares of beneficial interest of the Fund ranking junior to ARPS as to dividends and upon liquidation) or any such parity shares (except by conversion into or exchange for shares of beneficial interest of the Fund ranking junior to or on a parity with ARPS as to dividends and upon liquidation), unless and only if: (i) immediately after such transaction, the Fund would satisfy Moody’s and Fitch Preferred
Shares Asset Coverage and 1940 Act Preferred Shares Asset Coverage
(each as defined and described under “—Rating Agency Guidelines and
Asset Coverage”); (ii) full cumulative dividends on the ARPS due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the auction agent for the ARPS; and (iii) the Fund has redeemed the full number of ARPS required to be redeemed by any provision for mandatory redemption contained in the Bylaws. See “Preferred Shares Redemption.”
The Fund expects that similar restrictions would apply to any other classes

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

of preferred shares that the Fund might choose to issue in the future. In addition, if the Fund has outstanding any senior security representing indebtedness, the 1940 Act prohibits the Fund from declaring any dividend or distribution on the Fund’s Common Shares (other than a dividend or distribution paid in shares of additional Common Shares) unless such senior securities representing indebtedness have, at the time of the declaration, asset coverage of at least 300% after deducting the amount of such dividend or distribution. See “Use of Leverage.”
Shareholders of each class are entitled to one vote for each share held.
Common Shareholders will vote with the holders of any outstanding
Preferred Shares or other preferred shares as a single class on each matter submitted to a vote of holders of Common Shares, except as otherwise provided by the Declaration, the Bylaws or applicable law. Except as otherwise provided by the Declaration, the Bylaws or applicable law, holders of Preferred Shares, voting as a separate class, are entitled to elect two of the Fund’s Trustees. The remaining Trustees are elected by Common
Shareholders and holders of Preferred Shares, voting together as a single class. In the unlikely event that two full years of accrued dividends are unpaid on the Preferred Shares, the holders of all outstanding Preferred
Shares, voting as a separate class, will be entitled to elect a majority of the
Fund’s Trustees until all dividends in arrears have been paid or declared and set apart for payment. The holders of Preferred Shares also have the right to elect a majority of the Fund’s Trustees as may be required under the 1940
Act.
The Fund will send unaudited reports at least semiannually and audited financial statements annually to all of its shareholders.
Additional Information Regarding the Preferred Shares
The Fund initially issued ARPS in five series (Series M, Series T, Series W,
Series TH and Series F) in February 2003, in the amount of 2,400 shares per series. The ARPS have a par value of $0.00001 and liquidation value of
$25,000 per share. The ARPS have various rights determined by action of the Board without the approval of Common Shareholders, most of which are specified in Article 11 of the Bylaws.
In 2008 and 2009, the Fund was effectively required to redeem a portion of its ARPS due to market dislocations that caused the value of the Fund’s portfolio securities and related asset coverage to decline. In order to increase and maintain the Fund’s asset coverage above the requisite 200%
level, in December 2008 and March and April 2009, the Fund redeemed
1,048 shares ($26,200,000) of each series of its outstanding ARPS, in each case at face value (i.e., a total of 5,240 shares ($131,000,000) across all series).
On October 16, 2015, the Fund commenced a voluntary tender offer for up to 100% of its outstanding ARPS at a price equal to 82.5% of the ARPS’
per share liquidation preference of $25,000. On November 20, 2015, the
Fund announced the expiration and result of the tender offer. The Fund accepted 4,539 ARPS for payment, representing approximately 67% of its outstanding ARPS, such that on November 20, 2015, the Fund had a total of 2,221 ARPS outstanding (406 shares of Series M, 449 shares of Series T,
473 shares of Series W, 434 shares of Series TH and 459 shares of Series F)
with a total liquidation value of $55,525,000. On June 25, 2019, the Fund commenced a voluntary tender offer for up to 100% of its outstanding
ARPS at a price equal to 87% of the ARPS’ per share liquidation preference of $25,000. The Fund accepted 1,280 ARPS for payment, representing approximately 57.63% of its outstanding ARPS, such that on July 26, 2019, the expiration of the tender offer, the Fund had a total of 941 ARPS outstanding with a total liquidation value of $23,525,000.
Under the 1940 Act, the Fund is permitted to have outstanding more than one series of preferred shares of beneficial interest as long as no single series has priority over another series as to the distribution of assets of the Fund or the payment of dividends.
Neither Common Shareholders nor
holders of ARPS have preemptive rights to purchase any other preferred shares that might be issued by the Fund.
Preferred share dividends
The ARPS have complete priority over the Common Shares as to distribution of assets. The terms of the ARPS provide that they would ordinarily pay dividends at a rate set at auctions held every seven days, normally payable on the first business day following the end of the rate period, subject to a “maximum applicable rate” calculated as a function of the ARPS’ then-current ratings and a reference interest rate as described below. However, the weekly auctions for the ARPS, as well as auctions for similar preferred shares issued by closed-end funds in the U.S., have failed since February 2008, and the dividend rates on the ARPS since that time have been paid at the maximum applicable rate under the Bylaws. In
September 2011, Moody’s, a ratings agency that provides ratings for the
Fund’s ARPS, downgraded its rating of the ARPS from “Aaa” to “Aa2,”
citing persistently thin asset coverage levels, increased NAV volatility and concerns about secondary market liquidity for some assets supporting rated obligations. In July 2012, Moody’s downgraded its rating of the ARPS from
“Aa2” to “Aa3” pursuant to a revised ratings methodology adopted by
Moody’s. In May 2020, Fitch downgraded its rating of the ARPS from
“AAA” to “AA,” indicating the downgrades reflected recent extreme market volatility and reduced asset liquidity, which have quickly eroded asset coverage cushions for closed-end funds and challenged fund managers' ability to deleverage. See “Use of Leverage” and “Description of Capital Structure.” The Fund expects that the ARPS will continue to pay dividends at the maximum applicable rate for the foreseeable future and cannot predict whether when the auction market for the ARPS may resume normal functioning.
As noted, the “maximum applicable rate” for each series of ARPS depends on the credit ratings assigned to such shares (currently by Moody’s or Fitch)
and on the duration of the rate period. The maximum applicable rate for any regular rate period (i.e., any rate period other than a non-payment period) will be the applicable percentage of the reference rate. The reference rate is the applicable “AA” Financial Composite Commercial
Paper Rate (for a Dividend Period of fewer than 184 days) or the applicable
Treasury Index Rate (for a Dividend Period of 184 days or more). The applicable percentage for any Dividend Period is generally determined based on the credit rating assigned to the ARPS by Moody’s on the auction date for such period (as set forth in the table below).

Moody’s Credit Rating	Fitch Credit Rating	Applicable Percentage
Aa3 or above	AA- or above	150%
A3 to A1	A- to A+	160%
Baa3 to Baa1	BBB- to BBB+	250%
Below Baa3	Below BBB-	275%

December 3, 2020
 |

PROSPECTUS

PIMCO Corporate & Income Strategy Fund

Rating agency guidelines and asset coverage
The Fund is required to satisfy various asset maintenance requirements with respect to its ARPS under the terms of the Bylaws, which are summarized below.
1940 Act preferred shares asset coverage
The Fund is required under the Bylaws to maintain, with respect to the
ARPS, as of the last business day of each month in which any Preferred
Shares are outstanding, 1940 Act Preferred Shares Asset Coverage (as defined below) of at least 200% with respect to senior securities that are equity securities, including the Preferred Shares. If the Fund fails to maintain
1940 Act Preferred Shares Asset Coverage and such failure is not cured as of the last business day of the following month, the Fund will be required under certain circumstances to redeem certain of the Preferred Shares. See
“—Preferred Shares Redemption.”
The “1940 Act Preferred Shares Asset Coverage” with respect to the
Fund’s currently outstanding ARPS was equal to the following ratio, as of
July 31, 2020.
.
Ratings agency preferred shares asset coverage
The Fund is required under the Bylaws to satisfy separate asset coverage tests specific to each rating agency (the “Ratings Agency Preferred Shares
Asset Coverage”).
Moody’s ratings agency preferred shares asset coverage
Satisfaction of Moody’s Ratings Agency Preferred Shares Asset Coverage
generally requires the Fund to have eligible assets having in the aggregate a discounted value equal to or in excess of a “Preferred Shares Basic
Maintenance Amount.” Generally, the Preferred Shares Basic Maintenance
Amount includes the sum of (a) the aggregate liquidation preference of the
Fund’s preferred shares then outstanding (including the ARPS) and (b)
certain accrued and projected payment obligations of the Fund, including without limit any accrued and projected dividends on its preferred shares then outstanding (including the ARPS).
Article 11 of the Bylaws includes Moody’s-specific guidelines for calculating discounted value for purposes of determining whether the Moody’s Ratings
Agency Preferred Shares Asset Coverage test is satisfied. These guidelines specify discount factors that the Fund must apply to various types of securities in its portfolio for purposes of calculating whether the discounted value of the Fund’s eligible assets is at least equal to the Preferred Shares
Basic Maintenance Amount (with the level of discount generally becoming greater as the credit quality of a security becomes lower). In addition, under the Moody’s guidelines, certain types of securities (including securities in which the Fund may otherwise invest) are not eligible for inclusion in the calculation of the discounted value of the Fund’s portfolio. Such ineligible securities may include, for example, certain privately placed debt securities
(other than Rule 144A securities) and debt securities of certain non-U.S.
issuers. The Moody’s guidelines for calculating discounted value do not impose any limitations on the percentage of the Fund’s assets that may be invested in ineligible assets, and the amount of ineligible assets included in the Fund’s portfolio at any time may vary depending upon the rating, diversification and other characteristics of the Moody’s eligible assets included in the portfolio.
Fitch Preferred Shares Asset Coverage
Satisfaction of Fitch Preferred Shares Asset Coverage requires that the Fund satisfy both a “Fitch Total Overcollateralization Test (“Fitch Total OC”) and
a “Fitch Net Over Collateralization Test (“Fitch Net OC”), in each case to be consistent with a AAA rating from Fitch. Under the Bylaws, Fitch Preferred
Shares Asset Coverage is satisfied if, as of a particular date or time, the
Fund has sufficient asset coverage with respect to the Preferred Shares such that the Fund satisfies both the (i) Fitch Total OC test and the (ii) Fitch Net
OC test as of such date or time. The Fitch Total OC test and the Fitch Net
OC test are satisfied if the Fund has Fitch Total OC or Fitch Net OC, as the
case may be, in excess of one-hundred percent (100%) pursuant to the applicable formula below.

The Fund’s Bylaws incorporate by reference the Closed-End Fund Criteria
Report issued by Fitch entitled “Rating Closed –End Fund Debt and
Preferred Stock” most recently published by Fitch and approved for use by the Trust by resolution of the Board of Trustees of the Trust (the “Fitch
Criteria”). The Fitch Criteria include, among other things, the current formulations for satisfaction of the Fitch Total OC test and the Fitch Net OC test, asset discount factors (used in part to calculate Fitch Total OC and
Fitch Net OC), issuer and industry diversification and concentration thresholds and guidelines and a description of other rating considerations.

The Fitch Criteria define Fitch Total OC and Fitch Net OC as follows:
In the event the Fund does not timely cure a failure to maintain (a) both
Moody’s Preferred Shares Asset Coverage and Fitch Preferred Shares Asset
Coverage and Fitch or (b) 1940 Act Preferred Shares Asset Coverage, in
each case in accordance with the requirements of the rating agency or agencies then rating the ARPS, the Fund will be required to redeem ARPS as described under “—ARPS Redemption—Mandatory Redemption.”
In addition to the requirements described above, the rating agency guidelines impose restrictions or limitations on the Fund’s use of certain financial instruments or investment techniques that the Fund might otherwise utilize in order to obtain and maintain a rating from Moody’s and
Fitch on the ARPS. It is not currently anticipated that these guidelines will materially impede PIMCO from managing the Fund’s portfolio in accordance with the Fund’s investment objectives and policies.
The Fund may, but is not required to, adopt any modifications to the guidelines that may be established by Moody’s or Fitch with respect to their ratings of the ARPS. Failure to adopt any such modifications, however, may result in a reduction in the rating described above or a withdrawal of rating altogether. In addition, any rating agency providing a rating for the ARPS may, at any time, change or withdraw any such rating. The Board may, without shareholder approval, amend, alter or repeal various definitions and related provisions that have been adopted by the Fund pursuant to the rating agency guidelines in the event the Fund receives written confirmation from Moody’s or Fitch (or any substitute rating agency) that any such amendment, alteration or repeal would not impair the rating then assigned by the rating agency to the ARPS.

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

The ratings of the ARPS are based on current information furnished to
Moody’s by the Fund or the Investment Manager or information obtained from other sources. The ratings may be changed, suspended or withdrawn as a result of changes in, or the unavailability of, such information. The
Common Shares have not been rated by a nationally recognized statistical rating organization. A rating agency’s guidelines will apply to the ARPS only so long as the rating agency is rating the shares.
The Fund pays certain fees to Moody’s for rating the ARPS. The foregoing description of the rating agency guidelines and asset coverage requirements applicable to the ARPS is intended only as a summary and is qualified in its entirety by reference to the actual terms of Article 11 and other relevant provisions of the Bylaws and Exhibit 1 thereto.
Liquidation Preference
Subject to the rights of holders of any series or class or classes of shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon liquidation of the Fund, upon a liquidation of the
Fund (whether voluntary or involuntary), the holders of Preferred Shares then outstanding would be entitled to receive and to be paid, out of the assets of the Fund available for distribution to its shareholders, before any payment or distribution would be made on the Fund’s Common Shares or any other class of shares of the Fund ranking junior in right of payment upon liquidation to the Preferred Shares, an amount equal to the liquidation preference with respect to such Preferred Shares ($25,000 per share for the ARPS), plus an amount equal to all dividends thereon
(whether or not earned or declared by the Fund, but excluding the interest thereon) accumulated but unpaid to (but not including) the date of final distribution in same-day funds in connection with the liquidation of the
Fund. If such assets of the Fund are insufficient to make the full liquidation payment on outstanding ARPS and liquidation payments on any other outstanding class or series of preferred shares of the Fund ranking on parity with the ARPS as to payment upon liquidation, then such assets will be distributed among the holders of ARPS and the holders of shares of such other class or series ratably in proportion to the respective preferential amounts to which they are entitled. After the payment to the holders of
Preferred Shares of the full preferential amounts provided for as described herein, the holders of Preferred Shares as such would have no right or claim to any of the remaining assets of the Fund. For these purposes, a liquidation of the Fund does not include the sale of all or any portion of the assets of the Fund or the merger, consolidation or statutory share exchange of the Fund into or with any trust or other entity.
As used in this prospectus, unless otherwise noted, the Fund’s “net assets”
include assets of the Fund attributable to any outstanding Preferred Shares, with no deduction for the liquidation preference of the Preferred Shares.
Solely for financial reporting purposes, however, the Fund is required to exclude the liquidation preference of the Preferred Shares from “net assets,” so long as the Preferred Shares have redemption features that are not solely within the control of the Fund. For all regulatory and tax purposes, the Fund’s Preferred Shares will be treated as stock (rather than indebtedness).
Preferred Shares Redemption
Mandatory redemption
As noted above, the Fund is required under the Bylaws to maintain (a)
Moody’s Preferred Shares Asset Coverage, (b) Fitch Preferred Shares Asset
Coverage and (c) 1940 Act Preferred Shares Asset Coverage. Eligible
portfolio securities for the purposes of (a) and (b) above will be determined from time to time by the rating agency then rating the then outstanding
ARPS. If the Fund fails to maintain such asset coverage amounts and does not timely cure such failure in accordance with the Bylaws, the Fund would be required to redeem all or a portion of the ARPS. This mandatory redemption would take place on a date that the Board specifies out of legally available funds in accordance with the Declaration, the Bylaws and applicable law, at the redemption price of $25,000 per share, plus accumulated but unpaid dividends (whether or not earned or declared) to
(but not including) the date fixed for redemption. In determining the number of Preferred Shares required to be redeemed in accordance with the foregoing, the Fund would redeem the lesser of (a) the minimum number of ARPS necessary to satisfy the Moody’s Preferred Shares Asset
Coverage and Fitch Preferred Shares Asset Coverage or 1940 Act Preferred
Shares Asset Coverage, as the case may be, and (b) the maximum number of ARPS and any other preferred shares of the Fund subject to redemption or retirement that can be redeemed out of funds expected to be legally available therefor at the time of redemption, and in any case will redeem such Preferred Shares pro rata among the Preferred Shares and any other preferred shares of the Fund subject to redemption or retirement. The mandatory redemption will be limited to the number of ARPS and any other preferred shares necessary to restore the required Moody’s Preferred Shares
Asset Coverage, Fitch Preferred Shares Asset Coverage or 1940 Act
Preferred Shares Asset Coverage, as the case may be.
Optional redemption
To the extent permitted under the 1940 Act and under Massachusetts law, upon giving notice of redemption, as provided below, the Fund, at its option, may redeem Preferred Shares, in whole or in part, out of funds legally available therefore, at the Optional Redemption Price (as defined below) per share on any dividend payment date, provided that no Preferred
Shares may be redeemed at the option of the Fund during (a) the initial rate period with respect to the Preferred Shares or (b) a non-call period to which such shares are subject. “Optional Redemption Price” means $25,000 per
Preferred Share plus an amount equal to accumulated but unpaid dividends
(whether or not earned or declared) to the date fixed for redemption plus the applicable redemption premium, if any. The Fund has the authority to redeem Preferred Shares for any reason and may redeem all or part of the outstanding Preferred Shares if it anticipates that the Fund’s leveraged capital structure will result, for a significant period of time, in a lower rate of return to Common Shareholders than that obtainable if the Common
Shares were not so leveraged.
Although the Preferred Shares are subject to redemption under certain circumstances as described above, unlike the shares of an open-end mutual fund, the Preferred Shares may not be redeemed at a shareholder’s option at NAV or otherwise.

December 3, 2020
 |

PROSPECTUS

PIMCO Corporate & Income Strategy Fund

Plan of Distribution
The Fund may sell Common Shares through underwriters or dealers, directly to one or more purchasers (including existing shareholders in a rights offering), through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The applicable prospectus supplement will identify any underwriter or agent involved in the offer and sale of the Common Shares, any sales loads, discounts, commissions, fees or other compensation paid to any underwriter, dealer or agent, the offering price, net proceeds and use of proceeds and the terms of any sale.
The distribution of the Common Shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The sale of Common
Shares by the Fund (or the perception that such sales may occur), particularly if sold at a discount to the then-current market price of the
Common Shares, may have an adverse effect on the market price of the
Common Shares.
The Fund may sell the Common Shares directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the 1933 Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered securities directly.
In connection with the sale of the Common Shares, underwriters or agents may receive compensation from the Fund or from PIMCO or its affiliates in the form of discounts, concessions or commissions. Underwriters may sell
Common Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Common Shares may be deemed to be underwriters under the 1933 Act, and any discounts and commissions they receive from the Fund and any profit realized by them on the resale of the Common
Shares may be deemed to be underwriting discounts and commissions under the 1933 Act. Any such underwriter or agent will be identified and any such compensation received from the Fund will be described in the applicable prospectus supplement. The maximum amount of compensation to be received by any Financial Industry Regulatory Authority member or independent broker-dealer will not exceed 8% for the sale of any securities being registered pursuant to Rule 415 under the 1933 Act. The Fund will not pay any compensation to any underwriter or agent in the form of warrants, options, consulting or structuring fees or similar arrangements.
If a prospectus supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within a certain number of days (often 30 to 45 days) from the date of the prospectus supplement, to cover any over-allotments.
Under agreements into which the Fund may enter, underwriters, dealers and agents who participate in the distribution of the Common Shares may be entitled to indemnification by the Fund against certain liabilities, including liabilities under the 1933 Act. Underwriters, dealers and agents may engage in transactions with the Fund, or perform services for the Fund, in the ordinary course of business.
If so indicated in the applicable prospectus supplement, the Fund will, or will authorize underwriters or other persons acting as its agents to, solicit offers by certain institutions to purchase Common Shares from the Fund pursuant to contracts providing for payment and delivery on a future date.
Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Fund. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the Common Shares shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as brokers or dealers and receive fees in connection with the execution of the
Fund’s portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for Internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
In order to comply with the securities laws of certain states, if applicable,
Common Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.
Market and Net Asset Value Information
The Fund’s Common Shares are listed on the NYSE under the trading or
“ticker” symbol “PCN”. The Fund’s Common Shares commenced trading on the NYSE in December 2001. The Fund cannot predict whether its
Common Shares will trade in the future at a premium or discount to NAV.
The conduct of any offering and the issuance of additional Common Shares pursuant to any offering may have an adverse effect on prices in the secondary market for the Fund’s Common Shares by increasing the number of shares available, which may put downward pressure on the market price for the Common Shares. The NAV of the Fund’s Common Shares will be reduced immediately following an offering by the sales load, commissions and offering expenses paid or reimbursed by the Fund in connection with such offering. The completion of an offering may result in an immediate dilution of the NAV per Common Share for all existing Common
Shareholders.
The following table sets forth, for each of the periods indicated, the high and low closing market prices of the Fund’s Common Shares on the NYSE,

PROSPECTUS
 |
PIMCO Corporate & Income Strategy Fund

Base Prospectus

the high and low NAV per Common Share and the high and low premium/
discount to NAV per Common Share. See “Net Asset Value” for
information as to how the Fund’s NAV is determined.

	Common share market price (1)		Common share net asset value		Premium (discount) as a % of net asset value
Quarter	High	Low	High	Low	High	Low
Quarter ended October 31, 2020	$16.37	$15.22	$13.10	$12.74	27.76%	16.99%
Quarter ended July 31, 2020	$16.74	$14.25	$12.74	$11.57	33.92%	19.50%
Quarter ended April 30, 2020	$20.20	$9.98	$15.04	$11.01	35.12%	-16.35%
Quarter ended January 31, 2020	$ 19.86	$18.58	$14.90	$14.40	35.33%	26.44%
Quarter ended October 31, 2019	$19.10	$16.40	$14.95	$14.43	31.54%	13.49%
Quarter ended July 31, 2019	$18.20	$16.91	$14.96	$14.47	23.81%	14.83%
Quarter ended April 30, 2019	$17.29	$15.92	$14.63	$14.23	18.83%	11.41%
Quarter ended January 31, 2019	$18.20	$13.83	$14.60	$13.88	24.74%	-0.65%
Quarter ended October 31, 2018	$18.90	$16.66	$14.88	$14.53	28.66%	14.34%
Quarter ended July 31, 2018	$18.09	$16.87	$14.93	$14.71	21.74%	13.53%
Quarter ended April 30, 2018	$17.14	$16.05	$15.29	$14.90	14.35%	7.43%
Quarter ended January 31, 2018	$17.66	$16.28	$15.37	$15.10	16.26%	7.25%
Quarter ended October 31, 2017	$17.64	$16.12	$15.38	$15.20	14.92%	6.04%
Quarter ended July 31, 2017	$17.92	$16.39	$15.32	$14.84	17.05%	9.71%
Quarter ended April 30, 2017	$16.74	$15.08	$14.90	$14.40	10.69%	3.93%
Quarter ended January 31, 2017	$15.61	$13.55	$14.69	$14.17	8.41%	-6.16%
1	Such prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.
The Fund’s NAV per Common share at the close of business on
November
23, 2020 was $
13.58 and the last reported sale price of a Common Share
on the NYSE on that day was $
16.74, representing a
23.3% premium to
such NAV.
Anti-Takeover and Other Provisions in the
Declaration of Trust
The Declaration and the Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status. The Fund’s Trustees are divided into three classes. At each annual meeting of shareholders, the term of one class will expire and each Trustee elected to that class will hold office until the third annual meeting thereafter. The classification of the Board of
Trustees in this manner could delay for an additional year the replacement of a majority of the Board of Trustees. In addition, the Declaration provides that a Trustee may be removed only for cause and only (i) by action of at least seventy-five percent (75%) of the outstanding shares of the classes or series of shares entitled to vote for the election of such Trustee, or (ii) by written instrument, signed by at least seventy-five percent (75%) of the remaining Trustees, specifying the date when such removal shall become effective. Cause for these purposes shall require willful misconduct, dishonesty or fraud on the part of the Trustee in the conduct of his or her office or such Trustee being convicted of a felony.
As described below, the Declaration grants special approval rights with respect to certain matters to members of the Board who qualify as
“Continuing Trustees,” which term means a Trustee who either (i) has been a member of the Board for a period of at least thirty-six months (or since the commencement of the Fund’s operations, if less than thirty-six months)
or (ii) was nominated to serve as a member of the Board of Trustees by a majority of the Continuing Trustees then members of the Board.
The Declaration requires the affirmative vote or consent of at least seventy-
five percent (75%) of the Board of Trustees and holders of at least seventy-
five percent (75%) of the Fund’s shares to authorize certain Fund transactions not in the ordinary course of business, including a merger or consolidation or share exchange, issuance or transfer by the Fund of the
Fund’s shares having an aggregate fair market value of $1,000,000 or more (except as may be made pursuant to a public offering, the Fund’s dividend reinvestment plan or upon exercise of any stock subscription rights), a sale, lease, exchange, mortgage, pledge, transfer or other disposition of Fund assets, having an aggregated fair market value of
$1,000,000 or more, or any shareholder proposal regarding specific investment decisions, unless the transaction is authorized by both a majority of the Trustees and seventy-five percent (75%) of the Continuing
Trustees (in which case no shareholder authorization would be required by the Declaration, but may be required in certain cases under the 1940 Act).
The Declaration also requires the affirmative vote or consent of holders of at least seventy-five percent (75%) of the Fund’s shares entitled to vote on the matter to authorize a conversion of the Fund from a closed-end to an open-end investment company, unless the conversion is authorized by both a majority of the Trustees and seventy-five percent (75%) of the Continuing
Trustees (in which case shareholders would have only the minimum voting rights required by the 1940 Act with respect to the conversion). Also, the
Declaration provides that the Fund may be terminated at any time by vote or consent of at least seventy-five percent (75%) of the Fund’s shares or, alternatively, by vote or consent of both a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees. See “Anti-Takeover and Other Provisions in the Declaration of Trust” in the Statement of
Additional Information for a more detailed summary of these provisions.
The Trustees may from time to time grant other voting rights to shareholders with respect to these and other matters in the Bylaws, certain of which are required by the 1940 Act.
The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control of the Fund by a third party. These provisions also provide, however, the advantage of potentially requiring persons seeking control of the Fund to negotiate with its management regarding the price to be paid and facilitating the continuity of the Fund’s investment objectives and policies. The provisions of the Declaration and Bylaws described above could have the effect of depriving the Common Shareholders of opportunities to sell their Common
Shares at a premium over the then current market price of the Common
Shares by discouraging a third party from seeking to obtain control of the
Fund in a tender offer or similar transaction. The Board has considered the foregoing anti-takeover provisions and concluded that they are in the best interests of the Fund and its shareholders, including Common Shareholders.
The foregoing is intended only as a summary and is qualified in its entirety by reference to the full text of the Declaration and the Bylaws, both of which are on file with the SEC.

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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

Under Massachusetts law, shareholders could, in certain circumstances, be held personally liable for the obligations of the Fund. However, the
Declaration contains an express disclaimer of shareholder liability for debts or obligations of the Fund and requires that notice of such limited liability be given in each agreement, obligation or instrument entered into or executed by the Fund or the Trustees. The Declaration further provides for indemnification out of the assets and property of the Fund for all loss and expense of any shareholder held personally liable for the obligations of the
Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund would be unable to meet its obligations. The Fund believes that the likelihood of such circumstances is remote.
Repurchase of Common Shares; Conversion to
Open-End Fund
The Fund is a closed-end investment company and as such its shareholders will not have the right to cause the Fund to redeem their shares. Instead, the Common Shares will trade in the open market at a price that will be a function of factors relating to the Fund such as dividend levels and stability
(which will in turn be affected by Fund expenses, including the dividend costs and other costs of the ARPS and any reverse repurchase agreements, dollar rolls, borrowings and other leverage used by the Fund, levels of dividend and interest payments by the Fund’s portfolio holdings, levels of appreciation/depreciation of the Fund’s portfolio holdings, regulation affecting the timing and character of the Fund’s distributions and other factors), portfolio credit quality, liquidity, call protection, market supply and demand and similar factors relating to the Fund’s portfolio holdings. The market price of the Common Shares may also be affected by general market or economic conditions, including market trends affecting securities values generally or values of closed-end fund shares more specifically.
Shares of a closed-end investment company may frequently trade at prices lower than NAV. The Fund’s Board of Trustees regularly monitors the relationship between the market price and NAV of the Common Shares. If the Common Shares were to trade at a substantial discount to NAV for an extended period of time, the Board of Trustees may consider the repurchase of its Common Shares on the open market or in private transactions, the making of a tender offer for such shares or the conversion of the Fund to an open-end investment company. The Fund cannot assure you that its Board of Trustees will decide to take or propose any of these actions, or that share repurchases or tender offers will actually reduce any market discount. See
“Tax Matters” in the Statement of Additional Information for a discussion of the tax implications of a tender offer by the Fund.
If the Fund were to convert to an open-end company, the Common Shares likely would no longer be listed on the NYSE. In contrast to a closed-end investment company, shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less any redemption charge that is in effect at the time of redemption.
Before deciding whether to take any action to convert the Fund to an open-
end investment company, the Board of Trustees would consider all relevant factors, including the extent and duration of the discount, the liquidity of the Fund’s portfolio, the impact of any action that might be taken on the
Fund or its shareholders, and market considerations. Based on these considerations, even if the Common Shares should trade at a discount, the
Board of Trustees may determine that, in the interest of the Fund and its shareholders, no action should be taken. See the Statement of Additional
Information under “Repurchase of Common Shares; Conversion to Open-
End Fund” for a further discussion of possible action to reduce or eliminate any such discount to NAV.
Tax Matters
This section summarizes some of the U.S. federal income tax consequences to U.S. persons of investing in the Fund; the consequences under other tax laws and to non-U.S. shareholders may differ. Shareholders should consult their tax advisors as to the possible application of federal, state, local or
non-U.S. income tax laws. Please see the Statement of Additional
Information for additional information regarding the tax aspects of investing in the Fund.
Taxation of the Fund
The Fund has elected to be treated, and intends each year to qualify and be eligible to be treated, as a “regulated investment company” (“RIC”) under
Subchapter M of the Code. A RIC is not subject to U.S. federal income tax at the corporate level on income and gains from investments that are distributed in a timely manner to shareholders in the form of dividends. The
Fund’s failure to qualify as a RIC would result in corporate-level taxation, thereby reducing the return on your investment.
As described under “Use of Leverage” above, if at any time when preferred shares or other senior securities are outstanding the Fund does not meet applicable asset coverage requirements, it will be required to suspend distributions to Common Shareholders until the requisite asset coverage is restored. Any such suspension may cause the Fund to pay a U.S. federal income and excise tax on undistributed income or gains and may, in certain circumstances, prevent the Fund from qualifying for treatment as a RIC. The
Fund may repurchase, prepay, or otherwise retire preferred shares or other senior securities, as applicable, in an effort to comply with the distribution requirement applicable to RICs.
Distributions
The Fund intends to make monthly distributions of net investment income.
A shareholder subject to U.S. federal income tax will generally be subject to tax on Fund distributions. For U.S. federal income tax purposes, Fund distributions will generally be taxable to a shareholder as either ordinary income or capital gains. Fund dividends consisting of distributions of investment income generally are taxable to shareholders as ordinary income. Federal taxes on Fund distributions of capital gains are determined by how long the Fund owned or is deemed to have owned the investments that generated the capital gains, rather than how long a shareholder has owned its shares of the Fund. Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses, in each case determined with reference to any loss carryforwards) that are properly reported by the Fund as capital gain dividends generally will be treated as long-term capital gains includible in a shareholder’s net capital gains and taxed to individuals at reduced rates. The Fund does not expect a significant portion of its distributions to be treated as long-term capital

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

gains. Distributions of net short-term capital gains in excess of net long-
term capital losses generally will be taxable to you as ordinary income.
The Code generally imposes a 3.8% Medicare contribution tax on the “net investment income” of certain individuals, trusts and estates to the extent their adjusted gross income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends paid by the
Fund, including any capital gain dividends and net capital gains recognized on the sale, redemption or exchange of shares of the Fund. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.
The ultimate tax characterization of the Fund’s distributions made in a taxable year cannot be determined finally until after the end of that taxable year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s current and accumulated earnings and profits. In that case, the excess generally would be treated as return of capital and would reduce the shareholders’ tax basis in the applicable shares, with any amounts exceeding such basis treated as gain from the sale of such shares. A return of capital is not taxable, but it reduces a shareholder’s tax basis in the shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of the shares.
Fund distributions are taxable to shareholders as described above even if they are paid from income or gains earned by the Fund before a shareholder’s investment (and thus were included in the price the shareholder paid).
A shareholder whose distributions are reinvested in Common Shares of the
Fund under the Plan will be treated as having received a dividend equal to either (i) if newly issued shares are issued under the Plan, generally the fair market value of the newly issued shares issued to the Common Shareholder or (ii) if reinvestment is made through open-market purchases under the
Plan, the amount of cash allocated to the Common Shareholder for the purchase of Common Shares on its behalf in the open market. See
“Dividend Reinvestment Plan” above.
Distributions of net short-term capital gain (as reduced by any net long-
term capital loss for the taxable year) will be taxable to shareholders as ordinary income. The Fund may report certain dividends as derived from
“qualified dividend income,” which, when received by a non-corporate shareholder, will be taxed at the rates applicable to net capital gain, provided holding period and other requirements are met at both the
Common Shareholder and Fund levels.
The IRS currently requires a RIC that the IRS recognizes as having two or more “classes” of stock for U.S. federal income tax purposes to allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends distributed to each class for the tax year. Accordingly, as and when applicable, the Fund intends each tax year to allocate capital gain dividends between and among its Common Shares and each series of its
Preferred Shares in proportion to the total dividends paid to each class with respect to such tax year. Dividends qualifying and not qualifying for the dividends received deduction or as qualified dividend income will similarly be allocated between and among Common Shares and each series of
Preferred Shares, then outstanding.
Taxes When You Dispose of Your Shares
Any gain resulting from the sale or other disposition of Fund shares that is treated as a sale or exchange for U.S. federal income tax purposes generally will be taxable to shareholders as capital gains for U.S. federal income tax purposes.
In the event that the Fund repurchases a shareholder’s Common Shares (as described above), shareholders who offer, and are able to sell all of the shares they hold or are deemed to hold in response to such repurchase offer generally will be treated as having sold their shares and generally will recognize a capital gain or loss. In the case of shareholders who tender or are able to sell fewer than all of their shares, it is possible that any amounts that the shareholder receives in such repurchase will be taxable as a dividend to such shareholder. In addition, there is a risk that shareholders who do not tender any of their shares for repurchase, or whose percentage interest in the Fund otherwise increases as a result of the tender offer, will be treated for U.S. federal income tax purposes as having received a taxable dividend distribution as a result of their proportionate increase in the ownership of the Fund. The Fund’s use of cash to repurchase shares could adversely affect its ability to satisfy the distribution requirements for treatment as a RIC. The Fund could also recognize income in connection with its liquidation of portfolio securities to fund share repurchases. Any such income would be taken into account in determining whether such distribution requirements are satisfied.
Foreign (Non-U.S.) Taxes
Income received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries, which will reduce the return on those investments. If, at the close of its taxable year, more than 50% of the value of the Fund’s total assets consists of securities of foreign corporations, including for this purpose foreign governments, the Fund will be permitted to make an election under the
Code that will allow shareholders a deduction or credit for foreign taxes paid by the Fund. If the Fund does not qualify for or chooses not to make such an election, shareholders will not be entitled separately to claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by the Fund; in that case the foreign tax will nonetheless reduce the Fund’s taxable income. Even if the Fund elects to pass through to its shareholders foreign tax credits or deductions, tax-exempt shareholders and those who invest in the Fund through tax-advantaged accounts such as IRAs will not benefit from any such tax credit or deduction.
Certain Fund Investments
The Fund’s transactions in foreign currencies, foreign-currency denominated debt obligations, derivatives, short sales, or similar or related transactions could affect the amount, timing, or character of distributions from the Fund, and could increase the amount and accelerate the timing for payment of taxes payable by shareholders. The Fund’s investments in certain debt instruments could cause the Fund to recognize taxable income in excess of the cash generated by such investments (which may require the Fund to sell

December 3, 2020
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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

other investments in order to make required distributions, including when it is not advantageous to do so).
Backup Withholding
The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds, if any, paid to any shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he, she or it is not subject to such withholding.
Shares Purchased Through Tax-Advantaged Plans
Special tax rules apply to investments though defined contribution plans and other tax-advantaged plans. Common Shareholders should consult their tax advisors to determine the suitability of the Fund’s Common Shares as an investment through such plans and the precise effect of an investment on their particular tax situation.
General
The foregoing discussion relates solely to U.S. federal income tax laws.
Dividends and distributions also may be subject to state and local taxes.
Common Shareholders are urged to consult their tax advisors regarding specific questions as to federal, state, local, and, where applicable, foreign taxes. Foreign investors should consult their tax advisors concerning the tax consequences of ownership of Common Shares of the Fund.
The foregoing is a general and abbreviated summary of the applicable provisions of the Code and related regulations currently in effect. For the complete provisions, reference should be made to the pertinent Code sections and regulations. The Code and regulations are subject to change by legislative or administrative actions.
Please see “Taxation” in the Statement of Additional Information for
additional information regarding the tax aspects of investing in Common
Shares of the Fund.
Custodian and Transfer Agent
The custodian of the assets of the Fund is State Street Bank and Trust
Company, 801 Pennsylvania Avenue, Kansas City, Missouri 64105. The
custodian performs custodial and fund accounting services as well as sub-
administrative services on behalf of the Fund.
American Stock Transfer & Trust Company, LLC, 6201 15th Avenue,
Brooklyn, New York 11219, serves as the Fund’s transfer agent, registrar, dividend disbursement agent and shareholder servicing agent, as well as agent for the Fund’s Dividend Reinvestment Plan.
Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New
York 10005, serves as auction agent, transfer agent, registrar, dividend paying agent and redemption agent for the Preferred Shares.
Independent Registered Public Accounting Firm
PwC serves as independent registered public accounting firm for the Fund.
PwC provides audit services, tax and other audit related services to the
Fund.
Legal Matters
Certain legal matters will be passed on for the Fund by Ropes & Gray LLP,
Boston, Massachusetts.
Incorporation by Reference
As noted above, this prospectus is part of a registration statement filed with the SEC. Pursuant to the final rule and form amendments adopted by the
SEC on April 8, 2020 to implement certain provisions of the Economic
Growth, Regulatory Relief, and Consumer Protection Act, the Fund is
permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.
The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940
Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering will be incorporated by reference into this
Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

■	the Fund’s Statement of Additional Information, dated December 3, 2020, filed with this Prospectus;

■	the Fund’s Annual Report on Form N-CSR, filed on September 29, 2020 ;

■	the Fund’s description of Common Shares on Form 8-A, filed on November 13, 2001

You may obtain copies of any information incorporated by reference into this prospectus or the Statement of Additional Information, at no charge, by calling toll-free (844)-337-4626 or by writing to the Fund at c/o Pacific
Investment Management Company LLC, 1633 Broadway, New York, New
York 10019. The Fund’s periodic reports filed pursuant to Section 30(b)(2)
of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as this Prospectus and the Statement of Additional Information, are available on the Fund’s website http://www.pimco.com/prospectuses. In addition, the SEC maintains a website at www.sec.gov, free of charge, that contains any information incorporated by reference into this prospectus or the
Statement of Additional Information as well as the Fund’s proxy and information statements, and other information relating to the Fund.

PROSPECTUS
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PIMCO Corporate & Income Strategy Fund

Base Prospectus

Appendix A

Description of Securities Ratings
The
Fund‘s investments may range in quality from securities rated in the lowest category in which the
Fund is permitted to invest to securities rated
in the highest category (as rated by Moody’s, Standard & Poor’s or Fitch, or, if unrated, determined by PIMCO to be of comparable quality). The percentage of the
Fund‘s assets invested in securities in a particular rating
category will vary. The following terms are generally used to describe the credit quality of fixed income securities:
High Quality Debt Securities
are those rated in one of the two highest
rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by PIMCO.
Investment Grade Debt Securities
are those rated in one of the four highest
rating categories, or if unrated deemed comparable by PIMCO.
Below Investment Grade High Yield Securities (“Junk Bonds”)
, are those
rated lower than Baa by Moody’s, BBB by Standard & Poor’s or Fitch, and comparable securities. They are deemed predominantly speculative with respect to the issuer’s ability to repay principal and interest.
The following is a description of Moody’s, Standard & Poor’s and Fitch’s rating categories applicable to fixed income securities.
Moody’s Investors Service, Inc.
Global Long-Term Rating Scale
Ratings assigned on Moody’s global long-term rating scales are forward-
looking opinions of the relative credit risks of financial obligations issued by non-financial corporations, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B: Obligations rated B are considered speculative and are subject to high credit risk.
Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a
“(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Medium-Term Note Program Ratings
Moody’s assigns provisional ratings to medium-term note (MTN) programs and definitive ratings to the individual debt securities issued from them
(referred to as drawdowns or notes).
MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (
e.g.,
senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating.
The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.
Moody’s encourages market participants to contact Moody’s Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated)
symbol.
Global Short-Term Rating Scale

Ratings assigned on Moody’s global short-term rating scales are forward-
looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:
P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

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PROSPECTUS

PIMCO Corporate & Income Strategy Fund

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.
P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.
NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
National Scale Long-Term Ratings
Moody’s long-term National Scale Ratings (NSRs) are opinions of the relative creditworthiness of issuers and financial obligations within a particular country. NSRs are not designed to be compared among countries;
rather, they address relative credit risk within a given country. Moody’s assigns national scale ratings in certain local capital markets in which investors have found the global rating scale provides inadequate differentiation among credits or is inconsistent with a rating scale already in common use in the country.
In each specific country, the last two characters of the rating indicate the country in which the issuer is located (
e.g.
, Aaa.br for Brazil).
Aaa.n: Issuers or issues rated Aaa.n demonstrate the strongest creditworthiness relative to other domestic issuers.
Aa.n: Issuers or issues rated Aa.n demonstrate very strong creditworthiness relative to other domestic issuers.
A.n: Issuers or issues rated A.n present above-average creditworthiness relative to other domestic issuers.
Baa.n: Issuers or issues rated Baa.n represent average creditworthiness relative to other domestic issuers.
Ba.n: Issuers or issues rated Ba.n demonstrate below-average creditworthiness relative to other domestic issuers.
B.n: Issuers or issues rated B.n demonstrate weak creditworthiness relative to other domestic issuers.
Caa.n: Issuers or issues rated Caa.n demonstrate very weak
creditworthiness relative to other domestic issuers.
Ca.n: Issuers or issues rated Ca.n demonstrate extremely weak creditworthiness relative to other domestic issuers.
C.n: Issuers or issues rated C.n demonstrate the weakest creditworthiness relative to other domestic issuers.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. National scale long-term ratings of D.ar and E.ar may also be applied to Argentine obligations.
National Scale Short-Term Ratings

Moody’s short-term NSRs are opinions of the ability of issuers in a given country, relative to other domestic issuers, to repay debt obligations that have an original maturity not exceeding thirteen months. Short-term NSRs in one country should not be compared with short-term NSRs in another country, or with Moody’s global ratings.
There are four categories of short-term national scale ratings, generically denoted N-1 through N-4 as defined below.
In each specific country, the first two letters indicate the country in which the issuer is located (
e.g.
, BR-1 through BR-4 for Brazil).
N-1: Issuers rated N-1 have the strongest ability to repay short-term senior unsecured debt obligations relative to other domestic issuers.
N-2: Issuers rated N-2 have an above average ability to repay short-term senior unsecured debt obligations relative to other domestic issuers.
N-3: Issuers rated N-3 have an average ability to repay short-term senior unsecured debt obligations relative to other domestic issuers.
N-4: Issuers rated N-4 have a below average ability to repay short-term senior unsecured debt obligations relative to other domestic issuers.
The short-term rating symbols P-1.za, P-2.za, P-3.za and NP.za are used in
South Africa. National scale short-term ratings of AR-5 and AR-6 may also be applied to Argentine obligations.
Short-Term Obligation Ratings
The Municipal Investment Grade (MIG) scale is used to rate US municipal bond anticipation notes of up to five years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels—MIG 1 through MIG 3—while speculative grade short-term obligations are designated SG.
MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned: a long- or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of risk associated with the ability to receive purchase price upon demand (“demand feature”). The second element uses a rating from a variation of the MIG scale called the Variable
Municipal Investment Grade (VMIG) scale.
VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

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Base Prospectus

VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.
Standard & Poor’s Ratings Services
Long-Term Issue Credit Ratings

Issue credit ratings are based, in varying degrees, on S&P Global Ratings’
(“S&P”) analysis of the following considerations:

■	Likelihood of payment—capacity and willingness of the obligor to meet its financial commitments on a financial obligation in accordance with the terms of the obligation;

■	Nature and provisions of the financial obligation and the promise S&P imputes; and

■
Protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws
affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default.
Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
Investment Grade

AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P.
The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters.
However, adverse economic conditions or changing circumstances are more likely weaken the obligor’s capacity to meet its financial commitments on the obligation.
Speculative Grade

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.
B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.
The ‘CC’ rating is used when a default has not yet occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D: An obligation rated ‘D’ is in default or in breach of an imputed promise.
For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed exchange offer.
NR: This indicates that no rating has been requested and there is insufficient information on which to base a rating, or that S&P does not rate a particular obligation as a matter of policy.
Plus (+) or minus (-): The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings

A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by
S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated

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with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.
A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.
A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capcity to meet its financial commitments on the obligation.
B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.
C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D: A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period.
However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed exchange offer.
Dual Ratings: Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/
A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).
Active Qualifiers

S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’
qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.
L: Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.
p: This suffix is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.
prelim: Preliminary ratings, with the ‘prelim’ suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.

■	Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.

■
Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or
similar reorganization, based on late-stage reorganization plans, documentation and discussions with the obligor. Preliminary
ratings may also be assigned to the obligors. These ratings
consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).

■
Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently
established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.

■
Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring,
recapitalization, significant financing or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.

■	A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.
cir: This symbol indicates a Counterparty Instrument Rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.
Inactive Qualifiers (no longer applied or outstanding)
*:This symbol indicated that the rating was contingent upon S&P receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.

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Base Prospectus

c: This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment-
grade level and/or the issuer’s bonds were deemed taxable. Discontinued
use in January 2001.
G: The letter ‘G’ followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. government securities.
pi: This qualifier was used to indicate ratings that were based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. Such ratings did not, however, reflect in-depth meetings with an issuer’s management and therefore, could have been based on less comprehensive information than ratings without a ‘pi’
suffix. Discontinued use as of December 2014 and as of August 2015 for
Lloyd’s Syndicate Assessments.
pr: The letters ‘pr’ indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.
q: A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.
r: The ‘r’ modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an ‘r’ modifier should not be taken as an indication that an obligation would not exhibit extraordinary non-credit related risks. S&P discontinued the use of the ‘r’ modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions)
in November 2002.
Fitch Ratings
Long-Term Credit Ratings

Investment Grade

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (“IDRs”). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance, and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.
In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.
AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA: Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A: High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
Speculative Grade

BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.
B: Highly speculative. ‘B’ ratings indicate that material credit risk is present.
CCC: Substantial credit risk.
CC: Very high levels of credit risk.
C: Near default.
A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired.
Conditions that are indicative of a ‘C’ category rating for an issuer include:
a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
b. the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation;
or
c. the formal announcement by the issuer or their agent of a distressed debt exchange;
d. a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent
RD: Restricted default. ‘RD’ ratings indicate an issuer that in Fitch Ratings’
opinion has experienced an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and which has not otherwise ceased operating. This would include:
a. the selective payment default on a specific class or currency of debt;
b. the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;
c. the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; or

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d. ordinary execution of a distressed debt exchange on one or more material financial obligations.
D: Default. ‘D’ ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business.
Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
“Imminent” default typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default.
Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.
The modifiers “+” or “-“ may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’
has three notch-specific rating levels (‘AA+’; ‘AA’; ‘AA-‘; each a rating level). Such suffixes are not added to the ‘AAA’ rating and ratings below the ‘CCC’ category.
Recovery Ratings

Recovery Ratings are assigned to selected individual securities and obligations, most frequently for individual obligations of corporate finance issuers with IDRs in speculative grade categories.
Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.
The Recovery Rating scale is based on the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.
Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages and analytical judgment, but actual recoveries for a given security may deviate materially from historical averages.
RR1:
Outstanding recovery prospects given default.
‘RR1’ rated securities
have characteristics consistent with securities historically recovering 91%-
100% of current principal and related interest.
RR2:
Superior recovery prospects given default.
‘RR2’ rated securities have
characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.
RR3:
Good recovery prospects given default.
‘RR3’ rated securities have
characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.
RR4:
Average recovery prospects given default.
‘RR4’ rated securities have
characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.
RR5:
Below average recovery prospects given default.
 ‘RR5’ rated securities
have characteristics consistent with securities historically recovering 11%-
30% of current principal and related interest.
RR6:
Poor recovery prospects given default.
‘RR6’ rated securities have
characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.
Short-Term Credit Ratings

A short-term issuer or obligation rating is based in all cases on the short-
term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.
F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added
“+” to denote any exceptionally strong credit feature.
F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High short-term default risk. Default is a real possibility.
RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

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